UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-12

                          Rand Acquisition Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.
|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      Common Stock, par value $0.0001 per share
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(2)   Aggregate number of securities to which transaction applies:

      5,600,000
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      Calculated based on the purchase price of $53,730,000
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(4)   Proposed maximum aggregate value of transaction:

      $53,730,000
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(5)   Total fee paid:

      $10,746
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|X|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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

                          RAND ACQUISITION CORPORATION
                           450 Park Avenue, 10th Floor
                            New York, New York 10022

To the Stockholders of Rand Acquisition Corporation:

      You are cordially invited to attend a special meeting of the stockholders of Rand Acquisition Corporation, or Rand, relating to the proposed acquisition of Lower Lakes Towing Ltd., or Lower Lakes, which will be held at 10:00 a.m., eastern time, on February 28, 2006, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

      At this important meeting, you will be asked to consider and vote upon the following proposals:

      o to adopt, and approve the transactions contemplated by, the Stock Purchase Agreement, dated as of September 2, 2005, among Rand, LL Acquisition Corp., an indirect wholly-owned subsidiary of Rand, and the stockholders of Lower Lakes, as amended, and to adopt amendments to the certificate of incorporation of Rand designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition - we call this proposal the acquisition proposal;

      o to adopt amendments to the certificate of incorporation of Rand to increase the number of shares of common stock which Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc. - we call this proposal the amendment proposal; and

      o to adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal or the amendment proposal - we call this proposal the adjournment proposal.

      The affirmative vote of a majority of the issued and outstanding shares of Rand's common stock is required to adopt each of the acquisition proposal, the amendment proposal and the adjournment proposal. Adoption of the acquisition proposal also requires the affirmative vote of a majority of the shares of Rand's common stock issued in its initial public offering.

      Adoption by Rand stockholders of the acquisition proposal is not conditioned on the adoption of the amendment proposal or the adjournment proposal. However, the adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal.

      As provided in Rand's certificate of incorporation, each Rand stockholder which holds shares of common stock issued in Rand's initial public offering, which we sometimes call IPO shares, has the right to vote against the acquisition proposal and at the same time demand that Rand convert such stockholder's shares into cash equal to such stockholder's pro rata portion of the trust account which contains a substantial portion of the net proceeds of Rand's initial public offering. These IPO shares will be converted into cash only if the acquisition is completed. If holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, vote against the acquisition and demand conversion of their shares into their pro rata portion of the trust account, then Rand will not consummate the acquisition because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition. Prior to exercising conversion rights, Rand stockholders should verify the market price of Rand's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Rand's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol RAQC.

      Rand's initial stockholders have agreed to vote their 1,000,000 shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the IPO shares. In addition, one of Rand's initial stockholders who owns 250,000 shares of common stock issued in Rand's initial public offering, representing approximately 4.5% of the outstanding shares of Rand common stock, and approximately 5.4% of the outstanding IPO shares, intends to vote such shares "FOR" the adoption of the acquisition proposal. The initial stockholders intend to vote all of their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the amendment proposal and the adjournment proposal.

      After careful consideration, Rand's Board of Directors has determined that the acquisition proposal is fair to and in the best interests of Rand and its stockholders. Rand's Board of Directors has also determined that the amendment proposal and adjournment proposal are in the best interests of Rand's stockholders. Rand's Board of Directors unanimously recommends that you vote or give instruction to vote "FOR" the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal.

      Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition proposal and the transactions contemplated thereby as well as detailed information concerning the amendment proposal and the adjournment proposal. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

      I look forward to seeing you at the meeting.

                                                       Sincerely,


                                                       /s/ Laurence S. Levy

                                                       Laurence S. Levy
                                                       Chairman of the Board and
                                                       Chief Executive Officer

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

      Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

      SEE "RISK FACTORS" BEGINNING ON PAGE 25 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

      This proxy statement is dated February 1, 2006 and is first being mailed to Rand stockholders on or about February 3, 2006.

                          RAND ACQUISITION CORPORATION
                           450 Park Avenue, 10th Floor
                            New York, New York 10022

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 28, 2006

TO THE STOCKHOLDERS OF RAND ACQUISITION CORPORATION:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Rand Acquisition Corporation, or Rand, a Delaware corporation, will be held at 10:00 a.m., eastern time, on February 28, 2006, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022:

      o to consider and vote upon a proposal to adopt, and approve the transactions contemplated by, the Stock Purchase Agreement, dated as of September 2, 2005, among Rand, LL Acquisition Corp., an indirect wholly-owned subsidiary of Rand, and the stockholders of Lower Lakes Towing Ltd., as amended, and to adopt amendments to the certificate of incorporation of Rand designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition;

      o to consider and vote upon a proposal to adopt amendments to the certificate of incorporation of Rand to increase the number of shares of common stock which Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc.; and

      o to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal or the amendment proposal.

      Adoption by Rand stockholders of the first proposal listed above, the acquisition proposal, is not conditioned on the adoption of the second and third proposals listed above. However, adoption of the second proposal listed above, the amendment proposal, is conditioned upon the adoption of the acquisition proposal.

      Rand stockholders of record at the close of business on January 31, 2006 will be entitled to receive notice of, and to vote at, the Rand special meeting and any and all adjournments thereof.

      Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Rand common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the acquisition proposal, the amendment proposal and the adjournment proposal.

      Rand's Board of Directors unanimously recommends that you vote "FOR" the adoption of each proposal listed above.

                                             By Order of the Board of Directors,


                                             /s/ Laurence S. Levy

                                             Laurence S. Levy
                                             Chairman of the Board and
                                             Chief Executive Officer
February 1, 2006

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION....................................5
SUMMARY.......................................................................12
    The Acquisition Proposal..................................................12
    Amendment Proposal........................................................14
    Adjournment Proposal......................................................14
    Special Meeting of Rand's Stockholders....................................14
    Voting Power; Record Date.................................................14
    Vote Required to Adopt the Acquisition Proposal...........................14
    Conversion Rights.........................................................15
    Vote Required to Adopt the Amendment Proposal.............................15
    Vote Required to Adopt the Adjournment Proposal...........................16
    Appraisal or Dissenters Rights............................................16
    Proxies...................................................................16
    Stock Ownership...........................................................16
    Rand's Board of Directors' Recommendation.................................16
    Interests of Rand Directors and Officers in the Acquisition...............17
    Interests of Lower Lakes Directors and Officers in the Acquisition........17
    Conditions to the Completion of the Acquisition...........................18
    Termination...............................................................18
    Termination Fee...........................................................19
    Acquisition Financing.....................................................19
    Comparison of Stockholders Rights.........................................20
    United States Federal Income Tax Consequences of the Acquisition..........20
    Regulatory Matters........................................................20
SELECTED HISTORICAL FINANCIAL INFORMATION.....................................21
LOWER LAKES HISTORICAL FINANCIAL INFORMATION..................................21
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.........22
COMPARATIVE PER SHARE INFORMATION.............................................23
PER SHARE MARKET PRICE INFORMATION............................................24
RISK FACTORS..................................................................25
FORWARD-LOOKING STATEMENTS....................................................36
THE RAND SPECIAL MEETING......................................................37
    Rand Special Meeting......................................................37
    Date, Time and Place......................................................37
    Purpose of the Special Meeting............................................37
    Record Date; Who is Entitled to Vote......................................37
    Voting Your Shares........................................................38
    Who Can Answer Your Questions About Voting Your Shares....................38
    No Additional Matters May Be Presented at the Special Meeting.............38
    Revoking Your Proxy.......................................................38
    Vote Required to Adopt the Acquisition Proposal...........................39
    Conversion Rights.........................................................39
    Vote Required to Adopt the Amendment Proposal.............................40
    Vote Required to Adopt the Adjournment Proposal...........................40
    Broker Non-Votes..........................................................41
    Solicitation Costs........................................................41
    Stock Ownership...........................................................41
THE ACQUISITION PROPOSAL......................................................42
    General Description of the Acquisition....................................42
    Background of the Acquisition.............................................42
    Factors Considered by the Rand Board in Approving the Acquisition.........44
    Fairness Opinion..........................................................46
    Amendment to Rand's Certificate of Incorporation..........................53

    Appraisal or Dissenters Rights............................................57
    United States Federal Income Tax Consequences of the Acquisition..........57
    Fiscal Year...............................................................58
    Regulatory Matters........................................................58
    Consequences if Acquisition Proposal is Not Approved......................58
    Required Vote.............................................................58
    Recommendation............................................................59
    Interest of Rand Directors and Officers in the Acquisition................59
    Interests of Lower Lakes Directors and Officers in the Acquisition........59
THE AMENDMENT PROPOSAL........................................................61
    General Description of the Amendment......................................61
    Rand's Reasons for the Amendment and Recommendation of Rand's
    Board of Directors........................................................61
    Consequences if Amendment Proposal is Not Approved........................61
    Required Vote.............................................................61
    Recommendation............................................................61
THE ADJOURNMENT PROPOSAL......................................................62
    General Description of the Adjournment Proposal...........................62
    Consequences if Adjournment Proposal is Not Approved......................62
    Required Vote.............................................................62
    Recommendation............................................................62
THE LOWER LAKES STOCK PURCHASE AGREEMENT......................................63
    Structure of the Acquisition..............................................63
    Purchase Price - Payment..................................................63
    Escrow Amount.............................................................63
    Working Capital - Purchase Price Adjustment...............................63
    Closing of the Acquisition................................................63
    Repayment of Loans........................................................63
    Representations and Warranties............................................63
    Materiality and Material Adverse Effect...................................65
    Interim Operations Relating to Lower Lakes................................66
    No Solicitation by the Lower Lakes Stockholders...........................68
    Rand Stockholders' Meeting................................................68
    Access to Information; Confidentiality....................................68
    Reasonable Efforts; Notification..........................................68
    Reorganization............................................................69
    Indemnification...........................................................69
    Fees and Expenses.........................................................70
    Public Announcements......................................................70
    Transfer Taxes............................................................70
    Conditions to the Completion of the Acquisition...........................70
    Termination, Amendment and Waiver.........................................72
    Effect of Termination.....................................................72
    Assignment................................................................72
    Amendment.................................................................72
    Further Assurances........................................................72
ESCROW AGREEMENT..............................................................72
    Creation of Escrow........................................................73
    Distribution of Escrowed Funds............................................73
SECTION 116 ESCROW AGREEMENT..................................................73
    Creation of Escrow........................................................73
    Distribution of the Withheld Amount.......................................73
EMPLOYMENT AGREEMENTS.........................................................73
    Scope of Employment.......................................................74
    Compensation..............................................................74
    Fringe Benefits, Reimbursement of Expenses................................74
    Termination Benefits......................................................74
    Non-Competition and Non-Solicitation......................................75

MANAGEMENT BONUS PROGRAM......................................................76
    Purpose...................................................................76
    Participants..............................................................76
    Awards....................................................................76
    Vesting...................................................................76
    Registration Rights.......................................................76
    Separation from Service...................................................76
REDEMPTION AGREEMENT..........................................................77
    Structure of the Redemption...............................................77
    Purchase Price - Payment..................................................77
    Closing of the Redemption.................................................78
    Representations and Warranties............................................78
    Non-Solicitation by Grand River...........................................78
    Confidentiality...........................................................78
    Indemnification...........................................................79
    Fees and Expenses.........................................................79
    Public Announcements......................................................79
    Conditions to the Completion of the Redemption............................79
    Termination...............................................................80
    Effect of Termination.....................................................81
    Assignment................................................................81
    Amendment.................................................................81
    Further Assurances........................................................81
ACQUISITION FINANCING.........................................................81
    Series A Convertible Preferred Stock......................................81
    Senior Debt Facility......................................................86
INFORMATION ABOUT LOWER LAKES.................................................86
    Business of Lower Lakes...................................................86
    Business Strategy.........................................................89
    Shipping Operations.......................................................89
    Historical and Projected Dry Docking Schedule.............................91
    Customers.................................................................91
    Competition...............................................................91
    Government and Other Regulations..........................................92
    Risk of Loss and Liability Insurance......................................94
    Legal Proceedings.........................................................96
    Employees.................................................................96
    Facilities................................................................96
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF LOWER LAKES..........................................97
INFORMATION ABOUT RAND.......................................................110
    Business of Rand.........................................................110
    Competition..............................................................112
    Facilities...............................................................113
    Employees................................................................113
    Periodic Reporting and Audited Financial Statements......................113
    Legal Proceedings........................................................113
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF RAND................................................113
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS..............114
BENEFICIAL OWNERSHIP OF SECURITIES...........................................122
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................124
PRICE RANGE OF SECURITIES AND DIVIDENDS......................................126
    Rand.....................................................................126
    Holders of Common Equity.................................................126

    Dividends................................................................126
    Lower Lakes..............................................................127
DESCRIPTION OF RAND'S SECURITIES FOLLOWING THE ACQUISITION...................127
    General..................................................................127
    Units....................................................................127
    Common Stock.............................................................127
    Preferred Stock..........................................................127
    Unissued Shares of Capital Stock.........................................128
    Classified Board of Directors; Vacancies.................................128
    Limitation of Liability of Directors.....................................128
    Warrants.................................................................129
    Quotation or Listing.....................................................130
    Registration Rights Agreement............................................130
    Transfer Agent and Registrar.............................................130
COMPARISON OF STOCKHOLDER RIGHTS.............................................131
STOCKHOLDER PROPOSALS........................................................133
INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS.................................133
WHERE YOU CAN FIND MORE INFORMATION..........................................133
FINANCIAL STATEMENTS.........................................................F-1

ANNEXES

A--Stock Purchase Agreement and amendments thereto

B--Form of Amended and Restated Certificate of Incorporation

C--Escrow Agreement

D--Employment Agreement

E--Preferred Stock Purchase Agreement

F--Certificate of Designations

G--Registration Rights Agreement

H--Fairness Opinion

I--Section 116 Escrow Agreement

J--Management Bonus Program

K--Redemption Agreement

                   QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q.  What is being voted       A.  There are three proposals that you are being
    on?                           asked to vote on.  The first proposal is to
                                  adopt, and approve the transactions
                                  contemplated by, the Stock Purchase Agreement providing for the acquisition of Lower Lakes
                                  Towing Ltd., which we refer to as Lower
                                  Lakes, and to adopt the amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition. Without adoption of these amendments, Rand will not be able to acquire Lower Lakes. We refer to this first proposal as the acquisition proposal. See page 42.

                                  The second proposal is to adopt amendments to Rand's certificate of incorporation to increase the number of shares of common stock that Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc. We refer to this second proposal as the amendment proposal. See page 61.

                                  The third proposal allows the adjournment of the special meeting to a later date if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the acquisition proposal. We refer to this third proposal as the adjournment proposal. See page 62.

Q.  Why is Rand proposing     A.  Rand was organized to effect a business
    the acquisition               combination with an operating business.
    proposal?                     Under the terms of its certificate of
                                  incorporation, prior to completing a business combination, Rand must submit the transaction to its stockholders for approval. Having negotiated the terms of a business combination with Lower Lakes, Rand is now submitting the transaction to its stockholders for their approval.

                                  Upon completion of the acquisition of Lower
                                  Lakes, Rand would become subject to certain
                                  United States maritime laws, such as the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act. In an effort to ensure Rand's continuing compliance with U.S. maritime laws, as part of the acquisition proposal, Rand is proposing that its certificate of incorporation be amended to adopt certain limitations on the ownership of Rand's common stock and other securities by persons who are not citizens of the United States. Rand could not complete the Lower Lakes acquisition without adoption of these share ownership limitations.

Q.  Why is Rand proposing     A.  Following the acquisition of Lower Lakes and
    the amendment proposal?       the related financing transactions, Rand will
                                  have only 1,880,646 of its 20,000,000 shares of common stock available for issuance. Rand believes it is prudent to have a greater number of shares of its common stock available for a variety of corporate purposes, including financing potential acquisitions and compensating its officers, directors and employees. Rand does not have any agreements or plans to issue any of the shares which would be authorized upon adoption of the amendment proposal. See page 61.

                                  Rand believes that the name Rand Logistics
                                  Inc. more accurately reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Rand with its operating business.

Q.  What vote is required     A.  Adoption of the acquisition proposal requires
    in order to adopt the         the affirmative vote of a majority of the
    acquisition proposal?         issued and outstanding shares of Rand's
                                  common stock. Adoption of the acquisition proposal also requires the affirmative vote of a majority of the shares of Rand's common stock issued in its initial public offering.
                                  However, notwithstanding adoption of the acquisition proposal, the acquisition will not proceed if holders of more than 5% of Rand's common stock issued in its initial public offering exercise their conversion rights. See page 39. No vote of the warrant holders is necessary to adopt the acquisition proposal, and Rand is not asking the warrant holders to vote on the acquisition proposal.
                                  Adoption of the acquisition proposal is not conditioned upon the adoption of the amendment proposal or the adjournment proposal. See page 58.

Q.  Do I have the right to    A.  If you hold shares of common stock issued in
    convert my shares into        Rand's initial public offering, which we
    cash?                         sometimes call IPO shares, then you have the
                                  right to vote against the acquisition proposal and demand that Rand convert your shares into your pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held if the acquisition is consummated. We sometimes refer to the right to vote against the acquisition and demand conversion of your shares into your pro rata portion of the trust account as conversion rights. However, if the holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then Rand will not consummate the acquisition because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition.
                                  See page 111.

Q.  If I have conversion      A.  If you wish to exercise your conversion
    rights, how do I              rights, you must vote against the acquisition
    exercise them?                and at the same time demand that Rand convert
                                  your shares into cash. If, notwithstanding your vote, the acquisition is completed, then you will be entitled to receive your pro rata share of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held, including your pro rata share of any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account at January 9, 2006, you will be entitled to convert each share that you hold into approximately $5.33. If you exercise your conversion rights, then you will be exchanging your shares for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Rand. If the acquisition is not completed, then your shares will not be converted to cash at this time.
                                  See page 111.

                                  Prior to exercising conversion rights, Rand stockholders should verify the market price of Rand's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Rand's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol RAQC.

Q.  What vote is required     A.  Adoption of the amendment proposal requires
    to adopt the amendment        the affirmative vote of a majority of the
    proposal?                     issued and outstanding shares of Rand's
                                  common stock. No vote of the warrant holders is necessary to adopt the amendment proposal, and Rand is not asking the warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned on adoption of the adjournment proposal. See page 61.

Q.  What vote is required     A.  Adoption of the adjournment proposal requires
    to adopt the                  the affirmative vote of a majority of the
    adjournment proposal?         issued and outstanding shares of Rand's
                                  common stock. No vote of the warrant holders is necessary to adopt the adjournment proposal, and Rand is not asking the warrant holders to vote on the adjournment proposal.
                                  Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal or the amendment proposal. See page 62.

Q.  What is Rand acquiring    A.  Rand, through wholly-owned subsidiaries
    in the acquisition?           formed by it for purposes of the acquisition,
                                  will acquire all of the issued and outstanding capital stock of Lower Lakes, which is organized and operates in Canada. Lower Lakes is a dry bulk shipping company specializing in River Class bulk freight services throughout the Great Lakes. With its subsidiaries, Lower
                                  Lakes operates a fleet of seven self-unloading bulk carriers as well as a tug and a self-unloading barge. See page 42.

                                  By virtue of its acquisition of Lower Lakes, Rand will also be acquiring Lower Lakes' U.S. operating subsidiary, Lower Lakes Transportation Company, which we refer to as Lower Lakes Transportation, as well as Lower Lakes' 25% stock interest in Grand River Navigation Company, Inc., which we refer to as Grand River. In addition, as a result of related transactions on the closing date of the acquisition, which we call the closing or completion date, Rand, through its subsidiaries, will also acquire the remaining 75% stock interest in Grand River. Grand River owns or charters the vessels used in Lower Lakes Transportation's business operations. See page 87.

Q.  What is Rand paying       A.  Rand has agreed to buy all of Lower Lakes'
    for Lower Lakes?              issued and outstanding stock for $53,730,000,
                                  less the amount required to retire the
                                  indebtedness of Lower Lakes, Lower Lakes
                                  Transportation and Grand River outstanding as of the closing date, and less the $750,000 necessary to acquire the remaining shares of Grand River. The indebtedness to be retired, which is expected to total approximately
                                  $44,300,000, will be retired with cash
                                  provided by Rand and the proceeds of new loans to Lower Lakes, Lower Lakes Transportation and
                                  Grand River. Rand will also fund the $750,000 required to acquire the remaining shares of Grand River. See page 63.

Q.  How is Rand paying for    A.  Rand will use the proceeds of its initial
    the acquisition?              public offering currently held in the trust
                                  account, approximately $24,500,000 as of
                                  January 25, 2006, including interest, and the $15,000,000 of proceeds of the closing date issuance of Rand's newly created series A convertible preferred stock, to acquire the shares of Lower Lakes, to pay transaction expenses and, together with the proceeds of loans to be obtained at the closing, to retire the indebtedness of Lower Lakes, Lower Lakes
                                  Transportation and Grand River outstanding as of the closing date.

                                  The approximately $24,500,000 held in the trust account as of January 25, 2006 together with any additional interest earned thereon as of the closing date will be used in the following manner and priority: up to approximately $1,226,000 will be paid to holders of IPO shares who elect to convert their shares; approximately $8,680,000 will be used to fund the acquisition of the Lower Lakes shares; and $750,000 will be used to fund the redemption of the Grand River shares. The balance of the trust account will be contributed to Lower Lakes and used together with the proceeds of Rand's closing date sale of preferred stock and new senior loan financing to fund the retirement of Lower Lakes' closing date indebtedness, pay transaction expenses and fund working capital and winter work expenses and reserves. Rand will have sufficient availability under the new loan facility to permit application of the trust account funds in the manner and priority described above. See page 81.

Q.  What will I receive in    A.  You will not receive any cash or other
    the acquisition?              property in the acquisition, but instead you
                                  will continue to hold your shares of Rand common stock. As a result of the acquisition and related transactions, Rand will own all of the outstanding stock of Lower Lakes, Lower
                                  Lakes Transportation and Grand River.

Q.  Is Rand issuing any       A.  No. However, Rand will issue shares of
    shares of common stock        series A convertible preferred stock on the
    in the acquisition?           closing date of the acquisition. The preferred
                                  shares will be convertible at any time by the holders of such preferred shares, and after three years by Rand (depending on the market performance of its common stock), into shares of common stock at a conversion price of $6.20. See page 81.

Q.  What happens to the       A.  Upon consummation of the acquisition, any
    funds deposited in the        funds remaining in the trust account after
    trust account after           payment of amounts, if any, to stockholders
    consummation of the           exercising their conversion rights, will be
    acquisition?                  used to fund the acquisition and the trust
                                  account will cease to exist.

Q.  What will the structure   A.  As a result of the acquisition and related
    of the company be after       transactions, Lower Lakes, Lower Lakes
    the acquisition?              Transportation and Grand River will each
                                  become an indirect wholly-owned subsidiary of Rand. See page 51.

Q.  Who will manage the       A.  Lower Lakes, Lower Lakes Transportation and
    acquired company?             Grand River will, following the acquisition,
                                  each continue to be managed by their existing management. See page 51.

Q.  What happens if the       A.  If the acquisition is not consummated, Rand
    acquisition is not            will continue to search for an operating
    consummated?                  company to acquire.  However, the trust
                                  account in which a substantial portion of the net proceeds of Rand's initial public offering are held will be liquidated if Rand does not consummate a business combination by April 27, 2006, or by October 27, 2006 if a letter of intent, agreement in principle or definitive agreement is executed but not consummated by April 27, 2006. In any liquidation, the net proceeds of Rand's initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to Rand's common stockholders holding IPO shares.

Q.  When do you expect the    A.  It is currently anticipated that the
    acquisition to be             acquisition will be completed, or closed,
    completed?                    promptly following the Rand special meeting
                                  on Feruary 28, 2006.

Q.  If I am not going to      A.  Yes.  After carefully reading and considering
    attend the Rand special       the information contained in this document,
    meeting in person,            please fill out and sign your proxy card.
    should I return my            Then return the enclosed proxy card in the
    proxy card instead?           return envelope as soon as possible, so that
                                  your shares may be represented at the Rand special meeting. See page 38.

Q.  What will happen if I     A.  An abstention or failure to vote will have
    abstain from voting or        the same effect as a vote against the
    fail to vote?                 acquisition proposal, but will not have the
                                  effect of converting your shares into your pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held, unless an affirmative election to convert shares of common stock is made on the proxy card. An abstention or failure to vote will also have the same effect as a vote against the amendment proposal and the adjournment proposal. To exercise you conversion rights, you must affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Rand special meeting. See page 38.

Q.  What do I do if I want    A.  Send a later-dated, signed proxy card to
    to change my vote?            Rand's secretary prior to the date of the
                                  special meeting or attend the special meeting in person, revoke your proxy and vote. You also may revoke your proxy by sending a notice of revocation to Rand's Chief Executive
                                  Officer at the address of Rand's corporate headquarters. See page 38.

Q.  If my shares are held     A.  No. Your broker can vote your shares only if
    in "street name" by my        you provide instructions on how to vote.  You
    broker, will my broker        should instruct your broker to vote your
    vote my shares for me?        shares, following the directions provided by
                                  your broker. To exercise you conversion
                                  rights, you must affirmatively elect to
                                  convert your shares by directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Rand special meeting. See page
                                  41.

Q.  Who will pay for this     A.  Rand has retained Morrow & Co., Inc.  to aid
    proxy solicitation?           in the solicitation of proxies.  Morrow &
                                  Co., Inc. will receive a fee of approximately
                                  $5,000, as well as reimbursement for certain costs and out of pocket expenses incurred by them in connection with their services, all of which will be paid by Rand. In addition, officers and directors may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses.
                                  Rand will bear the cost of preparing,
                                  assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Rand may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares. See page 41.

Q.  Who can help answer my    A.  If you have questions about the solicitation
    questions?                    of proxies, you may write, e-mail or call
                                  Morrow & Co., Inc., 470 West Avenue - 3rd
                                  Floor, Stamford, CT 06902, E-mail:
                                  Rand.info@morrowco.com. Banks and Brokerage
                                  Firms, please call (203) 658-9400.
                                  Stockholders, please call (800) 607-0088.

                                     SUMMARY

      The following discusses in summary form the material terms of the acquisition proposal, the amendment proposal and the adjournment proposal. The proposals are described in greater detail elsewhere in this document. You should carefully read this entire document and the other documents to which this document refers you. See "Where You Can Find More Information."

The Acquisition Proposal

      The Acquisition

      The acquisition proposal seeks your approval of the Stock Purchase Agreement entered into on September 2, 2005 by Rand and Rand's indirect wholly-owned subsidiary, LL Acquisition Corp., with the stockholders of Lower Lakes, as amended. The Stock Purchase Agreement provides for the acquisition of all of the outstanding shares of capital stock of Lower Lakes by LL Acquisition Corp., or LL Acquisition, for an aggregate cash purchase price of $53,730,000 less an amount necessary to retire all of the indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River outstanding as of the closing date of the acquisition, and less the $750,000 necessary to redeem the shares of Grand River not held by Lower Lakes. The indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River outstanding at the closing of the acquisition is anticipated to total approximately $44,300,000. Rand will also fund the $750,000 necessary to redeem the remaining shares of Grand River. The purchase price is subject to a post-closing adjustment based on Lower Lakes' net working capital as of January 15, 2006. See "The Lower Lakes Stock Purchase Agreement" on page 63.

      Rand will use the proceeds of its initial public offering currently held in the trust account, approximately $24,500,000 as of January 25, 2006, including interest, and the $15,000,000 of proceeds to be received by Rand from the issuance on the closing date of its newly-created series A convertible preferred stock, to fund the purchase price, redemption price and transaction expenses and, together with the proceeds of a $22,500,000 loan to be obtained on the closing date, to retire the indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River outstanding as of the closing date. See "The Lower Lakes Stock Purchase Agreement - Repayment of Loans" on page 63.

      The approximately $24,500,000 held in the trust account as of January 25, 2006 together with any additional interest earned thereon as of the closing date will be used in the following manner and priority: up to approximately $1,220,000 will be paid to holders of IPO shares who elect to convert their shares; approximately $8,680,000 will be used to fund the acquisition of the Lower Lakes shares; and $750,000 will be used to fund the redemption of the Grand River shares. The balance of the trust account will be contributed to Lower Lakes and used together with the proceeds of Rand's closing date sale of preferred stock and new senior loan financing to fund the retirement of Lower Lakes' closing date indebtedness, pay transaction expenses and fund working capital and winter work expenses and reserves. Rand will have sufficient availability under the new loan facility to permit application of the trust account funds in the manner and priority described above.

      Immediately following completion of the acquisition, Lower Lakes and LL Acquisition will be amalgamated in accordance with Canadian law, and the amalgamated entity, which will retain the name Lower Lakes Towing Ltd., will continue to operate the business and assets of Lower Lakes. Immediately following the amalgamation, the shares of Lower Lakes Transportation and Grand River owned by Lower Lakes will be transferred to Rand LL Holdings Corp., a wholly-owned subsidiary of Rand. As a result of the foregoing and the immediately subsequent redemption of the shares of Grand River not owned by Lower Lakes, each of Lower Lakes, Lower Lakes Transportation and Grand River will become wholly-owned subsidiaries of Rand LL Holdings Corp. For ease of reference, we refer to the combined business of Lower Lakes, Lower Lakes Transportation and Grand River as the business of Lower Lakes.

      Rand, LL Acquisition and the stockholders of Lower Lakes plan to complete the acquisition promptly after the Rand special meeting, provided that:

      o     Rand's stockholders have approved the acquisition proposal;

      o holders of not more than 5% of the shares of common stock issued in Rand's initial public offering, or IPO shares, properly elect to exercise their right to convert their shares into cash; and

      o the other conditions specified in the Stock Purchase Agreement have been satisfied or waived.

      The Stock Purchase Agreement is included as Annex A to this document. We encourage you to read the Stock Purchase Agreement in its entirety. It is the legal document that governs the acquisition. See "The Lower Lakes Stock Purchase Agreement" on page 63.

      A Rand stockholder who votes in favor of the acquisition proposal is also voting to adopt the amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws, including the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition. These amendments will not become effective unless the acquisition is completed. The effect of these amendments will be to limit the aggregate percentage ownership of Rand's capital stock, including common stock, by non-U.S. citizens to 23% of the outstanding shares of Rand's capital stock and no more than 23% of the voting power of Rand. In addition, these amendments give Rand's Board of Directors the authority to make such determinations as may reasonably be necessary to ascertain such ownership and to implement such limitations, including limiting transfers of shares and redeeming shares held by anyone whose ownership of such shares would cause Rand to be in violation of U.S. maritime laws.

      The form of Amended and Restated Certificate of Incorporation of Rand, which reflects the amendments included in the acquisition proposal, is included as Annex B to this document. We encourage you to read the form of Amended and Restated Certificate of Incorporation in its entirety. It is the legal document that will govern Rand following the acquisition. See "Comparison of Stockholder Rights" on page 131.

      Rand and its Subsidiaries

      Rand is a blank check company organized as a corporation under the laws of the State of Delaware on June 2, 2004. It was formed to effect a business combination with an unidentified operating business. On November 2, 2004, Rand successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $24,605,000. Rand's common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the Over-the-Counter Bulletin Board under the symbols RAQC, RAQCW and RAQCU, respectively. $23,736,000 of the net proceeds of the initial public offering was placed in a trust account and will be released to Rand upon consummation of the acquisition. The balance of the net proceeds of $869,000 has been used and will be used by Rand to pay the expenses incurred in its pursuit of a business combination. Other than its initial public offering and the pursuit of a business combination, Rand has not engaged in any business to date. If Rand does not consummate a business combination by the later of April 27, 2006, or October 27, 2006 in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by April 27, 2006, then, pursuant to article sixth of its certificate of incorporation, as amended, Rand's officers must take all actions necessary to dissolve and liquidate Rand within 60 days.

      LL Acquisition is a Canadian corporation and a wholly-owned subsidiary of Rand LL Holdings Corp. formed solely for purposes of the acquisition. Rand LL Holdings Corp., or Rand LL Holdings, is a Delaware corporation and a wholly-owned subsidiary of Rand formed solely for purposes of the acquisition.

      The mailing address of the principal executive office of Rand, Rand LL Holdings and LL Acquisition is c/o Hyde Park Holdings LLC, 450 Park Avenue, 10th Floor, New York, New York 10022, and their telephone number is (212) 644-3450. See "Information about Rand" on page 110.

      Lower Lakes and its Subsidiaries

      Lower Lakes, a Canadian corporation, provides bulk freight shipping services throughout the Great Lakes region. Lower Lakes provides shipping services to the construction aggregates, integrated steel, salt, agriculture and electric utility industries.

      Rand's management believes that Lower Lakes is the only company providing significant domestic port-to-port services in both Canada and the United States in the Great Lakes region. Lower Lakes' operating fleet consists of four self-unloading bulk carriers in Canada and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S. Lower Lakes owns three of the Canadian flagged vessels and its wholly-owned subsidiary, Port Dover Steamship Company Inc., owns the fourth. Lower Lakes Transportation time charters the U.S. flagged vessels from Grand River.

      Grand River is a Delaware corporation which is 25% owned by Lower Lakes. The other outstanding shares of Grand River's common stock are owned by Grand River Holdings, Inc., a Delaware corporation that is not affiliated with Lower Lakes. Grand River owns two of the U.S. flagged vessels and a tug, and bareboat charters two U.S. flagged vessels. The four vessels owned or chartered by Grand River are used exclusively in Lower Lakes Transportation's business. Consequently, in the preparation of its financial statements, Lower Lakes consolidates Grand River under variable interest entity accounting rules.

      The mailing address of Lower Lakes' principal executive offices is 625 Main Street, Port Dover, Ontario, Canada NOA 1NO, and its telephone number is
(519) 583-0982. See "Information about Lower Lakes" on page 86.

Amendment Proposal

      Rand is proposing an amendment to Rand's certificate of incorporation to increase the number of shares of common stock that Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc. Rand believes it is prudent to have a greater number of shares of its common stock available for a variety of corporate purposes, including financing potential acquisitions and compensating its officers, directors and employees. Rand does not have any agreements or plans to issue any of the shares which would be authorized upon adoption of the amendment proposal. Rand believes that the name Rand Logistics Inc. more accurately reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Rand with its operating business. See "The Amendment Proposal" on page 61.

Adjournment Proposal

      In the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, Rand's Board of Directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See "The Adjournment Proposal" on page 62.

Special Meeting of Rand's Stockholders

      The special meeting of the stockholders of Rand will be held at 10:00 a.m., eastern time, on February 28, 2006, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

Voting Power; Record Date

      You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Rand common stock at the close of business on January 31, 2006, which is the record date for the special meeting. You will have one vote for each share of Rand common stock you owned at the close of business on the record date. Rand warrants do not have voting rights.

Vote Required to Adopt the Acquisition Proposal

      The affirmative vote of a majority of the issued and outstanding shares of Rand's common stock is required to adopt the acquisition proposal. Adoption of the acquisition proposal also requires the affirmative vote of a majority of the shares of Rand's common stock issued in its initial public offering. No vote of the warrant holders is necessary to adopt the acquisition proposal, and Rand is not asking the warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of the amendment proposal or adjournment proposal. However, if the holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then Rand will not consummate the acquisition because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition. See "The Rand Special Meeting - Conversion Rights" on page 39.

      A Rand stockholder who votes in favor of the acquisition proposal is also voting to adopt amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws, including the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition.

      At the close of business on February 1, 2006, there were 5,600,000 shares of Rand common stock outstanding, 4,600,000 of which were issued in Rand's initial public offering.

      Rand's initial stockholders have agreed to vote their 1,000,000 shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the shares of Rand common stock issued in its initial public offering. In addition, one of Rand's initial stockholders who owns 250,000 shares of common stock issued in Rand's initial public offering, representing approximately 4.5% of the outstanding shares of Rand common stock, and approximately 5.4% of the shares issued in Rand's initial public offering, intends to vote such shares "FOR" the adoption of the acquisition proposal.

Conversion Rights

      As provided in Rand's certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition proposal, demand that Rand convert their shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal. If so demanded, Rand will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held, plus interest earned thereon. Based on the amount of cash held in the trust account at January 25, 2006, you will be entitled to convert each share of common stock that you hold into approximately $5.33. If you exercise your conversion rights, then you will be exchanging your shares of Rand's common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Rand. If the acquisition is not completed, then these shares will not be converted into cash. A stockholder who exercises conversion rights will continue to own any warrants to acquire Rand common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of conversion rights.

      The acquisition will not be consummated if the holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, exercise their conversion rights. Although Rand's certificate of incorporation would permit Rand to complete the acquisition so long as holders of less than 20% of the IPO shares were to demand conversion of their shares into cash, Rand will not be able to complete the acquisition if holders of more than 5% of the IPO shares demand conversion of their shares because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition.

      The reduced limit on conversions arises out of the determination of Rand's Board of Directors to obtain only enough financing as is minimally necessary to consummate the Lower Lakes acquisition, while basing how much financing would minimally be necessary on the assumption that holders of only a negligible number of IPO shares would exercise their conversion rights. Moreover, the Board determined to limit conversions to 5% even though after application of the amounts estimated by the Board to be required to consummate the acquisition, Rand would have cash balances capable of satisfying conversions of over 9% of the IPO shares. Rand's Board made these determinations based on their belief that holders of only a negligible number of IPO shares would exercise their conversion rights and in order to ensure that sufficient cash would be available to consummate the acquisition in the event that the Board underestimated the amount that would be so required. See "The Rand Special Meeting - Conversion Rights" on page 39.

      Prior to exercising conversion rights, Rand stockholders should verify the market price of Rand's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Rand's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol RAQC.

Vote Required to Adopt the Amendment Proposal

      Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Rand's common stock. No vote of the warrant holders is necessary to adopt the amendment proposal, and Rand is not asking the warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned on adoption of the adjournment proposal.

      Rand's initial stockholders intend to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the amendment proposal.

Vote Required to Adopt the Adjournment Proposal

      Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Rand's common stock. No vote of the warrant holders is necessary to adopt the adjournment proposal, and Rand is not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal or the amendment proposal.

      Rand's initial stockholders have agreed to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the adoption of the adjournment proposal.

Appraisal or Dissenters Rights

      No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Rand in connection with the acquisition proposal.

Proxies

      Proxies may be solicited by mail, telephone or in person.

      If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting. See page 38.

Stock Ownership

      At the close of business on the record date, Laurence S. Levy, Isaac Kier and Sandeep D. Alva, who together comprise all of Rand's directors and executive officers, together with their affiliates, beneficially owned 1,250,000 shares of Rand common stock, or approximately 22.3% of the outstanding shares of Rand common stock. Such number does not include 1,407,000 shares of common stock issuable upon exercise of warrants held by Rand's executive officers and directors. These 1,250,000 shares have a market value of approximately $7,000,000 based on Rand's common stock price of $5.60 per share as of January 27, 2006. Those persons have agreed to vote their 1,000,000 shares of common stock acquired by them prior to the initial public offering in accordance with the vote of the majority of the shares issued in connection with Rand's initial public offering. Mr. Levy is currently Chairman of Rand's Board of Directors and Chief Executive Officer of Rand. Messrs. Kier and Alva are directors of Rand. For more information on beneficial ownership of Rand's common stock by executive officers, directors and 5% stockholders, see page 122.

Rand's Board of Directors' Recommendation

      After careful consideration, the Board of Directors of Rand has determined that the acquisition proposal is fair to and in the best interests of Rand and its stockholders. The Board of Directors of Rand has also determined that the amendment proposal and the adjournment proposal are in the best interests of Rand's stockholders. Rand's Board of Directors unanimously recommends that you vote or give instruction to vote "FOR" the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal.

Interests of Rand Directors and Officers in the Acquisition

      When you consider the recommendation of Rand's Board of Directors that you vote in favor of adoption of the acquisition proposal, you should keep in mind that certain of Rand's executive officers and members of Rand's Board, and certain of their affiliates and associates, have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. These interests include, among other things:

      o if the acquisition is not approved and Rand fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Rand is therefore required to liquidate, the shares of common stock beneficially owned by Rand's executive officers and directors and their affiliates and associates that were acquired prior to Rand's initial public offering may be worthless because no portion of the net proceeds of Rand's initial public offering that may be distributed upon liquidation of Rand will be allocated to such shares. Similarly, the warrants to purchase Rand common stock held by Rand's executive officers and directors and their affiliates and associates may become worthless if the acquisition is not approved and Rand fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation;

      o Rand's executive officers and directors, together with their affiliates and associates, were issued a total 1,000,000 shares of Rand common stock prior to Rand's initial public offering, and one of Rand's directors has acquired an additional 250,000 shares. These shares collectively have a market value of approximately $7,000,000 based on Rand's share price of $5.60 as of January 27, 2006. However, the 1,000,000 shares acquired prior to Rand's initial public offering by these individuals cannot be sold prior to October 27, 2007 during which time the value of the shares may increase or decrease; and

      o after the completion of the acquisition, it is expected that the directors will continue to serve on Rand's Board of Directors and Laurence S. Levy will continue to serve as Rand's Chief Executive Officer and as Chairman of Rand's Board. Mr. Levy, as Rand's Chief Executive Officer, and each director of Rand, will, following the acquisition, be compensated in such manner, and in such amounts, as Rand's Board of Directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Rand.

Interests of Lower Lakes Directors and Officers in the Acquisition

      You should understand that some of the current directors and officers of Lower Lakes have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. In particular:

      o Scott Bravener, Lower Lakes' President, is expected to remain the President of Lower Lakes and James Siddall, a Vice President of Lower Lakes, is expected to remain a Vice President of Lower Lakes and each such individual is expected to enter into an employment agreement with Lower Lakes in connection with the acquisition; and

      o Lower Lakes is party to a month-to-month lease under which it leases real estate in Port Dover, Ontario from Scott Bravener, James Siddall, Franklin Bravener and Robert Pierson, each of whom is an employee of Lower Lakes, and Grand River is party to a lease under which it leases real estate in Rogers City, Michigan from Robert P. Noffze, who is an employee of Grand River, and Rand currently intends to continue to lease these properties after completion of the acquisition. Rand's management believes that these leases are at rates consistent with leases negotiated at arm's length.

Conditions to the Completion of the Acquisition

      Completion of the acquisition is subject to the satisfaction or waiver of specified conditions, including the following:

      Conditions to Rand's and LL Acquisition's obligations

      o the representations and warranties of the stockholders of Lower Lakes must be true and correct;

      o the stockholders of Lower Lakes must have performed in all material respects all obligations required to be performed by them under the terms of the Stock Purchase Agreement;

      o there must not have occurred any material adverse effect with respect to Lower Lakes since the date of the Stock Purchase Agreement;

      o the parties must have received the governmental approvals necessary to consummate the transaction, including, without limitation, the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada);

      o Rand must have received the proceeds of its closing date issuance of series A convertible preferred stock and the senior debt financing must have been completed;

      o Scott Bravener must have entered into an employment agreement with Lower Lakes; and

      o     Rand's stockholders must have approved the transaction.

      Conditions to Lower Lakes' stockholders' obligations

      o     the representations and warranties of Rand must be true and correct;

      o Rand and LL Acquisition must have performed in all material respects all obligations required to be performed by them under the Stock Purchase Agreement;

      o the parties must have received the governmental approvals necessary to consummate the transaction, including, without limitation, the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada); and

      o Lower Lakes must have entered into an employment agreement with Scott Bravener.

Termination

      The Stock Purchase Agreement may be terminated at any time prior to the closing of the acquisition, as follows:

      o     by mutual consent of LL Acquisition and the stockholders of Lower
            Lakes;

      o by Rand or LL Acquisition, on the one hand, or the Lower Lakes' stockholders, on the other hand, if the other party has breached any of its covenants or representations and warranties in any material respect;

      o by the stockholders of Lower Lakes if Rand's Board of Directors withdraws or modifies the Board's recommendation to the stockholders of Rand in any manner adverse to Lower Lakes or fails to issue its recommendation to Rand's stockholders in a reasonably timely manner; or

      o by either party if the closing has not occurred by February 28, 2006.

      If permitted under applicable law, either Rand or the stockholders of Lower Lakes may waive conditions for their own respective benefit, and consummate the acquisition even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the acquisition will occur.

Termination Fee

      Rand has conditionally agreed to pay Lower Lakes a termination fee of $2,000,000 if the Stock Purchase Agreement of Lower Lakes is terminated in the circumstances described under the "The Lower Lakes Stock Purchase Agreement - Effect of Termination" on page 72.

Acquisition Financing

      In connection with entering into the Stock Purchase Agreement, Rand entered into a Preferred Stock Purchase Agreement with Knott Partners LP and certain of its affiliates, and Bay Resource Partners L.P. and certain of its affiliates. Under the Preferred Stock Purchase Agreement, subject to the concurrent closing of the acquisition, Rand agreed to issue 300,000 shares of its newly created series A convertible preferred stock to the investors for an aggregate purchase price of $15,000,000. As of November 30, 2005, Knott Partners LP and its affiliates beneficially owned 752,000 shares of Rand's common stock, representing approximately 13.4% of Rand's outstanding common stock and approximately 16.4% of the IPO shares, and warrants to purchase an additional 1,504,000 shares of Rand common stock. See "Risk Factors -- Shares of our common stock issuable upon conversion of series A convertible preferred stock will result in certain stockholders having significant influence over Rand." on page 29.

      The series A convertible preferred stock will not be registered under the Securities Act of 1933, but the investors will have registration rights (including an obligation by Rand to file a "shelf" registration statement within six months of the issuance of the shares of series A convertible preferred stock) with respect to shares of Rand's common stock issuable upon conversion of the shares of series A convertible preferred stock, which we call the conversion shares. However, the investors will not be permitted to sell any conversion shares under a registration statement prior to the six month anniversary of the acquisition or more than one half of all conversion shares held by them as a group prior to the twelve month anniversary of the acquisition.

      The terms of the series A convertible preferred stock will be set forth in a certificate of designations which will be filed with the State of Delaware on or prior to the closing date of the acquisition. The shares of series A convertible preferred stock:

      o will rank senior to all outstanding classes of Rand's stock with respect to liquidation and dividends;

      o will be entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, subject to reversion to 7.75% upon payment of all accrued and unpaid dividends);

      o will be convertible into shares of Rand's common stock at any time at the option of the investors based on a conversion price of $6.20 per share (subject to adjustment);

      o will be convertible into shares of Rand's common stock (based on a conversion price of $6.20 per share, subject to adjustment) at the option of Rand if, after the third anniversary of the acquisition, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment);

      o may be redeemed by Rand in connection with certain change of control or acquisition transactions;

      o     will vote on an as-converted basis with Rand's common stock; and

      o will have a separate vote over certain material transactions or changes involving Rand.

      In addition, Rand received a commitment from GE Commercial & Industrial Finance, Inc. with respect to a $28 million senior debt facility to be used by Rand at the closing of the acquisition to refinance existing indebtedness of Lower Lakes, Grand River and Lower Lakes Transportation and to provide working capital for Lower Lakes and Lower Lakes Transportation following the acquisition. This debt facility is to be comprised of a $5.5 million senior secured revolving credit facility and a $22.5 million senior secured term loan. The borrowers under the senior debt facility will be Lower Lakes, Grand River and Lower Lakes Transportation. The senior debt facility has a five year term. The interest rate for Canada-based borrowings will be the Canadian prime rate or the Canadian 30-day banker's acceptance rate (or the equivalent thereof) and the interest rate for U.S.-based borrowings will be, at Rand's option, the U.S. prime rate or the 1-, 2-, or 3-month reserve-adjusted LIBOR, plus a margin of 300 basis points for banker's acceptance rate (or the equivalent thereof) or LIBOR based loans and 200 basis points for U.S. or Canadian prime rate loans.

      GE's obligation to make the senior debt facility available is subject to certain conditions, including execution and delivery of final loan documents and satisfactory completion of GE's legal due diligence. See "The Acquisition Financing" on page 81.

Comparison of Stockholders Rights

      In connection with the completion of the acquisition, Rand's certificate of incorporation will be amended and restated to incorporate those amendments approved at the special meeting. The rights of Rand stockholders will change accordingly. See the section "Comparison of Stockholders Rights" starting on page 131.

United States Federal Income Tax Consequences of the Acquisition

      The U.S. Federal income tax consequences of the acquisition of Lower Lakes are discussed in the section entitled "U.S. Federal Income Tax Consequences of the Acquisition" on page 57.

Regulatory Matters

      The acquisition and the transactions contemplated by the Stock Purchase Agreement are not subject to any Federal, state or provincial regulatory requirement or approval, except for the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada). The requisite approval under the Competition Act (Canada) was received on September 26, 2005 and the requisite approval under the Investment Canada Act was received on October 14, 2005.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

      We are providing the following financial information to assist you in your analysis of the financial aspects of the acquisition. We derived the Lower Lakes historical information from the audited consolidated financial statements of Lower Lakes as of and for each of the years ended March 31, 2005, 2004 and 2003, and from the unaudited financial statements as of and for the six months ended September 30, 2005 and 2004 and the years ended March 31, 2002 and 2001. The information is only a summary and should be read in conjunction with Lower Lakes' historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of Lower Lakes or Rand. Lower Lakes uses the U.S. Dollar as its reporting currency. The functional currency of Lower Lakes is the Canadian dollar, while the functional currency of Lower Lakes Transportation and Grand River is the U.S. Dollar. In accordance with applicable accounting standards, assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective years. The applicable rates of exchange are included in the table below.

                  LOWER LAKES HISTORICAL FINANCIAL INFORMATION

(000's, except share data, per        Six Months Ended
share data and exchanges rates)         September 30                         Year Ended March 31
                                    --------------------    -----------------------------------------------------------
                                      2005        2004        2005        2004         2003         2002         2001
                                    --------    --------    --------    --------     --------     --------     --------
Revenue                             $ 36,370    $ 30,856    $ 52,110    $ 38,550     $ 27,227     $ 24,746     $ 11,318
Net income (loss)                      1,893       2,890       1,298      (4,466)      (1,137)        (850)        (103)
Shares issued and outstanding          7,969       7,969       7,969       7,969        5,751        5,114        5,114
Net income (loss) per share           237.60      362.66      162.88     (560.42)     (197.70)     (166.21)      (20.14)
Fully diluted shares                  27,493      27,493      27,493      27,493       27,493       26,856       26,856
Net income (loss) per fully            68.87      105.12       47.21     (162.44)      (41.36)      (31.65)       (3.84)
diluted share

                                                                          March 31
                                   September     ------------------------------------------------------------
                                   30, 2005        2005         2004         2003         2002         2001
                                   ---------     --------     --------     --------     --------     --------
Total assets                        $ 59,532     $ 53,628     $ 45,275     $ 31,498     $ 29,560     $ 31,852
Long-term obligations *               53,393       50,757       31,593       23,468       25,709       26,876
Shareholders' (deficiency)            (8,876)     (10,230)     (10,131)      (3,612)      (2,438)        (683)
Average exchange rate                 1.2227       1.2786       1.3500       1.5500       1.5655       1.5040
Closing exchange rate                 1.1627       1.2096       1.3113       1.4751       1.5994       1.5774

*Excludes deferred taxes

      SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Rand's business might have looked like had the Lower Lakes acquisition been completed. The combined financial information may have been different had the acquisition actually been completed. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes thereto starting on page 114.

                                                 Nine Months Ended
                                                September 30, 2005              June 2, 2004
                                                  (Rand) and Six           (inception) to Dec 31,
                                                   Months Ended             2004 (Rand) and April
                                                September 30, 2005          1, 2004 to March 31,
(000's, except per share data)                     (Lower Lakes)             2005 (Lower Lakes)
                                                ------------------         ----------------------
Revenue                                              $36,370                       $ 52,110
Net income                                           $ 2,020                       $    961
Weighted average shares outstanding                    5,600                          2,585
Net income (loss) per share - basic                  $  0.26                       $  (0.08)
Net income (loss) per share - fully
  diluted                                            $  0.12                       $  (0.08)

                                               September 30, 2005
                                               ------------------
Total assets                                         $76,570
Long-term debt *                                      26,866
Shareholders' equity                                  33,797

*Excludes deferred taxes

                        COMPARATIVE PER SHARE INFORMATION

      The following table sets forth selected historical per share information of Lower Lakes and Rand and unaudited pro forma consolidated per share information as of March 31, 2005, giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on April 1, 2004. We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma consolidated share information should be read in conjunction with the historical financial statements of Lower Lakes and Rand and the related notes thereto included elsewhere in this proxy statement. The historical per share information is derived from financial statements as of and for the nine months ended September 30, 2005, and for the period June 2 to December 31, 2004 for Rand, and for the six months ended September 30, 2005 and twelve months ended March 31, 2005 for Lower Lakes.

      The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Lower Lakes and Rand would have been had the acquisition taken place on the dates noted or to project Lower Lakes or Rand's results of operations that may be achieved after the acquisition.

                                                   Lower Lakes          Rand            Pro Forma
                                                  -------------      -----------       -----------
Net income per share - historical:
  Period from June 2 (inception) to December
  31, 2004                                        $                  $     (0.01)      $
  Period from April 1, 2004 to March 31, 2005            162.88
  Nine months ended September 30, 2005                                      0.02
  Six months ended September 30, 2005                    237.60

Book value per share - historical - September
30, 2005                                              (1,113.83)            3.56

Net income (loss) per share - pro forma:
  Year ended December 31, 2004                                                               (0.08)
  Nine months ended September 30, 2005                                                        0.26

Book value per share - pro forma - September
30, 2005                                                                                      6.04

                       PER SHARE MARKET PRICE INFORMATION

      The shares of Rand common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols "RAQC," "RAQCW" and "RAQCU," respectively. On August 31, 2005, the last day for which information was available prior to the date of the public announcement of the signing of the Stock Purchase Agreement, the last quoted sale prices of RAQC, RAQCW and RAQCU were $5.24, $0.82 and $7.25, respectively. On January 27, 2006, the last quoted sale prices of RAQC, RAQCW and RAQCU were $5.60, $1.23 and $8.20, respectively. Each unit of Rand consists of one share of Rand common stock and two redeemable common stock purchase warrants.

      There is no established public trading market for the shares of common stock of Lower Lakes because it is a private company.

      The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Rand's common stock, warrants and units as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

                                   Common Stock               Warrants                   Units
                              ---------------------     ---------------------     ---------------------
Quarter Ended                   High         Low          High         Low          High         Low
-----------------             --------     --------     --------     --------     --------     --------
December 31, 2004             $   5.50     $   4.50     $   0.85     $   0.60     $   6.70     $   5.95

March 31, 2005                $   5.70     $   5.07     $   1.03     $   0.69     $   7.36     $   6.50

June 30, 2005                 $   5.43     $   5.10     $   0.85     $   0.68     $   6.90     $   6.32

September 30, 2005            $   5.70     $   5.55     $   1.10     $   1.05     $   7.65     $   7.65

                                  RISK FACTORS

      You should carefully consider the following risk factors, together with all of the other information included in this document, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal. As Rand's operations will be those of Lower Lakes upon completion of the acquisition, the following risk factors relating to the business and operations of Lower Lakes also apply to Rand as the successor to Lower Lakes' business. For ease of reference, we refer to the combined business of Lower Lakes, Lower Lakes Transportation and Grand River as the business of Lower Lakes.

         Risks Associated with the Acquisition and Lower Lakes' Business

If the acquisition's benefits do not meet the expectations of financial or industry analysts, the market price of Rand's common stock may decline.

      The market price of Rand's common stock may decline as a result of the acquisition if:

o Rand does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

o the effect of the acquisition on Rand's financial results is not consistent with the expectations of financial or industry analysts.

      Accordingly, investors may experience a loss as a result of a decreasing stock price and Rand may not be able to raise future capital, if necessary, in the equity markets.

Rand's directors may have certain conflicts in determining to recommend the acquisition proposal since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

      Members of Rand's Board of Directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder, including the fact that the shares of common stock owned by them, or their affiliates and associates, would become worthless if the acquisition is not approved and Rand otherwise fails to consummate a business combination prior to its liquidation date. Such shares, as of January 27, 2006, had a market value of approximately $7,000,000. Similarly, the warrants owned by such directors, affiliates and associates to purchase 1,470,000 shares of common stock would expire worthless. Moreover, if the acquisition is approved, it is expected that Rand's directors, including Laurence Levy, who serves as Rand's chief executive officer, will continue to serve as such, and be compensated in such capacity. You should take these potential conflicts into account when considering the recommendation of Rand's Board of Directors to vote in favor of the acquisition proposal.

Capital expenditures and other costs necessary to operate and maintain Lower Lakes' vessels tend to increase with the age of the vessel and may also increase due to changes in governmental regulations, safety or other equipment standards.

      Capital expenditures and other costs necessary to operate and maintain Lower Lakes' vessels tend to increase with the age of each vessel. Accordingly, it is likely that the operating costs of Lower Lakes' older vessels will increase. In addition, changes in governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require Lower Lakes to make additional expenditures. For example, if the U.S. Coast Guard, Transport Canada or the American Bureau of Shipping (an independent classification society that inspects the hull and machinery of commercial ships to assess compliance with minimum criteria as set by U.S., Canadian and international regulations) enact new standards, Lower Lakes may be required to incur significant costs for alterations to its fleet or the addition of new equipment. In order to satisfy any such requirement, Lower Lakes may be required to take its vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable Lower Lakes to operate its older vessels profitably during the remainder of their anticipated economic lives.

If Lower Lakes is unable to fund its capital expenditures, Lower Lakes may not be able to continue to operate some of its vessels, which would have a material adverse effect on Rand's business.

      In order to fund Lower Lakes' capital expenditures, Rand may be required to incur borrowings or raise capital through the sale of debt or equity securities. Rand's ability to access the capital markets for future offerings may be limited by Rand's and Lower Lakes' financial condition at the time of any such offering as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond its control. Rand's failure to obtain the funds for necessary future capital expenditures would limit its ability to continue to operate some of its vessels and could have a material adverse effect on Rand's business, results of operations and financial condition.

The climate in the Great Lakes region limits Lower Lakes' vessel operations to approximately nine months per year.

      Lower Lakes' operating business is seasonal, meaning that it experiences higher levels of activity in some periods of the year than in others. Ordinarily, Lower Lakes is able to operate its vessels on the Great Lakes for approximately nine months per year beginning in late March and continuing through December or mid-January. However, weather conditions and customer demand cause increases and decreases in the number of days Lower Lakes actually operates.

Lower Lakes is dependent upon key personnel whose loss may adversely impact Lower Lakes' business.

      Lower Lakes depends on the expertise, experience and continued services of its senior management employees, especially Scott Bravener, its President. Bravener has acquired specialized knowledge and skills with respect to Lower Lakes and its operations and most decisions concerning the business of Lower Lakes will be made or significantly influenced by him. Although Lower Lakes maintains life insurance with respect to Bravener, the proceeds of such insurance may not be adequate to compensate Lower Lakes in the event of Bravener's death. The loss of Bravener or other senior management employees, or an inability to attract or retain other key individuals, could materially adversely affect Rand. Rand and Lower Lakes seek to compensate and incentivize their key executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow Lower Lakes to retain key employees or hire new key employees. As a result, if Bravener were to leave Lower Lakes following the acquisition, Rand and Lower Lakes could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience.

The shipping industry has inherent operational risks that may not be adequately covered by Lower Lakes' insurance.

      Lower Lakes maintains insurance on its fleet for risks commonly insured against by vessel owners and operators, including hull and machinery insurance, war risks insurance and protection and indemnity insurance (which includes environmental damage and pollution insurance). Rand can give no assurance that Lower Lakes will be adequately insured against all risks or that its insurers will pay a particular claim. Even if its insurance coverage is adequate to cover its losses, Lower Lakes may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, Lower Lakes may not be able to obtain adequate insurance coverage at reasonable rates for Lower Lakes' fleet. Lower Lakes may also be subject to calls, or premiums, in amounts based not only on its own claim record but also the claims record of all other members of the protection and indemnity associations through which Lower Lakes may receive indemnity insurance coverage. Lower Lakes' insurance policies will also contain deductibles, limitations and exclusions which, although Rand believes are standard in the shipping industry, may nevertheless increase its costs.

Lower Lakes is subject to certain credit risks with respect to its counterparties on contracts and failure of such counterparties to meet their obligations could cause Rand to suffer losses on such contracts decreasing revenues and earnings.

      Lower Lakes enters into Contracts of Affreightment (COAs) pursuant to which Lower Lakes agrees to carry cargoes, typically for industrial customers, who export or import dry bulk cargoes. Lower Lakes also enters into spot market voyage contracts, where Lower Lakes is paid a rate per ton to carry a specified cargo from point A to point B. All of these contracts subject Lower Lakes to counterparty credit risk. As a result, after the acquisition, Rand will be subject to credit risks at various levels, including with charterers, cargo interests, or terminal customers. If the counterparties fail to meet their obligations, Rand could suffer losses on such contracts which would decrease revenues and earnings.

Lower Lakes may not be able to generate sufficient cash flows to meet its debt service obligations.

      Lower Lakes' ability to make payments on its indebtedness will depend on its ability to generate cash from its future operations. Lower Lakes business may not generate sufficient cash flow from operations or from other sources sufficient to enable it to repay its indebtedness and to fund its other liquidity needs, including capital expenditure requirements. The indebtedness to be incurred by Lower Lakes under the new senior credit facility will bear interest at floating rates, and therefore if interest rates increase, Lower Lakes' debt service requirements will increase. Lower Lakes may need to refinance or restructure all or a portion of its indebtedness on or before maturity. Lower Lakes may not be able to refinance any of its indebtedness, including the new senior credit facility, on commercially reasonable terms, or at all. If Lower Lakes cannot service or refinance its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations. Additionally, Lower Lakes may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

A default under Lower Lakes' indebtedness may have a material adverse effect on Rand's financial condition.

      In the event of a default under Lower Lakes' indebtedness, including the indebtedness under its new senior credit facility, the holders of the indebtedness generally would be able to declare all of such indebtedness, together with accrued interest, to be due and payable. In addition, borrowings under the new senior credit facility are secured by a first priority lien on all of the assets of Lower Lakes, Lower Lakes Transportation and Grand River and, in the event of a default under that facility, the lenders generally would be entitled to seize the collateral. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Moreover, upon the occurrence of an event of default under the new senior credit facility, the commitment of the lenders to make any further loans to us would be terminated. Accordingly, the occurrence of a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on Lower Lakes' business and Rand's results of operations.

Servicing debt could limit funds available for other purposes, such as the payment of dividends.

      Following the acquisition, Lower Lakes will use cash to pay the principal and interest on its debt as well as to fund required sinking funds for future capital expenditures. These payments limit funds otherwise available for other purposes, including distributing cash to Rand's stockholders.

Lower Lakes' loan agreements will contain restrictive covenants that will limit its liquidity and corporate activities.

      Lower Lakes' loan agreements will impose operating and financial restrictions that will limit Lower Lakes' ability to:

o     incur additional indebtedness;

o     create additional liens on its assets;

o     make investments;

o     engage in mergers or acquisitions;

o     pay dividends; and

o sell any of Lower Lakes' vessels or any other assets outside the ordinary course of business.

      Therefore, Lower Lakes will need to seek permission from its lender in order for Lower Lakes to engage in some corporate actions. Lower Lakes' lender's interests may be different from those of Lower Lakes, and no assurance can be given that Lower Lakes will be able to obtain its lender's permission when needed. This may prevent Lower Lakes from taking actions that are in its best interest.

Because Lower Lakes generates approximately 60% of its revenues, and incurs approximately 60% of its expenses, in Canadian dollars, exchange rate fluctuations could cause Rand to suffer exchange rate losses thereby increasing expenses and reducing income.

      Lower Lakes generates a portion of its revenues in Canadian dollars. Similarly, Lower Lakes incurs a portion of its expenses in Canadian dollars. This could lead to fluctuations in Rand's net income due to changes in the value of the U.S. Dollar relative to the Canadian Dollar.

Lower Lakes depends upon unionized labor for its U.S. operations. Any work stoppages or labor disturbances could disrupt its business.

      Substantially all of Grand River's employees are unionized with the International Organization of Masters, Mates and Pilots, AFL-CIO. The existing labor agreement has been recently extended through March 2007. Any work stoppages or other labor disturbances could have a material adverse effect on Lower Lakes' business, results of operations and financial condition.

A labor union has attempted to unionize Lower Lakes' Canadian employees.

      The Seafarers International Union of Canada, or SIU, has attempted without success to organize Lower Lakes' unlicensed employees in each of the past several years, and is attempting to do so again. SIU and Lower Lakes recently completed a proceeding before the Canada Industrial Relations Board, or CIRB. One outcome of the proceeding was a settlement to the effect that in exchange for union organizers ceasing attempts to access Lower Lakes vessels, the union would be granted access to each vessel for a one hour information session in the presence of a labor board officer and that employee attendance would be strictly voluntary. The process would be repeated in approximately one calendar year, and the union would not be allowed access to the vessels or customer facilities at any other time. Although Lower Lakes' management believes that support for this union is low, if SIU is successful in organizing a union among Lower Lakes' Canadian employees, it could result in increased labor costs for Lower Lakes, which could have a material adverse effect on Rand's results of operations.

Lower Lakes employees are covered by U.S. Federal laws that may subject it to job-related claims in addition to those provided by state laws.

      All of Lower Lakes' U.S. seagoing employees are covered by provisions of the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, and general maritime law. These laws typically operate to make liability limits established by state workers' compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in Federal courts. Because Lower Lakes is not generally protected by the limits imposed by state workers' compensation statutes, Lower Lakes has greater exposure for claims made by these employees as compared to employers whose employees are not covered by these provisions.

Restriction on foreign ownership and possible required divestiture of stock.

      Under U.S. maritime laws, in order for Rand to maintain the eligibility to own and operate vessels in the U.S. domestic trade, 75% of the outstanding capital stock and voting power of Rand is required to be held by U.S. citizens. Although Rand's amended and restated certificate of incorporation will contain provisions limiting non-citizenship ownership of its capital stock, Rand could lose its ability to conduct operations in the U.S. domestic trade if such provisions prove unsuccessful in maintaining the required level of citizen ownership. Such loss would have a material adverse effect on Rand. If Rand determines that persons who are not citizens of the U.S. own more than 23% of Rand's outstanding capital stock or more than 23% of the voting power of Rand, Rand may redeem such stock or, if redemption is not permitted by applicable law or Rand's Board of Directors, in its discretion, elects not to make such redemption, Rand may require the non-citizens who most recently acquired shares to divest such excess shares to persons who are U.S. citizens in such manner as Rand's Board of Directors directs. The required redemption would be at a price equal to the average closing price during the preceding 30 trading days, which price could be materially different from the current price of the common stock or the price at which the non-citizen acquired the common stock. If a non-citizen purchases the common stock, there can be no assurance that he will not be required to divest the shares and such divestiture could result in a material loss. Such restrictions and redemption rights may make Rand's equity securities less attractive to potential investors, which may result in Rand's publicly traded common stock having a lower market price than it might have in the absence of such restrictions and redemption rights.

Shares of our common stock issuable upon conversion of series A convertible preferred stock will result in certain stockholders having significant influence over Rand.

      150,000 of the shares of series A convertible preferred stock to be issued in connection with the acquisition are being purchased by entities beneficially owned by David Knott, who, according to publicly filed documents, as of November 30, 2005 was the beneficial owner of approximately 13.4% of our outstanding common stock. The shares of series A convertible preferred stock being issued to entities beneficially owned by Mr. Knott are convertible into approximately 1,209,677 shares of Rand common stock. Accordingly, if the shares of series A convertible preferred stock held by entities beneficially owned by Mr. Knott were converted into shares of Rand's common stock, Mr. Knott would be the beneficial owner of approximately 28.8% of our outstanding common stock, without giving effect to his right to purchase an additional 1,504,000 shares upon exercise of warrants issued in connection with our initial public offering. In the event that Mr. Knott were to cause the exercise of such warrants, and assuming no other warrants to purchase Rand's common stock were exercised by any other party, Mr. Knott would be the beneficial owner of approximately 41.7% of Rand's outstanding common stock. In addition, the price of the series A convertible preferred stock is subject to adjustment upon the occurrence of certain events which are dilutive to the shares of series A convertible preferred stock. In the event of such adjustment, an even greater number of shares of common stock may be issuable to holders of such securities upon conversion. Accordingly, Mr. Knott will have substantial influence over the outcome of all matters requiring shareholder approval, including the election of members of Rand's Board of Directors. In addition, the certificate of designations of the series A convertible preferred stock grants to the holders of series A convertible preferred stock the right to approve certain material actions which Rand's Board of Directors may wish to implement, including any merger, consolidation or sale of all or substantially all of Rand's assets. This concentrated control could discourage others from initiating any potential merger or other change of control transaction that may otherwise be beneficial to Rand's businesses. As a result, the market price of Rand's publicly traded securities could be adversely affected.

The conversion of our series A convertible preferred stock will result in significant and immediate dilution of our existing stockholders and the book value of their common stock.

      The shares of series A convertible preferred stock to be issued in connection with the acquisition are convertible into 2,419,354 shares of our common stock, which, on an "as converted" basis, represents approximately 30.2% of our aggregate outstanding common stock. The conversion price of our series A convertible preferred stock is subject to weighted average anti-dilution provisions whereby, if Rand issues shares in the future for consideration below the existing conversion price of $6.20, then the conversion price of the series A convertible preferred stock would automatically be decreased, allowing the holders of the series A convertible preferred stock to receive additional shares of common stock upon conversion. Upon any conversion of the series A convertible preferred stock, the equity interests of our existing common stockholders, as a percentage of the total number of the outstanding shares of our common stock, and the net book value of the shares of our common stock will be significantly diluted.

Future acquisitions of vessels or businesses by Rand or Lower Lakes would subject Rand and Lower Lakes to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact Rand's or Lower Lakes' capital structure.

      Rand intends to pursue other acquisition opportunities following the closing of the Lower Lakes acquisition in an effort to diversify its investments and/or grow Lower Lakes' business. While neither Rand nor Lower Lakes is presently committed to any additional acquisition, Rand is currently actively pursuing one or more potential acquisition opportunities. Acquisitions may be of individual or groups of vessels or of businesses operating in the shipping or other industries. Following the acquisition of Lower Lakes, Rand will not be limited to any particular industry or type of business that it may acquire. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular business or assets that Rand may acquire, or of the industry in which such business operates. To the extent Rand acquires a financially unstable business, we may be affected by numerous risks inherent in the acquired business's operations. If Rand acquires a business in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although Rand's management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

      In addition, the financing of any acquisition completed by Rand after the Lower Lakes acquisition could adversely impact Rand's capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of existing stockholders and/or adversely affect prevailing market prices for Rand's common stock. Increasing Rand's indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact our capital structure and your equity interest in Rand.

      Except as required by law or the rules of any securities exchange on which our securities might be listed at the time we seek to consummate an acquisition, you will not be asked to vote on any proposed acquisition and you will not be entitled to exercise conversion rights in connection with any such acquisition.

                   Risks Associated with the Shipping Industry

The cyclical nature of the Great Lakes dry bulk shipping industry may lead to decreases in shipping rates, which may reduce Lower Lakes' revenue and earnings.

      The shipping business, including the dry cargo market, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values. Rand anticipates that the future demand for Lower Lakes' dry bulk carriers and dry bulk charter rates will be dependent upon continued demand for imported commodities, economic growth in the United States and Canada, seasonal and regional changes in demand, and changes to the capacity of the Great Lakes fleet which cannot be predicted. Adverse economic, political, social or other developments could decrease demand and growth in the shipping industry and thereby reduce revenue and earnings. Fluctuations, and the demand for vessels, in general, have been influenced by, among other factors:

o     global and regional economic conditions;

o     developments in international and Great Lakes trade;

o changes in seaborne and other transportation patterns, such as port congestion and canal closures;

o     weather and crop yields;

o     political developments; and

o     embargoes and strikes.

The market values of Lower Lakes' vessels may decrease, which could cause Lower Lakes to breach covenants in its credit facility and which could reduce earnings and revenues as a result of potential foreclosures.

      Vessel values are influenced by several factors, including:

o changes in environmental and other regulations that may limit the useful life of vessels;

o     changes in Great Lakes dry bulk commodity supply and demand;

o     types and sizes of vessels;

o     development of and increase in use of other modes of transportation;

o     governmental or other regulations; and

o     prevailing level of charter rates.

      If the market values of Lower Lakes' owned vessels decrease, Lower Lakes may breach some of the covenants contained in its new credit facility. If Lower Lakes does breach such covenants and Lower Lakes is unable to remedy the relevant breach, its lenders could accelerate its debt and foreclose on the collateral, including Lower Lakes' vessels. Any loss of vessels would significantly decrease the ability of Rand to generate revenue and income. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, or a vessel is sold at a price below its book value, Rand would incur a loss that would reduce earnings.

A failure to pass inspection by classification societies and regulators could result in one or more vessels being unemployable unless and until they pass inspection, resulting in a loss of revenues from such vessels for that period and a corresponding decrease in earnings, which may be material.

      The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry, as well as being subject to inspection by shipping regulatory bodies such as Transport Canada. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the United Nations Safety of Life at Sea Convention. Lower Lakes' owned fleet is currently enrolled with the American Bureau of Shipping.

      A vessel must undergo Annual Surveys, Intermediate Surveys, and Special Surveys by its classification society, as well as periodic inspections by shipping regulators. As regards classification surveys, in lieu of a Special Survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Lower Lakes' vessels are on Special Survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be drydocked every four to five years for inspection of the underwater parts of such vessel.

      Due to the age of several of the vessels, the repairs and remediations required in connection with such classification society surveys and other inspections may be extensive and require significant expenditures. Additionally, until such time as certain repairs and remediations required in connection with such surveys and inspections are completed (or if any vessel fails such a survey or inspection), the vessel may be unable to trade between ports and, therefore, would be unemployable. Any such loss of the use of a vessel could have an adverse impact on Rand's revenues, results of operations and liquidity, and any such impact may be material.

Lower Lakes' business would be adversely affected if Lower Lakes failed to comply with U.S. maritime laws or the Coasting Trade Act (Canada) provisions on coastwise trade, or if those provisions were modified or repealed.

      Upon the closing of the acquisition, Rand will be subject to the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, and other U.S. laws and the Coasting Trade Act (Canada) that restrict domestic maritime transportation to vessels operating under the flag of the subject state. In the case of the United States, in addition, the vessels must have been built in the United States, be at least 75% owned and operated by U.S. citizens and manned by U.S. crews. Compliance with the foregoing legislation increase the operating costs of the vessels. With respect to its U.S. flag vessels, Rand will be responsible for monitoring the ownership of its capital stock to ensure compliance with U.S. maritime laws. If Rand does not comply with these restrictions, Rand would be prohibited from operating its vessels in U.S. coastwise trade, and under certain circumstances Rand would be deemed to have undertaken an unapproved foreign transfer, resulting in severe penalties, including permanent loss of U.S. coastwise trading rights for its vessels, and fines or forfeiture of the vessels.

      Over the past decade, interest groups have lobbied Congress to modify or repeal U.S. maritime laws so as to facilitate foreign flag competition. Foreign vessels generally have lower construction costs and generally operate at significantly lower costs than vessels in the U.S. markets, which would likely result in reduced charter rates. Rand believes that continued efforts will be made to modify or repeal these laws. If these efforts are successful, it could result in significantly increased competition and have a material adverse effect on our business, results of operations and financial condition.

We may be unable to maintain or replace our vessels as they age.

      As of December 31, 2004, the average age of the vessels operated by Lower Lakes was approximately 59 years. The expense of maintaining, repairing and upgrading Lower Lakes' vessels typically increases with age, and after a period of time the cost necessary to satisfy required marine certification standards may not be economically justifiable. There can be no assurance that Lower Lakes will be able to maintain its fleet by extending the economic life of existing vessels, or that our financial resources will be sufficient to enable us to make expenditures necessary for these purposes. In addition, the supply of replacement vessels is very limited and the costs associated with acquiring a newly constructed vessel are prohibitively high. In the event that Lower Lakes were to lose the use of any its vessels, our financial performance would be adversely affected.

Lower Lakes is subject to environmental laws that could require significant expenditures both to maintain compliance with such laws and to pay for any uninsured environmental liabilities resulting from a spill or other environmental disaster.

      The shipping business and vessel operation are materially affected by government regulation in the form of international conventions, United States and Canadian treaties, national, state, provincial, and local laws, and regulations in force in the jurisdictions in which vessels operate. Because such conventions, treaties, laws and regulations are often revised, Rand cannot predict the ultimate cost of compliance or its impact on the resale price or useful life of Lower Lakes' vessels. Additional conventions, treaties, laws and regulations may be adopted which could limit Rand's ability to do business or increase the cost of its doing business, which may materially adversely affect its operations, as well as the shipping industry generally. Lower Lakes is required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, and certificates with respect to its operations and any increased cost in connection with obtaining such permits, licenses and certificates, or the imposition on Lower Lakes of the obligation to obtain additional permits, licenses and certificates, could adversely affect Rand's results of operations.

      Canada has adopted a regime of strict liability for oil pollution damage coming out of ships (Part 6 of the Marine Liability Act). In case of non-tanker vessels, such as Lower Lakes' vessels, a vessel's registered owner is strictly liable for pollution damage caused on the Canadian territory, in Canadian territorial waters or in Canada's exclusive economic zone by oil of any kind or in any form including petroleum, fuel oil, sludge, oil refuse and oil mixed with wastes, subject to certain defenses. The liability of the shipowner is, however, limited in accordance with the provisions of the Convention on Limitation of Liability for Maritime Claims, 1976, as amended by the Protocol of 1996. Pursuant to this Convention, the shipowner can limit its liability to (i) 1 million Special Drawing Right, or SDR, as defined by the International Monetary Fund for the first 2,000 tons of tonnage, (ii) 400 SDR for each additional ton up to 30,000 tons of tonnage, (iii) 300 SDR for each additional ton up to 70,000 tons of tonnage and (iv) 200 SDR for each additional ton of tonnage. In addition to the Marine Liability Act, Lower Lakes' vessels are also subject to other Canadian laws and regulations that contain significant fine and penalty provisions relating to the marine environment, pollution and discharges of hazardous substances, including the Migratory Birds Convention Act, the Canadian Environmental Protection Act, 1999, and the Fisheries Act.

      The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in United States waters, which includes the Great Lakes and their connecting and tributary waterways. Under OPA, vessel owners, operators and bareboat charterers are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from vessel discharges of oil of any kind or in any form.

      Lower Lakes currently maintains pollution liability coverage insurance. However, if the damages from a catastrophic incident exceed this insurance coverage, it could have a significant adverse impact on Rand's cash flow, profitability and financial position.

Lower Lakes is subject to vessel security regulations and will incur costs to comply with recently adopted regulations and may be subject to costs to comply with similar regulations which may be adopted in the future in response to terrorism.

      Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created ISPS Code. Among the various requirements are:

o on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

o     the development of vessel security plans; and

o     compliance with flag state security certification requirements.

      The U.S. Coast Guard regulations are intended to be aligned with these international maritime security standards. Although Rand does not believe these additional requirements will have a material financial impact on Lower Lakes' operations, Rand cannot assure you that there will be no interruption in operations to bring vessels into compliance with the applicable requirements and any such interruption could cause a decrease in revenues.

The operation of Lower Lakes' vessels is dependent on the price and availability of fuel. Continued periods of historically high fuel costs may materially adversely affect Rand's operating results.

      Rand's operating results may be significantly impacted by changes in the availability or price of fuel for Lower Lakes' vessels. Fuel prices have increased substantially since 2004. Although price escalation clauses form part of substantially all of Lower Lakes' contracts of affreightment, which enable Lower Lakes to pass the majority of its increased fuel costs on to its customers, these measures may not be sufficient to enable Lower Lakes to fully recoup increased fuel costs or assure the continued availability of its fuel supplies. Although we are currently able to obtain adequate supplies of fuel, it is impossible to predict the price of fuel. Political disruptions or wars involving oil-producing countries, changes in government policy, changes in fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages and additional fuel price increases in the future. There can be no assurance that Lower Lakes will be able to fully recover its increased fuel costs by passing these costs on to its customers. In the event that Lower Lakes is unable to do so, Rand's operating results will be adversely affected.

Governments could requisition Lower Lakes' vessels during a period of war or emergency, resulting in loss of revenues and earnings from such requisitioned vessels.

      The United States or Canada could requisition title or seize Lower Lakes' vessels during a war or national emergency. Requisition of title occurs when a government takes a vessel and becomes the owner. A government could also requisition Lower Lakes vessels for hire, which would result in the government's taking control of a vessel and effectively becoming the charterer at a dictated charter rate. Requisition of one or more of Lower Lakes' vessels would have a substantial negative effect on Rand, as Rand would potentially lose all or substantially all revenues and earnings from the requisitioned vessels and permanently lose the vessels. Such losses might be partially offset if the requisitioning government compensated Rand for the requisition.

The operation of Great Lakes-going vessels entails the possibility of marine disasters including damage or destruction of the vessel due to accident, the loss of a vessel due to piracy or terrorism, damage or destruction of cargo and similar events that may cause a loss of revenue from affected vessels and damage Lower Lakes' business reputation, which may in turn, lead to loss of business.

      The operation of Great Lakes-going vessels entails certain inherent risks that may adversely affect Lower Lakes' business and reputation, including:

o damage or destruction of vessel due to marine disaster such as a collision;

o     the loss of a vessel due to piracy and terrorism;

o cargo and property losses or damage as a result of the foregoing or less drastic causes such as human error, mechanical failure and bad weather;

o     environmental accidents as a result of the foregoing; and

o business interruptions and delivery delays caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

      Any of these circumstances or events could substantially increase Lower Lakes' costs, as for example, the costs of replacing a vessel or cleaning up a spill, or lower its revenues by taking vessels out of operation permanently or for periods of time. The involvement of Lower Lakes' vessels in a disaster or delays in delivery or damages or loss of cargo may harm its reputation as a safe and reliable vessel operator and cause it to lose business.

      If Lower Lakes' vessels suffer damage, they may need to be repaired at Lower Lakes' cost at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. Lower Lakes may have to pay drydocking costs that insurance does not cover. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, could decrease its revenues and earnings substantially, particularly if a number of vessels are damaged or drydocked at the same time.

Maritime claimants could arrest Lower Lakes' vessels, which could interrupt its cash flow.

      Crew members, suppliers of goods and services to a vessel, shippers of cargo, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages against such vessel. In many jurisdictions, a maritime lienholder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of Lower Lakes' vessels could interrupt its cash flow and require it to pay large sums of funds to have the arrest lifted.

               Risks Associated with Increasing Authorized Shares

Rand may issue shares of its common stock and preferred stock to complete a future business combination, which would reduce the equity interest of Rand's stockholders.

      Rand's certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Rand currently has 4,300,000 authorized but unissued shares of Rand's common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of Rand's outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. After giving effect to the issuance of the series A convertible preferred stock contemplated by Rand in connection with the acquisition, Rand will have 1,880,645 authorized but unissued shares of Rand's common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of Rand's outstanding warrants and conversion of the series A convertible preferred stock) and 700,000 shares of preferred stock available for issuance. Although Rand currently has no other commitments to issue any additional shares of its common or preferred stock, Rand may in the future determine to issue additional shares of its common or preferred stock to complete a business combination. The issuance of additional shares of Rand's common stock or preferred stock may significantly reduce the equity interest of stockholders and may adversely affect prevailing market prices for Rand's common stock.

                Risks if the Adjournment Proposal is not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to approve the acquisition proposal and amendment proposal, Rand's Board of Directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the acquisition proposal and amendment proposal will not be approved.

      Rand's Board of Directors is seeking approval to adjourn the special meeting to a later date if, at the special meeting, there are insufficient votes to approve the acquisition proposal and amendment proposal. If the adjournment proposal is not approved, Rand's Board of Directors will not have the ability to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the acquisition proposal and amendment proposal. In such case, the acquisition proposal and the amendment proposal will not be approved. Since approval of the acquisition by Rand's stockholders is a condition to completion of the acquisition, the acquisition would not be completed.

                           FORWARD-LOOKING STATEMENTS

      We believe that some of the information in this document constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

      o     discuss future expectations;

      o contain information which could impact future results of operations or financial condition; or

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations to the Rand stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Rand or Lower Lakes in its forward-looking statements, including among other things:

      o     continued compliance with government regulations;

      o legislation or regulatory environments, requirements or changes affecting the businesses in which Lower Lakes is engaged;

      o shipping industry trends, including charter hire rates and factors affecting supply and demand;

      o the age of, and need to provide repairs and upgrades to, Lower Lakes' vessels;

      o     Lower Lakes' dependence on its key management personnel;

      o credit or currency risks affecting Lower Lakes' revenue and profitability; and

      o     general economic conditions.

      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

      All forward-looking statements included herein attributable to each of Rand, Lower Lakes or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Rand and Lower Lakes undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

      Before you grant your proxy or instruct how your vote should be cast you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this document could have a material adverse effect on Rand or Lower Lakes.

                            THE RAND SPECIAL MEETING

Rand Special Meeting

      We are furnishing this document to you as part of the solicitation of proxies by Rand's Board of Directors for use at the special meeting called to consider and vote upon the acquisition proposal, the amendment proposal and the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

      We will hold the special meeting at 10:00 a.m., eastern time, on February 28, 2006, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York, to vote on the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal.

Purpose of the Special Meeting

      At the special meeting, we are asking holders of Rand common stock to:

      o adopt the acquisition proposal and the amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition;

      o     adopt the amendment proposal; and

      o     adopt the adjournment proposal.

      Rand's Board of Directors:

      o unanimously recommends that Rand common stockholders vote "FOR" the acquisition proposal;

      o unanimously recommends that Rand common stockholders vote "FOR" the amendment proposal; and

      o unanimously recommends that Rand common stockholders vote "FOR" the adjournment proposal.

      Adoption by Rand stockholders of the acquisition proposal is not conditioned on the adoption of the amendment proposal or the adjournment proposal. However, the adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal.

Record Date; Who is Entitled to Vote

      The record date for the special meeting is January 31, 2006. Record holders of Rand common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,600,000 outstanding shares of Rand common stock.

      Each share of Rand common stock is entitled to one vote at the special meeting.

      Rand's initial stockholders have agreed to vote their 1,000,000 shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the shares of Rand common stock issued in its initial public offering. In addition, one of Rand's initial stockholders who owns 250,000 of common stock issued in Rand's initial public offering, representing approximately 4.5% of the outstanding shares of Rand common stock, and approximately 5.4% of the shares issued in Rand's initial public offering, intends to vote such shares "FOR" the adoption of the acquisition proposal. The initial stockholders intend to vote all of their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the amendment proposal and the adjournment proposal.

      Rand's issued and outstanding warrants do not have voting rights and record holders of Rand warrants will not be entitled to vote at the special meeting.

Voting Your Shares

      Each share of Rand common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Rand common stock that you own.

      There are two ways to vote your shares of Rand common stock at the special meeting:

      o You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Rand's Board "FOR" the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal.

      o You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

      IF YOU DO NOT VOTE YOUR SHARES OF RAND COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE ACQUISITION PROPOSAL, THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF RAND'S INITIAL PUBLIC OFFERING ARE HELD. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY ELECT TO CONVERT YOUR SHARES BY CHECKING THE APPROPRIATE BOX, OR DIRECTING YOUR BROKER TO CHECK THE APPROPRIATE BOX, ON THE PROXY CARD AND ENSURE THAT THE PROXY CARD IS DELIVERED PRIOR TO THE RAND SPECIAL MEETING.

Who Can Answer Your Questions About Voting Your Shares

      If you have questions, you may write, e-mail or call Morrow & Co., Inc., 470 West Avenue - 3rd Floor, Stamford, CT 06902, E-mail: Rand.info@morrowco.com. Banks and Brokerage Firms, please call (203) 658-9400. Stockholders, please call
(800) 607-0088.

No Additional Matters May Be Presented at the Special Meeting

      This special meeting has been called only to consider the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal. Under Rand's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

      In addition, representatives of Rand's accountants are not expected to be present at the special meeting and accordingly will not make any statement or be available to respond to any questions.

Revoking Your Proxy

      If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

      o     You may send another proxy card with a later date;

      o You may notify Laurence S. Levy, Rand's chairman and chief executive officer, in writing before the special meeting that you have revoked your proxy; and

      o You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required to Adopt the Acquisition Proposal

      The affirmative vote of a majority of the issued and outstanding shares of Rand's common stock is required to adopt the acquisition proposal. Adoption of the acquisition proposal also requires the affirmative vote of a majority of the shares of Rand's common stock issued in its initial public offering, which we sometimes refer to as the IPO shares. No vote of the warrant holders is necessary to adopt the acquisition proposal, and Rand is not asking the warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of the amendment proposal or adjournment proposal. However, if the holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then Rand will not consummate the acquisition because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition. See "Conversion Rights" below.

      A Rand stockholder who votes in favor of the acquisition proposal is also voting to adopt amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws, including the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition.

      At the close of business on February 1, 2006, there were 5,600,000 shares of Rand common stock outstanding, 4,600,000 of which were issued in Rand's initial public offering.

      Rand's initial stockholders have agreed to vote their 1,000,000 shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the shares of Rand common stock issued in its initial public offering. In addition, one of Rand's initial stockholders who owns 250,000 of common stock issued in Rand's initial public offering, representing approximately 4.5% of the outstanding shares of Rand common stock, and approximately 5.4% of the shares issued in Rand's initial public offering, intends to vote such shares "FOR" the adoption of the acquisition proposal.

Conversion Rights

      As provided in Rand's certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition, demand that Rand convert their shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal. If so demanded, Rand will convert each share of common stock into a pro rata portion of the trust account in which $23,736,000 of the net proceeds of Rand's initial public offering are held, plus interest earned thereon. Based on the amount of cash held in the trust account at January 25, 2006, you will be entitled to convert each share of common stock that you hold into approximately $5.33. If you exercise your conversion rights, then you will be exchanging your shares of Rand's common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Rand. If the acquisition is not completed, then these shares will not be converted into cash.

      The acquisition will not be consummated if the holders of more than 230,000 IPO shares, or more than 5% of the total number of IPO shares, exercise their conversion rights. Although Rand's certificate of incorporation would permit Rand to complete the acquisition so long as holders of less than 20% of the IPO shares of common stock issued in Rand's initial public offering were to demand conversion of their shares into cash, Rand will not be able to complete the acquisition if holders of more than 5% of the IPO shares demand conversion of their shares because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition.

      The reduced limit on conversions arises out of the determination of Rand's Board of Directors to obtain only enough financing as is minimally necessary to consummate the Lower Lakes acquisition, while basing how much financing would minimally be necessary on the assumption that holders of only a negligible number of IPO shares would exercise their conversion rights. Moreover, the Board determined to limit conversions to 5% even though after application of the amounts set forth below estimated by the Board to be required to consummate the acquisition, Rand would have cash balances capable of satisfying conversions of over 9% of the IPO shares. Rand's Board made these determinations based on their belief that holders of only a negligible number of IPO shares would exercise their conversion rights and in order to ensure that sufficient cash would be available to consummate the acquisition in the event that the Board underestimated the amount that would be so required.

      Under the new senior loan facility obtained by Rand in connection with the Lower Lakes acquisition, Rand will be required to make a closing date equity contribution to LL Acquisition Corp. of an amount necessary to fund the following: the approximately $8,680,000 purchase price for the shares of Lower Lakes, the $750,000 redemption price for the shares of Grand River, approximately $3,500,000 of transaction expenses, approximately $2,500,000 of working capital and winter work reserves and approximately $21,800,000 towards the retirement of Lower Lakes' closing date indebtedness. After making payments in respect of IPO share conversions, Rand will fund the required equity contribution with the amount held in the trust account as of the closing date of the acquisition (approximately $24,500,000 as of January 25, 2006) and the $15,000,000 of proceeds of the closing date issuance of its series A convertible preferred stock. Based on the foregoing estimates of the components of the required equity contribution, approximately $2,225,000 of the foregoing sources of capital to Rand will not be needed to satisfy the equity contribution. Based on the amount of cash held in the trust account at January 25, 2006, each IPO share with respect to which conversion rights are exercised would be entitled to receive approximately $5.33, resulting in aggregate payments of approximately $1,226,000 if holders of 5% of the IPO shares elect to convert their shares. In light of the anticipated amount of the closing date equity contribution required by the new senior loan facility, Rand's Board of Directors determined that conversions in excess of 5% of the IPO shares would put at risk Rand's ability to complete the acquisition.

      Rand's Board of Directors believes that proposing a business combination with an effective limit on the number of IPO shares that may be converted is consistent with the terms of Rand's certificate of incorporation as well as the terms of Rand's initial public offering. Rand's Board believes that Rand's certificate of incorporation permits Rand to complete an initial business combination that has been approved by the requisite vote of shareholders as long as holders of not more than 19.99% of the IPO shares exercise their conversion rights, and that such maximum level of permissible conversions does not afford stockholders the right to demand conversions of 19.99%. Rand's Board of Directors also believes that the disclosure pertaining to the 20% conversion limit contained in the prospectus relating to Rand's initial public offering is consistent with the prohibition contained in the certificate of incorporation. In that regard, the Board views statements included in the prospectus such as "... Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination." (page F-8 of the prospectus), and the fact that the pro forma net tangible book value of Rand's shares included in the prospectus assumes conversion of 19.99% of the IPO shares, not as a requirement or implication that conversions of up to 19.99% would in all cases be accommodated, but as descriptions and illustrations of the maximum level of conversions that under any circumstances could be permitted in the context of Rand's initial business combination.

      Prior to exercising conversion rights, Rand stockholders should verify the market price of Rand's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Rand's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol RAQC.

Vote Required to Adopt the Amendment Proposal

      Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Rand's common stock. No vote of the warrant holders is necessary to adopt the amendment proposal, and Rand is not asking the warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned on adoption of the adjournment proposal.

      Rand's initial stockholders intend to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the amendment proposal.

Vote Required to Adopt the Adjournment Proposal

      Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Rand's common stock. No vote of the warrant holders is necessary to adopt the adjournment proposal, and Rand is not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal or the amendment proposal.

      Rand's initial stockholders have agreed to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the adoption of the adjournment proposal.

If you abstain from voting or do not vote, either in person or by proxy or by voting instruction, it will have the same effect as a vote against the adoption of the acquisition proposal, the amendment proposal and the adjournment proposal, but not as a demand of conversion of your shares into a pro rata portion of the trust account in which the proceeds of Rand's initial public offering are held. To exercise you conversion rights, you must affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Rand special meeting.

Broker Non-Votes

      If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the acquisition proposal, the amendment proposal or the adjournment proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have the same effect as a vote "against" the acquisition proposal, the amendment proposal and the adjournment proposal, but will not have the effect of electing to exercise your conversion rights. To exercise you conversion rights, you must affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Rand special meeting.

Solicitation Costs

      Rand will bear all expenses incurred in connection with the solicitation of proxies. Rand will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-pocket-expenses. In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf. The cost of soliciting proxies on our behalf will be approximately $5,000 plus costs and expenses.

Stock Ownership

      At the close of business on the record date, Laurence S. Levy, Isaac Kier and Sandeep D. Alva, who together comprise all of Rand's directors and executive officers, together with their affiliates, beneficially owned and were entitled to vote 1,250,000 shares of Rand common stock, or approximately 22.3% of the outstanding shares of Rand common stock. Such number does not include 1,407,000 shares of common stock issuable upon exercise of warrants held by Rand's executive officers and directors. These shares have a market value of approximately $7,000,000 based on Rand's common stock price of $5.60 per share as of January 27, 2006. Those persons have agreed to vote their 1,000,000 shares of common stock acquired by them prior to the initial public offering in accordance with the vote of the majority of the shares issued in connection with Rand's initial public offering. Mr. Levy is currently chairman of the Board of Directors and Chief Executive Officer of Rand. Messrs. Kier and Alva are directors of Rand. For more information on beneficial ownership of Rand's common stock by executive officers, directors and 5% stockholders, see "Beneficial Ownership of Securities."

                            THE ACQUISITION PROPOSAL

      The discussion in this document of the acquisition and the principal terms of the Stock Purchase Agreement, dated as of September 2, 2005, by and among Rand, Rand LL Acquisition Corp., an indirect wholly-owned subsidiary of Rand, and the stockholders of Lower Lakes, as amended, is subject to, and is qualified in its entirety by reference to, the Stock Purchase Agreement, as amended December 29, 2005. A copy of the Stock Purchase Agreement and amendment thereto is attached as Annex A to this document and is incorporated in this document by reference.

General Description of the Acquisition

      The acquisition involves the purchase all of the outstanding shares of capital stock of Lower Lakes by LL Acquisition Corp.

Background of the Acquisition

      The terms of the Stock Purchase Agreement are the result of arm's-length negotiations between representatives of Rand and Lower Lakes. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

      Rand is a blank check company organized as a corporation under the laws of the State of Delaware on June 2, 2004. On November 2, 2004, Rand successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $24,605,000. Rand's common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the Over-the-Counter Bulletin Board under the symbols RAQC, RAQCW and RAQCU, respectively. $23,736,000 of the net proceeds of the initial public offering was placed in a trust account and will be released to Rand upon consummation of the acquisition or upon the liquidation of Rand. Subsequent to its initial public offering, Rand's officers and directors commenced an active search for a prospective operating business. Other than its initial public offering and the pursuit of a business combination, Rand has not engaged in any business to date. If Rand does not consummate a business combination by the later of April 27, 2006, or October 27, 2006 in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by April 27, 2006, then, pursuant to article sixth of its certificate of incorporation, as amended, Rand's officers must take all actions necessary to dissolve and liquidate Rand within 60 days. As of January 25, 2006, approximately $24,500,000, including interest, was held on deposit in the trust account.

      LL Acquisition Corp. is a Canadian corporation and a wholly-owned subsidiary of Rand LL Holdings Corp. formed solely for purposes of the acquisition. Rand LL Holdings Corp. is a Delaware corporation and a wholly-owned subsidiary of Rand formed solely for purposes of the acquisition.

      Lower Lakes, a Canadian corporation, provides bulk freight shipping services throughout the Great Lakes region. Lower Lakes Transportation Company, a Delaware corporation, is a wholly-owned operating subsidiary of Lower Lakes. Grand River Navigation Company, Inc., a Delaware corporation, is 25% owned by Lower Lakes and owns or charters the vessels used in Lower Lakes Transportation's business operations.

      Following its initial public offering in November 2004, Rand contacted several investment banks, private equity firms and business brokers in an effort to identify a suitable target company for an acquisition. One such institution, NatCity Investments, Inc., located in Cleveland, Ohio, was contacted by telephone on or about February 1, 2005 by Laurence Levy, Rand's Chief Executive Officer. Mr. Levy was introduced to NatCity Investments by NatCity Investment's commercial lending affiliates with whom Mr. Levy, through his affiliates, has engaged in commercial loan transactions with respect to unrelated investments. Neither Mr. Levy nor any other officer or director of Rand has ever had any association with NatCity Investments.

      During the fourth quarter of 2004, Lower Lakes decided to engage NatCity Investments to conduct a managed sale process to identify a buyer for Lower Lakes' business and close a transaction that would be acceptable to Lower Lakes' stockholders. NatCity Investments identified potential strategic and financial buyers, foreign and domestic, and, during the first and second quarters of 2005, contacted 248 potential buyers. 106 potential buyers that expressed interest in a potential transaction with Lower Lakes executed confidentiality agreements before receiving additional materials on Lower Lakes.

      Rand was contacted by NatCity Investments on February 18, 2005 and, having expressed interest in a possible transaction, signed a confidentiality agreement on February 22, 2005. Prior to being contacted by NatCity Investments on February 18, 2005, no officer or director of Rand was aware of Lower Lakes or the fact that the owners of Lower Lakes desired to sell their interests in Lower Lakes. NatCity Investments provided Rand with additional materials on Lower Lakes and its business, including an executive summary containing historical operating and financial performance for Lower Lakes and audited and unaudited financial statements for Lower Lakes. Rand also made general inquiries of industry consultants with respect to the business environment in which Lower Lakes operates, Lower Lakes' competitive position within its market and Lower Lakes' management and operational capabilities.

      On March 11, 2005, based on the materials provided by NatCity Investments and other preliminary due diligence conducted by Rand, Rand submitted a non-binding proposal to acquire Lower Lakes. The proposal contemplated the acquisition of Lower Lakes business and assets for $60 million, payable $56 million in cash and $4 million in Rand common stock. NatCity indicated to Rand that the Rand proposal would be considered together with proposals from other potential buyers of Lower Lakes.

      On April 6, 2005, Laurence Levy, Rand's Chairman and Chief Executive Officer, Isaac Kier, a member of Rand's Board of Directors and Edward Levy, special advisor to Rand's Board of Directors, together with representatives of Macquarie Securities (USA) Inc., Rand's financial advisor, traveled to Cleveland, Ohio to meet with Lower Lakes' management team, ownership representatives and NatCity Investments. At the April 6 meeting, Scott Bravener and other representatives of Lower Lakes' management made a presentation on Lower Lakes business, operational metrics and financial performance. Following the meeting, Rand continued to correspond with NatCity Investments in order to gain additional insight into the operations and financial performance of Lower Lakes' business. In addition to Rand, NatCity and Lower Lakes' management made presentations to three other entities.

      Having gained a better understanding of Lower Lakes business, Rand revised its proposal to provide for the acquisition of the business and assets of Lower Lakes for $57 million, payable $53 million in cash and $4 million in Rand common stock. On April 14, 2005, Rand and Lower Lakes signed a non-binding letter of intent setting forth the basic terms of a possible business combination and providing Rand with a thirty day exclusivity period during which Lower Lakes would not consider other acquisition offers and during which Rand would continue its due diligence investigation of Lower Lakes. The terms of a possible business combination contained in the letter of intent were based on certain assumptions concerning the business, financial condition, and ownership of Lower Lakes. The acquisition terms ultimately provided in the Stock Purchase Agreement are not materially different than the terms contained in the letter of intent except:

      o The $57,000,000 purchase price contained in the letter of intent was reduced to $53,730,000 in the Stock Purchase Agreement;

      o Rand agreed to adopt a $3 million management bonus program (payable in cash or stock at the option of Rand) for the benefit of certain members of Lower Lakes' management after the acquisition;

      o The $4 million component of the purchase price contemplated by the letter of intent to be paid in Rand common stock was eliminated in the Stock Purchase Agreement and Rand agreed to pay the full purchase price in cash; and

      o The "roll-over" by Lower Lakes' management of their equity position in Lower Lakes into common stock of Rand, as contemplated by the letter of intent, was eliminated in the Stock Purchase Agreement due to tax and other considerations, and replaced with the management bonus program noted above.

      Following the signing of the letter of intent, NatCity and Lower Lakes provided Rand access to a significant amount of due diligence information. On April 22, 2005 members of the Lower Lakes' management and a representative from NatCity Investments met with Rand at its offices in New York to further discuss Lower Lakes and formally begin due diligence review of Lower Lakes by Rand and its advisors. Between April 22 and September 2, 2005, Rand and its advisors engaged in extensive due diligence of Lower Lakes, including a thorough financial, tax, legal and operational review of Lower Lakes' business, facilities and vessels.

      The exclusivity period contained in the letter of intent was extended on successive occasions through September 2, 2005, the date on which the Stock Purchase Agreement was signed by the parties.

      Between June 7 and September 2, 2005, Rand and Lower Lakes and their respective legal and financial advisors conducted extensive negotiations of the principal business and legal terms and conditions contained in the Stock Purchase Agreement, including at a meeting at Lower Lakes' counsel's offices in Toronto on July 25, 2005 attended by Laurence Levy and Rand's legal counsel, Scott Bravener and representatives of Lower Lakes' stockholders, their legal counsel and representatives of NatCity Investments.

      On August 12, 2005, Rand's Board of Directors met by conference telephone call to discuss the terms of the prospective acquisition and related financing transactions.

      On August 29, 2005, Rand's Board of Directors met by conference telephone call to again discuss the terms of the prospective acquisition and related financing transactions. At this telephonic meeting, representatives of Houlihan Smith & Company Inc., Rand's financial advisor retained to render its opinion as to the fairness of the acquisition and related preferred stock issuance and other matters, presented a summary of their analyses and findings and orally rendered its opinion that the purchase price to be paid in the acquisition and the issuance price of the series A convertible preferred stock were each fair, from a financial point of view, to Rand's stockholders (other than, in the case of the series A convertible preferred stock issuance price, to the purchaser of the series A convertible preferred stock), and that the fair market value of Lower Lakes is at least equal to 80% of Rand's net assets. Based on its review of the terms of the acquisition and related financing transactions, and based on the Houlihan opinion and other matters discussed below, Rand's Board of Directors unanimously approved the acquisition and related financing transactions and authorized the execution of the Stock Purchase Agreement, the Preferred Stock Purchase Agreement and the other documents related to the acquisition.

      On September 2, 2005, after the close of business, Rand and the stockholders of Lower Lakes entered into the Stock Purchase Agreement and related agreements, and on September 6, 2005 publicly announced their agreement through a joint press release. On December 29, 2005, the parties to the Stock Purchase Agreement amended the agreement to extend the date after which a party may terminate the agreement from January 15, 2006 to January 31, 2006, and to amend the working capital purchase price adjustment therein to provide for an effective closing date of January 15, 2006. On January 30, 2006, the parties to the Stock Purchase Agreement further amended the agreement to extend the date after which a party may terminate the agreement from January 31, 2006 to February 28, 2006.

      Following the April 6, 2005 Lower Lakes' management presentation to Rand and its advisors, Rand retained Macquarie Securities (USA) Inc. to advise Rand on sourcing capital to consummate the Lower Lakes acquisition. Rand and Macquarie conducted discussions, meetings and presentations with numerous potential lenders including banks, corporate finance groups, hedge funds, and institutional lenders. Rand received numerous proposals to fund the acquisition, and after negotiating the terms of such proposals to improve their terms and flexibility, Rand's management determined with Macquarie's assistance that the most attractive financing proposals were the senior debt proposal from GE Commercial & Industrial Finance, Inc. and the series A convertible preferred stock proposal from Knott Partners L.P. and Bay Resource Partners L.P. Rand management's determination was based on cost, terms, certainty of closing, ability to grow with Rand and other factors. The terms of the senior debt facility and series A convertible preferred stock issuance are described below under "Acquisition Financing" on page 81.

Factors Considered by the Rand Board in Approving the Acquisition

      In approving the Stock Purchase Agreement, Rand's Board of Directors relied on financial and other information relating to Lower Lakes, the regulatory environment and the industry fundamentals. Rand's Board of Directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Rand Board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Rand Board may have given different weight to different factors.

      Rand's Board of Directors considered the factors below, in addition to the Risk Factors described starting on page 25 above, in reaching its conclusion to adopt the Stock Purchase Agreement and approve the acquisition.

      Competitive Position in Market with Significant Barriers to Entry

      An important criteria to Rand's Board of Directors was its belief that Lower Lakes has positioned itself as a leader in the River Class market segment. River Class vessels, which are smaller than most commercial ships on the Great Lakes, allow access to many ports that are not accessible by the majority of shipping vessels. Rand's Board believes that Lower Lakes operates more than one-third of all River Class vessels serving the Great Lakes and the majority of boom-forward River Class vessels.

      In addition, Rand's Board believes that Lower Lakes' market position is protected by a combination of formidable regulatory requirements - the Shipping Act, 1916, the Merchant Marine Act, 1920, commonly referred to as the Jones Act, and the Coasting Trade Act (Canada) - as well as the costs associated with building or acquiring new vessels.

      Efficient Operations

      Another important criteria to Rand's Board of Directors was its belief that Lower Lakes is able to operate more efficiently than other industry participants, principally as a result of the versatility of the Lower Lakes' fleet and Lower Lakes' cargo mix, which provide Lower Lakes the opportunity to match production with customer inventory needs through flexible scheduling. Rand's Board also believes that Lower Lakes is more efficient than its competitors with regard to the speed at which it loads and unloads cargo. Moreover, Rand's Board believes that Lower Lakes' ability to schedule outbound and backhaul segments of voyages serves to improve capacity utilization of the fleet. For instance, Lower Lakes may ship stone aggregates from Lake Huron to Lake Erie and return to Lake Huron with a backhaul shipment of coal, salt, or another bulk commodity.

      Long-Term Relationships with Customers in Diverse End Markets

      Another important criteria to Rand's Board of Directors was its belief that Lower Lakes has built long-term relationships with a diverse customer base. Lower Lakes services approximately 50 customers in a diverse array of end markets by shipping a wide range of dry bulk commodities such as construction aggregates, coal, grain, iron ore, and salt. Lower Lakes is the sole-source shipping provider to several of its significant customers. Lower Lakes enjoys a recurring revenue stream through long-term contracts with many of its key customers.

      Strong Financial Performance Characterized by Predictable Cash Flows

      Another important criteria to Rand's Board of Directors was the consistently strong financial performance of Lower Lakes. Rand's Board believes that Lower Lakes' cash flow generation is expected to continue for the foreseeable future. In fiscal year 2005, approximately 88% of Lower Lakes' annual capacity will be utilized under long term customer contracts. In fiscal year 2006, Lower Lakes anticipates that this utilization will increase to approximately 92%. Based on Lower Lakes' historical operations, Rand's Board also believes that remaining fleet capacity could be filled with tonnage on the spot market.

      Lower Lakes' Record of Growth and Expansion and Potential for Future
Growth

      Another important criteria to Rand's Board of Directors was Lower Lakes history of growth through acquisitions of additional vessels. Since 1999, Lower Lakes has added seven cargo-carrying vessels to its fleet, resulting in dramatic increases in revenue and net income. Rand's Board believes that Lower Lakes is positioned to continue its growth through acquisition of additional market share within the dry bulk shipping industry, including through the acquisition of additional vessels.

      The Experience of Lower Lakes' Management

      Another important criteria to Rand's Board of Directors was its belief in the strength and experience of Lower Lakes' management team and its ability to develop strong customer relationships and operate the business on an efficient basis.

      Rand's Board of Directors believes that each of the above factors strongly supported its determination and recommendation to approve the acquisition. Rand's Board of Directors did, however, consider the Risk Factors, among others, in its deliberations concerning the acquisition. See "Risk Factors" on page 25.

      Rand's Board of Directors, in determining to recommend the acquisition, concluded that these potentially negative factors were outweighed by the potential benefits of the acquisition, including the opportunity for Rand stockholders to share in Lower Lakes' future possible growth and anticipated profitability.

Fairness Opinion

      In addition to the factors listed above and the Risk Factors described starting on page 25 above, Rand's Board of Directors considered the Fairness Opinion described below in reaching its conclusion to approve the acquisition.

      Houlihan Smith & Company Inc. acted as financial advisor to Rand in connection with the Lower Lakes acquisition. Houlihan delivered its written opinion to Rand's Board of Directors on August 30, 2005, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the consideration to be paid in the acquisition is fair, from a financial point of view, to Rand's stockholders. The full text of the written opinion of Houlihan is attached as Annex H and is incorporated by reference into this document.

      o You are urged to read the Houlihan opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Houlihan in rendering its opinion.

      o The Houlihan opinion is not intended to be and does not constitute a recommendation to you as to how you should vote with respect to the acquisition. Houlihan was not requested to opine as to, and its opinion does not address, Rand's underlying business decision to proceed with or effect the acquisition.

In arriving at its opinion, Houlihan took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Houlihan:

      o reviewed the draft Stock Purchase Agreement among Rand, LL Acquisition Corp., and the stockholders of Lower Lakes, and a draft Redemption Agreement among Grand River Holdings, Inc. and Grand River Navigation Company, Inc.;

      o reviewed Lower Lakes' (and Lower Lakes Transportation Company's) audited financial statements prepared by Deloitte & Touche LLP for the three fiscal years ending March 31, 2003, March 31, 2004, and March 31, 2005;

      o reviewed unaudited financial statements prepared by Lower Lakes' management for the interim three-month period ending June 30, 2005. Houlihan also reviewed Lower Lakes' trailing twelve-month income statements for the period ending June 30, 2005;

      o reviewed certain of Rand's public filings with the United States Securities and Exchange Commission, including Rand's registration statement on Form S-1 and its most recent filings on Form 10-KSB and Form 10-QSB;

      o reviewed the terms and issuance of the Rand's series A convertible preferred stock as provided in the draft Preferred Stock Purchase Agreement and the Certificate of Designations in respect of the series A convertible preferred stock;

      o reviewed various publications and research reports relating to the bulk freight shipping and marine transportation industries;

      o held discussions with members of Lower Lakes' executive management with respect to the historical and current financial condition and operating results of Lower Lakes, as well as the historical business and future prospects of Lower Lakes following the acquisition;

      o compared Lower Lakes from a financial point of view with certain other guideline public companies in the bulk freight and transportation industries that Houlihan deemed to be relevant;

      o conducted due diligence discussions with third parties, including investment bankers familiar with marine towing and transportation industries and the public and private debt/equity markets;

      o compared the proposed financial terms of the issuance of Rand's series A convertible preferred stock, with the financial terms of certain financial restructurings and equity and subordinated debt issuances that Houlihan deemed relevant; and

      o conducted such other studies, analyses, inquires and investigations as Houlihan deemed relevant and appropriate.

      In arriving at its opinion, Houlihan relied upon and assumed the accuracy, completeness and reasonableness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Houlihan also relied upon the assurances of Rand's management that it is not aware of any facts or circumstances that would make any such information incomplete or misleading. Houlihan assumed that any financial model reviewed by them was reasonably prepared on a basis reflecting the best currently available estimates and information as of August 30, 2005. Houlihan also assumed that any draft acquisition or redemption documents which it reviewed contained all material economic terms of the final agreements to be executed.

      In connection with rendering its opinion, Houlihan performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Houlihan did not ascribe a specific range of values to Lower Lakes, but rather made its determination as to the fairness on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Accordingly, Houlihan believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. Houlihan's opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, August 30, 2005. Accordingly, although subsequent developments may affect its opinion, Houlihan has not assumed any obligation to update, review or reaffirm its opinion.

      Each of the analyses conducted by Houlihan was carried out to provide a different perspective on the transaction, and to enhance the total mix of information available. Houlihan did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Further, the summary of Houlihan's analyses described below is not a complete description of the analyses underlying Houlihan's opinion.

      The analyses performed were prepared solely as part of Houlihan's analysis of the fairness, and were provided to Rand's Board of Directors in connection with the delivery of Houlihan's opinion. The opinion of Houlihan was just one of the many factors taken into account by Rand's Board in making its determination to approve the transaction, including those described elsewhere in this document.

      The financial review and analyses include information presented in tabular format. To fully understand Houlihan's financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Houlihan's financial review and analyses.

      Valuation Overview

      Based upon a review of the historical and projected financial data and certain other qualitative data for Lower Lakes, Houlihan utilized the income approach - discounted cash flow method and the market approach - public guideline company method to determine a range of values for Lower Lakes, which were then weighted 50% each to determine an overall indicated enterprise value for Lower Lakes. The high, low and midpoint value derived through these analyses is set forth below.

----------------------------------------------------------------------------------------------------
Lower Lakes Fair Market Value (in 000's)                         Low           High       Midpoint
----------------------------------------                    ------------   -----------   -----------
Income Approach - Discounted Cash Flow Method               $     50,400   $    64,600   $    57,500
Market Approach - Public Guideline Company Method           $     51,200   $    63,000   $    57,100
                                                            ------------   -----------   -----------
Average Indicated Enterprise Value                          $     50,800   $    63,800   $    57,300
----------------------------------------------------------------------------------------------------

      Income Approach: Discounted Cash Flow Analysis

      Utilizing financial projections for Lower Lakes through Lower Lakes' 2010 fiscal year, Houlihan determined the net present value of the net cash flow of Lower Lakes to determine the enterprise value for Lower Lakes.

      To arrive at a present value, Houlihan applied a 12% discount rate to the net cash flow for each of the five years in the projection period as well as to a terminal net cash flow value. Houlihan used this discount rate based on the weighted average cost of capital for Lower Lakes, which was determined by Houlihan by taking into consideration an optimal equity and debt capital structure, the risk-free rate of return for long-term United States Treasury securities, rates of return for relevant corporate debt securities, and specific industry risks and company risks as they relate to Lower Lakes.

      Based on such assumptions and methodology, and after performing a series of sensitivity analyses to measure the impact of changes in the underlying assumptions and discount rate, Houlihan calculated an enterprise value range of between $50,400,000 and $64,600,000.

      The projections utilized by Houlihan in its discounted cash flow analysis are set forth below. These projections were based on original projections provided by Lower Lakes to interested parties, including Rand, during the course of the sale process. Rand's financial advisor, Macquarie Securities (USA) Inc., in consultation with Lower Lakes' management, modified the original projections to reduce projected annual earnings on account of vessel incidents, such as accidents or equipment or mechanical failures, and to increase annual earnings on account of fuel surcharges to customers. These adjusted projections were adopted by Lower Lakes' management.

      The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or United States generally accepted accounting principles, and are included in this proxy statement only because they were provided to Rand and used by Houlihan in rendering its opinion.

      Except as required by applicable securities laws, Rand undertakes no obligation to, and does not intend to, update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

      The projections are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those statements, including the risks described under the "Risk Factors" section of this document.

              Projections utilized in Discounted Cash Flow Analysis

      -----------------------------------------------------------------------------------------
                                                  Year Ended March 31 (000's)
                                 --------------------------------------------------------------
                                   2006         2007         2008          2009          2010
                                 -------      -------      -------       -------        -------
      Revenues                   $46,284      $47,561      $48,512       $49,482        $50,472
      Operating Expenses          31,949       32,774       33,429        34,098         34,780
      Gross Profit                14,335       14,787       15,083        15,384         15,692
      Non-Operating Expenses       4,425        4,310        4,396         4,484          4,574
      Capital Expenditure          4,800        2,625        3,600         3,600          3,600
      -----------------------------------------------------------------------------------------

      The projections were prepared on the assumption that Lower Lakes would continue its business and operations as currently conducted. Other significant assumptions include:

o Revenue for the 2006 fiscal year will increase from revenue in the 2005 fiscal year as a result of:

      o the launch of the Maumee, which was recently refurbished and commenced sailing on May 16, 2005 and will contribute approximately $4.4 million to revenue in the 2006 fiscal year;

      o the basis on which Lower Lakes bills customers for distillate fuel surcharges was amended in early 2005 which will increase revenue in the 2006 fiscal year by over $500,000 as compared to the 2005 fiscal year; and

      o customer contracts, which are in effect and will represent over 90% of net revenue in the 2006 fiscal year, include escalations which average from 2% to 3% per annum.

o Operating expense in the 2006 fiscal year will increase from operating expense in the 2005 fiscal year as a result of:

      o expenses for operating the Maumee in the 2006 fiscal year, which were not incurred in the 2005 fiscal year, will approximate $3,200,000;

      o administration expenses are projected to increase by 1.5% to 2% from the 2005 fiscal year to the 2006 fiscal year, which is consistent with the percentage increases of prior years;

      o winter work expense, after amounts capitalized, is projected to increase by 11% from the 2005 fiscal year to the 2006 fiscal year, primarily due to the reactivation of the Maumee; and

      o a $250,000 reserve has been set aside for unexpected vessel incidents or breakdowns.

o Following the 2006 fiscal year, revenue is projected to grow at the 2% to 3% per annum escalation rate included in customer contracts. Operating expenses are projected to grow at 1% to 2% per annum, which is consistent with prior years.

      Market Approach: Public Guideline Company Methods

      Houlihan utilized the public guideline company method, a market valuation approach, for the purposes of compiling guidelines or comparable company statistics and developing valuation metrics based on the prices at which stocks of similar companies are trading in a public market.

      The public guideline company method analysis is based on a review and comparison of the trading multiples of publicly traded companies that are similar with respect to business model, operating sector, size or target market. All six of the companies utilized by Houlihan in its analysis are involved in the marine transportation and shipping industry; however, Houlihan noted that only four of the companies have dry bulk marine operations.

      Houlihan reviewed certain financial information relating to Lower Lakes in the context of the corresponding financial information, ratios and public market multiples for the utilized companies. No company utilized in Houlihan's analysis was deemed to be identical or directly comparable to Lower Lakes. Accordingly, Houlihan considered the multiples for the utilized companies, taken as a whole, to be more relevant than the multiples of any single utilized company. Due to the smaller size, higher leverage and lower liquidity of Lower Lakes as compared to the utilized companies, Houlihan reduced the median valuation multiples derived through this analysis by 10% before applying them to Lower Lakes. The adjusted median multiples derived from this analysis were enterprise value to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of 5.5 times and enterprise value to EBIT (Earnings Before Interest and Taxes) of 11.5 times.

      Applying these adjusted median multiples to the Lower Lakes 2005 fiscal year EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBIT (Earnings Before Interest and Taxes) resulted in a range of implied enterprise values of approximately $51,200,000 to $63,000,000.

      As noted above, none of the utilized companies is identical or directly comparable to Lower Lakes. Accordingly, Houlihan considered the multiples for the utilized companies, taken as a whole, to be more relevant than the multiples of any single utilized company. Further, an analysis of publicly traded companies is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading of such companies.

      Houlihan delivered its written opinion to Rand's Board of Directors on August 30, 2005, which stated that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion the purchase price to be paid in the acquisition is fair, from a financial point of view, to Rand's stockholders. Houlihan is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Rand's Board of Directors determined to use the services of Houlihan because it is a recognized investment banking firm that has substantial experience in similar matters.

      Houlihan does not beneficially own any interest in Rand or Lower Lakes and has not provided services to either party other than rendering the opinion described above, an opinion that the preferred stock issuance price is fair to Rand's stockholders other than the purchaser of the series A convertible preferred stock and an opinion that the fair market value of Lower Lakes is at least equal to 80% of Rand's net assets. In connection with its engagement by Rand and the issuance of its written opinions, Rand paid Houlihan a non-contingent fee and agreed to indemnify Houlihan for certain liabilities that may arise out of the rendering of the opinion.

      The foregoing discussion of the information and factors considered by Rand's Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by Rand's Board of Directors.

Structure Following Completion of the Acquisition

      Immediately following completion of the acquisition, Lower Lakes and LL Acquisition will be amalgamated in accordance with Canadian law, and the amalgamated entity, which will retain the name Lower Lakes Towing Ltd., will continue to operate the business and assets of Lower Lakes. Immediately following the amalgamation, the shares of Lower Lakes Transportation and Grand River owned by Lower Lakes will be transferred to Rand LL Holdings Corp., a wholly-owned subsidiary of Rand. As a result of the foregoing and the redemption of the shares of Grand River not owned by Lower Lakes, Lower Lakes, Lower Lakes Transportation and Grand River will each become wholly-owned subsidiaries of Rand LL Holdings Corp. As a result of the amalgamation and transfer, the structure of Rand, Lower Lakes and their respective subsidiaries will be as depicted in the following diagram:

                                 ----------------
                                 Rand Acquisition
                                    Corporation
                                 ----------------
                                        |
                                  100%  |
                                        v
                                  --------------
                                     Rand LL
        ------------------------- Holdings Corp. --------------------
                                  --------------
       |                                |                            |
 100%  |                          100%  |                            |    100%
       v                                v                            v
   ------------            --------------------------    -----------------------
   Lower Lakes             Lower Lakes Transportation          Grand River
   Towing Ltd.                       Company             Navigation Company Inc.
   ------------            --------------------------    -----------------------
       |
       | 100%
       v
   ------------
   Port Dover
    Steamship
   Company Inc.
   ------------

Directors and Executive Officers Following Completion of the Acquisition

      If the acquisition of Lower Lakes is completed, the directors and executive officers of Rand and Lower Lakes will be as follows:

Name                        Age          Position
--------------------------------------------------------------------------------
Laurence S. Levy            49           Chairman of the Board and Chief
                                         Executive Officer, Rand; Director,
                                         Lower Lakes, Lower Lakes Transportation
                                         and Grand River

Scott Bravener              41           President, Lower Lakes and Lower Lakes
                                         Transportation; Director, Rand and
                                         Lower Lakes

James Siddall               41           Vice President - Marine Operations,
                                         Lower Lakes and Lower Lakes
                                         Transportation

Jeffrey Botham              39           Chief Financial Officer, Rand, Lower
                                         Lakes and Lower Lakes Transportation

Mark Rohn                   48           President, Grand River

Isaac Kier                  51           Director, Rand

Sandeep D. Alva             43           Director, Rand

      Laurence S. Levy has been Chairman of our Board of Directors and our Chief Executive Officer since our inception. Mr. Levy founded the predecessor to Hyde Park Holdings, LLC in July 1986 and has since served as its Chairman. Hyde Park Holdings, LLC is an investor in middle market businesses. Mr. Levy serves as an officer or director of many companies in which Hyde Park Holdings, LLC or its affiliates invests. Presently, these companies include: Ozburn-Hessey Logistics LLC, a national logistics services company, of which Mr. Levy is a director; Derby Industries LLC, a sub-assembly business to the appliance, food and transportation industries, of which Mr. Levy is Chairman; PFI Resource Management LP, an investor in the Private Funding Initiative program in the United Kingdom, of which Mr. Levy is general partner; Parking Company of America Airports LLC, an owner and operator of airport parking garages, of which Mr. Levy is a director; Regency Affiliates, Inc., a diversified publicly listed company, of which Mr. Levy is Chairman, Chief Executive Officer and President; Warehouse Associates L.P., a provider of warehouse and logistics services, of which Mr. Levy is Chairman. In addition, from March 1997 to January 2001, Mr. Levy served as Chairman of Detroit and Canada Tunnel Corporation, a company which operates the toll tunnel between Detroit, Michigan and Windsor, Ontario, and from August 1993 until May 1999, Mr. Levy served as Chief Executive Officer of High Voltage Engineering Corporation, a diversified industrial and manufacturing company. Mr. Levy received a Bachelor of Commerce degree and a Bachelor of Accountancy degree from the University of Witwatersrand in Johannesburg, South Africa. He is qualified as a Chartered Accountant (South Africa). Mr. Levy received a Master of Business Administration degree from Harvard University and graduated as a Baker Scholar.

      Captain Scott Bravener has served as Lower Lakes' President and Chief Executive Officer since its inception in 1994, and until 2001 also served as the captain of the Cuyahoga, a vessel owned by Lower Lakes. Captain Bravener has worked in the Great Lakes shipping industry since 1982, serving in various capacities for Canada Steamship Lines Inc. and P & H Shipping prior to the formation of Lower Lakes. Captain Bravener is a director of the Canadian Shipowners Mutual Assurance Association, is a certified Ships Master and is a member of the American Bureau of Shipping. Captain Bravener is a graduate of Marine Navigation Technology, Georgian College, Owen Sound, Ontario.

      Captain James Siddall joined Lower Lakes in 1994 and currently serves as its Vice President of Marine Operations. Until 2001, Captain Siddall also served as the relief captain of the Cuyahoga, a vessel owned by Lower Lakes. Captain Siddall has worked in the Great Lakes Shipping industry since 1981, serving in various capacities with Algoma Central Marine prior to the formation of Lower Lakes. Captain Siddall sits on the Georgian College Marine Advisory Council. He is a certified Ships Master as well as a graduate of Marine Navigation Technology, Georgian College, Owen Sound, Ontario.

      Jeffrey Botham has served as the Chief Financial Officer of Lower Lakes since 2003. Between 2002 and 2003, Mr. Botham served as Chief Financial Officer of GolfNorth Properties, Inc., a privately held golf course consolidator. From 2000 to 2002, Mr. Botham served as Chief Financial Officer of EDJ Packaging, Inc., an international equipment broker, based in Southwestern Ontario. During 2000, Mr. Botham served as Vice President of Finance and Chief Financial Officer for Hip Interactive Corp., a publicly listed group of companies in the video game distribution business. From 1995 to 2000, Mr. Botham served in roles of increasing responsibilities including Vice President, Finance, Chief Financial Officer and Secretary for Brick Brewing Co. Limited, a publicly listed regional brewery. From 1989 to 1995, Mr. Botham served as Manager of Accounting and Controller for privately held Algonquin Brewing Company. Mr. Botham earned his B.A. at the University of Waterloo and is a Certified Management Accountant (Canada).

      Mark Rohn has served as President of Grand River since 2001. Mr. Rohn has worked in the Great Lakes shipping industry since 1978, serving in various capacities with Oglebay Norton, Hanna Mining, Great Lakes Towing and N.M. Paterson and Sons. Mr. Rohn earned a bachelor's degree in Business Management from Cleveland State University.

      Isaac Kier has been a member of our Board of Directors since our inception. Since February 2000, Mr. Kier has served as a general partner of Coqui Capital Partners L.P., a venture capital firm which invests primarily in early stage companies. Since October 1997, he has been a principal and managing partner of First Americas Partners, LLC, an investment partnership focusing on investments in North and South America. Since February 2004, he has also been the secretary and treasurer and a member of the board of directors of Tremisis Energy Acquisition Corporation, an OTC Bulletin Board-listed company formed for the purpose of acquiring an operating business in either the energy or environmental industry and their related infrastructures. Since June 2005, Mr. Kier has also been a director of Paramount Acquisition Corporation, a company formed for the purpose of acquiring an operating business in either the biotechnology or specialty pharmaceuticals industry. Since April 2005, Mr. Kier has also been Chief Executive Officer and director of MPLC, Inc., a publicly-traded company which currently does not have any business operations but is pursuing business combination opportunities. Since October 2004, Mr. Kier has served as a member of the board of directors of Hana Biosciences Inc., an OTC Bulletin Board-listed biopharmaceutical company that aims to acquire, develop and commercialize innovative products for the treatment of important unmet medical needs in cancer and immunological diseases. From 1987 to 1997, he served as the managing partner of the Alabama 8 market, a non-wireline cellular licensee. From 1982 until its sale in 1995, Mr. Kier served as chairman of the board and chief executive officer of Lida, Inc., a Nasdaq-listed company engaged in textile production and printing. Mr. Kier received a B.A. in Economics from Cornell University and a J.D. from George Washington University Law School.

      Sandeep D. Alva has been a member of our Board of Directors since our inception. In July 2000, Mr. Alva founded Falcon Investment Advisors, LLC, a private equity investment firm providing subordinated debt and equity capital to middle market companies, and has been its managing director since its formation. From March 1991 to July 2000, Mr. Alva served as senior managing director and Mezzanine and Private Equity Team Leader of the John Hancock Bond & Corporate Finance Group, an affiliate of John Hancock Financial Services, Inc. Prior to that, he was a principal at Joseph, Littlejohn & Levy, a private equity investment firm, from December 1989 to March 1991. Mr. Alva received a Bachelor of Commerce degree from Bombay University, India, and an M.B.A. from Cornell University.

Special Advisor

      Edward Levy has been a managing director of CIBC World Markets Corp. since August 1995, and was co-head of CIBC World Markets Corp.'s Leveraged Finance Group from June 2001 until April 2005. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. Since June 1998, Mr. Levy has been a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934 engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry. From July 1999 until March 2005, he has was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy, our Chairman and Chief Executive Officer.

Amendment to Rand's Certificate of Incorporation

      A Rand stockholder who votes in favor of the acquisition proposal is also voting to adopt amendments to Rand's certificate of incorporation designed to enable Rand to regulate the ownership of its capital stock by persons who are not citizens of the United States. The proposed amendment, which is included in the form of Amended and Restated Certificate of Incorporation attached as Annex B, is intended to ensure that Rand will continue to satisfy the domestic stock ownership requirements of the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition. These amendments of Rand's certificate of incorporation will:

      o contain provisions limiting the aggregate percentage ownership by non-citizens of Rand's capital stock (including the common stock) to 23% of the outstanding shares, and no more than 23% of the voting power of Rand, to ensure that such foreign ownership will not exceed the maximum percentage (presently 25%) permitted by applicable Federal law;

      o require institution of a dual stock certificate or similar system to help determine such ownership; and

      o permit Rand's Board of Directors to make such determinations as may reasonably be necessary to ascertain such ownership and implement such limitations.

      Rand must comply with the domestic stock ownership requirements set forth in U.S. maritime laws to ensure that it will continue to be permitted to engage in United States Great Lakes trading and be entitled to participate in several maritime assistance programs administered by the United States Maritime Administration. Under U.S. maritime laws, Rand must be a U.S. citizen of the United States in order for its vessels to lawfully transport passengers and merchandise between locations on the Great Lakes in the United States. In order to be a U.S. citizen, not less than 75% of each class and series of Rand's capital stock must be beneficially owned by U.S. citizens. Under regulations issued by the United States Maritime Administration, a corporation may use the "fair inference test" in proving its status as a U.S. citizen. Under the fair inference test, the United States Maritime Administration will infer that the 75% ownership requirement has been satisfied if 95% of the mailing addresses of Rand's stockholders are within the United States. If the fair inference test is not satisfied, the regulations require a corporation to prove that the ultimate owners of at least 75% of its capital stock are U.S. citizens. Moreover, the regulations also require a corporation to supply citizenship information regarding any stockholder owning 5% or more of its issued and outstanding capital stock. In view of the potentially serious consequences of Rand's failure to prove that it meets the citizenship requirements of U.S. maritime laws, Rand's Board of Directors believes that implementation of the proposed amendment to Rand's Certificate of Incorporation is highly desirable.

      If the proposed amendment to Rand's Certificate of Incorporation is adopted, Rand's Board of Directors would be able to implement certain measures described below in the event the Board believes that a transfer or purported transfer of shares of Rand's capital stock would result in the ownership of more than 23% of any class of Rand's capital stock by persons or entities that are not U.S. citizens (other than any class or classes of Rand's stock that the United States Maritime Administration permits to be excluded from the determination of whether Rand is in compliance with the citizenship requirements of U.S. maritime laws). We will refer to persons or entities that are U.S citizens as U.S. citizens and persons or entities that are not U.S. citizens as non-citizens. U.S. maritime laws specify when a person or entity is considered a U.S. citizen for purposes of U.S. maritime laws, which is discussed in detail below.

      The proposed amendment would give Rand's Board of Directors the power to effect any and all measures necessary and desirable to implement the following provisions designed to ensure compliance with the domestic stock ownership requirements of U.S. maritime laws: (1) restrictions on transfer of Rand's stock, (2) dual stock certificate or similar system, (3) suspension of voting, dividend and distribution rights with respect to any shares owned by non-citizens in excess of the 23% limitation and (4) if necessary, mandatory redemption of shares owned by non-citizens in excess of the 23% limitation. To implement these measures, the Board may amend the bylaws of Rand. The effect of each of these measures is described below.

      As discussed above, a non-citizen is a person or entity that is not a U.S. citizen. U.S. maritime laws define U.S. citizen to include all of the following:

      o any individual who is a citizen of the United States, by birth, naturalization, as a derivative citizen or as otherwise authorized by law and who is (i) free and clear of any trust or fiduciary obligation in favor of, or control, directly or indirectly, by, non-citizens and (ii) not employed by or financially dependent on a non-citizen which is affiliated or associated in any manner with Rand;

      o any corporation (i) that is organized or incorporated under the laws of the United States, or of a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (ii) of which not less than 75% of its stock is beneficially owned by and vested in persons who are U.S. citizens, free and clear of any trust or fiduciary obligation of any non-citizens, (iii) of which not less than 75% of the voting power of the stock of such corporation entitled to vote is beneficially owned by and vested in U.S. citizens, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-citizens,
            (iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens, (v) whose chief executive officer (by whatever title), chairman of the board of directors and all officers authorized to act in the absence or disability of such persons or otherwise dispose of or control any vessel are U.S. citizens, and (vi) of which not more than a minority of the number of directors necessary to constitute a quorum are non-citizens;

      o any partnership (i) that is organized under the laws of the United States or of a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States,
            (ii) all general partners of which are U.S. citizens, (iii) of which not less than a 75% equity interest and voting power is beneficially owned by persons who are U.S. citizens, free and clear of any trust or fiduciary obligation in favor of any non-citizens and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-citizens, and (iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens;

      o any association (i) that is organized under the laws of the United States or of a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States,
            (ii) of which 100% of the members are U.S. citizens, (iii) whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all persons authorized to act in the absence or disability of such persons or otherwise dispose of or control any vessel are citizens of the United States, (iv) of which not less than 75% of the interest and voting power of such association is beneficially owned by U.S. citizens, free and clear of any trust or fiduciary obligation in favor of any non-citizens, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-citizens,
            (v) of which not more than a minority of the number of directors necessary to constitute a quorum are non-citizens, and (vi) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens;

      o any limited liability company (i) that is organized under the laws of the United States or of a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (ii) of which not less than 75% of the members are U.S. citizens, (iii) of which not less than 75% of the membership interest is beneficially owned by persons who are U.S. citizens, (iv) whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all persons authorized to act in the absence or disability of such persons or otherwise dispose of or control any vessel are citizens of the United States, (v) of which not less than 75% of the voting power of such company entitled to vote is vested in U.S. citizens, free and clear of any trust or fiduciary obligation, in favor of or on behalf of any non-citizens, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-citizens, (vi) of which the managing member or manager (or equivalent person), if such company's management is delegated to a single manager or managing member pursuant to its organizational agreement, is a citizen of the United States, or, if such company's management is conferred by its organizational agreement on several managers, a management committee or board of directors (or equivalent governing body), each manager having general management authority is a citizen of the United States and not more than a minority of the number of management committee members or directors (or equivalent persons) necessary to constitute a quorum of such governing body are non-citizens, (vii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens; and (viii) of which non-citizens do not have authority within a management group, whether through veto power, combined voting, or otherwise, to exercise control over the limited liability company;

      o any joint venture (if not an association or a partnership) (i) that is organized under the laws of the United States or of a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (ii) of which 100% of the members are, or 100% of the equity is beneficially owned by U.S. citizens, free and clear of any trust or fiduciary obligation in favor of any non-citizens, and (iii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens; and

      o any trust (i) that is domiciled in and existing under the laws of the United States or a state of the United States or a political subdivision of the United States, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (ii) all of the trustees of which are U.S. citizens, (iii) of which not less than 75% of the equity interest is owned by U.S. citizens, (iv) of which each beneficiary with an enforceable interest in the trust is a U.S. citizen, and (v) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-citizens.

      The proposed amendment to the Certificate of Incorporation authorizes Rand's Board of Directors to implement measures to the effect that any transfer, or attempted or purported transfer, that would result in more than 23% of the shares of a class of shares of Rand being owned by non-citizens will be ineffective as against Rand until the excess no longer exists. With respect to such shares, Rand's Board of Directors may implement measures that would cause Rand to not recognize the purported transferee of the shares as a stockholder of Rand for any purpose other than the transfer by the purported transferee of such excess to a person who is a U.S. citizen, or to the extent necessary to effect any other remedy available to Rand under the proposed amendment to the Certificate of Incorporation.

      The proposed amendment to the Certificate of Incorporation would also authorize Rand's Board of Directors to implement measures to ensure that it can monitor effectively the citizenship of the holders of its capital stock. To that end, the Board would have the authority to require proof of citizenship of existing or prospective stockholders and as well as to implement and maintain a dual stock certificate or similar system under which outstanding shares of Rand's capital stock owned by U.S. citizens or non-citizens would be recorded separately. If the Board implements a dual stock certificate or similar system, any stock surrendered for transfer thereafter will have to be accompanied by a citizenship certificate signed by the transferee and any additional proof of citizenship requested by Rand or its transfer agent, with the transfer agent then registering the transfer and issuance of a new stock certificate designated as U.S. citizen or non-citizen depending upon the citizenship of the new owner. In addition, to the extent necessary to enable Rand to determine the number of shares owned by non-citizens for purposes of submitting the proof of United States citizenship required under U.S. maritime laws, the Board could implement changes to Rand's bylaws that would require record holders and beneficial owners from time to time to confirm their citizenship status and, in the discretion of Rand's Board of Directors, to temporarily withhold dividends and deny voting rights to the shares of capital stock held by any such record holder and beneficial owner until confirmation of its citizenship status is received.

      Under the proposed amendment to the Certificate of Incorporation, the Board would be authorized to implement changes to the bylaws to deny voting rights to shares held by non-citizens in excess of the 23% limitation, and to withhold dividends with respect to such shares, pending transfer of the shares to a U.S. citizen or a reduction in the aggregate number of shares owned by non-citizens to or below the 23% limitation, at which time voting rights would be restored and dividends that had been withheld would be paid. Rand's Board of Directors will have the power to make a conclusive determination as to the shares of Rand's capital stock held by non-citizens in excess of the 23% limitation. This determination will be made by reference to the most recent acquisitions of shares of capital stock of Rand by non-citizens.

      In addition, the proposed amendment to the Certificate of Incorporation would authorize, but not require, Rand to redeem shares of its capital stock owned by non-citizens in excess of the 23% limitation in order to reduce ownership by non-citizens. The redemption price would be equal to (i) the average of the closing price of the capital stock on a national securities exchange on which the stock is traded or listed during the 10 trading days immediately prior to the date the notice of redemption is given, except that, if the capital stock is not so traded or quoted, the average closing price would be determined in good faith by Rand's Board of Directors and (ii) any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption but which has been withheld by Rand. Rand would have the option to pay the redemption price for any shares owned by non-citizens in excess of the 23% limitation in cash or by delivery of a promissory note having a maturity of not more than ten years from the date of issuance and bearing interest at a rate equal to the then current coupon rate of a 10-year Treasury note.

      Rand's Board of Directors has determined that it is necessary to implement a dual stock certificate or similar system as of the closing date of the acquisition. If the acquisition proposal is adopted, a dual stock certificate or similar system will be implemented and instructions with respect to the implemented system will be mailed to the stockholders of Rand at that time.

      Although the implementation of the proposed amendment to the Certificate of Incorporation will not affect the rights of Rand's stockholders who are U.S. citizens to hold its outstanding capital stock, if the number of shares of any class of Rand's capital stock held by non-citizens approaches 23%, the ability of stockholders of Rand who are U.S. citizens to sell capital stock to non-citizens may be curtailed, which could have an adverse effect on the liquidity of their holdings of capital stock. Because sales of capital stock of Rand by U.S. citizens and non-citizens to U.S. citizens will not be affected by the implementation of the proposed amendment to the Certificate of Incorporation, the effect of the proposed amendment to the Certificate of Incorporation on such sales is not expected to be material.

Appraisal or Dissenters Rights

      No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Rand in connection with the acquisition proposal.

United States Federal Income Tax Consequences of the Acquisition

      The following discusses the U.S. Federal income tax consequences of the acquisition of Lower Lakes by Rand. This discussion is based on the United States Internal Revenue Code of 1986, as amended. The statements set forth in this section as to tax consequences of the transaction to Rand common stockholders are those of Rand. Rand does not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

      Rand common stock holders who do not exercise their conversion rights will continue to hold their Rand common stock and as a result will not recognize any gain or loss from the acquisition.

      Rand common stock holders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stock holders upon conversion is greater than or less than, respectively, such holder's tax basis in their shares. A holder's tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased Rand's units will have to allocate the cost between the shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such holder's holding period in the shares is longer than one year.

Fiscal Year

      Following the closing of the acquisition, Rand anticipates that it will change its fiscal and tax year end from December 31 to March 31.

Regulatory Matters

      The acquisition and the transactions contemplated by the Stock Purchase Agreement are not subject to any Federal, state or provincial regulatory requirement or approval, except for the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada). The requisite approval under the Competition Act (Canada) was received on September 26, 2005 and the requisite approval under the Investment Canada Act was received on October 14, 2005.

Consequences if Acquisition Proposal is Not Approved

      If the acquisition proposal is not approved by the stockholders, Rand will not acquire Lower Lakes and Rand will continue to seek other potential business combinations.

Required Vote

      The affirmative vote of a majority of the issued and outstanding shares of Rand's common stock is required to adopt the acquisition proposal. Adoption of the acquisition proposal also requires the affirmative vote of a majority of the shares of Rand's common stock issued in its initial public offering. However, Rand will not be able to complete the acquisition if the holders of more than 230,000 shares of common stock issued in Rand's initial public offering, an amount equal to more than 5% of the IPO shares, vote against the acquisition and demand that Rand convert their shares into their pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition. See "Conversion Rights" on page 111 for a discussion of the reasons for the limitation on IPO share conversions. A Rand stockholder who votes of favor of the acquisition proposal is also voting to adopt amendments to Rand's certificate of incorporation designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition.

      Rand's initial stockholders have agreed to vote their shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the shares of Rand common stock issued in its initial public offering. In addition, one of Rand's initial stockholders who owns 250,000 shares of common stock issued in Rand's initial public offering, representing approximately 4.5% of the outstanding shares of Rand common stock, and approximately 5.4% of the shares issued in Rand's initial public offering, intends to vote such shares "FOR" the adoption of the acquisition proposal.

      Adoption of the acquisition proposal is not conditioned upon the adoption of the amendment proposal or adjournment proposal.

Recommendation

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ACQUISITION PROPOSAL.

Interest of Rand Directors and Officers in the Acquisition

      In considering the recommendation of the Board of Directors of Rand to vote for the proposal to adopt the acquisition, you should be aware that certain members of the Rand's Board, and their affiliates and associates, have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Rand stockholders generally. In particular:

      o if the acquisition is not approved and Rand fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Rand is therefore required to liquidate, the shares of common stock beneficially owned by Rand's executive officers and directors, and their affiliates and associates, that were acquired prior to Rand's initial public offering may be worthless because no portion of the net proceeds of Rand's initial public offering that may be distributed upon liquidation of Rand will be allocated to such shares. Similarly, the warrants to purchase Rand common stock held by Rand's executive officers and directors, and their affiliates and associates, may become worthless if the acquisition is not approved and Rand fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation;

      o Rand's executive officers and directors, together with their affiliates and associates, were issued a total of 1,000,000 shares of Rand common stock prior to Rand's initial public offering, and one of Rand's directors has acquired an additional 250,000 shares. These shares collectively have a market value of $7,000,000 based on Rand's share price of $5.60 as of January 27, 2006. However, the 1,000,000 shares acquired prior to Rand's initial public offering by these individuals cannot be sold prior to October 27, 2007 during which time the value of the shares may increase or decrease; and

      o after the completion of the acquisition, it is expected that the directors will continue to serve on Rand's Board of Directors and Laurence S. Levy will continue to serve as Rand's Chief Executive Officer and as Chairman of Rand's Board of Directors. Mr. Levy, as Rand's Chief Executive Officer, and each director of Rand, will, following the acquisition, be compensated in such manner, and in such amounts, as Rand's Board of Directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Rand.

      Rand's Board of Directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to the stockholders of Rand that they vote for the adoption of the acquisition proposal.

Interests of Lower Lakes Directors and Officers in the Acquisition

      You should understand that some of the current directors and officers of Lower Lakes have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. In particular:

      o Scott Bravener, Lower Lakes' President, is expected to remain the President of Lower Lakes and James Siddall, a Vice President of Lower Lakes, is expected to remain a Vice President of Lower Lakes, and each such individual is expected to enter into an employment agreement with Lower Lakes in connection with the acquisition; and

      o Lower Lakes is party to a month-to-month lease under which it leases real estate in Port Dover, Ontario from Scott Bravener, James Siddall, Franklin Bravener and Robert Pierson, each of whom is an employee of Lower Lakes, and Grand River is party to a lease under which it leases real estate in Rogers City, Michigan from Robert P. Noffze, who is an employee of Grand River, and Rand currently intends to continue to lease these properties after completion of the acquisition. Rand's management believes that these leases are at rates consistent with leases negotiated at arm's length.

      Rand's Board of Directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to the stockholders of Rand that they vote for the adoption of the acquisition proposal.

                             THE AMENDMENT PROPOSAL

General Description of the Amendment

      The amendment involves an increase of number of shares of common stock that Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc.

Rand's Reasons for the Amendment and Recommendation of Rand's Board of Directors

      Rand's Board of Directors has concluded that the amendments to its certificate of incorporation are in the best interests of Rand's stockholders.

      Rand believes it is prudent to have a greater number of shares of its common stock available for a variety of corporate purposes, including financing potential acquisitions and compensating its officers, directors and employees. Rand does not presently have any agreements or plans to issue any of the shares which would be authorized upon adoption of the amendment proposal. There are no preemptive rights with respect to these securities.

      Rand believes that the name Rand Logistics Inc. more accurately reflects the business Rand will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Rand with its operating business.

Consequences if Amendment Proposal is Not Approved

      If the amendment proposal is not approved by the stockholders, Rand will not increase the number of its authorized capital stock and Rand's name will remain "Rand Acquisition Corporation."

Required Vote

      Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Rand's common stock. No vote of the warrant holders is necessary to adopt the amendment proposal, and Rand is not asking the warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned on adoption of the adjournment proposal.

Rand's initial stockholders intend to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the amendment proposal.

Recommendation

      After careful consideration, Rand's Board of Directors has determined unanimously that the amendment proposal is in the best interests of Rand and its stockholders. Rand's Board of Directors has approved and declared advisable the amendment proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT PROPOSAL.

                            THE ADJOURNMENT PROPOSAL

General Description of the Adjournment Proposal

      The adjournment proposal allows Rand's Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal.

Consequences if Adjournment Proposal is Not Approved

      If the adjournment proposal is not approved by the stockholders, Rand's Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the acquisition and amendment proposal.

Required Vote

      Adoption of the adjournment proposal requires the affirmative vote of a majority of all issued and outstanding shares of Rand's common stock, including shares issued to Rand's initial stockholders prior to Rand's initial public offering. No vote of the warrant holders is necessary to adopt the adjournment proposal, and Rand is not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal or the amendment proposal.

      Rand's initial stockholders have agreed to vote their shares of Rand common stock, representing an aggregate of approximately 22.3% of the outstanding shares of Rand common stock, "FOR" the adoption of the adjournment proposal.

Recommendation

      After careful consideration, Rand's Board of Directors has determined unanimously that the adjournment proposal is in the best interest of Rand and its stockholders. Rand's Board of Directors has approved and declared advisable the adjournment proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

                    THE LOWER LAKES STOCK PURCHASE AGREEMENT

      The following summary of the material provisions of the Stock Purchase Agreement for Lower Lakes is qualified by reference to the complete text of the Stock Purchase Agreement for Lower Lakes, a copy of which is attached as Annex A to this document. All stockholders are encouraged to read the Stock Purchase Agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

Structure of the Acquisition

      Upon completion of the acquisition, Rand's wholly-owned subsidiary, Rand LL Holdings, will own all of the outstanding stock of Lower Lakes. Lower Lakes will continue to operate its business in the same manner as before the acquisition. As a result of related transactions on the closing date, Rand, through Rand LL Holdings, will also own all of the outstanding stock of Lower Lakes Transportation and Grand River, each of which will continue to operate their respective businesses in the same manner as before the acquisition.

Purchase Price - Payment

      The purchase price for the shares of Lower Lakes is $53,730,000, less the amount used to pay and retire all of the indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River outstanding on the closing date and less the $750,000 redemption price for the remaining shares of Grand River. The purchase price is payable in cash and subject to a working capital purchase price adjustment.

Escrow Amount

      At the closing of the acquisition, $2,000,000 of the purchase price will be transferred to an escrow agent to secure any post-closing adjustment in the purchase price in favor of Rand and to secure the indemnification obligations of the stockholders of Lower Lakes for breaches of their representations, warranties and covenants to Rand and LL Acquisition contained in the Stock Purchase Agreement. See "Escrow Agreement" on page 72.

Working Capital - Purchase Price Adjustment

      At the closing of the acquisition, the purchase price will be increased to the extent that, as of January 15, 2006, specified current assets of Lower Lakes exceed specified current liabilities of Lower Lakes by more than $3,659,099, and will be decreased to the extent that, as of such date, such specified current assets do not exceed such specified current liabilities by more than $3,659,099. Any adjustment to the purchase price made at the closing will be subject to confirmation or further adjustment through an audit of Lower Lakes to be conducted after the closing.

Closing of the Acquisition

      The closing of the acquisition will take place on the second business day following the satisfaction or waiver of the conditions described below under "The Lower Lakes Stock Purchase Agreement--Conditions to the Completion of the Acquisition," unless Rand and Lower Lakes agree in writing to another time.

Repayment of Loans

      At the closing of the acquisition, Rand shall repay and retire all of the indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River to General Electric Capital Corporation (and certain of its U.S. and Canadian affiliates), Royal Bank of Canada, Canadian Imperial Bank of Commerce, Universal Insulations Holdings Limited and Norvest Mezzanine Fund Limited Partnership. The total amount of indebtedness to be repaid at closing is estimated to be $44,300,000.

Representations and Warranties

      The Stock Purchase Agreement contains a number of representations and warranties that each of the stockholders of Lower Lakes made to Rand and LL Acquisition as to themselves and as to Lower Lakes and its subsidiaries, and which Rand and LL Acquisition made to the stockholders of Lower Lakes. The representations and warranties made by the Lower Lakes stockholders as to themselves relate to:


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

      o authority; execution and delivery; enforceability of the Stock Purchase Agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees;

      o     title to the shares of Lower Lakes;

      o     litigation and claims;

      o     absence of brokers or finders; and

      o     residency of the stockholders of Lower Lakes.

      The representations and warranties made by the Lower Lakes stockholders as to Lower Lakes and its subsidiaries relate to:

      o     organization, power and authority;

      o     subsidiaries, equity interests;

      o     authorization; execution and delivery;

      o     enforceability of the Stock Purchase Agreement;

      o     capital stock; ownership of the shares;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees; receipt of all required consents and approvals;

      o     litigation;

      o     corporate documents;

      o     capitalization; options;

      o     title to assets;

      o     real property and leasehold interests;

      o     employment and labor related agreements and actions;

      o     contracts;

      o     intellectual property;

      o     insurance;

      o     accuracy of books and records;

      o     accuracy of the information contained in the financial statements;


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

      o     absence of undisclosed liabilities;

      o     taxes;

      o     absence of certain changes or events since March 31, 2005;

      o     governmental permits;

      o     compliance with applicable laws;

      o     environmental matters;

      o     employee benefit plans;

      o     maritime matters;

      o     absence of brokers or finders;

      o     absence of certain business practices;

      o     accounts receivable;

      o     major customers;

      o     related party transactions;

      o     sufficiency of assets;

      o     bank accounts; and

      o completeness and truthfulness of the information disclosed in the Stock Purchase Agreement.

      The representations and warranties made by Rand and LL Acquisition as to themselves relate to:

      o     organization; good standing;

      o authority; execution and delivery; enforceability of the Stock Purchase Agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees;

      o     consents and approvals;

      o     litigation;

      o     absence of brokers or finders; and

      o completeness and truthfulness of the information disclosed in the Stock Purchase Agreement.

Materiality and Material Adverse Effect

      Several of the representations and warranties of the Lower Lakes stockholders are qualified by materiality or material adverse effect. For the purposes of the Stock Purchase Agreement, a material adverse effect means any


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

event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of Lower Lakes and its subsidiaries, taken as a whole, provided, however, that a material adverse effect shall not include any such effect or change resulting from or arising in connection with the following:

      o changes or conditions generally affecting the industries or segments in which Lower Lakes operates;

      o     changes in general economic, market or political conditions; or

      o     the announcement, other disclosure or completion of the acquisition.

Interim Operations Relating to Lower Lakes

      Under the Stock Purchase Agreement, the Lower Lakes stockholders have agreed to cause Lower Lakes and its subsidiaries, prior to completion of the acquisition, to conduct their business in the ordinary course consistent with past practice, except as expressly permitted by the Stock Purchase Agreement. In addition to this agreement regarding the conduct of the business generally, subject to specific exceptions, the Lower Lakes stockholders have agreed that Lower Lakes and its subsidiaries:

      o will take such action as may be necessary to maintain, preserve and renew their existence and keep their books of accounts, records and files in a manner consistent with past practice; preserve their respective business organizations intact; keep available their present employees; and preserve the goodwill of their suppliers and customers and others;

      o will pay and perform all of their debts, obligations and liabilities and maintain and manage working capital, in each case in a manner consistent with past practice;

      o will maintain and repair all of the owned vessels and all other material assets in a manner consistent with past practice and will not take any action adverse to the preservation of such material assets;

      o     will fully satisfy all obligations under each employee benefit plan;

      o will not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of Lower Lakes' stockholders becoming untrue;

      o will report to Rand all material matters relating to their business on a periodic basis;

      o will take all actions necessary to comply in all material respects with all applicable laws;

      o will insure and keep fully insured all their properties, including the vessels, at least to the extent as were in place prior to the execution of the Stock Purchase Agreement;

      o will comply with environmental laws and use their reasonable best efforts to notify Rand of any release or discovery of any hazardous substance or contaminant at any of their properties or any related environmental matters;

      o will defend the title to and possession of their owned vessels, free and clear of all claims and demands of all other persons (other than permitted liens) and will promptly notify Rand of any legal proceeding filed against any of the vessels or if any vessel has been requisitioned by the Canadian or United States government;

      o     will not make any material change in their businesses or operations;


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

      o will not incur or discharge any liability or sell or acquire any property or assets except in the ordinary course of business;

      o will not guarantee or assume any obligation of, or make any loans or advances to, any third party;

      o will not cancel any debt owed to Lower Lakes or its subsidiaries except in the ordinary course of business;

      o will not settle or compromise any dispute which would have a continuing adverse impact on their business after the closing of the acquisition;

      o will not make or change any tax election or file for any change in any material respect of any method of accounting with the relevant tax authority, except as required by any change in law;

      o will not make any change in its accounting methods, principles or practices, except as required by a change in law or general accepted accounting principles;

      o will not, except as required by law, adopt, amend or terminate any benefit plan, profit sharing, compensation or other plan or grant any general increase in compensation to their employees or any increase (other than increases required under a contract) in the compensation payable to any of their officers or directors or completely or partially withdraw from any multiemployer plan;

      o will not amend, modify or enter into any material contract except in the ordinary course of business and in no event which calls for annual payments by or to Lower Lakes or its subsidiaries in excess of $50,000 individually or $100,000 in the aggregate, other than any amendments and modifications pursuant to grace periods customary in the industry;

      o will not enter into, amend or modify any collective bargaining agreements;

      o will not make capital expenditures in excess of $50,000 individually or $100,000 in the aggregate for any signal item or project, except within contemplated budgeted amounts;

      o     will not amend its organizational documents;

      o will not issue, deliver or grant any shares of its capital stock, or any option, warrant or right to purchase any shares of its capital stock, or any security convertible into or exchangeable for, any shares of such capital stock, or issue any bonds, notes or other securities;

      o will not conduct any capital reorganization of Lower Lakes or its subsidiaries or redeem or acquire any of their securities, or declare, set aside or make any dividends or distributions of property in respect of Lower Lakes' capital stock;

      o will maintain the insurance coverage in effect on the date of execution of the Stock Purchase Agreement;

      o will not issue any communication to their employees with respect to compensation, benefits or employment continuation, except as required by law;

      o will not enter into any partnership or joint venture agreement or arrangement or any similar arrangement;

      o will not enter into any contract which would require consent with respect to the consummation of the acquisition;


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

      o will not change the registry of their vessels or cause said registry to be forfeited or imperiled;

      o will not grant, create or assume any lien affecting any of their property or assets, including their vessels, or assign or hypothecate any freight or hire monies or any insurance policies or claims;

      o     will not abandon their vessels in a foreign port;

      o will not allow or permit, during any voyage, any vessel to make any unlawful deviation or allow anything to, at any time, be done whereby any insurance would become void or voidable in whole or in part;

      o will not enter into a voluntary recognition agreement or other contract with any employee association, labor union or other similar organization with respect to its Canadian employees;

      o will not, in the event Lower Lakes is certified by an employee association, labor union or other similar organization pursuant to the Canada Labour Code, engage in any discussions, negotiations or bargaining in respect of a collective bargaining agreement or other contract without providing notice in advance to Rand; and

      o     authorize or enter into an agreement in violation of the foregoing.

No Solicitation by the Lower Lakes Stockholders

      The Lower Lakes stockholders have agreed, from the date of the Stock Purchase Agreement and until the termination of the Stock Purchase Agreement, that it will cause Lower Lakes and its subsidiaries, and their respective directors, officers, affiliates, employees, representatives and other agents to agree to immediately cease any existing discussions or negotiations with any person or entity other than Rand with respect to a business combination involving Lower Lakes or any of its subsidiaries, and will not take any action to solicit, initiate, encourage or facilitate any proposal or offer from, or furnish any information to, any person other than Rand or LL Acquisition relating to any business combination involving Lower Lakes or any of its subsidiaries.

Rand Stockholders' Meeting

      Rand has agreed to call and hold a meeting of its stockholders, as promptly and as reasonably practicable, for the purpose of seeking the adoption of the acquisition proposal by its stockholders. Rand has also agreed that it will, through its Board of Directors, recommend to its stockholders that they approve and adopt the acquisition proposal, subject to applicable law and the fiduciary duties (exercised in good faith and or on the advice of independent legal counsel) of Rand's Board of Directors.

Access to Information; Confidentiality

      The stockholders of Lower Lakes will afford to Rand and its representatives prior to completion of the acquisition reasonable access during normal business hours to all of Lower Lakes' and its subsidiaries' properties, assets, liabilities, books and records, operations and businesses and access to their directors, officers, employees, customers and business partners for the purposes of such meetings and communications as Rand and the stockholders of Lower Lakes reasonably agree.

      The stockholders of Lower Lakes agree to hold in confidence all information of Lower Lakes which is non-public, confidential or proprietary in nature, other than disclosures that are required by law or by Lower Lakes' senior management or representatives.

Reasonable Efforts; Notification

      Rand, LL Acquisition and the stockholders of Lower Lakes have agreed that they will use their commercially reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the acquisition and the transactions contemplated by the Stock Purchase Agreement in the most expeditious manner practicable. This includes:


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

      o obtaining all necessary waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities;

      o obtaining all necessary consents, approvals or waivers from third parties; and

      o executing and delivering any additional instruments necessary to consummate the acquisition or other transactions contemplated by the Stock Purchase Agreement and to fully carry out the purposes of the Stock Purchase Agreement and the transaction agreements contemplated by the Stock Purchase Agreement.

      The Lower Lakes stockholders will give prompt notice to Rand and LL Acquisition, and Rand and LL Acquisition will give prompt notice to the Lower Lakes stockholders, of the occurrence of any event or condition which would result in such party's inability to satisfy any of the other party's conditions to the closing of the acquisition. However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligation of the parties under the Stock Purchase Agreement or the related agreements.

Reorganization

      Immediately following completion of the acquisition, Lower Lakes and LL Acquisition will be amalgamated in accordance with Canadian law, and the amalgamated entity, which will retain the name Lower Lakes Towing Ltd., will continue to operate the business and assets of Lower Lakes. Immediately following the amalgamation, the shares of Lower Lakes Transportation and Grand River owned by Lower Lakes will be transferred to Rand LL Holdings Corp., a wholly-owned subsidiary of Rand. As a result of the foregoing and the redemption of the shares of Grand River not owned by Lower Lakes, Lower Lakes, Lower Lakes Transportation and Grand River will each become wholly-owned subsidiaries of Rand LL Holdings Corp.

Indemnification

      The Lower Lakes stockholders have agreed to hold harmless Rand, LL Acquisition and their respective representatives, successors and permitted assigns for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with a breach of representations, warranties and covenants of the stockholders of Lower Lakes, in connection with a prior accident involving the M/V Mississagi, the breach of any representations and warranties of any party to the Redemption Agreement, or the failure of Grand River to have title to the shares of its capital stock held by Grand River Holdings upon consummation of the Redemption Agreement. Each of Rand and LL Acquisition have agreed to hold harmless the stockholders of Lower Lakes and its representatives, successors and permitted assigns, for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with a breach of representations, warranties and covenants of Rand or LL Acquisition. Subject to certain exceptions, claims made by Rand, LL Acquisition and their respective representatives, successors and permitted assigns for breaches of the representations and warranties of the Lower Lakes stockholders may be asserted only once the individual item exceeds $50,000 per claim, or an aggregate of $250,000 for all such claims. Additionally, subject to certain exceptions, the aggregate indemnification liability of Lower Lakes' stockholders for breaches of their representations and warranties under the Stock Purchase Agreement shall not exceed $9,000,000. The representations and warranties of the Lower Lakes stockholders will survive the closing for a period of 15 months, however certain of their representations and warranties will survive for a longer period.

      LL Acquisition agrees to cause Lower Lakes and its subsidiaries not to change, for three years after the closing, the provisions of its certificate of incorporation and bylaws relating to indemnification of each present and former director of Lower Lakes and any of its subsidiaries in a manner that adversely affects the rights of such director.


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

Fees and Expenses

      Except as provided in the Stock Purchase Agreement, each of the Lower Lakes' stockholders, on the one hand, and Rand and LL Acquisition, on the other, shall be responsible for their own fees and expenses (including, without limitation, legal and accounting fees and expenses) in connection with the Stock Purchase Agreement and the transactions contemplated thereby. The stockholders of Lower Lakes on the one hand and Rand on the other hand will split equally the fees and expenses in connection with the escrow agreements.

Public Announcements

      Rand and the stockholders of Lower Lakes have agreed that any announcements concerning the transactions provided for in the Stock Purchase Agreement by Rand or the stockholders of Lower Lakes shall be subject to the prior approval of both parties, except that approval shall not be required as to any statements and other information which any party may be required to make pursuant to any applicable rule or regulation of the SEC, any United States or foreign securities exchange or otherwise required by law.

Transfer Taxes

      All stock transfer, real property transfer, recording, deed, stamp and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with the transfer of shares of stock of Lower Lakes will be paid equally by LL Acquisition on the one hand and the stockholders of Lower Lakes on the other. Rand and LL Acquisition will cooperate with the stockholders of Lower Lakes in preparing, executing and filing any tax returns with respect to these transfer taxes.

Conditions to the Completion of the Acquisition

      Each of Rand's, LL Acquisition's and Lower Lakes' stockholders' obligations to effect the acquisition is subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

      Conditions to Rand's obligations

      The obligations of Rand and LL Acquisition to effect the acquisition are further subject to the following conditions:

      o the representations and warranties of the stockholders of Lower Lakes that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of that other date;

      o the stockholders of Lower Lakes must have performed in all material respects all covenants and agreements that are to be performed by them;

      o there must not have occurred any material adverse effect on Lower Lakes since the date of the Stock Purchase Agreement;

      o the absence of any order or injunction preventing consummation of the acquisition or the right of Lower Lakes or any of its subsidiaries to operate their respective businesses after the completion of the acquisition;

      o the stockholders of Lower Lakes shall have obtained all written consents, approvals, waivers or similar authorizations necessary to consummate the acquisition and the transactions contemplated by the Stock Purchase Agreement;


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

      o each of the stockholders of Lower Lakes, LL Acquisition and McMillan Binch Mendelsohn LLP (an escrow agent) shall have executed and delivered the Escrow Agreement;

      o Scott Bravener shall have entered into his employment agreement with Lower Lakes;

      o the parties must have received the necessary governmental approvals necessary to consummate the transaction, including, without limitation, the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada);

      o the Lower Lakes' stockholders shall have delivered stock certificates representing all of the outstanding capital stock of Lower Lakes;

      o all liens on the stock certificates of Lower Lakes shall have been released;

      o     the receipt of the Rand stockholder approval;

      o each Lower Lakes stockholder shall have executed and delivered a general release, releasing any claims it has or had against Lower Lakes or any of its subsidiaries;

      o Rand must have received signed opinions, dated as of the closing date, from counsel to Lower Lakes;

      o the stockholders of Lower Lakes, LL Acquisition and Ogilvy Renault LLP (as escrow agent) shall have executed the Section 116 Escrow Agreement;

      o the bonus program participant agreement must have been executed by Rand and each signatory thereto;

      o Rand must have received the financing proceeds contemplated by the financing commitments; and

      o all conditions precedent to the consummation of the Redemption Agreement between Grand River Navigation and Grand River Holdings, Inc. shall have been satisfied.

      Conditions to Lower Lakes' obligations

      The obligation of Lower Lakes to effect the acquisition is further subject to the following conditions:

      o the representations and warranties of Rand and LL Acquisition that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of that other date;

      o Rand and LL Acquisition must have performed in all material respects all covenants and agreements that are to be performed by them;

      o the absence of any order or injunction preventing consummation of the acquisition;

      o the parties must have received the necessary governmental approvals necessary to consummate the transaction, including, without limitation, the necessary notifications or approvals required under the Investment Canada Act and the Competition Act (Canada);

      o Rand and LL Acquisition shall have obtained all written consents to consummate the acquisition and the transactions contemplated by the Stock Purchase Agreement;


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

      o the stockholders of Lower Lakes must have received a written opinion, dated as of the closing date, from Rand's counsel; and

      o     Rand must have adopted the Management Bonus Program.

Termination, Amendment and Waiver

      The Stock Purchase Agreement may be terminated at any time prior to the closing of the acquisition, as follows:

      o     by mutual consent of LL Acquisition and the stockholders of Lower
            Lakes;

      o by either party if the other party has breached any of its covenants or representations and warranties in any material respect;

      o by the stockholders of Lower Lakes if Rand's Board of Directors withdraws or modifies its recommendation to the stockholders of Rand in any manner adverse to Lower Lakes or fails to issue its recommendation to Rand's stockholders in a reasonably timely manner; or

      o by either party if the closing has not occurred by February 28, 2006.

Effect of Termination

      In the event of termination by either the Lower Lakes' stockholders or Rand, all further obligations and rights of the parties under Stock Purchase Agreement will terminate, with each party responsible for its own costs and expenses except that a party will remain liable for any material breach prior of the Stock Purchase Agreement that occurred prior to the date of termination.

      In the event of termination resulting from Rand's Board of Directors withdrawing or modifying its recommendation to Rand's stockholders in a manner that is adverse to Lower Lakes or failing to issue such recommendation in a reasonably timely manner and if Rand consummates a business combination with an entity other than Lower Lakes, the stockholders of Lower Lakes will be entitled to a termination fee of $2,000,000.

Assignment

      The Stock Purchase Agreement may not be assigned by any party without prior written consent of the counterparty.

Amendment

      The Stock Purchase Agreement may not be amended or modified except by an instrument in writing signed on behalf of the party to be affected by such change.

Further Assurances

      Each of Rand and the Lower Lakes stockholders agreed that it will execute and deliver, or cause to be executed and delivered, on or after the close of the acquisition, all such other documents and instruments and will take all reasonable actions as may be necessary to effectuate the transactions contemplated by the Stock Purchase Agreement.

                                ESCROW AGREEMENT

      Pursuant to the Stock Purchase Agreement, on the closing date of the acquisition Rand, the stockholders of Lower Lakes and McMillan Binch Mendelsohn LLP, as escrow agent, will enter into an escrow agreement in the form of Annex
C. The following description of the escrow agreement describes the material terms of the escrow agreement but does not purport to describe all the terms of the agreement. The complete text of the escrow agreement is attached as Annex C to this document and is incorporated by reference into this document. We encourage all stockholders to read the escrow agreement in its entirety.


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

Creation of Escrow

      At the closing of the acquisition, $2,000,000 of the purchase price will not be paid presently to the stockholders of Lower Lakes but will instead be transferred to the escrow agent.

Distribution of Escrowed Funds

      If any post-closing adjustment in the purchase price in favor of Rand is required (see "The Lower Lakes Stock Purchase Agreement--Working Capital - Purchase Price Adjustment" on page 63) or if the stockholders of Lower Lakes breach any representation, warranty or covenant, the escrow agent will pay to either LL Acquisition or the stockholders of Lower Lakes (as applicable) the amount directed by either written direction from the stockholders of Lower Lakes and LL Acquisition, by final order, decree or judgment of a court of competent jurisdiction or as may be demanded by either party without timely objection by the other. The escrowed funds will only be available to satisfy claims that are made within 15 months after the completion of the acquisition. On the 15th day after the date which is 15 months after completion of the acquisition, any remaining escrowed funds that have not been used to satisfy claims, or which are not then in dispute, will be released to the stockholders of Lower Lakes that were stockholders prior to the acquisition.

                          SECTION 116 ESCROW AGREEMENT

      Pursuant to the Stock Purchase Agreement, on the closing date of the acquisition, LL Acquisition Corp., Judy Kehoe, Mark Rohn, Tim Ryan and Ogilvy Renault LLP, as Section 116 escrow agent, will enter into the Section 116 Escrow Agreement in the form of Annex I. The following description of the Section 116 Escrow Agreement describes the material terms of the Section 116 Escrow Agreement but does not purport to describe all the terms of the agreement. The complete text of the Section 116 Escrow Agreement is attached as Annex I to this document and is incorporated by reference into this document. We encourage all stockholders to read the Section 116 Escrow Agreement in its entirety.

Creation of Escrow

      At the closing of the acquisition, 1.64% of the portion of the purchase price actually payable to Lower Lakes' stockholders will not be paid to the stockholders of Lower Lakes but will instead be transferred to the Section 116 escrow agent.

Distribution of the Withheld Amount

      If prior to the 29th day after the last day of the month in which the closing of the acquisition occurs, Judy Kehoe, Mark Rohn and/or Tim Ryan (which we will call the non-resident sellers) deliver to the Section 116 escrow agent certain certificates pursuant to the Income Tax Act (Canada), the escrow agent will pay to the non-resident sellers the withheld amount, which may be adjusted in accordance with the Section 116 Escrow Agreement. If no certificate is delivered by a non-resident seller to the Section 116 escrow agent by the end of this period, the withheld amount in respect to such non-resident seller will be remitted by the Section 116 escrow agent to the Receiver General for Canada as contemplated by subsection 116(5) of the Income Tax Act (Canada), and such amount shall be credited to LL Acquisition in respect of the purchase price paid under the Stock Purchase Agreement.

                              EMPLOYMENT AGREEMENTS

      On the closing date of the acquisition, each of Scott Bravener and James Siddall will enter into an employment agreement. The following description describes the material terms of the employment agreements but does not purport


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

to describe all of the terms of the employment agreements. The complete text of the form of employment agreement for each of Messrs. Bravener and Siddall is attached as Annex D to this document and is incorporated by reference into this document. We encourage all stockholders to read the form of each employment agreement in its entirety.

Scope of Employment

      The employment agreements provide that, after the acquisition, Scott Bravener will be employed as the President and James Siddall as the Vice President - Operations of Lower Lakes. Messrs. Bravener and Siddall are collectively sometimes referred to as the employees. Other than these differences in offices (and other requirements under applicable laws), the employment agreements are substantially identical. The employment agreements of Bravener and Siddall are for a period of two years.

Compensation

      o Mr. Bravener is entitled to an annual salary in the amount of CDN $190,000 and Mr. Siddall is entitled to an annual salary in the amount of CDN $163,000;

      o Messers. Bravener and Siddall are each entitled an annual performance bonus pursuant to the performance bonus plan as adopted by Lower Lakes. Any such bonus will be calculated based on criteria to be established and determined by Lower Lakes and reasonably satisfactory to Mr. Bravener; and

      o Messers. Bravener and Siddall are eligible to participate in the Management Bonus Program.

Fringe Benefits, Reimbursement of Expenses

      Each employee is entitled, among other things, to:

      o participate in all benefit programs, including the registered retirement savings plan, established and made available to its management employees;

      o lease an automobile at a maximum monthly cost of not more than CDN $860 and to reimbursement of all related expenses related to the business use of such automobile; and

      o reimbursement for any reasonable out-of-pocket expenses incurred in the course of employment.

Termination Benefits

      If the agreement is terminated by Lower Lakes for cause or by the employee voluntarily without notice, Lower Lakes shall have no further obligations other than to pay to employee the compensation and benefits through the last day of his actual employment.

      If the agreement is terminated by Lower Lakes without cause or by the executive for good reason or for disability, then the employee is entitled to:

      o any then accrued but unpaid base salary and performance bonus as of the date of termination;

      o payment of the base salary in effect at the time of termination for a period of 24 months; and

      o continuation of all benefit programs, including the registered retirement savings plan, established and made available to Lower Lakes' management employees for a period of 24 months.


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

Cause means:

      o employee's conviction of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty;

      o receipt by or on behalf of employee or any member of employee's immediate family of any personal profit arising out of in connection with a transaction to which Lower Lakes, Lower Lakes Transportation or Grand River is party without making full prior disclosure to Lower Lakes or Grand River;

      o any misfeasance, nonfeasance or malfeasance by employee which causes material harm to Lower Lakes or Grand River;

      o the employee's material breach of the employment agreement, or failure of the employee to follow and carry out the lawful instructions of the Board of Directors of Lower Lakes or Grand River, in each case after notice and reasonable opportunity for the employee to cure such breach or failure;

      o the employee having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties; or

      o the employee's engagement in behavior that would constitute grounds for liability for sexual harassment or discrimination.

Good reason means:

      o Lower Lakes assigning to the employee duties or responsibilities inconsistent with or inappropriate for his position, provided Lower Lakes has an opportunity to cure such assignment;

      o failure by Lower Lakes to continue the Management Bonus Program in effect in accordance with its terms or to provide the employee with benefits and other pension or retirement plans substantially consistent with those plans in which the employee has participated in periods immediately prior to the acquisition;

      o Lower Lakes relocating the employee's principal office outside of Port Dover;

      o a sale to a person or group of persons not affiliated with Lower Lakes of all or substantially all of the assets of Lower Lakes;

      o any person or group of persons acting in concert not affiliated with Lower Lakes, becomes the beneficial owner, directly or indirectly, of voting securities of Lower Lakes and/or securities convertible into or exchangeable for voting securities of Lower Lakes, in the aggregate representing directly, or following conversion or exchange thereof, 50% or more of the combined voting power of Lower Lakes or of any successor to Lower Lakes (in each case on a fully-diluted basis) in any manner whatsoever; and

      o any breach by Lower Lakes of any material term of the employment agreement after notice to Lower Lakes of such breach and reasonable opportunity to cure such breach.

Non-Competition and Non-Solicitation

      Each employee is subject to restrictions during the term of each respective employment agreement and for 24 months after the termination thereof, including;

      o the employee may not be employed by or an advisor to any competitor to Lower Lakes or Grand River, or otherwise engage in a competitive business in the U.S. or Canada; and

      o the employee may not directly or indirectly solicit any customer, employee or service provider away from Lower Lakes or Grand River.


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                            MANAGEMENT BONUS PROGRAM

      Pursuant to the Stock Purchase Agreement, on the closing date of the acquisition, Rand will adopt the Management Bonus Program in the form of Annex
J. The following description describes the material terms of the Management Bonus Program but does not purport to describe all of the terms of the Management Bonus Program. The complete text of the Management Bonus Program is attached as Annex J to this document and is incorporated by reference into this document. We encourage all stockholders to read the Management Bonus Program in its entirety.

Purpose

      The purpose of the Management Bonus Program is to retain persons eligible to participate in the plan; motivate the participants to achieve long-term company goals; and further align the participants' interests with those of Rand's stockholders.

Participants

      Participation in the Management Bonus Program is limited to Scott Bravener, James Siddall, Mark Rohn, Jeffrey Botham, Anthony Walker, Robert Pierson, Frank Bravener, Dave Scruton and John Carlson.

Awards

      Participants are eligible to receive awards based on a formula that adjusts an aggregate initial plan account balance of $3,000,000 by audited earnings before interest, taxes, depreciation and amortization for fiscal years 2007 and 2008. Awards will be settled on July 31, 2008 and may be settled in cash and/or shares of Rand's common stock, or any combination thereof, all in the discretion of the plan administrator, and shall be subject to a cap which limits appreciation of the initial plan account balance to the percentage increase in the market price of Rand's common stock between the closing date and the award settlement date.

Vesting

      Subject to a participant's separation from service of Rand, on each of March 31, 2006, 2007 and 2008, each participant then employed by Rand or one of its affiliates shall vest into one-third of such participant's plan account balance.

Registration Rights

      Rand shall grant registration rights to any participant that is issued shares of Rand's common stock in settlement of an award under the Management Bonus Program.

Separation from Service

      If a participant's service with Rand or its affiliates is terminated by Rand for cause or by the participant voluntarily without notice (other than for good reason, as defined in the participant's employment agreement, if applicable), then such participant's rights to his plan account balance, including any vested amounts, shall be forfeited, and such participant shall no longer have any rights in or to its plan account balance or under the Management Bonus Program.

      If a participant incurs a voluntary separation from service with Rand or its affiliate (other than for good reason) and who does provide appropriate notice to Rand of such separation, the participant shall retain his rights in his plan account balance to the extent such has vested as of the effective date of separation, but shall, as of such effective date, cease to further vest in such participant's plan account balance. Any unvested portion of a participant's plan account balance resulting from such a separation from service shall be added to the plan account balances of each then remaining participant in proportion to the respective plan account balance of each such remaining participant, and with respect to each such remaining participant, in proportion to each such participant's vested and unvested plan account balance.


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

      If a participant's service with Rand or its affiliate is terminated by Rand without cause or by the participant for good reason or for death or disability, then the participant is entitled to:

      o be considered fully vested with respect to the participant's plan account balance; and

      o have the option to elect to freeze the amount of such participant's award as of the date of such separation from service, but with payment of such amount not being made until July 31, 2008.

Cause means:

      o participant's conviction of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty;

      o receipt by or on behalf of participant or any member of participant's immediate family of any personal profit arising out of in connection with a transaction to which Rand or its affiliate is party without making full prior disclosure to Rand or such affiliate;

      o any misfeasance, nonfeasance or malfeasance by participant which causes material harm to Rand or its affiliate;

      o failure of participant to follow and carry out the lawful instructions of his superior after notice and reasonable opportunity for participant to cure such failure;

      o the participant having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties; or

      o the participant's engagement in behavior that would constitute grounds for liability for sexual harassment or discrimination.

                              REDEMPTION AGREEMENT

      The following summary of the material provisions of the Redemption Agreement, dated September 2, 2005, between Grand River Navigation Company, Inc. and Grand River Holdings, Inc., is qualified by reference to the complete text of the Redemption Agreement, a copy of which is attached as Annex K to this document. All stockholders are encouraged to read the Redemption Agreement in its entirety for a more complete description of the terms and conditions of the redemption.

Structure of the Redemption

      Immediately following the closing of the acquisition of Lower Lakes and the transfer of the shares of Grand River owned by Lower Lakes to Rand LL Holdings, Grand River will redeem those shares of its common stock held by Grand River Holdings (which is not affiliated with Lower Lakes) and will therefore become a wholly-owned subsidiary of Lower Lakes. As part of the reorganization of Lower Lakes and its subsidiaries immediately following the closing, the shares of Grand River held by Lower Lakes will be transferred to Rand LL Holdings, a wholly-owned subsidiary of Rand.

Purchase Price - Payment

      At the closing of the redemption, Grand River Holdings will be paid an aggregate of $750,000 in cash for the shares of Grand River.


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

Closing of the Redemption

      The closing of the redemption will occur immediately following the closing of Rand's acquisition of Lower Lakes and the transfer of the shares of Grand River owned by Lower Lakes to Rand LL Holdings, unless Grand River and Grand River Holdings agree in writing to another time.

Representations and Warranties

      The Redemption Agreement contains a number of representations and warranties that Grand River made to Grand River Holdings, and which Grand River Holdings made to Grand River. The representations and warranties made by Grand River Holdings to Grand River are as follows:

      o authorization; execution and delivery; enforceability of the Redemption Agreement;

      o     ownership of the shares;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction;

      o     receipt of all required consents and approvals;

      o     litigation; and

      o     absence of brokers or finders.

      The representations and warranties made by Grand River to Grand River Holdings are as follows:

      o     organization;

      o authorization; execution and delivery; enforceability of the Redemption Agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction;

      o     receipt of all required consents and approvals;

      o     litigation; and

      o     absence of brokers or finders.

Non-Solicitation by Grand River

      Grand River Holdings has agreed, from the date of the Redemption Agreement and until the effective termination of the Redemption Agreement, that it will immediately cease any existing discussions or negotiations with any person or entity with respect to a business combination involving Grand River Navigation, will not take any action to solicit, initiate, encourage or facilitate any proposal or offer from, or furnish any information to, any person relating to any business combination involving Grand River, and will not participate in any discussions or negotiations regarding, or furnish any information to any person in connection with, any proposed business combination involving Grand River.

Confidentiality


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

      Grand River Holdings agrees to hold in confidence all information of Grand River which is non-public, confidential or proprietary in nature, other than disclosures that are required by law or by Grand River Holdings' senior management or representatives.

Indemnification

      Grand River Holdings and Grand River agreed to hold harmless the other and their respective representatives, successors and permitted assigns, for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with a breach of representations, warranties and covenants of Grand River Holdings or Grand River, respectively, in the Redemption Agreement. Claims for indemnification by Grand River or representatives, successors and permitted assigns shall not exceed $750,000 in damages. The representations and warranties of the parties will survive the closing.

      Grand River agrees not to change, for three years after the closing, the provisions of its certificate of incorporation and bylaws relating to indemnification of each present and former director of Grand River and any of its subsidiaries in a manner that adversely affects the rights of such director.

Fees and Expenses

      Each of Grand River Holdings, on the one hand, and Grand River, on the other, shall be responsible for their own fees and expenses (including, without limitation, legal and accounting fees and expenses) in connection with the Redemption Agreement and the transactions contemplated thereby.

Public Announcements

      Grand River and Grand River Holdings have agreed that any announcements concerning the transactions provided for in the Redemption Agreement by Grand River or Grand River Holdings shall be subject to the prior approval of all parties, except that approval shall not be required as to any statements and other information which any party may be required to make pursuant to any applicable rule or regulation of the SEC, any United States or foreign securities exchange or otherwise required by law.

Conditions to the Completion of the Redemption

      Each of Grand River's and Grand River Holdings' obligations to effect the redemption is subject to the satisfaction or waiver of specified conditions before completion of the redemption, including the following:

      Conditions to Grand River's obligations

      The obligations of Grand River to effect the redemption are subject to the following conditions:

      o the representations and warranties of Grand River Holdings must be true and correct;

      o Grand River Holdings must have performed in all material respects all covenants and agreements that are to be performed by it;

      o the absence of any order or injunction preventing consummation of the redemption;

      o Grand River Holdings shall have obtained all written consents, approvals, waivers or similar authorizations necessary to consummate the acquisition and the transactions contemplated by the Redemption Agreement;

      o Grand River must have received an executed opinion from Grand River Holdings' legal counsel, dated as of the closing of the redemption;

      o the option agreement must have been executed and delivered by Sand Products Corporation;


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

      o Grand River Holdings must have executed and delivered the shareholder agreement termination;

      o Grand River Holdings must, concurrently with the closing, have changed its name to a name which does not include the words "Grand River" or any component thereof;

      o Grand River shall have received releases and resignations executed by Grand River Holdings and each of its nominated board members, respectively;

      o Lake Service Shipping Company must have executed and delivered the charter party agreement;

      o Sand Products Corporation must have executed and delivered the contracts of affreightment with each of Lower Lakes and Lower Lakes Transportation;

      o General Electric Capital Corporation must have released its lien on the shares being purchased by Grand River;

      o Lake Service Shipping Company must have executed and delivered the set off rights agreement; and

      o the transactions contemplated by the Stock Purchase Agreement must have been completed concurrently with the transactions under the Redemption Agreement.

      Conditions to Grand River Holdings' obligations

      The obligation of Grand River Holdings to effect the redemption is subject to the following conditions:

      o the representations and warranties of Grand River must be true and correct;

      o the transactions contemplated by the Stock Purchase Agreement must have been completed concurrently with the transactions under the Redemption Agreement;

      o Grand River must have performed in all material respects all covenants and agreements that are to be performed by them;

      o the absence of any order or injunction preventing consummation of the acquisition;

      o Lower Lakes shall have consented to the transfer of purchased shares under the Redemption Agreement;

      o Grand River and Lower Lakes shall have executed the charter party agreement;

      o Lower Lakes and Lower Lakes Transportation shall have executed and delivered the contracts of affreightment; and

      o General Electric Capital Corporation must have released its lien on the shares being purchased by Grand River.

Termination

      The Redemption Agreement may be terminated at any time prior to the closing of the redemption, as follows:

o     by mutual consent of Grand River and Grand River Holdings; or


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

o     if the Stock Purchase Agreement is terminated.

Effect of Termination

      In the event of termination, all further obligations and rights of the parties under the Redemption Agreement will terminate, with each party responsible for its own costs and expenses.

Assignment

      The Redemption Agreement may not be assigned by any party without prior written consent.

Amendment

      The Redemption Agreement may not be amended or modified except by an instrument in writing signed on behalf of the party to be affected by such change.

Further Assurances

      Each of Grand River and Grand River Holdings agreed that it will execute and deliver, or cause to be executed and delivered, on or after the close of the redemption, all such other documents and instruments and will take all reasonable actions as may be necessary to effectuate the transactions contemplated by the Redemption Agreement.

                              ACQUISITION FINANCING

Series A Convertible Preferred Stock

      In connection with the acquisition of Lower Lakes, Rand entered into a Preferred Stock Purchase Agreement, dated September 2, 2005 with Knott Partners LP, Matterhorn Offshore Fund Ltd., Anno LP and Good Steward Fund Ltd., Bay II Resource Partners, Bay Resource Partners L.P., Bay Resource Partners Offshore Fund Ltd. and Thomas E. Claugus, whom we sometimes refer to as the investors. As of November 30, 2005, Knott Partners LP and its affiliates beneficially owned 752,000 shares of Rand's common stock, representing approximately 13.4% of Rand's outstanding common stock and approximately 16.4% of the IPO shares, and warrants to purchase an additional 1,504,000 shares of Rand common stock.

      Preferred Stock Purchase Agreement

      The following description of the Preferred Stock Purchase Agreement describes the material terms of the Preferred Stock Purchase Agreement but does not purport to describe all the terms of the Preferred Stock Purchase Agreement. The complete text of the Preferred Stock Purchase Agreement is attached as Annex E to this document and is incorporated by reference into this document. We encourage all stockholders to read the Preferred Stock Purchase Agreement in its entirety.

      Under the Preferred Stock Purchase Agreement, subject to the concurrent closing of the acquisition, Rand agreed to issue 300,000 shares of its newly-created series A convertible preferred stock to the investors for an aggregate purchase price of $15,000,000. The purchase price is to be used by Rand to fund the acquisition and for working capital purposes following the acquisition.

      The Preferred Stock Purchase Agreement contains a number of representations and warranties that Rand and the investors made to each other. The representations and warranties of Rand relate to:

      o     organization; good standing;

      o     subsidiaries;


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

      o authority; execution and delivery; enforceability of the Preferred Stock Purchase Agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees; receipt of all required consents and approvals;

      o     corporate documents;

      o     capitalization; options;

      o     consents and approvals;

      o     SEC reports; financial statements;

      o     litigation;

      o     absence of brokers or finders;

      o     exemption of offering from the Securities Act of 1933;

      o     agreements;

      o     related party transactions;

      o     title to assets;

      o     employee benefits;

      o     taxes;

      o     insurance; and

      o     full disclosure.

The representations made to the investors by Rand relate to:

      o     organization; good standing;

      o authority; execution and delivery; enforceability of the Preferred Stock Purchase Agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees; receipt of all required consents and approvals;

      o     litigation;

      o     absence of brokers or finders; and

      o     investment intent and accredited investor status.

      The shares of series A convertible preferred stock purchased by the investors will not be registered under the Securities Act of 1933, and will bear restrictive legends that reflect this status. The securities will be issued in a private placement in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended. Rand did not engage in any general solicitation or advertisement for the issuance of these securities. These securities will be purchased by a total of seven investors, which are comprised of two groups of affiliated entities of which one is controlled by a holder of a significant portion of Rand's outstanding securities. The investors received copies of the documents related to Rand's acquisition of Lower Lakes and had access to additional related due diligence materials. In connection with


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this issuance, each of these investors represented that (i) it is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) the securities it is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities will bear a restrictive legend to that effect and
(iii) it intends to acquire the securities for investment only and not with a view to the resale thereof.

      The investors have agreed that, until the 18-month anniversary of the closing of the acquisition, Rand may not engage in any "business combination" (as defined in Section 203 of the Delaware General Corporation Law) with any of these investors unless such business combination is approved by the holders of a majority of shares of Rand's common stock (other than shares held by the investors) entitled to vote at a meeting with respect to such business combination.

      The obligations of the investors under the Preferred Stock Purchase Agreement are subject to satisfaction or waiver of specified conditions before completion of the investment, including the following:

      o     the representations and warranties of Rand must be true and correct;

      o Rand must have performed in all material respects all covenants and agreements that are to be performed by it;

      o the absence of any order or injunction preventing consummation of the investment;

      o Rand shall have obtained all written consents, approvals, waivers or similar authorizations necessary to consummate the investment;

      o Rand shall have filed the Certificate of Designations with the State of Delaware;

      o     Rand shall have executed and delivered the Registration Rights
            Agreement;

      o the investors must have received a signed opinion, dated as of the closing date, from legal counsel to Rand; and

      o the transactions contemplated by the Stock Purchase Agreement shall have been consummated.

      The obligations of Rand under the Preferred Stock Purchase Agreement are subject to satisfaction or waiver of specified conditions before completion of the investment, including the following:

      o the representations and warranties of the investors must be true and correct;

      o the investors must have performed in all material respects all covenants and agreements that are to be performed by them;

      o the absence of any order or injunction preventing consummation of the investment;

      o the investors shall have provided evidence to Rand that issuance of the series A convertible preferred stock will not result in the failure of Rand to be in continuous compliance with the U.S. citizenship requirements of U.S. maritime laws and any provisions of the certificate of incorporation or by-laws of Rand adopted from time to time to ensure such compliance; and

      o the transactions contemplated by the Stock Purchase Agreement shall have been consummated.


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

      The representations and warranties in the Preferred Stock Purchase Agreement will (with certain exceptions) survive for a period of 2 years. The investors and Rand agreed to indemnify the other for breaches.

      Certificate of Designations

      The terms of the series A convertible preferred stock will be set forth in a Certificate of Designations which will be filed with the State of Delaware on or prior to the closing date of the acquisition. The following description of the Certificate of Designations describes the material terms of the Certificate of Designations but does not purport to describe all the terms of the Certificate of Designations. The complete text of the Certificate of Designations is attached as Annex F to this document and is incorporated by reference into this document. We encourage all stockholders to read the Certificate of Designations in its entirety.

      Under the Certificate of Designations, the shares of series A convertible preferred stock:

      o will rank senior to all currently outstanding classes of stock of Rand with respect to liquidation and dividends;

      o will be entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, provided, and subject to reversion to 7.75% upon payment of all accrued but unpaid dividends);

      o will be convertible into shares of Rand's common stock at any time at the option of the investors based on a conversion price of $6.20 per share (subject to adjustment as described below);

      o will be convertible into shares of Rand's common stock (based on a conversion price of $6.20 per share, subject to adjustment as described below) at the option of Rand if, after the third anniversary of the acquisition of Lower Lakes, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations and similar events);

      o may be redeemed by Rand in connection with a merger or acquisition transaction which results in a change of control, or a sale of all or substantially all of Rand's assets. Such a redemption shall be at a price per share equal to $50.00 (subject to proportionate adjustment in the event of any combinations, divisions or similar recapitalizations affecting the series A convertible preferred stock), plus 105% of accrued and unpaid dividends on such shares;

      o     will vote on an as-converted basis with Rand's common stock; and

      o will have a separate vote over certain material transactions or changes which Rand may wish to effect including: the creation of any new class of preferred stock which would have a preference over, or be on parity with, the series A convertible preferred stock with respect to dividends or upon liquidation of Rand; the repurchasing or redemption of shares of common stock or junior preferred stock (or securities convertible into or exchangeable for shares of common stock or junior preferred stock), other than the warrants issued in connection with Rand's initial public offering and certain shares held by employees; any increase in the number of authorized shares of series A convertible preferred stock; any merger or consolidation where Rand is not the surviving entity or where Rand's stockholders do not own a majority of the surviving entity; and any sale of all or substantially all of Rand's assets.

      The conversion price of the series A convertible preferred stock will be subject to adjustment as follows:

      o in the event of a recapitalization, merger or other transaction in which Rand's stockholders are entitled to receive securities or other property with respect to their common stock, Rand or a successor entity must agree that the shares of series A convertible preferred stock will be convertible into such securities or other property;


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

      o the conversion price will be adjusted proportionately in the event of stock splits, stock dividends, reverse stock splits and similar events; and

      o the exercise price will be adjusted based on a weighted-average formula if, subject to certain exceptions, Rand issues shares of its common stock at prices lower than the conversion price of the series A convertible preferred stock, or issues other securities exercisable for or convertible into its common stock at exercise or conversion prices lower than the conversion price of the series A convertible preferred stock.

      There is no upper limit on the number of shares of Rand's common stock into which the series A convertible preferred stock may be converted. This means that if Rand needs to raise equity financing at a time when the market price for Rand's common stock is lower than the conversion price of the series A convertible preferred stock, or if Rand needs to provide a new equity investor with a discount from the then prevailing market price, then the conversion price of the series A convertible preferred stock will be reduced and the dilution to shareholders increased.

      In the event of a conversion of shares of series A convertible preferred stock into common stock, the investors shall receive a subordinated promissory note (in the form attached to the Certificate of Designations) for an amount equal to any accrued and unpaid dividends through the date of such conversion.

      Registration Rights Agreement

      At the closing of the acquisition, Rand and the investors in the series A convertible preferred stock will have entered into a Registration Rights Agreement. The following description of the Registration Rights Agreement describes the material terms of the Registration Rights Agreement but does not purport to describe all the terms of the Registration Rights Agreement. The complete text of the Registration Rights Agreement is attached as Annex G to this document and is incorporated by reference into this document. We encourage all stockholders to read the Registration Rights Agreement in its entirety.

            o     Demand Registration Rights

      At any time commencing three months after the issuance of the series A convertible preferred stock, the holders of a majority of the series A convertible preferred stock may require on up to two occasions that Rand register under the Securities Act of 1933 the shares of Rand's common stock that are issuable upon conversion of their shares of series A convertible preferred stock (which we refer to as the conversion shares). The securities covered by any such demand must have an aggregate price to the public of at least $7,500,000. Any such registration may be made on Form S-3 if Rand is then eligible to use such form.

            o     Form S-3 Registration Rights

      Rand is obligated to file a "shelf" registration statement within six months of the issuance of the shares of the series A convertible preferred stock (provided, that if Rand is eligible to file a registration statement of Form S-3, then such filing shall be made no later than three months of the acquisition) with respect to the conversion shares.

            o     Piggy-Back Registration Rights

      If at any time after the issuance of the series A convertible preferred stock, Rand proposes to file a registration statement under the Securities Act of 1933 with respect to an offering of equity securities then the series A convertible preferred stock investors will have the right to include their conversion shares in the registration statement, subject to specific limitations set forth in the Registration Rights Agreement.


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

            o     Limit on Sale of Securities

      No conversion shares may be sold under any registration statement filed under the Securities Act of 1933 prior to the six month anniversary of the acquisition, and no more than one half of all conversion shares held by all of the holders of series A convertible preferred stock (as a group) may be sold under any registration statement filed under the Securities Act of 1933 prior to the twelve month anniversary of the acquisition.

            o     Damages

      In the event that Rand fails to comply with its registration obligations under the Registration Rights Agreement, Rand could be liable for damages, including damages based on the number of shares for which registration has been requested and the then-current market price for Rand's common stock. The Registration Rights Agreement does not provide for any penalties or other specified damages amounts in the event of breach.

Senior Debt Facility

      In addition to the issuance of the series A convertible preferred stock, Rand received a commitment letter from GE Commercial & Industrial Finance, Inc. with respect to a $28 million senior debt facility to be used by Rand at the closing of the acquisition to refinance existing indebtedness of Lower Lakes, Grand River and Lower Lakes Transportation and thereafter to provide working capital for Lower Lakes and Lower Lakes Transportation. This senior debt facility is to be comprised of a $5.5 million senior secured revolving credit facility and a $22.5 million senior secured term loan. The terms of the senior debt facility are as follows:

      o The borrowers under the senior debt facility will be Lower Lakes, Grand River and Lower Lakes Transportation.

      o     The senior debt facility has a five year term.

      o The interest rate for Canada-based borrowings will be the Canadian prime rate or the Canadian 30-day banker's acceptance rate (or the equivalent thereof) and the interest rate for U.S.-based borrowings will be, at Rand's option, the U.S. prime rate or the 1-, 2-, or 3-month reserve-adjusted LIBOR, plus a margin of 300 basis points for banker's acceptance rate (or the equivalent thereof) or LIBOR based loans and 200 basis points for U.S. or Canadian prime rate loans.

      o GE will receive a first priority security interest in all of the current and future assets of each borrower, their parents (including
            Rand) and their subsidiaries, if any, and all proceeds from the disposition of such assets, as well as a pledge of stock of Lower Lakes, Lower Lakes Transportation and Grand River.

GE's obligation to make the senior debt facility available is subject to certain conditions, including the following:

      o     execution and delivery of final loan documents;

      o     satisfactory completion of GE's legal due diligence;

      o all collateral securing the senior debt facility must be free and clear of all other liens, claims and encumbrances;

      o the borrowers must have acceptable cash management systems in place, including the establishment of lockbox accounts with daily cash sweeps;

      o the borrowers must not be in violation of applicable laws, decrees or material agreements;

      o the corporate structure, capital structure, other debt instruments, material contracts and governing documents of Rand, each borrower and their affiliates, and all documents relating to the acquisition and all tax effects of the acquisition, must be acceptable to GE;

      o the borrowers must have paid all applicable fees, transaction expenses and other amounts due to GE in connection with establishment of the senior debt facility;

      o the management structure, membership of the board of directors and board selection procedures of the borrowers must be reasonably acceptable to GE, and GE must be reasonably satisfied regarding the status of the borrowers' continuing management;

      o the borrowers shall have subordinated and postponed any debt owed to any related party, and all liens related to such debt shall have been waived or terminated;

      o satisfactory verification of the borrowers' accounts receivable and related liquidity factors;

      o the legal documents related to the acquisition shall be acceptable to GE, and the total purchase price, including the amount necessary to retire the current indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River, shall not exceed $54,000,000 plus a working capital adjustment, and Rand's total fees and closing costs, including amounts payable to GE, shall not exceed $3,000,000;

      o the aggregate purchase price payable in connection with the acquisition, including the amount necessary to retire the current indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River, shall be funded with the proceeds of Rand's trust account, $15,000,000 from Rand's offering of its series A convertible preferred stock and the proceeds of the senior debt facility;

      o at least $2,000,000 will be deposited in a sinking fund from the proceeds from Rand's trust account and Rand's offering of its series A convertible preferred stock;

      o the total indebtedness of the borrowers at closing will not exceed $24,000,000;

      o GE must be satisfied with the terms of the Management Bonus Program to be adopted by Lower Lakes on the closing date of the acquisition;

      o the ratio of senior funded debt to the combined EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of the borrowers on the closing date shall not exceed 2.75;

      o Deloitte and Touche LLP shall have provided GE with satisfactory financial statements of the borrowers, prepared in accordance with U.S. generally accepted accounting principles;

      o receipt of a satisfactory appraiser's report with confirmation of projected dry-dock and winter work schedule and expenses of the borrowers;

      o receipt of satisfactory updated desktop appraisals of the borrowers' vessels;

      o receipt of satisfactory legal opinions from the borrowers' outside legal counsel;

      o     receipt of satisfactory evidence of the solvency of the borrowers;

      o delivery by borrowers of necessary or appropriate waivers or consents of applicable governmental entities and third parties;

      o the borrowers shall have insurance coverage acceptable to GE, including provision for GE to be an additional insured and loss payee; and

      o on the closing date, no fact, event or circumstance shall have occurred, alone or in combination with others, which has or is reasonably likely to have a material adverse effect on any borrower, the collateral for the senior debt facility or related liens, or the validity or enforceability of any of the loan documents, or which materially impairs or is reasonably likely to materially impair the borrowers' ability to perform their obligations or GE's ability to enforce the loan documents.

                          INFORMATION ABOUT LOWER LAKES

Business of Lower Lakes

      Lower Lakes' shipping business is operated in Canada by Lower Lakes Towing Ltd. and in the United States by Lower Lakes Towing's wholly-owned subsidiary, Lower Lakes Transportation Company. For ease of reference, we refer to the combined business of Lower Lakes and Lower Lakes Transportation as the business of Lower Lakes.

      Lower Lakes was organized in March 1994 under the laws of Canada to provide marine transportation services to dry bulk goods suppliers and purchasers operating in ports in the Great Lakes that were restricted in their ability to receive larger vessels. Lower Lakes has grown from its origin as a small tug and barge operator to a full service shipping company with a fleet of eight cargo-carrying vessels. From its exclusively Canadian beginnings, Lower Lakes has also grown to offer domestic services to both Canadian and U.S. customers as well as cross-border routes.

      Lower Lakes is a leader in the provision of River Class bulk freight shipping services throughout the Great Lakes, operating more than one-third of all River Class vessels servicing the Great Lakes and the majority of boom-forward equipped vessels in this category. Lower Lakes services the construction, electric utility and integrated steel industries through the transportation of limestone, coal, iron ore, salt, grain and other dry bulk commodities.

      Lower Lakes' management believes that Lower Lakes is the only company providing significant domestic port-to-port services to both Canada and the United States in the Great Lakes region. Lower Lakes maintains this operating flexibility by operating both U.S. and Canadian flagged vessels in compliance with the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, in the U.S. and the Coasting Trade Act (Canada) in Canada. Lower Lakes' fleet consists of four self-unloading bulk carriers in Canada and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S. Lower Lakes owns three of the four Canadian vessels and its wholly-owned subsidiary, Port Dover Steamship Company Inc., owns the fourth and charters it to Lower Lakes. Lower Lakes Transportation time charters the five vessels in the U.S. from Grand River, which owns three of the U.S. flagged vessels and charters the fourth and the barge from a third party under long term charter arrangements.

Current Corporate Structure

      The following diagram depicts the current corporate structure of Lower Lakes and its subsidiaries, as well as ownership of each vessel in the Lower Lakes fleet.

      ------------------
      Lower Lakes Towing                                        ----------------
        Ltd. (Owns and                                            Lake Services
      operates Cuyahoga,                                        Shipping Company
         Saginaw and     --------             --------------    (owns McKee Sons
       Mississagi, and            \            Grand River        (barge) and
           operates                \          Holdings, Inc.        Manistee)
        Michipicoten)               \         --------------    ----------------
      ------------------        25%  \               |                | Bareboat
        ^  |          |               \              | 75%            | charter
Charter |  | 100%     | 100%           \             |                |
        |  v          v                 \            v                v
 -------------  -----------------        \          ---------------------
  Port Dover       Lower Lakes            \              Grand River
  Steamship      Transportation             ------>  Navigation Co. Inc.
 Company Inc.    Company (Time                       (Owns and operates
    (owns       charters Calumet, <---------------- Calumet, Maumee and
 Michipicoten)   Maumee, McKee       Time charter    Invincible (tug) and
 -------------   Sons, Manistee                      bare boat charters
                  and Invincible                       McKee Sons and
                     (tug))                               Manistee)
                -----------------                   ---------------------

The Great Lakes Dry Bulk Shipping Industry

      According to the 2004 Lake Carriers' Association Annual Report, major dry bulk cargo shipped on the Great Lakes totaled approximately 169.9 million net tons in 2004. In 2004, iron ore comprised approximately 37% of all dry bulk commodities transported on the Great Lakes, coal comprised approximately 24% of all dry bulk commodities transported and limestone comprised approximately 24% of all dry bulk commodities transported. The balance of dry bulk freight includes grain, salt, cement, and potash.

      Lower Lakes' management believes that the demand for shipping on the Great Lakes is generally related to the state of the economy as it supports a variety of industries including construction, agriculture, steel and other industrial manufacturing segments. The shipping season generally runs from the end of March through December or mid-January. The length of the season is affected by weather conditions, port access, the mandated closing of the locks, as well as customer demand.

=================================================================================================================================
Major Great Lakes Dry
Bulk Commerce
(in thousands of net tons)                                               Year Ended December 31,
                                      -------------------------------------------------------------------------------------------
Commodity                               2000             2001              2002           2003              2004      5-Year Avg.
---------------------------------------------------------------------------------------------------------------------------------
Iron Ore                               69,565           55,674            58,917         55,341            62,614          60,422
Coal                                   41,989           44,355            41,912         39,754            39,937          41,589
Limestone                              38,119           37,905            37,537         34,183            40,222          37,593
Grain                                  15,099           14,011            12,095         11,625            11,668          12,900
Salt                                    6,093            7,671             7,288          8,507             9,240           7,760
Cement                                  5,579            5,470             5,342          5,390             5,508           5,458
Potash                                    689              564               587            579               729             630
                                      -------------------------------------------------------------------------------------------
     Total                            177,133          165,650           163,678        155,379           169,918         166,352
                                      -------------------------------------------------------------------------------------------

Source: 2004 Statistical
Annual Report of the Lake
Carriers' Association
=================================================================================================================================

      Compared to these figures, limestone represents a significantly greater percentage, and iron ore a significantly lower percentage, of the dry bulk commodities shipped by Lower Lakes. Based on relative historic volatility, Lower Lakes' management believes that this balance of shipped cargo results in lower risk to Lower Lakes.

      Because of the restrictions imposed by U.S. and Canadian maritime laws, the Great Lakes shipping industry has been dominated by Canadian and U.S. owned fleets. According to Greenwood's Guide to Great Lakes Shipping (April 2005 edition), in 2005 there are approximately 113 dry bulk carriers in the combined American and Canadian Great Lakes fleets. Lower Lakes' management believes that approximately 86 of these vessels are self-unloaders, with 49 vessels being U.S. flagged and 37 vessels being Canadian flagged. Self-unloaders generally utilize tunnel belt systems, which are contained within the vessel cargo holds, to carry commodities to elevating conveyors for discharge by long unloading booms. They are capable of transporting and unloading almost any free-flowing, dry bulk commodity, including stone aggregates, iron ore, coal, limestone, sand, gypsum, and grain. Self-unloaders can fully discharge their cargoes in as little as four hours at an unimproved dock and without assistance from any shore-side equipment or shore-side personnel. By contrast, unloading a conventional bulk carrier can take up to thirty-six hours and requires ports to own, operate, and maintain costly and labor-intensive shore-based unloading facilities.

      There are two kinds of self-unloading vessels: boom forward - those with their booms located in front of the cargo holds - and boom aft. Boom forward self-unloaders offer greater accessibility for delivery of cargo to locations where only forward access is possible. Seven of the vessels used in Lower Lakes' operations are boom forward self-unloaders and one vessel is a boom aft self-unloader.

      River Class vessels represent the smaller end of Great Lakes vessels with maximum dimensions of approximately 650 feet in length and 72 feet in beam, with carrying capacities of 15,000 to 20,000 tons. Lower Lakes' management believes that River Class vessels are ideal for customers seeking to move significant quantities of dry bulk product to ports which restrict non-River Class vessels due to size and capacity constraints. Of the 37 Canadian self-unloading vessels currently in operation, seven are River Class, each of which is boom forward. Lower Lakes operates three of these vessels. The U.S. Great Lakes fleet includes 12 River Class vessels, four boom forward, eight boom aft. Lower Lakes Transportation operates four of the boom forward vessels, one of which is the barge.

Business Strategy

      Lower Lakes' strategy and business model includes the following:

      o Selected acquisitions. Since October 1999, Lower Lakes has added seven cargo-carrying vessels to its fleet, making Lower Lakes one of the most acquisitive shipping companies in the Great Lakes region. Lower Lakes' management believes that the acquisition of additional vessels would provide Lower Lakes with a larger share of the available River Class capacity, provide additional operating flexibility and extend the longevity of the Lower Lakes' fleet. Lower Lakes' management is actively pursuing acquisition opportunities but is not committed to any acquisitions at the present time;

      o New customer relationships and long-term contracts. Lower Lakes' management believes that opportunities exists to enter into additional long-term contracts with new customers. Lower Lakes' management believes that Lower Lakes has historically built strong relationships with its customers, who Lower Lakes' management believes view Lower Lakes as a strategic supplier offering lower costs and greater flexibility than the larger shipping companies; and

      o Expand existing customer relationships. In addition to gaining new customers, Lower Lakes' management believes opportunities exist for Lower Lakes to increase its business with existing customers.

Shipping Operations

      Lower Lakes' fleet consists of four self unloading bulk carriers in Canada, owned by Lower Lakes and its wholly-owned subsidiary, Port Dover Steamship Company Inc., and operated by Lower Lakes, and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S., which are time chartered by Lower Lakes Transportation Company. These figures include the reactivation of the Maumee, which is owned by Grand River and which sat idle during fiscal 2005 pending completion of a refit necessary to complete its five-year survey. Seven of the vessels are River Class self-unloading bulk carriers.

      Fleet Overview

                                   Lower Lakes Towing
      --------------------------------------------------------------------------

      Vessel Name           Vessel Type                      Estimated Remaining
                                                             Vessel Life*

      M/V Cuyahoga          Boom forward, self-unloading     30 years

      S/S Michipicoten      Boom aft, self-unloading         43 years

      M/V Mississagi        Boom forward, self-unloading     31 years

      S/S Saginaw           Boom forward, self-unloading     16 years

                                 Grand River Navigation
      --------------------------------------------------------------------------

      M/V Calumet           Boom forward, self-unloading     9 years

      M/V Invincible        Tug                              25 years

      M/V Maumee            Boom forward, self-unloading     11 years

      McKee Sons            Boom forward, self-unloading     13 years

      M/V Manistee          Boom forward, self-unloading     30 years

      * Based on surveys conducted during 2002-2005 by DuFour, Laskey & Strouse, Inc. Not necessarily indicative of useful economic life.

      Based on surveys conducted during 2002-2005, despite their ages, all of Lower Lakes' vessels have significant remaining surveyed lives. This, in part, is due to the fact that the vessels generally have not been operated in the corrosive salt water environment of the lower St. Lawrence River and generally have not been subjected to the rigors of the seaway system.

      Notwithstanding the surveyed lives above, Lower Lakes' management has selected an estimated useful economic life of 10-15 years for accounting purposes. This depreciation policy is consistent with management's estimate that after a 10-15 year period, the average vessel will not be contributing positive cash flows due to the increasing maintenance costs and capital investments required as the vessels age.

      In addition, Lower Lakes' management has pursued a program of continuous upgrading and modernization of equipment in order to ensure that the vessels remain operable on an efficient basis. Notwithstanding the surveyed lives above, Lower Lakes' management has selected a vessel depreciation policy of 10-15 years for accounting purposes. This depreciation policy is consistent with management's estimate that after a 10-15 year period, the average vessel will not be contributing positive cash flows due to the increasing maintenance costs and capital investments required as the vessels age. Lower Lakes' Canadian operations are managed from leased offices in Port Dover, Ontario. Lower Lakes' U.S. operations are based in Buffalo, New York (Lower Lakes Transportation) and Cleveland, Ohio (Grand River Navigation).

      Each of the vessels except for the Michipicoten belongs to the River Class category and is a self-unloader with boom forward, providing the ability to discharge its own cargo without the need for onshore equipment or personnel. The fleet operates for approximately nine months of the year. The winter shutdown from January through March of each year is utilized for dry docking and maintenance.

Vessel Maintenance

      Lower Lakes' vessels do not operate in salt water. As a result, the level of hull corrosion suffered by the fleet is significantly lower than that which would have been experienced by vessels operating in salt water of a similar age. Through a regular cycle of winter maintenance and dry-docking, Lower Lakes seeks to maintain a high standard of repair and reliability.

      Winter Repairs and Dry Docking

      Lower Lakes' vessels require general maintenance and capital upgrades each year to ensure the fleet operates efficiently during the shipping season and to minimize downtime during the operating season. This work is completed during January, February, and March each year when the vessels are not active. The age of the vessels, combined with the prohibitive replacement cost of a vessel, increases the importance of having an appropriate maintenance program. Historically, the cost of winter work averages approximately $500,000 per vessel. Between 40% and 60% of the winter work projects have been expensed as maintenance expenditures, with the balance of winter work expenditures capitalized. Capitalized winter work expenditures include items such as steel replacement and engine overhauls.

      Every vessel on the Great Lakes must be dry docked, inspected, and certified every four years in Canada and five years in the U.S., although one-year extensions are frequently granted. This certification in the U.S. is known as the five-year survey. Dry docking certification entails the visual inspection and measurement of all parts of the vessel that are located underwater. Certification also requires the inspection of the internal structure of the vessel, all fuel tanks, the main deck, cargo holds, and several other parts of the vessel. Any required repairs are made at this time. In addition, it is normal to paint the underwater portion of the vessel's hull and make repairs as required to any bow or stern thrusters during the certification process. Dry docking expenses are capitalized when incurred and amortized over the benefit period, which is either four to five years for Canadian vessels or five to six years for U.S. vessels. Historically, the cost of the certification process for each vessel has averaged approximately $625,000. Such costs could be dramatically higher in the future depending on the nature of repairs required. The following table sets forth the historical and currently anticipated drydocking schedule for each vessel in the Lower Lakes fleet.

                  Historical and Projected Dry Docking Schedule

                               Lower Lakes Towing

  Vessel Name       F2001        F2002        F2003        F2004       F2005      F2006      F2007      F2008
M/V Cuyahoga       Mar. 31,                                                                 Mar. 31,
                    2001                                                                      2006

S/S Michipicoten                                          June 30,                                     Mar. 31,
                                                            2003                                         2008

M/V Mississagi                               Mar. 31,                                                  Mar. 31,
                                              2003                                                       2008

S/S Saginaw                     Aug. 31,                                         Aug. 31,
                                  2001                                             2006

                             Grand River Navigation

  Vessel Name       F2001        F2002        F2003        F2004       F2005      F2006      F2007      F2008
M/V Calumet                                  Mar. 31,
                                              2003

M/V Invincible     Mar. 31,                                                                 Mar. 31,
                    2001                                                                      2006

M/V Maumee                                                                       Apr. 30,
                                                                                   2005

McKee Sons                      Aug. 31,                                                    Aug. 31,
                                  2001                                                        2007

M/V Manistee                                                          Dec. 17,
                                                                        2004

      Value of Vessels

      Appraisals of the vessels performed in 2004 indicate the fair market value of Lower Lakes' owned fleet to be in excess of $36 million. Lower Lakes' management estimates that the cost of replacing a River Class self-unloader with a new vessel would be in excess of $35 million and that the cost of converting a conventional bulk carrier to a self-unloader is estimated to be in excess of $15 million. Lower Lakes' management also believes that, if properly maintained, older Great Lakes vessels could have very long economic lives. The life of a vessel depends on the condition of the hull, as the mechanical parts can be replaced during a vessel's life. Vessels of older vintage were built with very heavy scantlings (i.e., thick steel). Modern vessels are built with lighter, thinner steel, which has less tolerance for corrosion. The Mississagi, Manistee and Cuyahoga, in particular, were built with exceptionally thick steel hulls for the U.S. government during WWII and therefore have longer useful lives than vessels built with lighter scantlings.

Customers

      Lower Lakes services approximately 50 customers in a diverse array of end markets by shipping dry bulk commodities such as construction aggregates, coal, grain, iron ore and salt. Lower Lakes' top ten customers accounted for approximately 71% of its revenue in fiscal 2005, although Lower Lakes has relatively low customer concentration with no customer accounting for more than 26% of revenue in fiscal 2005. Lower Lakes is the sole-source shipping provider to several of its customers. Many of Lower Lakes' customers are under long-term contracts with Lower Lakes, which typically average three to five years in duration and provide for minimum and maximum tonnage, annual price escalation features, and fuel surcharges.

Competition

      Lower Lakes faces competition from other marine and land-based transporters of dry bulk commodities in and around the Great Lakes area. In the River Class market segment, Lower Lakes generally faces two primary competitors:
Seaway Marine Transport and United Shipping Alliance. Seaway Marine Transport is a Canadian traffic and marketing partnership, which owns 22 self-unloading vessels, 4 of which are River Class boom forward vessels. United Shipping Alliance operates in the U.S. and maintains a fleet of 22 vessels, 7 of which are River Class.

      Lower Lakes' management believes that industry participants compete on the basis of customer relationships, price, and service, and that the ability to meet a customer's schedule and offer shipping flexibility is a key competitive factor. Lower Lakes' management believes that customers are generally willing to continue to use the same carrier assuming such carrier provides satisfactory service with competitive pricing.

Government and Other Regulations

      While foreign import and export traffic is open to free market competition within the Great Lakes, water-borne domestic carriage between U.S. ports or Canadian ports on the Great Lakes is currently governed by either the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, in the U.S., which we sometimes refer to as the U.S. maritime laws, or the Coasting Trade Act (Canada). These Acts provide that only vessels owned and flagged in their respective countries can move cargo between domestic ports, unless, in the case of Canada, there is not Canadian-flagged vessel available to perform the required service.

      The U.S. maritime laws restrict the carriage of cargo between U.S. ports to U.S-flagged vessels that are built, crewed and owned by U.S. citizens. Under U.S. maritime law, U.S. shipping companies in the domestic trade must be at least 75% owned and controlled by U.S. citizens. Although the owner of a U.S. vessel must meet the citizenship requirements in order to participate in domestic trade, a time charterer who does not control the vessel, except to obtain cargo and direct its movements, is not required to meet those requirements.

      Under the Canada Shipping Act, Canadian companies operating Canadian-flagged vessels can be entirely foreign-owned and operated, provided the entity is domiciled in Canada. Neither U.S. maritime law nor the Coasting Trade Act (Canada) has been affected by NAFTA, and Lower Lakes' management believes they are not likely to be materially amended in the foreseeable future despite ongoing lobbying efforts.

      Environmental Regulation

      The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the Great Lakes and their connecting and tributary waterways.

      Under OPA, vessel owners, operators and bareboat charterers are "responsible parties" and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel).

      OPA limits the liability of responsible parties to the greater of $600 per gross ton or $0.5 million per dry bulk vessel that is over 300 gross tons (subject to possible adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable United States Federal safety, construction or operating regulations or by a responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

      OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners' responsibilities under these laws. Lower Lakes materially complies with all applicable state regulations in the ports where its vessels call.

      Lower Lakes is also subject to potential liability arising under the U.S. Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, which applies to the discharge of hazardous substances, whether on land or at sea. Specifically, CERCLA provides for liability of owners and operators of vessels for cleanup and removal of hazardous substances and provides for additional penalties in connection with environmental damage. Liability under CERCLA for releases of hazardous substances from vessels is limited to the greater of $300 per gross ton or $5 million per incident unless attributable to willful misconduct or neglect, a violation of applicable standards or rules, or upon failure to provide reasonable cooperation and assistance. CERCLA liability for releases from facilities other than vessels is generally unlimited. Lower Lakes is required to show proof of insurance, surety bond, self insurance or other evidence of financial responsibility to pay damages under OPA and CERCLA in the amount of $1,500 per gross ton for vessels, consisting of the sum of the OPA liability limit of $1,200 per gross ton or $10 million per discharge and the CERCLA liability limit of $300 per gross ton or $5 million per discharge. Lower Lakes has satisfied these requirements and obtained a U.S. Coast Guard Certificate of Financial Responsibility. OPA and CERCLA each preserve the right to recover damages under other existing laws, including maritime tort law.

      The U.S. Federal Water Pollution Control Act, also referred to as the Clean Water Act, or CWA, imposes restrictions and strict controls on the discharge of pollutants into navigable waters, and such discharges generally require permits. The CWA provides for civil, criminal and administrative penalties for any unauthorized discharges and imposes substantial liability for the costs of removal, remediation and damages. State laws for the control of water pollution also provide varying civil, criminal and administrative penalties and liabilities in the case of a discharge of petroleum, its derivatives, hazardous substances, wastes and pollutants into state waters. In addition, the Coastal Zone Management Act authorizes state implementation and development of programs of management measures for non-point source pollution to restore and protect coastal waters.

      The U.S. Federal Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990, or CAA, requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Lower Lakes' vessels are subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas. In addition, in December 1999, the EPA issued a final rule regarding emissions standards for marine diesel engines. The final rule applies emissions standards to new engines beginning with the 2004 model year. In the preamble to the final rule, the EPA noted that it may revisit the application of emissions standards to rebuilt or remanufactured engines, if the industry does not take steps to introduce new pollution control technologies. As of 2004, U.S. EPA was considering standards for new marine diesel engines with per cylinder displacement below 30 liters that would apply to marine diesel engines used in commercial applications, except for oceangoing vessels. Finally, the EPA recently entered into a settlement that will expand this rulemaking to include certain large diesel engines not previously addressed in the final rule. Adoption of such standards could require modifications to some existing marine diesel engines and may result in material expenditures. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in primarily major metropolitan and/or industrial areas. Where states fail to present approvable SIPs or SIP revisions by certain statutory deadlines, the U.S. Federal government is required to draft a Federal Implementation Plan. Several SIPs regulate emissions resulting from barge loading and degassing operations by requiring the installation of vapor control equipment.

      In Canada, a number of laws and regulations aimed at preventing and penalizing marine pollution are applicable to Lower Lakes' shipping activities. For instance, the Canada Shipping Act and the regulations thereunder contain provisions prohibiting the discharge of pollutants from ships, requiring the reporting of any such discharges, as well as construction and equipment standards, and labeling and handling requirements for dangerous substances and materials in transport. In addition, Canada's Migratory Birds Convention Act
(1994), the Canadian Environmental Protection Act, 1999, and the Fisheries Act also contain provisions relating to the marine environment and water pollution. The penalties for violations of the Migratory Birds Convention Act were amended in 2005, bringing them into alignment with penalties applicable in the United States, and, as a result, the maximum fine has been increased to $1,000,000.

      Security Regulations

      In the United States, since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security, or ISPS Code. In Canada, similar legislation and regulations have been adopted and are in force. Among the various requirements of these laws and regulations are:

      o on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

      o     the development of vessel security plans; and

      o     compliance with flag state security certification requirements.

      Inspection by Classification Societies

      Every seagoing vessel must be "classed" by a classification society. The classification society certifies that the vessel is "in class," signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel's country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

      The classification society also undertakes, on request, other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case or to the regulations of the country concerned. For maintenance of the class, regular and extraordinary surveys of hull, machinery, including the electrical plant, and any special equipment classed are required to be performed as follows:

      o Annual Surveys: For seagoing ships, annual surveys are conducted for the hull and the machinery (including the electrical plant) and where applicable, for special equipment classed, at intervals of 12 months from the date of commencement of the class period indicated in the certificate.

      o Intermediate Surveys: Extended annual surveys are referred to as intermediate surveys and typically are conducted two and one-half years after commissioning and each class renewal. Intermediate surveys may be carried out on the occasion of the second and third annual survey.

      o Class Renewal Surveys: Class renewal surveys, also known as special surveys, are carried out for the ship's hull, machinery (including the electrical plant), and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey, the vessel is thoroughly examined, including audio-gauging to determine the thickness of the steel structures. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one-year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey every four or five years, depending on whether a grace period was granted, a shop owner has the option of arranging with the classification society for the vessel's integrated hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five-year cycle.

Risk of Loss and Liability Insurance


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

      The operation of any cargo vessel includes risks such as mechanical failure, physical damage, collision, property loss, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities, and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, which imposes virtually unlimited liability upon owners, operators and demise charterers of any vessel trading in the United States exclusive economic zone for certain oil pollution accidents in the United States, has made liability insurance more expensive for ship owners and operators trading in the United States market. While we believe that Lower Lakes' present insurance coverage is adequate, not all risks can be insured, and there can be no guarantee that any specific claim will be paid, or that Lower Lakes will always be able to obtain adequate insurance coverage at reasonable rates.

Legal Proceedings

      Lower Lakes is not involved in any legal proceedings which may have a significant effect on its business, financial position, results of operations or liquidity, nor is Rand aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, results of operations or liquidity. From time to time, Lower Lakes may be subject to legal proceedings and claims in the ordinary course of business, involving principally commercial charter party disputes. It is expected that these claims would be covered by insurance if they involve liabilities such as arise from collision, other marine casualty, damage to cargoes, oil pollution, death or personal injuries to crew, subject to customary deductibles. Those claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Employees

      As of December 31, 2004, Lower Lakes had approximately 230 full-time employees, 18 of whom were management and 212 were operational. Approximately 42% of Lower Lakes' employees (all U.S. based Grand River Navigation crew) are unionized with the International Organization of Masters, Mates and Pilots, AFL-CIO. The existing labor agreement has been recently extended through March 2007. Lower Lakes has never experienced a work stoppage as a result of labor issues, and Lower Lakes' management believes that its employee relations are good.

      The Seafarers International Union of Canada, or SIU, has attempted without success to organize Lower Lakes' unlicensed employees in each of the past several years, and is attempting to do so again. SIU and Lower Lakes recently completed a proceeding before the Canada Industrial Relations Board, or CIRB. It was recommended by the CIRB to attempt to mediate a settlement of the complaint rather than carry through the hearing in an effort to establish more manageable terms of relations with the union in future organizing attempts. To that end, one outcome of the settlement was that in exchange for union organizers ceasing attempts to access Lower Lakes' vessels, the union would be granted access to each vessel for a one hour information session in the presence of a labor board officer and that employee attendance would be strictly voluntary. The process would be repeated in approximately one calendar year, and the union would not be allowed access to the vessels or customer facilities at any other time. Although Lower Lakes' management believes that support for this union is low, if SIU is successful in organizing a union among Lower Lakes' Canadian employees, it could result in increased labor costs for Lower Lakes, which could have a material adverse effect on Rand's results of operations.

Facilities

      Lower Lakes' currently leases the following properties:

      o Lower Lakes Towing has leased approximately 4,500 square feet of warehouse space in 207 Greenock Street, Port Dover, Ontario under a lease that expires October 2007.

      o Lower Lakes Towing has leased approximately 1,000 square feet of office space in 625 Main Street, Port Dover, Ontario under a lease that is month to month.

      o Lower Lakes Transportation has leased approximately 100 square feet of office space at 1207 Delaware Avenue, Suite 217, Buffalo, New under a lease that expires March 31, 2007.

      o Grand River Navigation has leased approximately 440 square feet of office space at 197 West Erie Street, Rogers City, Michigan under a lease that expires on November 30, 2005.

      o Grand River Navigation has leased approximately 1,000 square feet of space at 515 Moore Road, Suite 2, Avon Lake, Ohio under a lease that expires July 31, 2008.


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

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                            OPERATIONS OF LOWER LAKES

      This discussion summarizes the significant factors affecting the consolidated operating results, financial conditions, liquidity and cash flows of Lower Lakes, Lower Lakes Transportation and Grand River for the year ended March 31, 2005 and the six month period ending September 30, 2005. This discussion should be read in conjunction with Lower Lakes' fiscal 2005 audited consolidated financial statements and September 30, 2005 unaudited consolidated financial statements, each included elsewhere in this proxy statement, and the notes thereto.

      On September 7, 2005, we included as an exhibit to a Form 8-K filed with the Securities and Exchange Commission selected financial information for Lower Lakes as of March 31, 2005 and for its 2005, 2004, 2003 and 2002 fiscal years. That selected financial information was not audited and did not comply with either U.S. or Canadian generally accepted accounting principles. This proxy statement contains audited financial statements for Lower Lakes that comply with U.S. generally accepted accounting principles. You should refer to the audited financial statements included in this proxy statement in determining whether or not to vote in favor of the proposed acquisition of Lower Lakes rather than the selected financial information included in Form 8-K.

      The selected financial information included in Form 8-K was prepared by Lower Lakes' management in connection with the marketing of Lower Lakes for sale, and was intended to serve only as a general financial overview of Lower Lakes. The financial information was derived by Lower Lakes' management by combining the separate historical financial statements for Lower Lakes, its subsidiary, Lower Lakes Transportation Company, and its investee, Grand River Navigation Company, Inc. The product of this combination exercise and other accounting and presentation methodologies employed by Lower Lakes' management did not result in financial information that complied with generally accepted accounting principles. Accordingly, there can be no assurance that the selected financial information included in Form 8-K is reflective of the financial position or results of operations of Lower Lakes determined in accordance with generally accepted accounting principles.

      We included the selected financial information in Form 8-K in order to assist shareholders with obtaining a preliminary understanding of the proposed Lower Lakes acquisition. We included the shareholder presentation material as an exhibit to Form 8-K to comply with regulations under federal securities laws applicable to selective disclosure of information and solicitation of shareholders before furnishing of a proxy statement.

Overview

      Business

      Lower Lakes' shipping business is operated in Canada by Lower Lakes Towing Ltd. and in the United States by Lower Lakes' wholly-owned subsidiary, Lower Lakes Transportation Company. For ease of reference, we refer to the combined business of Lower Lakes and Lower Lakes Transportation as the business of Lower Lakes.

      Lower Lakes was organized in March 1994 under the laws of Canada to provide marine transportation services to dry bulk goods suppliers and purchasers operating in ports in the Great Lakes that were restricted in their ability to receive larger vessels. Lower Lakes has grown from its origin as a small tug and barge operator to a full service shipping company with a fleet of eight cargo-carrying vessels. From its exclusively Canadian beginnings, Lower Lakes has also grown to offer domestic services to both Canadian and U.S. customers as well as cross-border routes.

      Lower Lakes is a leader in the provision of River Class bulk freight shipping services throughout the Great Lakes, operating more than one-third of all River Class vessels servicing the Great Lakes and the majority of boom-forward equipped vessels in this category. Lower Lakes services the construction, electric utility and integrated steel industries through the transportation of limestone, coal, iron ore and other dry bulk commodities.

      Lower Lakes' management believes that Lower Lakes is the only company providing significant domestic port-to-port services to both Canada and the United States in the Great Lakes region. Lower Lakes maintains this operating flexibility by operating both U.S. and Canadian flagged vessels in compliance with the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, in the U.S. and the Coasting Trade Act (Canada) in Canada. Lower Lakes' fleet consists of four self-unloading bulk carriers in Canada and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S. Lower Lakes owns three of the four Canadian vessels and its wholly-owned subsidiary, Port Dover Steamship Company Inc., owns the fourth and charters it to Lower Lakes. Lower Lakes Transportation time charters the five vessels in the U.S. from Grand River, which owns three of the U.S. flagged vessels and charters the fourth and the barge from a third party under long term charter arrangements.


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

      Critical Accounting Policies

      Lower Lakes' discussion and analysis of its financial condition and results of operations for the purposes of this document are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

      Lower Lakes' significant accounting policies are presented in Note 2 to its fiscal 2005 audited consolidated financial statements, and the following summaries should be read in conjunction with the financial statements and the related notes included in this proxy statement. While all accounting policies affect the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of the financial statements and results of operations and that require Lower Lakes' management's most subjective or complex judgments and estimates. Lower Lakes' management believes the policies that fall within this category are the policies related to variable interest entities, revenue recognition, capital assets, repairs and maintenance, deferred drydock expenditures, impairment of long-lived assets, and income taxes.

      Variable interest entities. In January 2003, FASB issued Interpretation No. 46R "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" and revised this interpretation in December 2003 (these are sometimes referred to collectively as the Interpretations). These Interpretations outline the consolidation principles for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. As a result of this pronouncement, Lower Lakes has determined that Grand River is a variable interest entity primarily because Grand River does not have sufficient equity at risk. Accordingly, since Lower Lakes is the primary beneficiary, Lower Lakes has consolidated the accounts of Grand River on a retroactive basis.

      Revenue recognition. Lower Lakes services over 50 customers in a diverse range of industries providing dry bulk commodities such as coal, construction aggregate, grain, iron ore and salt. Lower Lakes generates revenues from freight billings under contracts of affreightment (voyage charters) on a rate per ton basis. Voyage charter revenues are recognized when services under the contracts are rendered, Lower Lakes has a signed contract of affreightment, the contract price is fixed or determinable and collection is reasonably assured. Voyage charter revenue is recognized ratably over the period from the departure of a vessel from its original shipping point to its destination. Included in freight billings are other fees such as fuel surcharges and other freight surcharges, which represent pass-through charges to customers for toll fees, lockage fees and ice breaking fees paid to other parties. Fuel surcharges are recognized ratably over the voyage, while freight surcharges are recognized when the associated costs are incurred. Fuel surcharge revenues totaled $1,916,137 for the year ended March 31, 2005, an increase from $1,185,721 in the year ended March 31, 2004 and $271,202 in the year ended March 31, 2003. Freight surcharges are insignificant and amount to less than 1% of total revenues for the years presented.

      Lower Lakes subcontracts excess customer demand to other freight providers. Service to customers under such arrangements is transparent to the customer and no additional services are being provided to customers. Consequently, revenues are presented on a gross basis in accordance with the guidance in EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Revenues recognized for customers serviced by freight subcontractors are recognized on the same basis as described above.

      Capital assets. Capital assets are recorded at cost. Lower Lakes' primary capital assets are the vessels which operate in the trades. Lower Lakes has relied on outside expertise that indicates that bulk cargo vessels engaged in trade in fresh water can enjoy a life of up to 75 years. Lower Lakes' historical vessel acquisition strategy has been to purchase used vessels on the market and refurbish them. Lower Lakes' fleet has an average age of 59 years, and vessels are depreciated over a period of 10 - 15 years depending on Lower Lakes' management's judgment regarding the useful life of the vessel at acquisition date. Lower Lakes reviews the estimates of vessel's useful lives annually.

      Repairs and maintenance. The vessels require general maintenance and capital upgrades each year to ensure the fleet operates efficiently during the shipping season and to minimize downtime during the operating season. This work is completed during January, February, and March each year, when the vessels are not active. Historically, the cost of winter repairs averages approximately $500,000 per vessel. Lower Lakes' management reviews repairs expenditures and capitalizes major projects expected to extend or enhance the useful life of the vessels, such as steel replacement and major engine overhauls. Major repairs are depreciated over the remaining useful life of the asset being repaired, whether it is a vessel, engine equipment, or a leasehold improvement. All other repairs are expensed as maintenance.

      Deferred charges. Deferred charges include capitalized drydock expenditures. Consistent with industry practice for such expenditures, drydock expenditures incurred during statutory Canadian and United States certification processes are capitalized and amortized on a straight-line basis over the benefit period, which is 60 months. Alternative methods to account for drydock expenditures include the accrual method, in which the estimated cost of the next scheduled drydock is accrued over the period preceding such drydock, and the expense method whereby drydocking costs are expensed in the period it is incurred. Lower Lakes' management believes the capitalization method better matches costs with revenue and eliminates significant changes in estimates required with the accrual method.

      Impairment of Long-Lived Assets. Lower Lakes accounts for the impairment of long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying value. If the carrying value of the assets will not be recoverable, as determined by the estimated undiscounted cash flows, the carrying value of the assets is reduced to fair value. Generally, fair value will be determined using valuation techniques such as expected discounted cash flows or appraisals, as appropriate. This process involves subjective assumptions about future events, and discount factors to be applied to projected cash flows when it is determined that an impairment exits. Estimated values can be affected by many factors beyond the Lower Lakes' control such as the overall market and economic trends, new regulations, and other changes. Lower Lakes' management believes that the assumptions made to evaluate the vessels for impairment are appropriate and reasonable. However, changes in circumstances or conditions affecting these assumptions could result in impairment charges in future periods that may be material.

      As disclosed in Note 9 of the consolidated financial statements, an impairment charge of $1,224,000 was recorded in fiscal 2004. Lower Lakes monitors the fair market value of its vessels and ensures there is no impairment on an annual basis.

      Income taxes. Lower Lakes accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," or SFAS 109. SFAS 109 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of tax assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of a deferred tax asset is adjusted by a valuation allowance, if necessary, to recognize tax benefits only to the extent that, based on available evidence, it is more likely than not that they will be realized. This process involves subjective assumptions used to predict taxable income in the jurisdictions where Lower Lakes is taxed. Lower Lakes' management believes that the assumptions made to determine the valuation allowance for deferred income taxes are appropriate and reasonable. However, changes in circumstances or future events could result in changes to the assumptions used, which would impact the measurement of the deferred tax asset valuation allowance in future periods.

      Recently Issued Pronouncements

      Stock-Based Compensation. On December 16, 2004, FASB issued amended SFAS 123, "Accounting for Share-Based Payment," or SFAS 123(R). SFAS 123(R) requires all companies to use the fair-value based method of accounting for stock-based compensation, and is in effect for Lower Lakes for its fiscal period beginning on April 1, 2006. SFAS 123(R) requires that all companies adopt either the modified prospective transition, or MPT, or modified retrospective transition, or MRT, method. Stock compensation expense calculated using the MPT approach would be recognized on a prospective basis in the financial statements over the requisite service period, while the MRT method allows a restatement of prior periods for amounts previously recorded as pro forma expense. On April 14, 2005, the U.S. Securities and Exchange Commission announced the adoption of a rule that amended the compliance date for SFAS 123(R). Based on this announcement, FAS 123(R) will be effective for Lower Lakes' fiscal year beginning April 1, 2006. Lower Lakes does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements.


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

      Exchanges of Non-Monetary Assets. In December 2004, FASB issued SFAS 153, "Exchanges of Non-Monetary Assets." SFAS 153 amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This standard is in effect for exchanges occurring in fiscal years beginning after June 15, 2005. Lower Lakes does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements.

      Results of Operations

      Six months ended September 30, 2005 compared to the six months ended September 30, 2004. Total revenues for the six months ended September 30, 2005 increased by 17.9% to $36,370,000 from $30,856,000 in the six months ended September 30, 2004. $2,841,000 of this increase resulted from Lower Lakes sailing an additional vessel, the Maumee, on May 16, 2005, which had been idle during fiscal 2005 as a result of a refit.

      The Canadian fleet accounted for $21,287,000 of revenues in the six months ended September 30, 2005, an increase of 11.2% from $19,147,000 in the six months ended September 30, 2004, and the U.S. fleet accounted for revenue of $15,083,000 in the six months ended September 30, 2005, an increase of 28.8% from $11,709,000 generated in the six months ended September 30, 2004. Of the increased U.S. revenues, the activation of the Maumee accounted for $2,841,000 or 84%.

      Fuel surcharge revenue rose 253.4% from $1,117,000 in the six months ended September 30, 2004 to $2,831,000 for the six months ended September 30, 2005, based on rising fuel costs. Lower Lakes recovers a majority of these fuel price increases through contracted fuel surcharges with many of its customers.

      Operating expenses for the six months ended September 30, 2005 were $23,677,000, compared to $18,512,000 for the six months ended September 30, 2004, an increase of 27.9%. The largest three components in operating expenses are wages, fuel and insurance, which accounted for a total of $19,921,000 (84.1% of operating expenses) for the six months ended September 30, 2005, an increase of 30.6% over the six months ended September 30, 2004 when wages, fuel and insurance costs accounted for a total of $15,252,000 (82.4% of operating expenses). Wages rose to $9,904,000 in the six months ended September 30, 2005 from $8,198,000 (an increase of 20.8%) in the six months ended September 30, 2004, primarily as a result of the activation of the Maumee, the strengthening Canadian dollar and general wage increases. Fuel for the six months ended September 30, 2005 was $8,029,000, an increase from $5,573,000 (an increase of 44.0%) for the six months ended September 30, 2004. The increase in fuel-related expenses resulted from both the rise in fuel prices and additional consumption from the addition of another vessel to the Lower Lakes' fleet in the six months ended September 30, 2005. This additional vessel accounted for $651,000 of the increase in the six months ended September 30, 2005 compared to the six months ended September 30, 2004. The rise in fuel prices was largely offset by an increase in customer fuel surcharges revenues of $1,714,000 during the period. Insurance, including incidents under deductibles, was $1,988,000 for the six months ended September 30, 2005, up from $1,481,000 in the six months ended September 30, 2004 (a 34.2% increase), primarily as a result of the cost of an unloading elevator repair on the Cuyahoga, of which Lower Lakes paid $227,000, increased insurance for Lower Lakes' U.S. business resulting from the reactivation of the Maumee and the Mississagi grounding in August, which incurred an expense of $200,000 for insurance deductibles. Lower Lakes expenses insurance deductibles and any incidents under deductible in the insurance category.

      In addition to the operation of its own fleet, Lower Lakes strategically utilizes other fleets to supplement shipments to its customer docks. Outside charter fees paid by Lower Lakes increased 25.2% to $3,005,000 in the six months ended September 30, 2005, compared to $2,401,000 for the six months ended September 30, 2004.

      Administration expenses were $1,320,000 for the six months ended September 30, 2005 and $1,017,000 for the six months ended September 30, 2004, representing an increase of 29.8%. This increase resulted primarily from increased legal and professional fees and salaries for additional U.S.-based administrative employees. Winter repairs expenses increased to $89,000 for the six months ended September 30, 2005 from $22,000 for the six months ended September 30, 2004 because of expenses incurred in the six months ended September 30, 2005 to complete winter work on the Saginaw and the Maumee.

      Income from operations was $5,823,000 for the six months ended September 30, 2005, a decrease from $7,069,000 for the six months ended September 30, 2004. As a percentage of revenues, operating income represented 16.0% of revenues in the six months ended September 30, 2005 as compared to 22.9% in the six months ended September 30, 2004. Primary reasons for this decrease in operating margin were the late sailing of the Saginaw on April 15, 2005, increased winter work expense, the elevator incident on the Cuyahoga and the Mississagi grounding. Operating margins were also negatively affected by scheduling inefficiencies, which arose from altering schedules and routes to compensate for Lower Lakes' inability to use the Saginaw and Maumee during the course of their winter work, the Cuyahoga during the course of the repairs on its elevator, and the Mississagi during the course of the repairs following the August grounding. Lower Lakes' management believes that these inefficiencies were isolated and are not reflective of an overall trend in its business. Other reasons for the decrease were a 25.2% increase in depreciation to $1,874,000 in the six months ended September 30, 2005 from $1,497,000 in the six months ended September 30, 2004, and an 85.6% increase in amortization of deferred drydock charges to $553,000 from $298,000 in the six months ended September 30, 2004 as a result of the drydocking of the Manistee and Maumee that would not have been reflected in expenses for the six months ended September 30, 2004.

      Total other income and expense was $2,337,000 for the six months ended September 30, 2005, as compared to $2,477,000 for the six months ended September 30, 2004, a decrease of 5.7%, due primarily to an increase in interest expense, and a loss on long-term debt extinguishments of $646,000 in 2004 incurred in September 2004, in conjunction with the refinancing.

      Interest expense increased by $294,000, or 17.8%, to $1,945,000 for the six months ended September 30, 2005 from $1,651,000 in the six months ended September 30, 2004 due to increased senior debt and a general increase in interest rates affecting Lower Lakes' senior loan facility and revolving credit facility.

      Lower Lakes' income tax provision was $1,508,000 for the six months ended September 30, 2005 compared to $1,747,000 for the six months ended September 30, 2004. Lower Lakes, Lower Lakes Transportation and Grand River file tax returns in separate jurisdictions, so provisions are accounted for on a company-by-company basis due to the different taxation rates in each jurisdiction and the varying performance of each company.

      Net income for the six months ended September 30, 2005 was $1,893,000 compared to $2,890,000 for the six months ended September 30, 2004. This was largely the result of increased operating expenses.

      Year ended March 31, 2005 compared to year ended March 31, 2004. Revenues for the year ended March 31, 2005 were $52,110,000, an increase of 35.2% from $38,550,000 the year ended March 31, 2004. This increase was primarily the result of the first full year of sailing of the Michipicoten, which accounted for 60% of this increase, plus the other three vessels in Lower Lakes' Canadian fleet averaged 11% increases over fiscal 2004 due to an increased number of operating days. The number of operating days is in any given year is based on climatic conditions of the Great Lakes region and the related access to customer docks serviced by our vessels.

      The operating days on the Canadian fleet averaged 294 days in fiscal 2005 compared to 281 days in fiscal 2004, an increase of 4.6%. The U.S. fleet averaged 300 operating days in fiscal 2005, an increase of 7.5% from 279 operating days in fiscal 2004. The increased operating days allowed additional cargo to be carried, and result in additional variable costs. Lower Lakes' management does not believe that there is an overall trend with respect to an increase in the annual number of operating days experienced by Lower Lakes.

      Revenue generated by Lower Lakes' U.S. fleet increased 24.3% in the fiscal year ended March 31, 2005 to $18,986,000 from $15,274,000 in the year ended March 31, 2004, largely as a result of increased operating days and the sailing of the Richard Reiss (currently sailing as the Manistee), a larger and more efficient vessel, in lieu of the Maumee while the Maumee was inactive for the fiscal year ended March 31, 2005. Revenues from the Manistee represented an increase of 24% on the revenue from the Maumee the prior year. The two other U.S. fleet vessels, the Calumet and the McKee Sons/Invincible, also achieved increases of 19% and 28% in their revenues, respectively, primarily due to the extended operating season. Fuel surcharge revenue for the year rose 61.6% from $1,186,000 to $1,916,000, based on the overall trend of higher fuel costs. Lower Lakes recovers a majority of these fuel price increases through contracted fuel surcharges with many of its customers.

      Operating expenses for the year ended March 31, 2005 were 17.2% higher than in the year ended March 31, 2004, with total expenses of $32,211,000 compared to $27,478,000. The largest three components in operating expenses were wages, fuel and insurance, which accounted for a total of $26,663,000 (82.8% of fiscal 2005 operating expenses) in the year ended March 31, 2005, an increase of 19.4% over the year ended March 31, 2004 when wages, fuel and insurance costs accounted for a total of $22,330,000 (81.3% of fiscal 2004 operating expenses). Wages accounted for $14,469,000 in the year ended March 31, 2005, an increase of 9.5% from $13,214,000 in the year ended March 31, 2004, because of a full year's sailing of the Michipicoten and an increased number of overall sailing days. Fuel costs in fiscal 2005 were $9,988,000, a 43.8% increase from $6,946,000 in fiscal 2004, driven by higher fuel prices, the full year's sailing of the Michipicoten and the longer operating season. This increase of $3,042,000 was partially offset by an increase in customer fuel surcharges of $730,000. Insurance costs were $2,205,000 in fiscal 2005, a 1.6% increase over fiscal 2004. Lower Lakes expenses insurance deductibles and any incidents under deductible in the insurance category. In the year ended March 31, 2005, incidents under deductible represented $209,000, a reduction of 34.3%, from $318,000 in the year ended March 31, 2004 due to fewer accidents and other incidents involving Lower Lakes' vessels in the year ended March 31, 2005.

      Administration expenses remained stable at $2,421,000 in fiscal 2005 and $2,396,000 in fiscal 2004. Administrative wages accounted for 55.3% of administrative expense in fiscal 2005. On a percentage basis, administrative expenses represented 4.6% of revenues in fiscal 2005, a reduction from 6.2% of revenues in fiscal 2004. Winter repairs and maintenance expenses were $1,668,000 compared to $1,430,000 in fiscal 2004, an increase of 16.7%. This was due primarily to the expansion of Lower Lakes' fleet. As a percentage of revenues, winter repairs and maintenance expenses fell to 3.2% in fiscal 2005 from 3.7% in fiscal 2004.

      In addition to the operation of its own fleet, Lower Lakes strategically utilizes fleets of other freight providers to supplement shipments to its customer docks. Outside voyage charter fees grew 261.6% to $6,180,000 in fiscal 2005, as a result of increased activity to fulfill remaining customer demand at the end of the 2005 shipping season. The use of outside fleets is marginally profitable overall to Lower Lakes, compared to greater margins from the operation of its own fleet.

      Income from operations was $6,065,000 in the year ended March 31, 2005, an increase of 1505.0% from $403,000 in the year ended March 31, 2004. As a percentage of revenues, operating income represented 11.6% of revenues in the year ended March 31, 2005 compared to 1.0% in the year ended March 31, 2004. Primary reasons for the increase in operating margin were the increased revenues from operations, a greater number of operating days and the reduction in the number and impact of accidents and unforeseeable incidents, including two insurable claims totaling $556,000, weather damage of $301,000 and mechanical failures of $534,000, in the year ended March 31, 2004. These incidents, in addition to legal costs of $265,000 and additional wage and insurance accruals of $357,000, directly impacted operating income by $2,013,000. Lost days due to unforeseeable incidents was reduced by 53% in the year ended March 31, 2005 compared to the year ended March 31, 2004, resulting in increased operating margin. In addition, Lower Lakes corrected certain inefficiencies in scheduling which occurred in the year ended March 31, 2004, resulting in increased operating margins in the year ended March 31, 2005. Other reasons for the increase included the absence of impairment on capital assets in fiscal 2005. Lower Lakes recorded a write down of its vessels to fair market of $1,200,000 in the year ended March 31, 2004. There was no corresponding entry in the year ended March 31, 2005. In addition, depreciation increased marginally to $3,232,000 in the year ended March 31, 2005 from $3,109,000 in the year ended March 31, 2004, representing 6.2% and 8.1% of revenues respectively. Amortization of deferred drydock charges was $655,000 in the year ended March 31, 2005, up from $551,000 in the year ended March 31, 2004. Lower Lakes sold an engine for net proceeds of $217,000, incurring a loss on disposal in the year ended March 31, 2005 of $113,000. This engine had been previously written down by $190,000 in the year ended March 31, 2004. The sale of the engine occurred after Lower Lakes determined the engine to be unsuitable as a potential replacement for an engine in an existing vessel.

      Total other income and expense was $4,779,000 in the year ended March 31, 2005 compared to $5,494,000 in the year ended March 31, 2004, primarily due to reductions in interest expense. This reduction is offset by a loss on the extinguishment of debt in the year ended March 31, 2005. Interest expense decreased by $1,473,000 in fiscal 2005 because Lower Lakes refinanced its existing long-term debt and a vessel mortgage by entering into two separate credit agreements with GE Canada Equipment financing for CDN $22,100,000 (with Lower Lakes Towing) and General Electric Capital Corporation for $4,200,000 (with Grand River) on September 23, 2004. Contemporaneously, Lower Lakes entered into an agreement with its subordinated lenders to reduce the interest rate on their notes from 20% to 8% retroactive to April 1, 2004.

      Income before Income Tax and Minority Interest was $1,287,000 in the year ended March 31, 2005 compared to a loss of ($5,091,000) in the year ended March 31, 2004 and representing 2.5% of revenues and (13.2%) of revenues, respectively.

      Lower Lakes' provision and (recovery from) income tax represented a provision of $179,000 in the year ended March 31, 2005 and ($228,000) in the year ended March 31, 2004. This change resulted from the improvement in Lower Lakes' financial performance.

      The minority interest in the income of Grand River Navigation Company, Ltd. was a recovery of $190,000 in fiscal 2005 and $397,000 in fiscal 2004. This figure represents a deduction related to Lower Lakes' minority interest in Grand River as modified based on the amount of Lower Lakes' accumulated losses.

      Net Income improved to $1,298,000 in the year ended March 31, 2005 from a loss of ($4,466,000) in the year ended March 31, 2004. This improvement resulted from increased operating margins, a reduction in interest expense and the absence of asset write-downs in the year ended March 31, 2005 compared to the year ended March 31, 2004.

      Lower Lakes had 267 full-time employees at March 31, 2005. Full-time employees numbered 263 at March 31, 2004.

      Year ended March 31, 2004 compared to year ended March 31, 2003. Revenues for the year ended March 31, 2004 were $38,550,000, an increase of 41.6% from $27,227,000 in the year ended March 31, 2003. This resulted primarily from the first partial year of sailing of the Michipicoten, which accounted for $4,000,000 of the increase. The three vessels which sailed during both years in Lower Lakes' Canadian fleet had an average increase in sales of 9.6%, or a total of $1,000,000. The strengthening Canadian dollar between the periods accounting for an additional $1,866,000 of the increase, as the average exchange rate of CDN $1.55 per U.S. Dollar in the year ended March 31, 2003 increased to an average rate $1.35 per U.S. Dollar for the year ended March 31, 2004.

      The operating days on the Canadian fleet averaged 281 days in fiscal 2004 compared to 272 days in fiscal 2003, an increase of 3.3%. The U.S. fleet averaged 279 operating days in fiscal 2004, an increase of 4.5% from 267 operating days in fiscal 2003. The increased operating days allowed additional cargo to be carried, and also resulted in additional variable costs. The number of operating days in any given year is based on the climatic conditions of the Great Lakes region and the related access to customer docks serviced by our vessels. Lower Lakes' management does not believe that there is an overall trend with respect to an increase in the annual number of operating days experienced by Lower Lakes.

      Revenue generated by Lower Lakes' U.S. fleet increased 6.8% in the fiscal year ended March 31, 2004 to $15,274,000 from $14,303,000 in the year ended March 31, 2003, largely as a result of increased operating days. Fuel surcharge revenue for the year rose 437.6% from $271,000 to $1,186,000, based on the overall trend of higher fuel costs. Lower Lakes recovers a majority of these fuel price increases through contracted fuel surcharges with its customers.

      Operating expenses for the year ended March 31, 2004 were 42.9% higher than in the year ended March 31, 2003, with total expenses of $27,478,000 compared to $19,226,000. The largest three components in operating expenses were wages, fuel and insurance, which accounted for a total of $22,330,000 (81.3% of fiscal 2004 operating expenses) in the year ended March 31, 2004, an increase of 45.2% over the year ended March 31, 2003 when wages, fuel and insurance costs accounted for a total of $15,379,000 (80.0% of fiscal 2003 operating expenses). Wages accounted for $13,214,000 in the year ended March 31, 2004, an increase of 33.4% from $9,903,000 in the year ended March 31, 2003, because of a the first partial year's sailing of the Michipicoten, an increased number of overall sailing days and the strengthened Canadian dollar. Fuel costs in fiscal 2004 were $6,946,000, a 65.7% increase from $4,192,000 in fiscal 2003, driven by higher fuel prices and the longer operating season. This increase of $2,754,000 was partially offset by an increase in customer fuel surcharges of $915,000. Insurance costs were $2,170,000 in fiscal 2004, a 69.1% increase over fiscal 2003 insurance costs of $1,283,000. Lower Lakes expenses insurance deductibles and any incidents under deductible in the insurance category. In the year ended March 31, 2004, incidents under deductible represented $318,000, an increase of 338.3% from $94,000 in the year ended March 31, 2003, primarily due to the cost of a dock strike related to the Cuyahoga and repairs to the Michipicoten following an accident in the year ended March 31, 2004.

      Administrative expenses rose 50.3% from $1,594,000 in fiscal 2003 to $2,396,000 in fiscal 2004, with the Canadian dollar exchange rate accounting for $100,000 of the increase, as most administrative expenses are incurred in Canada. In addition to the exchange difference, legal costs increased by $300,000 in the year ending March 31, 2004. Legal accruals totaling $215,000 were made in connection with an employee injury claim and a claim for repairs to a railroad bridge. Legal and professional expenses also increased by $85,000 in Canada and in the U.S. for general and corporate purposes. Administrative wages increased $300,000 in the year ending March 31, 2004 as a result of the addition of one administrative position in the U.S. and another administrative position in Canada during 2004, with the remainder attributable to general wage increases of 2.5%, an increase in the benefit plan of $12,000 and bonus accruals of $20,000. Lower Lakes also incurred executive search and transition period expenses totaling $36,000 following a change in the its chief financial officer. Hourly wages for crew change and supply drivers to handle the increasing size of both the U.S. and Canadian fleets are also classified to administrative wages and accounted for an increase of $51,000 during the period. Administrative wages accounted for 53.9% of administrative expense in fiscal 2004 and 57.9% in 2003. On a percentage basis, administrative expenses represented 6.2% of revenues in fiscal 2004, an increase from 5.9% in fiscal 2003.

      Winter repairs and maintenance expenses were $1,430,000 compared to $1,027,000 in fiscal 2003, an increase of 39.2%. This was due primarily to the expansion of Lower Lakes' fleet. As a percentage of revenues, winter repairs and maintenance expenses fell to 3.7% in fiscal 2004 from 3.8% in fiscal 2003.

      In addition to the operation of its own fleet, in the year ended March 31, 2004 Lower Lakes began to strategically utilize fleets of other freight providers on an extensive basis to supplement shipments to its customers' docks to fulfill customer demand. Outside voyage charter fees were $2,363,000 in the inaugural season in fiscal 2004. The use of outside fleets is marginally profitable overall to Lower Lakes, compared to greater margins from the operation of its own fleet.

      Income from operations was $403,000 in the year ended March 31, 2004, a decrease of 87.7% from $3,289,000 in the year ended March 31, 2003. As a percentage of revenues, operating income represented 1.0% of revenues in the year ended March 31, 2004 compared to 12.1% in the year ended March 31, 2003. Primary reasons for the decrease in operating margin were an increase in the number and impact of accidents and unforeseeable incidents, including two insurable claims, weather damage and mechanical failures in the year ended March 31, 2004, which Lower Lakes' management believes directly impacted operating income by approximately $2,000,000. Lost days due to unforeseeable incidents was increased by 305% in the year ended March 31, 2004 compared to the year ended March 31, 2003. In addition, due to these incidents, Lower Lakes had certain inefficiencies in scheduling during the year ended March 31, 2004, which contributed to the decrease in operating margin as a percentage of revenue. The foreign exchange rate also accounted for $450,000 of the decrease, as much of the debt was denominated in Canadian dollars. Lower Lakes recorded a write down of its vessels to fair market of $1,224,000 in the year ended March 31, 2004. There was no corresponding entry in the year ended March 31, 2003. In addition, depreciation increased from $2,208,000 in fiscal 2003 to $3,109,000 in the year ended March 31, 2004, largely due to the addition of the Michipicoten. Depreciation represented 8.1% of revenues in both the year ended March 31, 2004 and the year ended March 31, 2003. Amortization of deferred drydock charges was $551,000 in the year ended March 31, 2004, an increase from $169,000 in the year ended March 31, 2003. Lower Lakes also recorded a write down of an engine by $190,000 in the year ended March 31, 2004.

      Total other income and expense was $5,494,000 in the year ended March 31, 2004 compared to $3,862,000 in the year ended March 31, 2003, an increase of 42.3%, primarily due to an increase in interest expense. Interest expense increased by $1,533,000, or 48.5%, in fiscal 2004 to $4,693,000 from $3,160,000 in fiscal 2003 because Lower Lakes financed the purchase of the Michipicoten in fiscal 2004, and increased utilization of its revolving credit facility. Loss before Income Tax and Minority Interest was $5,091,000 in the year ended March 31, 2004 compared to a loss of $573,000 in the year ended March 31, 2003 and representing (13.2%) of revenues and (2.1%) of revenues, respectively.

      Lower Lakes' recovery of income tax represented $228,000 in the year ended March 31, 2004 and $18,000 in the year ended March 31, 2003. This change resulted from the reduction in Lower Lakes' earnings during fiscal 2004.

      The minority interest in the income of Grand River Navigation Company, Ltd. was an allocation of ($397,000) in fiscal 2004 and an allocation of $582,000 in fiscal 2003. This figure represents a deduction in fiscal 2004 and an increase in 2003, related to Lower Lakes' minority interest in Grand River as modified based on the amount of Lower Lakes' accumulated losses.

      Net Income decreased to a loss of ($4,466,000) in the year ended March 31, 2004 from a loss of ($1,137,000) in the year ended March 31, 2003. This decrease resulted from decreased operating margins, an increase in interest expense and the asset write-downs in the year ended March 31, 2004 compared to the year ended March 31, 2003.

      Lower Lakes had 263 full-time employees at March 31, 2004. Full-time employees numbered 247 at March 31, 2003.

Selected Consolidated Quarterly Financial Information (Unaudited)

US $000's (except #
of shares and per            June 30,         September 30,
share data)                    2005               2005                                                           YTD
----------------------------------------------------------------------------------------------------------------------
Net sales                  $  17,064            $  19,307            $                  $                       36,371

Income from
  operations                   2,163                3,661                                                        5,824
----------------------------------------------------------------------------------------------------------------------
Net income                       312                1,581                                                        1,893
# shares
  outstanding                  7,969                7,969                                                        7,969
----------------------------------------------------------------------------------------------------------------------
Net income per                 39.15               198.39                                                       237.55
  share

                             June 30,         September 30,         December 31,        March 31,
                               2004               2004                 2004                2005                  Year
----------------------------------------------------------------------------------------------------------------------
Net sales                  $  14,399            $  16,457            $  14,258          $   6,996               52,110
Income from
  operations                   2,784                4,285                1,744             (2,748)               6,065
----------------------------------------------------------------------------------------------------------------------
Net income                     1,083                1,807                  446             (2,038)               1,298
# shares
  outstanding                  7,969                7,969                7,969              7,969                7,969
----------------------------------------------------------------------------------------------------------------------
Net income per                135.90               226.75                55.97            (255.74)              162.88
  share

                             June 30,         September 30,         December 31,        March 31,
                               2003               2003                 2003                2004                  Year
----------------------------------------------------------------------------------------------------------------------
Net sales                  $  10,672            $  12,769            $  12,192          $   2,917               38,550
Income from
  operations                   2,073                1,804                1,229             (4,703)                 403
----------------------------------------------------------------------------------------------------------------------
Net income                       882                  510                  (46)            (5,812)              (4,466)
# shares
  outstanding                  7,628                7,969                7,969              7,969                7,884
----------------------------------------------------------------------------------------------------------------------
Net income per                115.58                64.01                (5.78)           (729.29)             (566.46)
  share

Impact of Inflation and Changing Prices

      For the three most recent fiscal years ending March 31, 2005, 2004 and 2003, the annual inflation rates in Canada were 1.9%, 1.3% and 2.9%, respectively, based on the "Core CPI" rate calculated by the Bank of Canada. During the same three years, the U.S. key inflation rates were 2.3%, 1.6% and 1.7%, respectively, based on the "CPI-U" rate calculated by the U.S. Department of Labor. During these periods, Lower Lakes sought and achieved revenue increases ranging from 2% to 6% in connection with renewing customer contracts. These contracts are typically 3 to 5 years in length, and therefore not all contracts are renewed each year. Lower Lakes estimates that revenue growth grew by 1.5% to 2% per year during these periods as a result of inflation. During these three years, the impact of inflation on income from continuing operations is estimated by Lower Lakes to be approximately 1.5% to 2% per year, as both revenues and costs increased proportionately during the three year period.

Liquidity And Capital Resources

      Lower Lakes' primary source of liquidity is cash provided by operations. Principal uses of cash are capital expenditures and operations. Information on Lower Lakes' consolidated cash flow is presented in the consolidated statement of cash flows (categorized by operating, financing and investing activities) which is included in Lower Lakes' audited consolidated financial statements for the years ended March 31, 2004 and 2005 and the unaudited consolidated financial statements for the six months ended September 30, 2005, each of which are incorporated into this proxy statement. Cash generated by the business has been sufficient to maintain working capital to meet Lower Lakes' present requirements.

      In the six months ended September 30, 2005 and the years ended March 31, 2005 and 2004, respectively, Lower Lakes generated (used) ($1,916,000), $7,463,000 and $3,480,000 of net cash in operating activities. The decrease in cash between the year ended March 31, 2005 and the six months ended September 30, 2005 was principally the result of the seasonality of Lower Lakes' business, costs related to repairs on the Maumee and the seasonal accumulation of accounts receivable. The increase between the years ended March 31, 2004 and March 31, 2005 resulted primarily from the increase in income from operations, as discussed in "Results of Operations" above.

      In the six months ended September 30, 2005 and the years ended March 31, 2005 and 2004, respectively, Lower Lakes generated (used) $1,734,000, ($5,600,000) and ($6,341,000) of net cash in investing activities. The increase in net cash used for investing activities was primarily due to acquisition of the additional vessels, drydocking and capital investment to support the growth of the business. The shipping industry is a capital-intensive business and Lower Lakes reinvests in its vessels, its primary assets, to ensure ongoing financial viability. In the six months ended September 30, 2005, Lower Lakes utilized $2,191,000 of cash reserves to fund repairs and drydock expenditures.

      In the six months ended September 30, 2005 and the years ended March 31, 2005 and 2004, respectively, Lower Lakes generated (used) $732,000, ($1,222,000) and $3,528,000 of net cash in financing activities, in order to fund vessel acquisitions.

      During the year ended March 31, 2005, Lower Lakes completed a refinancing of the credit lines used by Lower Lakes and Grand River, which included agreements with a senior lender providing $21,490,000 (CDN $22,000,000 and U.S. $4,200,000) to Lower Lakes and Grand River. These funds were applied to refinance all senior debt and the note payable and to provide operating funds. In conjunction with the refinancing of the senior debt, Lower Lakes restructured the terms of its subordinated debt, including a reduction of the interest rate to 8%, compounded monthly. This subordinated debt remained subordinated to the incoming senior lender. At the closing of the acquisition, each of these credit facilities will be replaced by new credit facilities on terms more favorable to Lower Lakes. See "Acquisition Financing" on page 81.

      The new senior lender also provided a revolving credit facility replacing all previous facilities. The senior revolver is $5,780,000 (CDN $7,000,000) and is secured by substantially all of Lower Lakes' assets, including a first mortgage on its owned vessels and assignments of material contracts. The revolving facility is supported by a percentage of eligible receivables up to a maximum of $5,780,000 (CDN $7,000,000). In addition to the revolving facility, Lower Lakes established a seasonal operating facility to assist with the seasonal nature of its business that provides $1,700,000 (CDN $2,000,000) during the startup months of April and May while receivables begin to accumulate for the new shipping season. Lower Lakes' revolving credit facility currently bears interest at the rate of U.S. LIBOR 30 day rate plus 4%, or the Canadian 30 day Banker's Acceptance rate plus 4%. As of September 30, 2005, $1,222,000 of the amounts available under the revolving credit facility were utilized, an increase from $512,000 utilized as of March 31, 2005. This increase in borrowings in the six months ended September 30, 2005 was primarily the result of Lower Lakes' need to fund the cost of vessel repairs and drydocking.

      Lower Lakes' current senior credit facility is $21,500,000 and is limited by a borrowing base formula based on earnings before interest, taxes, depreciation and amortization (EBITDA), as defined. There are also covenants that limit the maximum senior funded debt to EBITDA ratio, and the minimum Fixed Charge Coverage ratio, as defined. Lower Lakes has complied with these covenants since the inception of the new credit facility. Lower Lakes' senior credit facility currently bears interest at the rate of U.S. LIBOR 30 day rate plus 4%, or the Canadian 30 day Banker's Acceptance rate plus 4%. Amounts outstanding under the senior credit facility are due for repayment on September 22, 2009.

      In fiscal 2004, Lower Lakes entered into a sale-and-leaseback transaction with Lake Service Shipping Company with respect to the Manistee and maintained its long-term lease with respect to the McKee Sons. The sale-and-leaseback for the Manistee requires Lower Lakes to make annual payments of $350,000 through fiscal 2009, a $500,000 payment in fiscal 2010 and $5,000,000 in payments thereafter. Lower Lakes has an option to purchase the vessel for $2,200,000 during the period from December 31, 2006 to March 31, 2007. Under the terms of the McKee Sons lease, Lower Lakes is obligated to make annual lease payments of $675,000 through fiscal 2008, $775,000 for the fiscal years ending March 2009 and 2010 and $2,325,000 in payments thereafter.

      As of March 31, 2005, Lower Lakes' only material commitment for capital resources was the completion of the refit of the M/V Maumee. The total cost of the Maumee refit and drydock project was approximately $3,300,000 and was funded by an additional indebtedness of $1,600,000 from Lower Lakes' existing senior lender, which was obtained after the end of the 2005 fiscal year and disclosed as a subsequent event note in the annual financial statements (Note 24), with the balance of such cost funded from working capital.

      Lower Lakes is subject to a cyclical industry, primarily due to the typical weather patterns on the Great Lakes, and the availability of customer docks during the winter months January through March. Lower Lakes also experiences a cyclical pattern for its capital spending cycle, typically off-season from the shipping revenues, to permit annual maintenance on the vessels. This places additional adverse pressures on Lower Lakes' liquidity and capital resources. To counter these negative effects, Lower Lakes has agreed with its senior lender to set aside certain amounts in a seasonal sinking fund, which amounts are contributed to with excess cash during the shipping season to fund winter work capital obligations in current and future years. Lower Lakes requires approval of its senior lender in order to access the amounts held in the sinking fund.

      During the year ended March 31, 2005, certain lenders held warrants to exercise for shares at $.001 per share as a term of prior financings. On April 14, 2004, 2,218 warrants, representing all outstanding warrants, were exercised for total proceeds of $2.

      Included in prepaid expenses and other assets in the unaudited consolidated balance sheet of Lower Lakes as of September 30, 2005 is an amount receivable from shareholders and debtholders of approximately $400,000 related to costs Lower Lakes incurred to negotiate an agreement to sell Lower Lakes to Rand. Such costs will be reimbursed to Lower Lakes upon closing of the transaction with Rand which is expected to occur in the quarter ending March 31, 2006.

      Neither Lower Lakes nor any of its subsidiaries has historically issued a dividend.

      Lower Lakes has various contractual obligations that affect its liquidity. The follow table represents Lower Lakes' line of credit obligation, long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations and other long-term obligations:

      Lower Lakes has various contractual obligations that affect its liquidity. The following table represents Lower Lakes' line of credit obligations, long-term debt obligations and contractual obligations, each as of September 30, 2005.

Obligations                                                     Long-Term
(In U.S.                                 Long-Term Debt        Obligations                             Operating
currency)(1)    Line of Credit (2)       Obligations (6)     Vessel Lease (3)        Other (4)         Leases (5)
------------    ------------------       ---------------     ----------------        ---------         ----------
2006              $  6,020,000            $  2,503,000         $   350,000           $ 109,000        $    675,000
2007                                         2,852,000             350,000              96,000             675,000
2008                                        25,046,000             350,000              76,000             675,000
2009                                         3,696,000             350,000              41,000             775,000
2010                                         9,971,000             500,000                  --             775,000
After 2010                                  10,060,000           4,883,000                  --           2,100,000

                  ------------            ------------         -----------           ---------        ------------
Total minimum     $  6,020,000            $ 54,128,000         $ 6,783,000           $ 322,000        $  5,675,000
payments          ============            ============         ===========           =========        ============

----------
(1) Amounts shown in table are not necessarily representative of, and may vary substantially from, amounts that will actually be paid in future years as Lower Lakes may incur additional or different obligations subsequent to the date of this proxy statement.

(2) Assumes maximum utilization of Lower Lakes' revolving line of credit in effect on September 30, 2005. Concurrently with the closing of the acquisition, Lower Lakes will replace this revolving line of credit with a new credit facility. See "Acquisition Financing."

(3) Amounts shown under "Long-Term Obligation Vessel Lease" represent bareboat charter payments due under the purchase, sale and leaseback of the Manistee. For financial reporting purposes, the lease is shown as a long-term obligation and financing. Lower Lakes has the option to purchase the vessel for $2.2 million in the period from Dec 31, 2006 to March 31, 2007. See note 14 in the audited consolidated financial statements for the year ended March 31, 2005 for a detailed explanation of the accounting policy relating to this lease.

(4)   Amounts shown under "Other" represent auto and office equipment leases.

(5) The amounts shown for "Operating Leases" represent the outstanding balance under the McKee Sons bareboat charter. The Manistee lease of $350,000 is not indicated on the above table as it is included in the long-term debt section of the audited consolidated financial statements for the year ended March 31, 2005 due to the treatment of purchase, sale and leaseback under U.S. GAAP.

(6) In the year ended March 31, 2001, the Company issued 19,524 unsecured, non-interest bearing CDN$ notes convertible into common shares for total proceeds of CDN $11,696,900. As of September 30, 2004, the notes have a stated value of USD $10,060,124. The notes are convertible at the option of the holder any time at varying times, the latest being March 28, 2011 at a conversion price of $495 (CDN $599) per common share. The Company is obligated to pay the principal balance of the notes, if not converted, on March 28, 2011. The notes were assigned to certain of the Company's debt holders in September 2004.

Quantitative and Qualitative Disclosures about Market Risk

      Lower Lakes is exposed to various market risks, including changes in foreign exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates. Lower Lakes does not enter into derivatives or other financial instruments for trading or speculative purposes. Lower Lakes has also not entered into financial instruments to manage and reduce the impact of changes in interest rates and foreign currency exchange rates, although Lower Lakes may enter into such transactions in the future. The following analyses provide quantitative information regarding Lower Lakes' exposure to foreign currency exchange rate risk and interest rate risk.

Foreign Exchange Rate Risk.

      Lower Lakes has foreign currency exposure related to the currency related remeasurements of its various financial instruments denominated in the Canadian dollar (fair value risk) and operating cash flows denominated in the Canadian dollar (cash flow risk). These exposures are associated with period to period changes in the exchange rate between the U.S. Dollar and the Canadian dollar. At March 31, 2005, Lower Lakes' liability for financial instruments with exposure to foreign currency risk was approximately $37,326,000, compared to a liability of $18,378,000 at March 31, 2004. Two major reasons for this increase are the refinancing of Lower Lakes' long term debt in 2005, which included the conversion of $5,000,000 of debt denominated in U.S. Dollars into debt denominated in Canadian dollars and the refinancing of approximately $6,000,000 in other current liabilities, and a $2,500,000 increase resulting from the strengthening Canadian dollar. The potential loss in fair value for such financial instruments from a 10% adverse change in quoted foreign currency exchange rates would be approximately $4,100,000 and $2,000,000 for fiscal 2005 and 2004, respectively, based on Lower Lakes' long term debt outstanding and currency exchange rates at March 31, 2005 and 2004, respectively.

      From a cash flow perspective, Lower Lakes' operations are insulated against changes in currency rates as operations in Canada and the United States have revenues and expenditures denominated in local currencies and the operations are cash flow positive. However, as stated above, the majority of the Lower Lakes' financial liabilities are denominated in Canadian dollars which exposes Lower Lakes to currency risks related to principal payments and interest payments on such financial liability instruments.

Interest Rate Risk

      Lower Lakes is subject to market risk from exposure to changes in interest rates associated with its long-term debt. Lower Lakes' senior credit facility carries interest rates which vary with the U.S. LIBOR and Canadian Bankers' Acceptance rates. At March 31, 2005 and 2004, the liability of financial instruments with exposure to interest rate risk was approximately $17,443,000 and $6,504,000, respectively. As of March 31, 2005, approximately 46% of Lower Lakes' long-term indebtedness is at a fixed level of interest, compared to 61% as of March 31, 2004.

Off-Balance Sheet Arrangements

      Lower Lakes has no off-balance-sheet obligations nor guarantees and has not historically used special purpose entities for any transactions.

                             INFORMATION ABOUT RAND

Business of Rand

      General

      Rand Acquisition Corporation was formed on June 2, 2004, to serve as a vehicle to effect an acquisition merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. To date, Rand's efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

      On November 2, 2004, Rand closed its initial public offering of 4,600,000 units with each unit consisting of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $5.00 per share.

      Offering Proceeds Held in Trust

      The net proceeds of Rand's initial public offering consummated on November 2, 2004, after payment of underwriting discounts and commissions and the offering expenses were $24,605,000. $23,736,000, or approximately ninety six percent (96%) of such amount, was placed in the trust account. The remaining proceeds have been used by Rand in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Rand. The trust account contained approximately $24,500,000 (including interest) as of January 25, 2006. If the acquisition of Lower Lakes is consummated, the trust account, less amounts paid to stockholders of Rand who do not approve the acquisition and elect to convert their shares of common stock into their pro-rata share of the trust account, will be released to Rand for use in the acquisition.

      The approximately $24,500,000 held in the trust account as of January 25, 2006 together with any additional interest earned thereon as of the closing date will be used in the following manner and priority: up to approximately $1,226,000 will be paid to holders of IPO shares who elect to convert their shares; approximately $8,680,000 will be used to fund the acquisition of the Lower Lakes shares; and $750,000 will be used to fund the redemption of the Grand River shares. The balance of the trust account will be contributed to Lower Lakes and used together with the proceeds of Rand's closing date sale of preferred stock and new senior loan financing to fund the retirement of Lower Lakes' closing date indebtedness, pay transaction expenses and fund working capital and winter work expenses and reserves. Rand will have sufficient availability under the new loan facility to permit application of the trust account funds in the manner and priority described above.

      Fair Market Value of Target Business

      The initial target business that Rand acquires must have a fair market value equal to at least 80% of Rand's net assets at the time of such acquisition. The fair market value of such business will be determined by Rand's Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If Rand's Board is not able to independently determine that the target business has a sufficient fair market value, Rand will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Rand will not be required to obtain an opinion from an investment banking firm as to the fair market value if Rand's Board of Directors independently determines that the target business has sufficient fair market value. Rand's Board has obtained such an opinion in connection with the execution of the Stock Purchase Agreement.

      Stockholder Approval of Business Combination

      Prior to the completion of a business combination, Rand will submit the transaction to its stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law.

      Rand's initial stockholders have agreed to vote their shares of Rand common stock acquired prior to Rand's initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Rand common stock, in accordance with the vote of the majority of the shares of Rand common stock issued in its initial public offering. This voting arrangement does not apply to any shares of common stock purchased by Rand's initial officers, directors or stockholders in Rand's initial public offering or purchased by them after such offering in the open market. If the holders of more than 230,000 shares of common stock issued in Rand's initial public offering, an amount equal to more than 5% of these shares, vote against the acquisition and demand conversion of their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held, Rand will not consummate the acquisition because conversions in excess of such amount could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition.

      Conversion rights

      Any stockholder of Rand holding shares of common stock issued in Rand's initial public offering who votes against the acquisition proposal may, at the same time, demand that Rand convert such stockholder's shares into such stockholder's pro rata portion of the trust account. If so demanded, Rand will convert these shares into a pro rata portion of funds held in a trust account, which consist of $23,736,000 of net proceeds from the initial public offering deposited into the trust account plus interest earned thereon, only if the acquisition is consummated. If the holders of more than 230,000 shares of common stock issued in Rand's initial public offering, an amount equal to more than 5% of these shares, vote against the acquisition and demand conversion of their shares into their pro rata portion of the trust account in which a substantial portion of the net proceeds of Rand's initial public offering are held, Rand will not consummate the acquisition. Although Rand's certificate of incorporation would permit Rand to complete the acquisition if holders of less than 20% of the shares of common stock issued in Rand's initial public offering were to demand conversion of their shares into cash, Rand will not be able to complete the acquisition if holders of more than 5% of Rand's outstanding shares demand conversion of their shares because conversions in excess of such amounts could result in Rand's cash balances being insufficient to enable Rand to make the equity contribution required under the loan facility obtained by Rand to finance the acquisition.

      The reduced limit on conversions arises out of the determination of Rand's Board of Directors to obtain only enough financing as is minimally necessary to consummate the Lower Lakes acquisition, while basing how much financing would minimally be necessary on the assumption that holders of only a negligible number of IPO shares would exercise their conversion rights. Moreover, the Board determined to limit conversions to 5% even though after application of the amounts set forth below estimated by the Board to be required to consummate the acquisition, Rand would have cash balances capable of satisfying conversions of over 9% of the IPO shares. Rand's Board made these determinations based on their belief that holders of only a negligible number of IPO shares would exercise their conversion rights and in order to ensure that sufficient cash would be available to consummate the acquisition in the event that the Board underestimated the amount that would be so required.

      Under the new senior loan facility obtained by Rand in connection with the Lower Lakes acquisition, Rand will be required to make a closing date equity contribution to LL Acquisition Corp. of an amount necessary to fund the following: the approximately $8,680,000 purchase price for the shares of Lower Lakes, the $750,000 redemption price for the shares of Grand River, approximately $3,500,000 of transaction expenses, approximately $2,500,000 of working capital and winter work reserves and approximately $21,800,000 towards the retirement of Lower Lakes' closing date indebtedness. After making payments in respect of IPO share conversions, Rand will fund the required equity contribution with the amount held in the trust account as of the closing date of the acquisition (approximately $24,500,000 as of January 25, 2006) and the $15,000,000 of proceeds of the closing date issuance of its series A convertible preferred stock. Based on the foregoing estimates of the components of the required equity contribution, approximately $2,225,000 of the foregoing sources of capital to Rand will not be needed to satisfy the equity contribution. Based on the amount of cash held in the trust account at January 25, 2006, each IPO share with respect to which conversion rights are exercised would be entitled to receive approximately $5.33, resulting in aggregate payments of approximately $1,226,000 if holders of 5% of the IPO shares elect to convert their shares. In light of the anticipated amount of the closing date equity contribution required by the new senior loan facility, Rand's Board of Directors determined that conversions in excess of 5% of the IPO shares would put at risk Rand's ability to complete the acquisition.

      Rand's Board of Directors believes that proposing a business combination with an effective limit on the number of IPO shares that may be converted is consistent with the terms of Rand's certificate of incorporation as well as the terms of Rand's initial public offering. Rand's Board believes that Rand's certificate of incorporation permits Rand to complete an initial business combination that has been approved by the requisite vote of shareholders as long as holders of not more than 19.99% of the IPO shares exercise their conversion rights, and that such maximum level of permissible conversions does not afford stockholders the right to demand conversions of 19.99%. Rand's Board of Directors also believes that the disclosure pertaining to the 20% conversion limit contained in the prospectus relating to Rand's initial public offering is consistent with the prohibition contained in the certificate of incorporation. In that regard, the Board views statements included in the prospectus such as "... Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination." (page F-8 of the prospectus), and the fact that the pro forma net tangible book value of Rand's shares included in the prospectus assumes conversion of 19.99% of the IPO shares, not as a requirement or implication that conversions of up to 19.99% would in all cases be accommodated, but as descriptions and illustrations of the maximum level of conversions that under any circumstances could be permitted in the context of Rand's initial business combination.

      If you exercise your conversion rights, then you will be exchanging your shares of Rand common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing time of the acquisition and then tender your stock certificate to Rand. The closing price of Rand's common stock on January 27, 2006 was $5.60 and the amount of cash held in the trust account as of January 25, 2006 was approximately $24,500,000. If a Rand stockholder would have elected to exercise his conversion rights on such date then he would have been entitled to receive approximately $5.33 per share. Prior to exercising conversion rights, Rand stockholders should verify the market price of Rand's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Rand's shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol RAQC.

      A stockholder who exercises conversion rights will continue to own any warrants to acquire Rand common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of conversion rights.

      Liquidation if no Business Combination

      If Rand does not complete a business combination by April 27, 2006, or by October 27, 2006 if the extension criteria described below have been satisfied, Rand will be liquidated and Rand will distribute to all holders of shares of Rand's common stock sold in its initial public offering, in proportion to the number of such shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Rand's initial officers, directors or stockholders have waived their rights to participate in any liquidation distribution with respect to their shares of common stock sold in such offering. There will be no distribution from the trust fund with respect to Rand's warrants.

      If Rand enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to April 27, 2006, but is unable to complete the business combination prior to this date, then Rand will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Rand is unable to do so by October 27, 2006, Rand will then liquidate the trust account. Upon notice from Rand, the trustee of the trust account will commence liquidating the investments constituting the trust fund and will turn over the proceeds to the transfer agent for distribution to the stockholders. Rand anticipates that the instruction to the trustee would be given promptly after the expiration of the applicable time periods.

      If Rand were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of January 25, 2006 would have been approximately $5.33. The proceeds deposited in the trust account could, however, become subject to the claims of Rand's creditors that could be prior to the claims of Rand's public stockholders. Rand's directors have agreed that, if Rand liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Rand for services rendered or products sold to Rand, or to any target business, in excess of the net proceeds of Rand's initial public offering not held in the trust account.

Competition

      If the acquisition is completed, Rand will become subject to competition from competitors of Lower Lakes. See "Business of Lower Lakes--Competition."

Facilities

      Rand maintains its executive offices at 450 Park Avenue, 10th Floor, New York, New York 10022.

Employees

      Rand has three directors and one officer. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to Rand's affairs. Rand has no employees.

Periodic Reporting and Audited Financial Statements

      Rand has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Rand's annual reports will contain financial statements audited and reported on by its independent accountants. Rand has filed a form 10-KSB with the Securities and Exchange Commission covering the fiscal year ended December 31, 2004 and a form 10-QSB covering the quarterly period ended September 30, 2005.

Legal Proceedings

      Rand is not involved in any legal proceeding which may have, or have had a significant effect on its business, financial positions, results of operations or liquidity, nor is Rand aware of any proceedings that are pending or threatened which may have a significant effect on such business, financial position, results of operations or liquidity.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS OF RAND

Plan of Operations

      The following discussion should be read in conjunction with Rand's Financial Statements and related Notes thereto included elsewhere in this proxy statement.

      Rand was formed on June 2, 2004 to serve as a vehicle to effect an acquisition, merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Rand intends to utilize the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

      Rand consummated its initial public offering on November 2, 2004. Net loss of $25,175 reported for the fiscal year ended December 31, 2004 consisted of $34,357 for franchise and capital-based taxes, $16,293 for professional fees, $16,209 for rent and office, $9,500 for officer liability insurance and $5,384 for other formation and operating expenses net of interest income on the trust fund investment for the fiscal year ended December 31, 2004 of $56,568.

      Rand received net proceeds of $24,605,000 in its initial public offering. After depositing $23,736,000 in the trust fund, as of January 25, 2006, Rand has used the balance of the net proceeds totaling $869,000 as follows:

      Directors and officers insurance policy                          $127,981
      Professional fees (attorneys, accountants, consultants)            91,783
      Franchise and capital-based taxes                                  78,604
      Rent and office                                                   106,209
      Other information and operating costs                             159,897
      Income taxes                                                      128,709
      Remaining cash at December 7, 2005                               $175,817

      Through January 25, 2006, Rand has paid $693,183 of costs relating to the acquisition. As of January 25, 2006, Rand had approximately $175,817 in cash and cash equivalents, excluding the trust fund. Rand believes that it has sufficient available funds outside of the trust fund to operate through October 27, 2006, assuming that a business combination is not consummated during that time. Anticipating closure of the acquisition within one month, Rand estimates costs of approximately $7,500 for the administrative fee payable to ProChannel Management LLC ($7,500 per month), $2,500 of expenses in legal and accounting fees relating to quarterly SEC reporting obligations and $100,000 for acquisition related costs and general corporate working capital. Rand has incurred significant acquisition-related expenses which, by their terms, are contingent upon completion of the acquisition. If the acquisition is completed, these expenses will be funded from all sources available to Rand, including from amounts held in and outside of the trust fund and from working capital of Lower Lakes.

      Rand is obligated, commencing October 27, 2004 and ending upon the acquisition of a target business, to pay to ProChannel Management LLC a monthly fee of $7,500 for general and administrative services. In addition, in June 2004, Laurence S. Levy advanced an aggregate of $70,000 to Rand, on a non-interest bearing basis, for payment of offering expenses on Rand's behalf. This loan was repaid in November 2004 out of proceeds of Rand's initial public offering.

      In connection with Rand's initial public offering, Rand issued to the representative of the underwriters in the initial public offering, for $100, an option to purchase up to a total of 300,000 units, with each unit consisting of one share of common stock and two warrants. The units issuable upon exercise of the option are identical to those issued in Rand's initial public offering except that the warrants included in the units underlying the option have an exercise price of $6.25 per share. The option will be exercisable by the holder at $9.90 per unit commencing upon the consummation of a business combination by Rand and will expire on October 26, 2009. Rand accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of Rand's initial public offering resulting in a charge directly to stockholders' equity. Rand has estimated that the fair value of this option is approximately $558,000 ($1.86 per Unit) using a Black-Scholes option-pricing model. The fair value of the option has been estimated as of the date of grant using the following assumptions: (1) expected volatility of 47.79%, (2) risk-free interest rate of 3.34% and (3) expected life of 5 years. The option may be exercised by the holder for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of Lower Lakes and Rand as of September 30, 2005, giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on September 30, 2005.

      The following unaudited pro forma condensed consolidated statements of operations combine (i) the historical statement of operations of Rand for the nine months ended September 30, 2005 and the historical statement of operations of Lower Lakes for the six months ended September 30, 2005 and (ii) the historical statement of operations of Rand for the period beginning June 2, 2004, the date of Rand's inception, to December 31, 2004 and the historical statement of operations of Lower Lakes for its fiscal year ended March 31, 2005, in each case giving effect to the acquisition as if it had occurred on April 1, 2004.

      We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Lower Lakes and Rand and the related notes thereto. The Pro Forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of Rand.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2005

                                                                                          Pro Forma                   Pro Forma
                                  Lower Lakes                   Rand                     Adjustments                   Combined
                                  ------------              -------------               --------------             ----------------
ASSETS
CURRENT

      Cash                        $  1,437,686              $     324,162               $   15,000,000  (a)        $      5,621,857
                                                                                            21,940,000  (b)
                                                                                            24,296,149  (c)
                                                                                           (44,067,644) (d)

                                                                                            (3,000,000) (f)
                                                                                              (750,000) (i)
                                                                                            (9,662,356) (h)
                                                                                               103,860  (j)

      Accounts receivable, net       8,565,755                                                                            8,565,755
      Prepaid expenses and
        other current assets         1,707,809                      5,667                                                 1,713,476
      Investments held in
        trust                                                  24,296,149                  (24,296,149) (c)                      --
      Deferred income taxes             10,266                                                                               10,266
-----------------------------------------------------------------------------------------------------------------------------------
                                    11,721,516                 24,625,978                  (20,436,140)                  15,911,354
CAPITAL ASSETS, NET                 35,764,720                                               2,700,000  (h)              38,464,720

DEFERRED INCOME TAXES                5,247,742                                                                            5,247,742
DEFERRED DRYDOCK AND FINANCING
  COSTS, NET                         6,798,116                    359,310                      560,000  (b)               7,667,426
                                                                                            (2,550,000) (h)
                                                                                             2,500,000  (f)
INTANGIBLE ASSETS                                                                            9,278,331  (h)               9,278,331
-----------------------------------------------------------------------------------------------------------------------------------
                                  $ 59,532,094              $  24,985,288               $   (7,947,809)            $     76,569,573
===================================================================================================================================

LIABILITIES
CURRENT                           $ 10,853,912              $     277,419               $    2,250,000  (b)        $     10,879,559
                                                                                            (2,501,772) (d)
-----------------------------------------------------------------------------------------------------------------------------------

LONG-TERM DEBT
      Long-term debt - senior
        and subordinated            41,565,872                                              20,250,000  (b)              20,353,860
                                                                                           (20,037,282) (d)
                                                                                           (21,528,590) (d)
                                                                                               103,860  (j)

      Long-term obligation -
        vessel lease                 1,767,466                                                                            1,767,466
      Deferred income taxes          4,076,436                                                 950,000  (h)               5,026,436
      Common stock subject to
      conversion                                                4,744,826                                                 4,744,826
      Convertible notes             10,060,124                                             (10,060,124) (e)                      --
-----------------------------------------------------------------------------------------------------------------------------------

                                    57,469,898                  4,744,826                  (30,322,136)                  31,892,588
-----------------------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST                       84,383                                                 (84,383) (i)                      --
-----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
      Convertible preferred
      shares                                                                                15,000,000  (a)              15,000,000
      Common stock par value                                          560                                                       560
      Share capital                  1,383,575                                              10,060,124  (e)                      --
                                                                                            (1,720,016) (g)
                                                                                            (9,723,683) (h)

      Due from shareholder          (1,720,016)                                              1,720,016  (g)                      --
      Additional paid in
        capital                      1,482,353                 19,884,465                  (1,482,353)  (h)
                                                                                              (500,000) (f)              19,384,465
      Accumulated deficit           (4,979,500)                    78,018                    4,979,500  (h)
                                                                                              (665,617) (i)                (587,599)
      Other comprehensive loss      (5,042,511)                                              5,042,511  (h)                      --
-----------------------------------------------------------------------------------------------------------------------------------

                                    (8,876,099)                19,963,043                   22,710,482                   33,797,426
-----------------------------------------------------------------------------------------------------------------------------------
                                  $ 59,532,094              $  24,985,288               $   (7,947,809)            $     76,569,573
===================================================================================================================================

  See notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   Nine months ended September 30, 2005 (Rand)
                Six months ended September 30, 2005 (Lower Lakes)

                                                                                          Pro Forma                   Pro Forma
                                  Lower Lakes                   Rand                     Adjustments                   Combined
                                  ------------              -------------               --------------             ----------------
REVENUE                           $ 36,370,243              $                           $                          $     36,370,243
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Outside voyage charter fees          3,005,313                                                                            3,005,313
Vessel operating expenses           23,677,275                                                                           23,677,275
Winter costs                            88,629                                                                               88,629
Administration                       1,320,007                    212,080                                                 1,532,087
Depreciation                         1,874,212                                                 100,000  (k)               1,974,212
Amortization of deferred
  drydock costs                        553,393                                                                              553,393
Foreign exchange loss                   28,039                                                                               28,039
-----------------------------------------------------------------------------------------------------------------------------------
                                    30,546,868                    212,080                      100,000                   30,858,948

-----------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS               5,823,375                   (212,080)                    (100,000)                   5,511,295

-----------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest                             1,945,103                                                                            1,945,103
Other income                            (9,591)                  (406,581)                                                 (416,172)
Amortization of deferred
  financing costs                      401,253                                                                              401,253
-----------------------------------------------------------------------------------------------------------------------------------

                                     2,336,765                   (406,581)                                                1,930,184
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST              3,486,610                    194,501                     (100,000)                   3,581,111
-----------------------------------------------------------------------------------------------------------------------------------

PROVISION FOR INCOME TAXES           1,508,804                     91,308                      (39,000) (k)               1,561,112
MINORITY INTEREST                       84,383                                                 (84,383) (h)                       0
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                        $  1,893,423              $     103,193               $       23,383             $      2,019,999
-----------------------------------------------------------------------------------------------------------------------------------

Pro forma net income per share:
Pro forma weighted average outstanding shares - basic                                                                     5,600,000
                                                                                                                   ----------------
Pro forma net income per share - basic                                                                             $           0.26
                                                                                                                   ----------------

                                                                                                                   ----------------
Pro forma weighted average  outstanding shares - diluted                                                                 16,739,904
                                                                                                                   ----------------
Pro forma net income per share - diluted                                                                           $           0.12
                                                                                                                   ----------------

  See notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     June 2, 2004 - December 31, 2004 (Rand)
                  April 1, 2004 - March 31, 2005 (Lower Lakes)

                                                                                          Pro Forma                   Pro Forma
                                  Lower Lakes                   Rand                     Adjustments                   Combined
                                  ------------              -------------               --------------             ----------------
REVENUE                           $ 52,110,040              $                           $                          $     52,110,040
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Outside voyage charter fees          6,180,452                                                                            6,180,452
Vessel operating expenses           32,210,813                                                                           32,210,813
Winter costs                         1,668,315                                                                            1,668,315
Administration                       2,420,777                     81,743                                                 2,502,520
Depreciation                         3,231,774                                                 200,000  (k)               3,431,774
Amortization of deferred drydock       654,911                                                                              654,911
Gain on foreign exchange              (435,655)                                                                            (435,655)
Loss on asset disposal                 113,405                                                                              113,405
-----------------------------------------------------------------------------------------------------------------------------------
                                    46,044,792                     81,743                      200,000                   46,326,535

-----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS        6,065,248                    (81,743)                    (200,000)                   5,783,505

-----------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest                             3,220,177                                                                            3,220,177
Loss on long-term debt                 698,200                                                                              698,200
extinguishments Other income            (6,831)                   (56,568)                                                  (63,399)
Amortization of deferred financing
costs                                  866,835                                                                              866,835
-----------------------------------------------------------------------------------------------------------------------------------
                                     4,778,381                    (56,568)                          --                    4,721,813

-----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES
  AND MINORITY INTEREST              1,286,867                    (25,175)                    (200,000)                   1,061,692
-----------------------------------------------------------------------------------------------------------------------------------

PROVISION FOR INCOME TAXES             178,672                                                 (78,000) (k)                 100,672
MINORITY INTEREST                     (189,556)                                                189,556  (h)                      --
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                 $  1,297,751              $     (25,175)              $     (311,556)            $        961,020

===================================================================================================================================

Pro Forma Net Income Per Share:
Pro Forma Weighted average outstanding shares                                                                             2,584,634
                                                                                                                   ----------------
Pro Forma Basic and Diluted Net Income (loss) per share                                                            $          (0.08)
                                                                                                                   ----------------

  See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

      The Stock Purchase Agreement provides for the acquisition of all of the outstanding shares of capital stock of Lower Lakes by LL Acquisition for an aggregate cash purchase price of $53,730,000 less an amount necessary to retire all of the indebtedness of Lower Lakes, Lower Lakes Transportation and Grand River outstanding as of the closing date of the acquisition, and less the redemption price of the shares of Grand River not held by Lower Lakes, which redemption price will be funded by Rand. The purchase price is subject to a post-closing adjustment based on Lower Lakes' net working capital as of January 15, 2006.

      Rand, LL Acquisition and the stockholders of Lower Lakes plan to complete the acquisition promptly after the Rand special meeting, provided that:

      o     Rand's stockholders have approved the acquisition proposal;

      o holders of not more than 5% of the IPO shares properly elect to exercise their right to convert their shares into cash; and

      o the other conditions specified in the Stock Purchase Agreement have been satisfied or waived.

      All amounts and balances have been rounded and presented to the nearest thousands.

NOTE 2. PRO FORMA ADJUSTMENTS

      Adjustments included in the column under the heading "Pro Forma Adjustments" include the following, which assume currency conversions at the rate of CDN $1.2096 = U.S. $1.00.

      (a) To reflect the issuance of $15,000,000 of series A convertible preferred stock.

      (b) To reflect the new $22,500,000 debt facility to be entered into in replacement of Lower Lakes' existing debt facility.

      (c) The funds held in trust by Rand will be released in connection with the acquisition.

      (d) The existing long-term and subordinated debt of Lower Lakes will be extinguished for approximately $44,067,644.

      (e) The outstanding Lower Lakes convertible notes will be converted to common shares of Lower Lakes immediately prior to the acquisition.

      (f) Closing costs of approximately $3,000,000 will be paid from the amount available to Rand.

      (g) P&B Ships Limited will return the shares of Lower Lakes it currently owns in exchange for extinguishment of the note payable to Lower Lakes, as the proceeds from the sale exceed the amount of the debt.

      (h) The purchase price allocation to the fair values of assets and liabilities acquired after the existing long-term debt of Lower Lakes is extinguished is as follows:

               Purchase price                                   $    53,730,000
                                                                ---------------

               Current assets                                        11,721,516
               Capital assets                                        38,464,720
               Intangible assets (goodwill)                           9,278,331
               Deferred drydock and financing costs                   9,495,858
               Current liabilities                                  (10,853,912)
               Long-term liabilities                                 (4,376,513)
                                                                ---------------
                                                                $    53,730,000
                                                                ===============

            This purchase price allocation is preliminary and will be subject to a final determination upon closing of the acquisition of Lower Lakes by Rand. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the merged entities. As a result of the application of purchase accounting, the accounts in the minority interest and shareholders' deficiency section of the balance sheet of Lower Lakes were eliminated.

      (i) Immediately following the purchase of Lower Lakes shares by LL Acquisition, Grand River will redeem 75% of its outstanding shares for $750,000.

      (j) Reflects principal payment savings on new debt during the quarter of $103,860.

      (k) Increased depreciation of $200,000 per year ($50,000 per quarter) results from a fair value increment of $3,100,000 assigned to vessels with an assumed average remaining life of 15 years. The tax effect of this adjustment has been calculated based on an assumed combined effective tax rate of 39%.

      (l) Pro forma net income per share. The following table provides details regarding the calculation of basic and diluted pro forma net income per share for the pro forma statements of operations.

                                                                  Income             Shares        Per Share Amount
                                                                ------------      -------------    ----------------
            Period ended December 31, 2004

            Net income                                          $   961,020
            Less: convertible preferred stock dividends          (1,162,500)
                                                                -----------

            Pro forma basic net income (loss) per share
            Income available to common stockholders                 (201,480)         2,584,634    $         (0.08)
                                                                                                   ===============

            Effect of dilutive securities:
            Convertible preferred stock                            1,162,500          2,419,355
                                                                ------------      -------------

            Pro forma diluted net income per share                   961,020          5,003,989    $          0.19
                                                                ============      =============    ===============

            Period ended September 30, 2005

            Net income                                          $  2,019,999
            Less: convertible preferred stock dividends             (562,500)
                                                                ------------

            Pro forma basic net income per share
            Income available to common stockholders                1,438,749          5,600,000    $          0.26
                                                                                                   ===============

            Effect of dilutive securities:
            Warrants                                                      --          8,720,549
            Convertible preferred stock                              562,500          2,419,355
                                                                ------------      -------------

            Pro forma diluted net income per share                 2,019,999         16,739,904    $          0.12
                                                                ============      =============    ===============

            The pro forma diluted net income (loss) per share including the effect of the convertible preferred stock is antidilutive for the period ended December 31, 2004. Consequently pro forma diluted net income (loss) per share is presented using the amount for pro forma basic net income (loss) per share.

                       BENEFICIAL OWNERSHIP OF SECURITIES

      The following table sets forth information regarding the beneficial ownership of Rand's common stock as of November 30, 2005 by:

      o each person known by Rand to be the beneficial owner of more than 5% of Rand's outstanding shares of common stock;

      o     each of Rand's officers and directors; and

      o     all of Rand's officers and directors as a group.

      Unless otherwise indicated, Rand believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address                                                       Amount and Nature of           Percent of
of Beneficial Owner                                                    Beneficial Ownership              Class
---------------------------------------------------------------        --------------------           ----------
Laurence S. Levy                                                           794,286 (1)                    14.2%
450 Park Avenue, 10th Floor
New York, New York 10022

Rand Management LLC                                                        794,286 (1)                    14.2%
450 Park Avenue, 10th Floor
New York, New York 10022

David M. Knott                                                             752,000 (2)                    13.4%
485 Underhill Boulevard, Suite 205
Syosett, New York 11791

MHR Capital Partners LP                                                    420,900 (3)                     7.5%
40 West 57th Street, 24th Floor
New York, New York, 10019

Hummingbird Management, LLC                                                509,100 (4)                     9.0%
460 Park Avenue, 12th Floor
New York, New York 10022

Isaac Kier                                                                 350,000 (5)                     6.3%
Coqui Capital Partners, L.P.
1775 Broadway, Suite 604
New York, New York 10019

Sapling, LLC                                                               335,000 (6)                     6.0%
535 Fifth Avenue, 31st Floor
New York, New York 10017

Sandeep D. Alva                                                            100,000 (7)                     1.8%
Falcon Investment Advisors, LLC
60 Kendrick Street
Needham, Massachusetts 02494

All directors and executive officers as a group (3 individuals)          1,244,286 (8)                    22.2%

      (1) Represents 794,286 shares of common stock held by Rand Management LLC of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Mr. Levy's three minor children. Jane Levy, Mr. Levy's sister, is the trustee for the trust. Does not include 800,000 shares of common stock issuable upon exercise of warrants held by Mr. Levy that are not currently exercisable and will become exercisable upon the completion of the acquisition.

      (2) Represents shares of common stock held by Knott Partners, L.P., Matterhorn Offshore Limited Fund, Shoshone Partners L.P. and Mr. Knott's spouse. The foregoing information was derived from a
            Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005.

      (3) Represents shares of common stock held by MHR Capital Partners (500) LP (f/k/a MHR Capital Partners LP), MHR Capital Partners (100) LP, MHR Advisors LLC and Mark H. Rachesky, M.D. MHR Advisors LLC is the general partner of MHR Capital Partners (500) LP and MHR Capital Partners (100) LP and Dr. Rachesky is the managing member of MHR Advisors LLC. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on September 26, 2005.

      (4) Represents shares of common stock held by The Hummingbird Value Fund, L.P., The Hummingbird Microcap Value Fund, L.P., and The Hummingbird Concentrated Fund, L.P. Hummingbird exercises sole investment discretion and voting authority with respect to such shares. Does not include 9,080 shares of common stock issuable upon exercise of warrants held by these entities that are not currently exercisable and will become exercisable upon the completion of the acquisition. The foregoing information was derived from a Schedule 13D/A filed with the Securities and Exchange Commission on November 3, 2005.

      (5) Includes 17,000 shares of common stock held by Mr. Kier's wife and 100,000 shares of common stock held through a family limited partnership. Does not include 607,000 shares of common stock issuable upon exercise of warrants that are currently not exercisable and will become exercisable upon the completion of the acquisition.

      (6) Represents shares of common stock held by Sapling, LLC. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 31, 2005.

      (7) These shares are held by Falcon Partners Holdings, LLC of which Mr. Alva is managing member.

      (8) Does not include 1,407,000 shares of common stock issuable upon exercise of warrants held by Rand's officers and directors that are not currently exercisable and will become exercisable upon the completion of the acquisition.

      All of the shares of Rand's outstanding common stock owned by its founders prior to Rand's initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below.

      Laurence S. Levy, Rand Management LLC, Isaac Kier and Falcon Partners Holdings, LLC may be deemed to be Rand's "parents" and "promoters," as these terms are defined under the Federal securities laws.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June 2004, Rand issued 875,000 shares of its common stock to the following individuals for $25,000 in cash, at an average purchase price of approximately $0.029 per share as set forth below:

               Name              Number of Shares                    Relationship to Us
-----------------------------    ----------------         -----------------------------------------
Laurence S. Levy                     395,000              Chairman of the Board and Chief Executive
                                                          Officer

Natalie Lynn Levy                    100,000              Stockholder
Irrevocable Trust

Michael Benjamin Levy                100,000              Stockholder
Irrevocable Trust

Jessica Rose Levy                    100,000              Stockholder
Irrevocable Trust

Isaac Kier                            87,500              Director

Falcon Partners Holdings, LLC         87,500              Director

Jane Levy                              5,000              Stockholder

      Each of Laurence S. Levy, the Natalie Lynn Levy Irrevocable Trust, Michael Benjamin Levy Irrevocable Trust and Jessica Rose Levy Irrevocable Trust subsequently transferred their shares to Rand Management LLC, an entity of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Laurence Levy's three minor children. In October 2004, Rand's Board of Directors authorized a stock dividend of 0.1428571 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.025 per share.

      Pursuant to an escrow agreement between Rand, Rand's initial stockholders and Continental Stock Transfer & Trust Company, all of the shares owned by Rand's initial stockholders were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

      o     October 27, 2007;

      o     Rand's liquidation; or

      o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of Rand's stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Rand's consummating a business combination with a target business.

      During the escrow period, these shares cannot be sold, but the initial stockholders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Rand is unable to effect a business combination and liquidate, none of Rand's initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to Rand's initial public offering.

      Rand also entered into a registration rights agreement with the initial stockholders pursuant to which the holders of the majority of the initial stockholders' shares will be entitled to make up to two demands that Rand register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Rand will bear the expenses incurred in connection with the filing of any such registration statements.

      Each of Rand's initial stockholders also entered into a letter agreement with Rand and EarlyBirdCapital pursuant to which, among other things:

      o each agreed to vote all of his Shares owned in accordance with the majority of the shares issued in Rand's initial public offering if Rand solicits approval of its stockholders for a business combination;

      o if Rand fails to consummate a business combination by April 27, 2006 (or by October 27, 2006 under certain limited circumstances), each agreed to take all reasonable actions within his power to cause Rand to liquidate as soon as reasonably practicable;

      o each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his shares acquired prior to Rand's initial public offering;

      o each agreed to present to Rand for Rand's consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of Rand's consummation of a business combination, Rand's liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have;

      o each agreed that Rand could not consummate any business combination which involves a company which is affiliated with any of the initial stockholders unless Rand obtains an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to Rand's stockholders from a financial perspective;

      o each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to Rand prior to the consummation of Rand's business combination; and

      o each agreed that he and his affiliates will not be entitled to receive or accept a finder's fee or any other compensation in the event he or his affiliates originate a business combination.

      ProChannel Management LLC, an affiliate of Laurence S. Levy, Chairman of Rand's Board and Chief Executive Officer, has agreed that, through the acquisition of a target business, it will make available to Rand a small amount of office space and certain office and secretarial services, as Rand may require from time to time. Rand has agreed to pay ProChannel Management $7,500 per month for these services.

      During 2004, Laurence S. Levy advanced $70,000 to Rand to cover expenses related to Rand's initial public offering. The loan was payable without interest on the earlier of June 10, 2005 or the consummation of Rand's initial public offering. This loan was repaid in November 2004.

      Rand will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Rand's behalf such as identifying and investigating possible target businesses and business combinations.

      Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Rand's officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Rand's initial stockholders or to any of their respective affiliates for services rendered to Rand prior to or with respect to the business combination.

      All ongoing and future transactions between Rand and any of its officers and directors or their respective affiliates, will be on terms believed by Rand to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Rand's Board who do not have an interest in the transaction.

                     PRICE RANGE OF SECURITIES AND DIVIDENDS

Rand

      The shares of Rand common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols "RAQC," "RAQCW" and "RAQCU," respectively. On August 31, 2005, the last day for which information was available prior to the date of the public announcement of the signing of the Stock Purchase Agreement, the last quoted sale prices of RAQC, RAQCW and RAQCU were $5.24, $0.82 and $7.25, respectively. On January 27, 2006, the last quoted sale prices of RAQC, RAQCW and RAQCU were $5.60, $1.23 and $8.20, respectively. Each unit of Rand consists of one share of Rand common stock and two redeemable common stock purchase warrants. Rand warrants became separable from Rand common stock on November 10, 2004. Each warrant entitles the holder to purchase from Rand one share of common stock at an exercise price of $5.00 commencing the later of the completion of the Lower Lakes acquisition or October 27, 2005. The Rand warrants will expire at 5:00 p.m., New York City time, on October 26, 2008, or earlier upon redemption. Prior to November 2, 2004, there was no established public trading market for our common stock.

      Rand does not currently have any authorized or outstanding equity compensation plans.

      The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Rand's common stock as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions:

                                  Common Stock             Warrants                  Units
                              --------------------    --------------------    --------------------
Quarter Ended                   High        Low         High        Low         High         Low
                              --------    --------    --------    --------    --------    --------
December 31, 2004             $   5.50    $   4.50    $   0.85    $   0.60    $   6.70    $   5.95
March 31, 2005                $   5.70    $   5.07    $   1.03    $   0.69    $   7.36    $   6.50
June 30, 2005                 $   5.43    $   5.10    $   0.85    $   0.68    $   6.90    $   6.32
September 30, 2005            $   5.70    $   5.55    $   1.10    $   1.05    $   7.65    $   7.65

      Holders of Rand common stock, warrants and units should obtain current market quotations for their securities. The market price of Rand common stock, warrants and units could vary at any time before the acquisition.

Holders of Common Equity

      As of February 1, 2006, there were five holders of record of our common stock.

Dividends

      Rand has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of the acquisition.

      Upon completion of the acquisition of Lower Lakes, Rand intends to pay dividends to the extent it has available cash. However, the terms of Lower Lakes' new senior debt facility require the establishment of significant reserves for capital expenditures and only permit the distribution of available cash to the extent certain financial covenants are satisfied. In addition, Rand intends to pay dividends to the holders of its series A convertible preferred stock with any available cash prior to payment of dividends or other distributions to holders of its common stock. As a result of the foregoing, there can be no assurance that Rand will have sufficient cash with which to pay dividends to his common stockholders.

Lower Lakes

      There is no established public trading market for the shares of common stock of Lower Lakes because it is a private company. There are currently 10 holders of the shares of Lower Lakes common stock (subject to the conditional purchase by Lower Lakes for cancellation of 3,925 common shares of Lower Lakes held by P&B Ships Limited, which will be completed concurrently with the acquisition). Lower Lakes does not have any authorized or outstanding equity compensation plans.

           DESCRIPTION OF RAND'S SECURITIES FOLLOWING THE ACQUISITION

      The following description of the material terms of the capital stock and warrants of Rand following the acquisition includes a summary of specified provisions of the proposed amendments to Rand's certificate of incorporation which will be in effect upon completion of the acquisition and upon adoption of the amendment proposal. This description is subject to the relevant provisions of Delaware General Corporation Law. If both the acquisition proposal and the amendment proposal are adopted at the special meeting, the resulting changes to Rand's certificate of incorporation will be reflected in an amended and restated certificate of incorporation in the form of Annex B to this document, which is incorporated in this document by reference. If the amendment proposal is not adopted, the amendments providing for the change of Rand's capitalization and Rand's corporate name will not be included in its amended and restated certificate of incorporation.

General

      Rand's authorized capital stock will consist of 51 million shares of all classes of capital stock, of which 50 million will be shares of common stock, par value, $0.0001 per share, and 1 million will be shares of preferred stock, par value of $0.0001 per share.

Units

      Each unit consists of one share of common stock and two warrants, which started trading separately as of the opening of trading on November 10, 2004. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share.

Common Stock

      The holders of shares of Rand's common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preferred stock, the holders of the shares of common stock of Rand are entitled to receive dividends if and when declared by the Board of Directors of Rand. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of Rand's shares of common stock are entitled to share ratably in any distribution of the assets of Rand upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

      Rand's amended and restated certificate of incorporation will not include the provisions of Rand's current certificate of incorporation regarding the liquidation of Rand in the event that Rand does not consummate a business combination within 18 months from the date of the consummation of its initial public offering, or 24 months from the consummation of the initial public offering if specified extension criteria have been satisfied, and the corresponding distribution of assets to its stockholders.

Preferred Stock

      Shares of preferred stock may be issued from time to time in one or more series and Rand's Board of Directors, without approval of the stockholders, is authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preferred stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Rand's shares of common stock.

      As of the date of this document, there are no outstanding shares of preferred stock of any series. However, in order to finance the acquisition, Rand will be issuing 300,000 shares of its series A convertible preferred stock in a private transaction. See "Acquisition Financing."

Unissued Shares of Capital Stock

      Common Stock. After the acquisition, Rand will have outstanding 5,600,000 shares of common stock assuming that none of the public stockholders elect to exercise their conversion rights. In addition, 12,519,354 shares will have been reserved on Rand's books and records for issuance upon the exercise of outstanding warrants, issuance of the securities underlying the option held by EarlyBirdCapital, Inc., if exercised, and the conversion of outstanding shares of Rand's series A convertible preferred stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval (subject to applicable securities laws and the rules of any securities market or exchange on which Rand's common stock is quoted at the time). While the additional shares are not designed to deter or prevent a change of control, under some circumstances Rand could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with Rand's Board of Directors in opposing a hostile takeover bid.

      Preferred Stock. After the acquisition, Rand will have outstanding 300,000 shares of series A convertible preferred stock. The amended and restated certificate of incorporation will continue to grant Rand's Board of Directors the authority, without any further vote or action by Rand's stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce Rand's attractiveness as a target for an unsolicited takeover bid since Rand could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors; Vacancies

      The amended and restated certificate of incorporation will continue to provide that Rand's Board of Directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of Rand's Board of Directors by causing the election of a majority of the Board of Directors may require more time than would be required without a staggered election structure. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the Board, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of Rand's Board of Directors that would effect a change of control.

Limitation of Liability of Directors

      The amended and restated certificate of incorporation will continue to provide that no director will be personally liable to Rand or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law. As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

      o any breach of the director's duty of loyalty to the corporation or its stockholders;

      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o payments of unlawful dividends or unlawful stock repurchases or redemptions; or

      o any transaction from which the director derived an improper personal benefit.

      The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the Delaware General Corporation Law applies. This provision, however, will not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws. Rand's certificate of incorporation will not eliminate its directors' fiduciary duties. The inclusion of this provision in the certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Rand and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of his or her fiduciary duties.

      The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Rand's amended and restated certificate of incorporation will continue to provide that Rand will indemnify its directors to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation Law, Rand will be required to indemnify its directors for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's position with Rand or another entity that the director serves as a director, officer, employee or agent at Rand's request, subject to various conditions, and to advance funds to Rand's directors before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Rand.

Warrants

      Rand currently has warrants outstanding to purchase 9,800,000 shares of Rand common stock, 9,200,000 of which entitle the registered holder to purchase one share of Rand's common stock at a price of $5.00 per share and 600,000 of which entitle the registered holder to purchase one share of Rand's common stock at a price of $6.25 per share, in each case subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of a business combination; or

      o     October 27, 2005.

      The warrants will expire on October 26, 2008, at 5:00 p.m., New York City time. Rand may call the warrants for redemption in whole and not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days' prior written notice of redemption to each warrant holder, if, and only if, the last reported sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

      The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Rand.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Rand's recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Rand, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Rand will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

      In addition, an option to purchase 300,000 units at an exercise price of $9.90 per unit (with each unit consisting of one share of Rand's common stock and two warrants, each to purchase one share of Rand's common stock at an exercise price of $6.25 per share) was sold to EarlyBirdCapital, Inc. in connection with its underwriting of Rand's initial public offering.

Quotation or Listing

      Rand's outstanding common stock and warrants currently are quoted on the Over-the-Counter Bulletin Board. Following the completion of the acquisition (if approved at the special meeting), Rand intends to seek to have its shares of common stock and warrants listed on a national securities exchange or market.

Registration Rights Agreement

      Rand has entered into a Registration Rights Agreement providing for the registration of the shares of common stock issuable upon conversion of the series A convertible preferred stock issued in the acquisition, as described in "Acquisition Finance."

Transfer Agent and Registrar

      The Transfer Agent and Registrar for the shares of Rand common stock, warrants and units is Continental Stock Transfer & Trust Company.

                        COMPARISON OF STOCKHOLDER RIGHTS

      Rand is incorporated under the laws of the State of Delaware. The following is a comparison of the material rights of the current stockholders of Rand, and the stockholders of Rand after the acquisition, under Rand's amended and restated of incorporation and the statutory framework in Delaware assuming adoption of the acquisition proposal and the amendment proposal. If both the acquisition proposal and the amendment proposal are adopted at the special meeting, the resulting changes to Rand's certificate of incorporation will be reflected in an amended and restated certificate of incorporation in the form of Annex B to this document, which is incorporated in this document by reference.

      The following description does not purport to be complete and is qualified by reference to Delaware General Corporation Law and Rand's amended and restated certificate of incorporation.

      Comparison of Certain Certificate of Incorporation Provisions of Rand before and after the acquisition.

                                      Current Certificate of                      Amended and Restated
            Provision                     Incorporation                       Certificate of Incorporation
  Name of corporation            Rand Acquisition Corporation               Rand Logistics Inc.

  Authorized capital stock       21 million, of which:                      51 million, of which:

                                 o  20 million are shares of common         50 million, are shares of common
                                 stock, par value $0.0001 per share;        stock, par value $0.0001 per share;
                                 and                                        and

                                 o  1 million are shares of preferred       1 million are shares of preferred
                                 stock, par value $0.0001 per share.        stock, par value $0.0001 per share.

  Board of Directors             The Board of Directors must have not       Same.
                                 less than 1 and not more than 9
                                 directors. The exact number is
                                 determined from time to time by
                                 resolution adopted by a majority of
                                 the entire Board of Directors. Rand
                                 currently has 3 directors.

  Qualification of Directors     Directors need not be stockholders.        Same.

  Foreign ownership              None.                                      The aggregate percentage ownership
  restrictions                                                              by non-citizens of Rand's capital
                                                                            stock (including the common stock)
                                                                            is limited to 22.99% of the
                                                                            outstanding shares and no more than
                                                                            22.99% of the voting power of
                                                                            Rand.

                                                                            Rand's Board of Directors will be
                                                                            permitted to make such
                                                                            determinations as may reasonably be
                                                                            necessary to ascertain such
                                                                            ownership and implement such
                                                                            limitations, including limiting the
                                                                            transfers of shares and redeeming
                                                                            shares.

  Cumulative voting              None.                                      None.

  Classes of directors           The Board of Directors is classified       Same.
                                 into 3 classes of directors,
                                 designated Class A, Class B, and
                                 Class C. The number of directors in
                                 each class must be as nearly equal as
                                 possible. Each director serves for
                                 three succeeding annual meetings of
                                 stockholders, except for the first
                                 year of election, in which Class A,
                                 class B and Class C directors will
                                 hold office until the first, second,
                                 and third annual meeting,
                                 respectively, following the
                                 completion of the acquisition.

  Vacancies on the Board         Vacancies (unless they are the result      Same.
                                 of the action of stockholders) and
                                 newly-created directorships are
                                 filled by the majority vote of the
                                 remaining directors in office, even
                                 though less than a quorum, or by a
                                 sole remaining director. Vacancies
                                 that result from the action of
                                 stockholders are filled by the
                                 stockholders.

  Board quorum and vote          A majority of the entire Board of          Same.
                                 Directors constitutes a quorum.

  Stockholder approval of        "Business combination" is subject to       Holders of Rand's common stock will
  "Business Combinations"        approval of a majority of the shares       not have special approval rights
                                 issued in Rand's initial public            over any transactions (subject to
                                 offering. If Rand does not                 the Delaware General Corporation
                                 consummate a business combination by       Law, applicable securities laws and
                                 the later of April 27, 2006 or             regulations of any national market
                                 October 27, 2006 in the event that a       on which Rand's common stock may be
                                 letter of intent, an agreement in          traded in the future). Holders of
                                 principle or a definitive agreement        the Rand's series A convertible
                                 to complete a business combination         preferred stock have approvals over
                                 was executed but not consummated by        certain material transactions. See
                                 April 27, 2006, then Rand's officers       "Acquisition Finance."
                                 must take all actions necessary to         No automatic liquidation provisions.
                                 dissolve and liquidate Rand within 60
                                 days.

  Annual stockholder meetings    Date, time and place of the annual         Same.
                                 meeting is determined by the Board of
                                 Directors.

  Amendments to organization     Amendments to Rand's certificate of        Same.
  documents                      incorporation generally must be
                                 approved by the Board of Directors
                                 and by a majority of the outstanding
                                 stock entitled to vote on the
                                 amendment, and, if applicable, by a
                                 majority of the outstanding stock of
                                 each class or series entitled to vote
                                 on the amendment as a class or
                                 series.

  Exculpation and                A director may not be personally           Same.
  Indemnification of             liable for monetary damages for
  directors, officers and        breach of fiduciary duty as a
  employees                      director, except for liability:

                                 o  for any breach of the director's
                                    duty of loyalty;

                                 o  for acts or omissions not in good
                                    faith or which involve intentional
                                    misconduct or a knowing violation
                                    of law;

                                 o  under Section 174 of the Delaware
                                    General Corporation Law; or

                                 o  for any transaction from which the
                                    director derived an improper
                                    personal benefit.

                                 If the Delaware General Corporation
                                 Law is amended to authorize
                                 corporate action further eliminating
                                 or limiting the personal liability
                                 of directors, then the liability of
                                 directors must be eliminated or
                                 limited to the fullest extent
                                 permitted by the Delaware General
                                 Corporation Law, as so amended.

                              STOCKHOLDER PROPOSALS

      If the acquisition is not consummated, Rand's 2006 annual meeting of stockholders will be held on or about April 18, 2006 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2006 annual meeting, under Rand's by-laws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at Rand's principal office in New York, New York. To be timely, the notice has to be given between January 18, 2006 and February 17, 2006.

                  INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

      The consolidated financial statements of Lower Lakes Towing Ltd. as of and for the years ended March 31, 2003, 2004 and 2005 included in this proxy statement have been audited by Deloitte & Touche LLP, independent registered chartered accountants. Deloitte & Touche LLP has acted as the independent auditor for Lower Lakes since 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

      Rand files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

      You may read and copy reports, proxy statements and other information filed by Rand with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Headquarters Office, 100 F Street, N.E., Room 1580 Washington, DC 20549.

      You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Headquarters Office, 100 F Street, N.E., Room 1580 Washington, DC 20549.

      Rand files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Rand at the Securities and Exchange Commission web site containing reports, proxy statements and other information at:
http://www.sec.gov.

      Information and statements contained in this document, or any annex to this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document.

      All information contained in this document relating to Rand has been supplied by Rand, and all such information relating to Lower Lakes has been supplied by Lower Lakes. Information provided by either of us does not constitute any representation, estimate or projection of the other.

      If you would like additional copies of this document, or if you have questions about the acquisition, you should contact:

            Morrow & Co., Inc.
            470 West Avenue
            3rd Floor
            Stamford, CT  06902

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
LOWER LAKES INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Interim Consolidated Balance Sheets - Unaudited                              F-2

Interim Consolidated Statements of Operations - Unaudited                    F-3

Interim Consolidated Statements of Cash Flows - Unaudited                    F-4

Notes to the Interim Consolidated Financial Statements - Unaudited         F-5-9

LOWER LAKES CONSOLIDATED FINANCIAL STATEMENTS

LOWER LAKES REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS          F-10

Consolidated Balance Sheets                                                 F-11

Consolidated Statements of Operations                                       F-12

Consolidated Statements of Shareholders' Deficiency and
Comprehensive Income (loss)                                                 F-13

Consolidated Statements of Cash Flows                                       F-14

Notes to the Consolidated Financial Statements                           F-15-29

LOWER LAKES TOWING LTD.
Interim Consolidated Balance Sheets - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                 September 30,      March 31,
                                                                     2005             2005
                                                                 ------------     ------------
ASSETS
CURRENT
       Cash                                                      $  1,437,686     $    644,122
       Cash reserved for repairs and drydock expenditures                  --        2,190,647
       Accounts receivable, net (Note 2)                            8,565,755        1,685,766
       Prepaid expenses and other current assets (Note 8)           2,207,809        1,847,480
       Deferred income taxes                                           10,266           69,290
----------------------------------------------------------------------------------------------
                                                                   12,221,516        6,437,305
CAPITAL ASSETS, NET (Note 3)                                       35,764,720       36,177,363
DEFERRED INCOME TAXES                                               5,247,742        5,683,578
DEFERRED DRYDOCK AND FINANCING COSTS (Note 4)                       6,298,116        5,329,751
----------------------------------------------------------------------------------------------
                                                                 $ 59,532,094     $ 53,627,997
==============================================================================================

LIABILITIES
CURRENT
       Bank indebtedness (Note 5)                                $  1,222,170     $    511,565
       Trade accounts payable                                       4,506,868        5,020,199
       Accrued liabilities                                          1,523,106        1,373,461
       Income taxes payable                                           225,764               --
       Deferred income taxes                                          524,232          475,243
       Current portion of long-term debt - senior (Note 6)          2,501,772        2,035,016
       Current portion of long-term obligation - vessel lease         350,000          350,000
----------------------------------------------------------------------------------------------
                                                                   10,853,912        9,765,484
----------------------------------------------------------------------------------------------

LONG-TERM DEBT - SENIOR (Note 6)                                   20,037,282       19,417,983
LONG-TERM DEBT - SUBORDINATED (Note 6)                             21,528,590       19,882,793
LONG-TERM OBLIGATION - VESSEL LEASE                                 1,767,466        1,786,134
DEFERRED INCOME TAXES                                               4,076,436        3,335,088
CONVERTIBLE NOTES                                                  10,060,124        9,670,061
----------------------------------------------------------------------------------------------
                                                                   57,469,898       54,092,059
----------------------------------------------------------------------------------------------
MINORITY INTEREST (Note 1)                                             84,383               --
----------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' DEFICIENCY
       Share capital                                                1,383,575        1,383,575
       Due from shareholder                                        (1,720,016)      (1,720,016)
       Additional paid-in capital                                   1,482,353        1,482,353
       Accumulated deficit                                         (4,979,500)      (6,872,923)
       Accumulated other comprehensive loss                        (5,042,511)      (4,502,535)
----------------------------------------------------------------------------------------------
                                                                   (8,876,099)     (10,229,546)
----------------------------------------------------------------------------------------------
                                                                 $ 59,532,094     $ 53,627,997
==============================================================================================

LOWER LAKES TOWING LTD.
Interim Consolidated Statements of Operations- Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                       Six Months Ended September 30,
                                                           2005             2004
                                                       ------------     ------------
   REVENUE                                             $ 36,370,243     $ 30,856,483
------------------------------------------------------------------------------------

 EXPENSES
  Outside voyage charter fees                             3,005,313        2,400,593
  Vessel operating expenses                              23,677,275       18,512,394
  Repairs and maintenance                                    88,629           21,558
  Administration                                          1,320,007        1,017,470
  Depreciation                                            1,874,212        1,496,961
  Amortization of deferred drydock costs (Note 4)           553,393          297,753
  Foreign exchange gain                                      28,039           40,639
------------------------------------------------------------------------------------
                                                         30,546,868       23,787,368
------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                    5,823,375        7,069,115
------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
   Interest (Note 9)                                      1,945,103        1,651,815
   Other income                                              (9,591)              --
     Loss on long-term debt extinguishments                      --          646,070
  Amortization of deferred financing costs (Note 4)         401,253          178,777
------------------------------------------------------------------------------------
                                                          2,336,765        2,476,662
------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST          3,486,610        4,592,453
------------------------------------------------------------------------------------

PROVISION FOR INCOME TAXES                                1,508,804        1,747,000
MINORITY INTEREST                                            84,383          (44,593)
------------------------------------------------------------------------------------
NET INCOME                                             $  1,893,423     $  2,890,046
====================================================================================

------------------------------------------------------------------------------------

====================================================================================

Translation adjustments                                    (539,976)         207,423
------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                   $  1,353,447     $  3,097,569
====================================================================================

LOWER LAKES TOWING LTD.
Interim Consolidated Statements of Cash Flows - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                      Six Months Ended September 30,
                                                                      -----------------------------
                                                                          2005             2004
                                                                      ------------     ------------
Operating activities
      Net income                                                      $  1,893,423     $  2,890,046
      Adjustments to reconcile net income to net cash used
         by operating activities
             Depreciation                                                1,874,212        1,496,961
             Amortization of deferred drydock and financing costs
               (Note 4)                                                    954,646          476,530
             Interest accrued to debt principal (Note 6)                   792,325          703,924
             Deferred income taxes                                       1,347,850        1,137,000
             Loss on long-term debt extinguishments                             --          646,070
             Minority interest (Note 1)                                     84,383          (44,593)
         Changes in assets and liabilities:
             Increase in income taxes payable                              141,751          610,000
             Accounts receivable                                        (6,687,489)      (5,489,224)
             Prepaid expenses and other current assets                    (315,687)          37,039
             Accounts payable and accrued liabilities                     (470,533)        (383,743)
             Drydock expenditures (Note 4)                              (1,530,584)              --
---------------------------------------------------------------------------------------------------
                                                                        (1,915,703)       2,080,010
---------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
      Net proceeds on sale of asset held for disposal                           --          400,000
      Purchase of capital assets                                          (457,108)         (29,129)
      Change in cash reserved for repairs and drydock expenditures       2,190,647               --
---------------------------------------------------------------------------------------------------
                                                                         1,733,539          370,871
---------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
      Debt financing costs (Note 4)                                       (199,762)      (2,628,413)
      Proceeds from long-term debt - senior                              1,600,000       21,489,939
      Repayment of long-term debt - senior                              (1,175,586)     (12,670,576)
      Repayment of long-term obligation vessel lease                       (18,668)              --
      Increase (decrease) in bank indebtedness                             528,093       (4,984,022)
---------------------------------------------------------------------------------------------------
                                                                           734,077        1,206,928
---------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN EXCHANGE RATES ON CASH                                   241,651          360,068
---------------------------------------------------------------------------------------------------

NET CASH FLOW                                                              793,564        4,017,877

CASH, BEGINNING OF PERIOD                                                  644,122              348
---------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                   $  1,437,686     $  4,018,225
===================================================================================================

SUPPLEMENTAL CASH FLOW DISCLOSURE
      Payments for interest                                           $  1,152,777     $    831,224
---------------------------------------------------------------------------------------------------
      Payments for income taxes                                       $    122,745     $    101,397
---------------------------------------------------------------------------------------------------

LOWER LAKES TOWING LTD.
Notes to the Interim Consolidated Financial Statements - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated interim financial statements are prepared in accordance with generally accepted accounting principles in the United States of America for interim financial statements. The consolidated balance sheet at March 31, 2005 has been derived from the audited financial statements at that date. The unaudited consolidated interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results of operations for the periods shown are of a normal recurring nature and have been reflected in the unaudited consolidated financial statements. The accounting policies used in the preparation of these unaudited consolidated interim financial statements are the same as those used in the most recent annual consolidated financial statements for the year ended March 31, 2005. These unaudited consolidated interim statements should be read in conjunction with the most recent annual consolidated financial statements of the Company.

      Quarterly fluctuations and seasonality

      The nature of the Company's business is such that the earnings in the first two quarters of each fiscal year are not typically indicative of the results for the full fiscal year. Revenues and earnings for the first three quarters are significantly greater than the last quarter in the year as there are relatively few shipping days during the winter season.

      Minority interest

      As at September 30, 2005, the minority interest liability associated with Grand River Navigation Company, Inc. ("Grand River"), a variable interest entity consolidated under generally accepted accounting principles was $84,383 (March 31, 2005 - $Nil).

2.    ACCOUNTS RECEIVABLE

      Trade receivables are presented net of an allowance for doubtful accounts. The allowance was nil for the second quarter ended September 30, 2005 and as at March 31, 2005. The allowance for doubtful accounts reflects estimates of probable losses in trade receivables. The Company evaluates the collectibility of its trade receivables balances on a weekly basis and management takes action as required. The increase in the accounts receivable balance was due to the normal seasonality at the beginning of the fiscal 2006 shipping season.

3.    CAPITAL ASSETS

                                                 September 30,        March 31,
                                                    2005                2005
                                                 -------------       -----------
      Cost
        Vessels                                   $47,644,460        $45,791,048
        Vessel under capital lease                  2,200,000          2,200,000
        Leasehold improvements                      1,632,881          1,631,596
        Engine equipment                              998,752            910,653
        Furniture and equipment                        26,671             23,187
        Computer equipment                            111,142            100,106
      --------------------------------------------------------------------------
                                                  $52,613,906        $50,656,590
      --------------------------------------------------------------------------
      Accumulated depreciation
        Vessels                                    15,203,102         13,069,507
        Vessel under capital lease                    300,000            200,000
        Leasehold improvements                        609,892            544,624
        Engine equipment                              623,923            561,352
        Furniture and equipment                        18,407             16,968
        Computer equipment                             93,862             86,776
      --------------------------------------------------------------------------
                                                   16,849,186         14,479,227
      --------------------------------------------------------------------------
                                                  $35,764,720        $36,177,363
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Interim Consolidated Financial Statements - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

4.    DEFERRED DRYDOCK AND FINANCING COSTS

                                                 September 30,        March 31,
                                                    2005                2005
                                                 -------------       -----------
      Cost
        Drydock expenditures                      $ 5,651,615        $ 4,021,984
        Deferred finance costs                      4,051,427          3,749,787
      --------------------------------------------------------------------------
                                                    9,703,042          7,771,771
      ==========================================================================

      Accumulated amortization
        Drydock expenditures                        2,104,004          1,492,185
        Deferred finance costs                      1,300,922            949,835
      --------------------------------------------------------------------------
                                                    3,404,926          2,442,020
      --------------------------------------------------------------------------
                                                   $6,298,116        $ 5,329,751
      ==========================================================================

      During the six months ended September 30, 2005 the Company incurred drydock expenditures of $1,530,584 (September 30, 2004 - nil) and financing costs in the amount of $199,762 (September 30, 2004 - $2,628,413).

      Amortization on drydock expenditures and financing costs for the six months ended September 30, 2005 were $553,393 (September 30, 2004 - $297,753) and $401,253 (September 30, 2004 - $178,777), respectively.

5.    BANK INDEBTEDNESS

      As at September 30, 2005, the Company had an authorized operating line of credit of $6,020,470 (CDN $7,000,000) (March 31, 2005 - $5,787,037) with its senior lender and had utilized $1,222,170 (March 31, 2005 - $511,565). The line of credit bears interest at Canadian Bankers Acceptance rate plus 4% on Canadian dollar borrowings and U.S. Index Rate rate plus 2.5% on U.S. dollar borrowings and is secured under the same terms and has same covenants as described in Note 6.

6.    LONG-TERM DEBT

      Senior debt

                                                                                          September 30,       March 31,
                                                                                              2005              2005
                                                                                          ------------      ------------
      a) Term loan bearing interest at a rate of Canadian Bankers Acceptance rate plus 4%. The loan is repayable over a five year term with current
         monthly installments of $138,852 (CDN $166,817) plus interest.                   $ 17,285,797      $ 17,443,037

      b) Term loan bearing interest at U.S. Index rate plus 2.5% basis points.
         The loan is repayable over a five year term with current monthly payments of $65,006. The term loan is secured by assets of Grand River.
         During the quarter ended June 30, 2005, Grand River increased the original term loan by $1.6 million to $5.8 million to partially finance
         the refit and drydocking of the M/V Maumee.                                         5,253,257         4,009,962
      ------------------------------------------------------------------------------------------------------------------
                                                                                            22,539,054        21,452,999
      Less amounts due within 12 months                                                      2,501,772         2,035,016
      ------------------------------------------------------------------------------------------------------------------
                                                                                          $ 20,037,282      $ 19,417,983
      ==================================================================================================================

      Senior debt instrument a) is secured by a first charge against all property, a general security agreement over inventory and equipment, marine mortgages on all vessels owned by the Company and its affiliates as well as assignment of contracts of affreightment and insurance. Senior debt instrument b) is secured by assets of the Grand River; a marine mortgage and collateral marine agreement covering all vessels owned by Grand River.

LOWER LAKES TOWING LTD.
Notes to the Interim Consolidated Financial Statements - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

      The Company is required to comply with certain financial covenants under the senior and subordinated debt agreements. The Company was in compliance with these covenants as at September 30, 2005.

      Subordinated debt

                                                                                          September 30,       March 31,
                                                                                              2005              2005
                                                                                          ------------      ------------
      a) Term loans  maturing  March 2008 bearing  interest at a rate of 8% per annum (effective April 1, 2004) compounded monthly which was not paid
         but added to the principal amount owed.                                          $  6,063,035      $  5,599,441

      b) Term loan bearing  interest at a rate of 8% per annum (effective April
         1, 2004) which was not paid but added to the principal amount owed with
         no payments of principal until maturity in March 2008.                             15,465,555        14,283,352
      ------------------------------------------------------------------------------------------------------------------
                                                                                          $ 21,528,590      $ 19,882,793
      ==================================================================================================================

      Subordinated debt is denominated in Canadian dollars, is secured by a second charge against all property, and a second marine mortgage on all vessels owned by the Company as well as assignments of contracts of affreightment and insurance. Subordinated debt is based in Canadian funds.

      During the year ended March 31, 2004, the Company agreed with the subordinated lenders that no cash interest payments will be made effective December 31, 2003. Non-cash interest of $792,325 was recorded during the six months ended September 30, 2005 (September 30, 2004 - $703,924).

      Principal payments are due as follows (excluding future interest charges which are added to principal balances):

                     2006                                            $ 2,501,762
                     2007                                              2,852,060
                     2008                                             25,046,208
                     2009                                              3,696,151
                     2010                                              9,971,462
                     -----------------------------------------------------------
                                                                     $44,067,644
                     ===========================================================

      In the year ended March 31, 2001, the Company issued 19,524 unsecured, non-interest bearing CDN$ notes convertible into common shares for total proceeds of CDN $11,696,900. The notes currently have a stated value of USD $10,060,124. The notes are convertible at the option of the holder any time at varying times, the latest being March 28, 2011 at a conversion price of $495 (CDN $599) per common share. The Company is obligated to pay the principal balance of the notes, if not converted, on March 28, 2011. The notes were assigned to certain of the Company's debt holders in September 2004.

7.    COMMITMENTS AND CONTINGENCIES

      There were no significant commitments entered into during the quarter.

      Several legal claims have been filed against the Company. Most of these claims are for insignificant amounts. Given management's assessment that losses were probable and reasonably estimable, and advice from the Company's solicitor, a provision of $73,000 has been provided for claims filed. Management does not anticipate material variations in actual losses from the amounts accrued related to these claims. In the opinion of management and the Company's solicitor, all other claims are not likely to be successful and are insignificant to the Company.

LOWER LAKES TOWING LTD.
Notes to the Interim Consolidated Financial Statements - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

      The Company has entered into a bareboat charter agreement for the McKee Sons barge which expires in 2013. Total charter commitments for the McKee vessel for the next five fiscal years are given below. Rent expense for this vessel for the six months periods ended September 30, 2005 and 2004 was $337,500.

                     2006                                             $  675,000
                     2007                                                675,000
                     2008                                                675,000
                     2009                                                775,000
                     2010                                                775,000
                     -----------------------------------------------------------
                                                                      $3,575,000
                     ===========================================================

8.    RELATED PARTY TRANSACTIONS

      During the six months ended September 30, 2005, the Company had sales of $1,516,877 (September 30, 2004 - $1,282,492) and made lease payments of $683,334 (September 30, 2004 - $683,334) to a related company of the shareholder representing the minority interest in Grand River Navigation Company, Inc.

      Included in prepaid expenses and other assets is an amount receivable from shareholders and debtholders of approximately $400,000 related to costs incurred by the Company to negotiate an agreement to sell the Company (see
      Note 11). Such costs will be reimbursed to the Company upon closing of the transaction with the purchaser which is expected to occur in the quarter ending March 31, 2006.

9.    INTEREST EXPENSE

      Interest expense is comprised of the following:

                                                      Six months ended
                                            ------------------------------------
                                            September 30,          September 30,
                                                 2005                   2004
                                            ------------------------------------
      Bank indebtedness                       $   247,183            $  281,792
      Long-term debt - senior                     690,928               431,274
      Long-term debt - subordinated               792,325               703,924
      Long-term obligation - vessel lease         214,667               233,333
      Other                                            --                 1,492
      --------------------------------------------------------------------------
                                              $ 1,945,103            $1,651,815
      ==========================================================================

10.   ECONOMIC DEPENDENCE

      During the six months ended September 30, 2005, the Company derived $18,550,640 (September 30, 2004 - $14,182,864) of its revenue from three customers and purchased $5,762,847 (September 30, 2004 - $3,646,297) of its fuel from one vendor.

11.   MATERIAL AGREEMENT

      The Company's shareholders entered into a Stock Purchase Agreement dated September 2, 2005 to transfer all of their shares in the Company to Rand Acquisition Corporation ("Rand"), a Delaware corporation and LL Acquisition Corp., an indirect wholly owned subsidiary of Rand. The shares currently held by P&B Ships Limited have been conditionally sold to the Company for cancellation in exchange for the cancellation of the outstanding note in the amount of $1,720,016 due from P&B Ships Limited upon completion of the transaction. Subsequent to the Stock Purchase Agreement, Grand River would repurchase the remaining 75% of the issued and outstanding shares presently held by Grand River Holdings, Inc.

LOWER LAKES TOWING LTD.
Notes to the Interim Consolidated Financial Statements - Unaudited
(U.S. Dollars)
--------------------------------------------------------------------------------

12.   SEGMENT INFORMATION

      The Company has identified only one reportable segment under Statement of Financial Accounting Standards No.131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131").

      Information about geographic operations is as follows:

                                                      Six months ended
                                            ------------------------------------
                                             September 30,         September 30,
                                                  2005                  2004
                                            ------------------------------------
      Revenues from external customers
        Canada                                $ 21,286,816           $19,147,209
        United States                           15,083,427            11,709,274
      --------------------------------------------------------------------------
                                              $ 36,370,243           $30,856,483
      ==========================================================================

      Revenues from external customers are allocated based on the country of the legal entity of the Company in which the revenues were recognized

                                           September 30, 2005     March 31, 2005
                                           -------------------------------------
      Capital assets
        Canada                                $ 26,176,470           $26,302,917
        United States                            9,588,250             9,874,446
      --------------------------------------------------------------------------
                                              $ 35,764,720           $36,177,317
      ==========================================================================

Report of Independent Registered Chartered Accountants

To the Board of Directors and Shareholders of Lower Lakes Towing Ltd.

We have audited the consolidated balance sheets of Lower Lakes Towing Ltd. (the "Company") as of March 31, 2005 and 2004 and the related consolidated statements of operations, cash flows, and shareholders' deficiency and comprehensive income
(loss) for each of the years in the three year period ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Lower Lakes Towing Ltd. as of March 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for each of the years in the three year period ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no opinion.

These consolidated financial statements are not prepared in accordance with Canadian generally accepted accounting principles and may not satisfy the reporting requirements of Canadian statutes and regulations. In addition, since these consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, the financial position, results of operations and cash flows might be significantly different than if the financial statements had been prepared in accordance with Canadian generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Kitchener, Ontario
October 12, 2005

LOWER LAKES TOWING LTD.
Consolidated Balance Sheets
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                                     March 31,
                                                                               2005             2004
                                                                           ------------     ------------
ASSETS
CURRENT
       Cash (Note 4)                                                       $    644,122     $        348
       Cash reserved for repairs and drydock expenditures
       (Note 4)                                                               2,190,647               --

       Accounts receivable, net (Note 5)                                      1,685,766        1,000,392

       Prepaid expenses and other current assets (Note 6)                     1,847,480        1,603,811

       Assets held for disposal (Note 7)                                             --          400,000

       Deferred income taxes (Note 8)                                            69,290           56,794
--------------------------------------------------------------------------------------------------------
                                                                              6,437,305        3,061,345
CAPITAL ASSETS, NET (Note 9)                                                 36,177,363       33,798,697

DEFERRED INCOME TAXES (Note 8)                                                5,683,578        4,697,425

DEFERRED DRYDOCK AND FINANCING COSTS, NET (Note 10)                           5,329,751        3,717,833
--------------------------------------------------------------------------------------------------------
                                                                           $ 53,627,997     $ 45,275,300
========================================================================================================

LIABILITIES
CURRENT
       Bank indebtedness (Note 11)                                         $    511,565     $  6,689,918
       Accounts payable                                                       4,928,684        3,018,562
       Accrued liabilities                                                    1,464,976        2,089,830

       Deferred income taxes (Note 8)                                           475,243          144,894

       Current portion of long-term debt - senior (Note 12)                   2,035,016        7,753,810

       Current portion of note payable (Note 13)                                     --          658,303

       Current portion of long-term obligation - vessel lease (Note 14)         350,000          350,000
--------------------------------------------------------------------------------------------------------
                                                                              9,765,484       20,705,317
--------------------------------------------------------------------------------------------------------
LONG-TERM DEBT - SENIOR (Note 12)                                            19,417,983               --

LONG-TERM DEBT - SUBORDINATED (Note 12)                                      19,882,793       17,594,965

LONG-TERM OBLIGATION - VESSEL LEASE (Note 14)                                 1,786,134        1,850,000

DEFERRED INCOME TAXES (Note 8)                                                3,335,088        2,917,944

CONVERTIBLE NOTES (Note 12)                                                   9,670,061        8,920,084

NOTE PAYABLE (Note 13)                                                               --        3,228,363
--------------------------------------------------------------------------------------------------------
                                                                             54,092,059       34,511,356
--------------------------------------------------------------------------------------------------------

MINORITY INTEREST (Note 2)                                                           --          189,556
--------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Note 15 and 16)

SHAREHOLDERS' DEFICIENCY
       Share capital - unlimited common shares authorized;
       Shares issued and outstanding totaled 7,969 (2004 -
       5,751) (Note 17)                                                       1,383,575        1,068,573

       Due from shareholder (Note 18)                                        (1,720,016)      (1,720,016)

       Additional paid-in capital                                             1,482,353        1,797,353
       Accumulated deficit                                                   (6,872,923)      (8,170,674)
       Accumulated other comprehensive loss                                  (4,502,535)      (3,106,165)
--------------------------------------------------------------------------------------------------------
                                                                            (10,229,546)     (10,130,929)
--------------------------------------------------------------------------------------------------------
                                                                           $ 53,627,997     $ 45,275,300
========================================================================================================

LOWER LAKES TOWING LTD.
Consolidated Statements of Operations
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                         Year Ended March 31,
                                                               2005              2004             2003
                                                           ------------     ------------     ------------
---------------------------------------------------------------------------------------------------------
REVENUE (Note 2)                                             52,110,040       38,549,544       27,227,115
---------------------------------------------------------------------------------------------------------

EXPENSES

       Outside voyage charter fees (Note 19)                  6,180,452        2,362,549               --
       Vessel operating expenses                             32,210,813       27,477,864       19,225,618

       Repairs and maintenance                                1,668,315        1,430,120        1,026,647

       Administration                                         2,420,777        2,396,214        1,593,545

       Depreciation                                           3,231,774        3,109,098        2,207,513
       Amortization of deferred drydock costs (Note 10)         654,911          550,628          169,478

       Gain on foreign exchange                                (435,655)        (594,275)        (284,232)

       Loss on asset disposal (Note 7)                          113,405          190,155               --

       Impairment of capital assets (Note 9)                         --        1,224,221               --
---------------------------------------------------------------------------------------------------------
                                                             46,044,792       38,146,574       23,938,569
---------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                        6,065,248          402,970        3,288,546
---------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest (Note 20)                                            3,220,177        4,693,282        3,160,308

Loss on long-term debt extinguishment (Note 10 and 12)          698,200               --               --
Other income                                                     (6,831)         (46,489)         (55,848)

Amortization of deferred financing costs (Note 10)              866,835          846,977          757,088
---------------------------------------------------------------------------------------------------------
                                                              4,778,381        5,493,770        3,861,548
---------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST       1,286,867       (5,090,800)        (573,002)
---------------------------------------------------------------------------------------------------------

PROVISION FOR (RECOVERY) OF INCOME TAXES (Note 8)               178,672         (228,180)         (18,126)

MINORITY INTEREST (Note 2)                                     (189,556)        (396,848)         582,391
---------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                          $  1,297,751     $ (4,465,772)    $ (1,137,267)
=========================================================================================================

LOWER LAKES TOWING LTD.
Consolidated Statements of Shareholders' Deficiency and Comprehensive Income
(Loss)
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                                                              Accumulated
                                                            Additional                                           Other
                                    Common Shares             Paid-In        Due from        Accumulated      Comprehensive
                                 Shares       Amount          Capital       Shareholder        Deficit            Loss
                                 ----------------------------------------------------------------------------------------------
Balances, April 1, 2002           5,114    $    832,110    $  1,797,353     $ (1,720,016)    $ (2,567,635)    $   (238,508)
      Shares issued                 637         236,463              --               --               --               --
      Net loss                       --              --              --               --       (1,137,267)              --
      Translation
      adjustments                    --              --              --               --               --       (1,157,427)
-------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 2003          5,751    $  1,068,573    $  1,797,353     $ (1,720,016)    $ (3,704,902)    $ (1,395,935)

      Net loss                       --              --              --               --       (4,465,772)              --
      Translation
      adjustments                    --              --              --               --       (1,710,230)      (1,710,230)
-------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 2004          5,751       1,068,573    $  1,797,353     $ (1,720,016)    $ (8,170,674)    $ (3,106,165)

      Net income                     --              --              --               --        1,297,751               --
      Exercise of warrants
      (Note 17)                   2,218         315,002        (315,000)              --               --               --
      Translation
      adjustments                    --              --              --               --               --       (1,396,370)
-------------------------------------------------------------------------------------------------------------------------------
Balances, March 31, 2005          7,969    $  1,383,575    $  1,482,353     $ (1,720,016)    $ (6,872,923)    $ (4,502,535)
===============================================================================================================================

                                     Total            Total
                                 Shareholders'    Comprehensive
                                  Deficiency      Income (Loss)
                                 ------------------------------
Balances, April 1, 2002          $ (1,896,696)
      Shares issued                   236,463
      Net loss                     (1,137,267)    $ (1,137,267)
      Translation
      adjustments                  (1,157,427)      (1,157,427)
--------------------------------------------------------------
Balances, March 31, 2003         $ (3,954,927)    $ (2,294,694)
                                                  ============
      Net loss                     (4,465,772)    $ (4,465,772)
      Translation
      adjustments                  (1,710,230)      (1,710,230)
--------------------------------------------------------------
Balances, March 31, 2004         $(10,130,929)    $ (6,176,002)
                                                  ============
      Net income                    1,297,751     $  1,297,751
      Exercise of warrants
      (Note 17)                             2
      Translation
      adjustments                  (1,396,370)      (1,396,370)
--------------------------------------------------------------
Balances, March 31, 2005         $(10,229,546)    $    (98,619)
==============================================================

LOWER LAKES TOWING LTD.
Consolidated Statements of Cash Flows
(U.S. Dollars)
--------------------------------------------------------------------------------

                                                                             Year Ended March 31,
                                                                    2005             2004             2003
                                                                ------------     ------------     ------------
Operating activities
      Net income (loss)                                         $  1,297,751     $ (4,465,772)    $ (1,137,267)
      Adjustments to reconcile net income (loss) to net cash
      used by operating activities

             Depreciation                                          3,231,774        3,109,098        2,207,513
             Amortization of deferred drydock and financing
             costs (Note 10)                                       1,521,746        1,397,605          926,566
             Loss on long-term debt extinguishment (Note 12)         698,200               --               --

             Interest accrued to debt principal (Note 12)          1,468,755        2,269,929        1,027,495
             Impairment of capital assets (Note 9)                        --        1,224,221               --
             Loss of sale of asset held for sale (Note 7)            113,405          190,155               --
             Deferred income taxes                                    68,248         (283,550)         (82,381)

             Minority interest                                      (189,556)        (396,848)         582,391
         Changes in assets and liabilities:

             Accounts receivable                                    (616,282)        (511,936)         250,627

             Prepaid expenses and other current assets              (160,824)        (759,320)        (111,372)

             Accounts payable and accrued liabilities                850,030        2,445,242         (644,885)
             Drydock expenditures                                   (819,889)        (738,639)      (1,153,826)
--------------------------------------------------------------------------------------------------------------
                                                                   7,463,358        3,480,185        1,864,861
--------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES

      Purchase of capital assets                                  (3,626,447)      (6,340,701)      (1,616,346)
      Proceeds on sale of asset held for sale (Note 7)               217,130               --               --
      Cash reserved for repairs and drydock expenditures
      (Note 4)                                                    (2,190,647)              --               --
--------------------------------------------------------------------------------------------------------------
                                                                  (5,599,964)      (6,340,701)      (1,616,346)
--------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES

      Debt financing costs                                        (2,716,620)        (415,982)        (177,642)
      Proceeds from long-term debt - senior                       21,489,939        1,071,429               --
      Repayment of long-term debt - senior                        (8,891,279)      (1,341,759)      (1,643,985)
      Repayment of long-term obligation - vessel lease               (63,866)              --               --
      Proceeds from long-term debt - subordinated                    469,410               --               --
      Repayment of long-term debt - subordinated                  (1,173,525)              --               --
      Proceeds from long-term debt - vessel (Note 14)                     --        2,200,000               --
      Repayment of note payable                                   (3,987,315)        (875,630)              --
      (Decrease) increase in bank indebtedness                    (6,348,695)       2,889,481        1,767,224
      Proceeds from share issuance                                        --               --          242,993
      Share issuance costs                                                --               --           (6,530)
      Proceeds from redemption of warrants (Note 17)                       2               --               --
--------------------------------------------------------------------------------------------------------------
                                                                  (1,221,949)       3,527,539          182,060
--------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN EXCHANGE RATES ON CASH                               2,329         (666,675)        (430,757)

NET CASH FLOW                                                        643,774              348             (182)

CASH, BEGINNING OF YEAR                                                  348               --              182
--------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                               $    644,122     $        348     $         --
==============================================================================================================
SUPPLEMENTAL CASH FLOW DISCLOSURE
      Payments for interest                                     $  1,751,422     $  2,423,353     $  2,115,856
--------------------------------------------------------------------------------------------------------------
      Payments for income taxes                                 $    174,343     $         --     $         --
--------------------------------------------------------------------------------------------------------------
      Capital asset purchases financed
      (Note 13)                                                 $         --     $  4,516,129     $         --
--------------------------------------------------------------------------------------------------------------

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

      Lower Lakes Towing Ltd. (the "Company") is a shipping company engaged in the operation of bulk carriers on the Great Lakes and was federally incorporated in Canada on March 24, 1994.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Change in Accounting Policy

      In January 2003, the FASB issued Interpretation No. 46R, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" and revised this interpretation in December 2003 ("FIN 46R"). FIN 46R outlines the application of consolidation guidance to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. Reporting entities which have a variable interest in such an entity and are deemed to be the primary beneficiary must consolidate the variable interest entity. For nonpublic enterprises, FIN 46R was applicable immediately to entities created after December 31, 2003, and to all other entities beginning on the first annual reporting period after December 15, 2004. The Company has elected early application of the provisions of FIN 46R effective April 1, 2004.

      Upon implementation of FIN 46R, the Company identified Grand River Navigation Company, Inc ("Grand River" a 25% equity investee) as a significant variable interest entity. The Company through its wholly owned subsidiary Lower Lakes Transportation Company ("Transportation") has entered into time charter agreements with Grand River for the charter and use of vessels operated by Grand River for the purposes of fulfilling bulk carrying activities on the Great Lakes.

      Grand River provides all operational, crewing and maintenance control over all the US Flag vessels within the Company's shipping operations. Grand River owns two vessels and a tug and charters two other vessels for use exclusively for time charter by Transportation. Grand River operates from two leased office locations in Michigan and Ohio which house the various senior management and administrative staff for US vessel operations. Grand River provides strategic locations as a base for crew changes, recruiting activities and are convenient to the vessel patterns employed by the US vessels. Grand River operations generated approximately 36% (2004 - 40%) of the Company's total revenues.

      Although the Company has a 25% minority equity interest in Grand River, the Company has determined that Grand River is a variable interest entity and that the Company is the primary beneficiary due primarily to the terms of the time charter agreements between the Company and Grand River. As a result of the adoption of FIN 46R effective April 1, 2004, the Company has included the results of Grand River in these consolidated financial statements on a retroactive basis and has restated prior period financial statements accordingly.

      The impact of the adoption of FIN 46R is as follows:

                                                                  2005              2004             2003
                                                               -----------       ----------       -----------
           Year Ended March 31,
                  Increase in revenue                                   --               --                --
                  Increase (decrease) in expenses              $ 1,203,540       $  529,131       $  (776,521)
                  Minority interest                                189,556          396,848          (582,391)
                  Change in net earnings                       $(1,013,984)      $ (132,283)      $   194,130

           At March 31,
                  Increase in assets                           $11,500,810       $6,087,906
                  Increase in liabilities                       10,544,661        5,840,515
                  Change in minority interest                           --          189,556
                  Change in shareholders' equity               $  (956,149)      $   57,835

      Capital assets that are collateral for the variable interest entity's obligations are $7,874,446 (2004 - $6,492,282).

      As at March 31, 2005, the minority interest liability resulting from the consolidation of Grand River was $Nil (2004 - $189,556). The loss of $902,655 for the year ended March 31, 2005 applicable to the minority interest exceeded the minority interest in the equity capital of Grand River of $189,556. As a result, in accordance with ARB No. 51,

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      "Consolidated Financial Statements", $189,556 of the current year loss was applied against the minority interest with the excess loss of $713,099 reflected in the Company's consolidated net income. To the extent that Grand River reports future income, the minority interest therein will be reduced to the extent of excess losses previously absorbed by the Company.

      Basis of presentation

      The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Lower Lakes Towing Ltd., Lower Lakes Transportation Company ("Transportation", a wholly-owned subsidiary) and Grand River Navigation Company, Inc. ("Grand River", a 25% equity investee consolidated as described above). All significant intercompany transactions and balances have been eliminated.

      Revenue recognition

      The Company generates revenues from freight billings under contracts of affreightment (voyage charters) on a rate per ton basis. Voyage charter revenues are recognized when services under the contracts are rendered, the Company has a signed contract of affreightment, the contract price is fixed or determinable and collection is reasonably assured. Voyage charter revenue is recognized ratably over the period from the departure of a vessel from its original shipping point to its destination. Included in freight billings are other fees such as fuel surcharges and other freight surcharges, which represent pass-through charges to customers for toll fees, lockage fees and ice breaking fees paid to other parties. Fuel surcharges are recognized ratably over the voyage, while freight surcharges are recognized when the associated costs are incurred. Fuel surcharge revenues totaled $1,916,137 for the year ended March 31, 2005 (2004 - $1,185,721, 2003 - $271,202). Freight surcharges are insignificant and amount to less than 1% of total revenues for the years presented.

      The Company subcontracts excess customer demand to other freight providers. Service to customers under such arrangements is transparent to the customer and no additional services are being provided to customers. Consequently, revenues recognized for customers serviced by freight subcontractors are recognized on the same basis as described above. In addition, revenues are presented on a gross basis in accordance with the guidance in EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Costs for subcontracted freight providers, presented as "Outside voyage charter fees" on the statement of operations are recognized ratably over the voyage.

      Capital assets

      Capital assets are recorded at cost. Depreciation methods for capital assets are as follows:

            Vessels                                  10 - 15 years straight-line
            Leasehold improvements                    5 - 13 years straight-line
            Furniture and equipment                  20% declining-balance
            Engine equipment                         30% declining-balance
            Computer equipment                       30% declining-balance

      Deferred charges

      Deferred charges include capitalized drydock expenditures and deferred financing costs. Drydock costs incurred during statutory Canadian and United States certification processes are capitalized and amortized on a straight-line basis over the benefit period, which is 60 months. Drydock costs include costs of work performed by third party shipyards, subcontractors and other direct expenses to complete the mandatory certification process. The Company incurred financing costs in connection with obtaining senior and subordinated debt to purchase vessels. Such costs are amortized on a straight-line basis over the term of the related debt, which approximates the effective interest method.

      Impairment of long-lived assets

      The Company accounts for the impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying value. If the carrying value of the assets will not be recoverable, as determined by the estimated undiscounted cash flows, the carrying value of the assets is reduced to fair value. Fair value will be determined using valuation techniques such as expected discounted cash flows or appraisals. As disclosed in Note 9, an impairment of $1,224,221 was recorded in 2004.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      Repairs and maintenance

      The Company's vessels require repairs and maintenance each year to ensure the fleet is operating efficiently during the shipping season. The vast majority of repairs and maintenance are completed in January, February and March of each year when the vessels are not active. The Company expenses repairs and maintenance costs which are routine. Significant repairs to the Company's vessels, whether owned or available to the Company under a time charter, such as major engine overhauls and hull repairs, are capitalized and amortized over the remaining life of the asset repaired, whether it is engine equipment, the vessel or leasehold improvements to a vessel leased under time charter agreement.

      Income taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of tax assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

      Foreign currency translation

      The Company uses the U.S. Dollar as its reporting currency. The functional currency of Lower Lakes Towing Ltd. is the Canadian dollar. The functional currency of the Company's U.S. subsidiaries is the U.S. Dollar. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"), assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods. Components of shareholders' deficiency are translated at historical rates.

      Advertising costs

      The Company expenses all advertising costs as incurred. These costs are included in administration costs and were insignificant during the years presented.

      Pension plans

      The Company contributes to employee Registered Retirement Savings Plans in Canada and 401K plans in the United States. Contributions are expensed in operating expenses when incurred. The Company made contributions of $479,673, $394,356 and $356,993 in 2005, 2004 and 2003 respectively.

      Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates included in the preparation of these financial statements include the assumptions used in determining whether assets are impaired and the assumptions used in determining the valuation allowance for deferred income tax assets. Actual results could differ from those estimates.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

3.    RECENTLY ISSUED PRONOUNCEMENTS

      Stock-based compensation

      On December 16, 2004, the FASB issued amended SFAS No. 123, "Accounting for Share-Based Payment" ("SFAS 123R"). SFAS 123(R) requires all companies to use the fair-value based method of accounting for stock-based compensation, and is in effect for the Company for its fiscal period beginning on April 1, 2006. SFAS 123(R) requires that all companies adopt either the modified prospective transition ("MPT") or modified retrospective transition ("MRT") method. Stock compensation expense calculated using the MPT approach would be recognized on a prospective basis in the financial statements over the requisite service period, while the MRT method allows a restatement of prior periods for amounts previously recorded as pro forma expense. On April 14, 2005, the U.S. Securities and Exchange Commission announced the adoption of a rule that amended the compliance date of SFAS 123(R). Based on this announcement, FAS 123(R) will be effective for Lower Lakes' fiscal year beginning on April 1, 2006. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements.

      Exchanges of non-monetary assets

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets" ("SFAS 153"). SFAS 153 amends Accounting Principle Board Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This standard is in effect for exchanges occurring in fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements.

4.    CASH AND CASH RESERVED FOR REPAIRS AND DRY DOCK EXPENDITURES

      In compliance with the credit agreement governing the Company's authorized line of credit disclosed in Note 11, the Company maintains cash accounts that are swept daily to minimize balances on the revolving credit line. A minimal amount is kept in the accounts to cover outstanding cheques and automatic withdrawals. As of March 31, 2005, as required by its credit arrangements, the Company had accumulated a cash balance of $2,190,647 presented separately on the balance sheet to be utilized to fund a portion of repair and drydock expenditures expected to be incurred in the quarter ended June 30, 2005.

5.    ACCOUNTS RECEIVABLE

      Trade receivables are presented net of an allowance for doubtful accounts. The allowance was nil for 2005 and 2004. The allowance for doubtful accounts reflects estimates of probable losses in trade receivables. The Company manages and evaluates the collectibility of its trade receivables as follows. Senior management review an aged accounts receivable listing on a weekly basis. Contact is made with customers that have extended beyond agreed upon credit terms. Senior management and operations are notified that when they are contacted by such customers for a future delivery to ensure any past due amounts are paid before any future cargo is booked for shipment. Customer credit risk is also managed by reviewing the history of payments of the customer, the size of the customer, the period of time within the shipping season and demand for future cargos.

6.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

      Prepaid expenses and other current assets are comprised of the following:

                                                       2005             2004
                                                    ----------       -----------

      Prepaid expenses                              $  694,182       $   720,798

      Fuel and lubricants                              649,484           601,765

      Fuel deposits                                     62,004                --

      Spare parts                                      441,810           281,248
      --------------------------------------------------------------------------
                                                    $1,847,480       $ 1,603,811
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

7.    ASSETS HELD FOR DISPOSAL

      During the current year, the Company disposed of engine equipment for proceeds of $217,130 and recorded a loss on disposal of $113,405. The Company recorded an impairment charge of $190,155 in 2004 as a result of classifying the equipment as held for disposal.

8.    INCOME TAXES

      The components of the provision for (recovery of) income taxes are as follows:

                                   2005              2004              2003
                                ----------        -----------       -----------

      Current income taxes      $  110,424        $    55,370       $    64,255
      Deferred income taxes         68,248           (283,550)          (82,381)
      -------------------------------------------------------------------------
                                $  178,672        $  (228,180)      $   (18,126)
      =========================================================================

      The provision for income taxes varies from the expected provision at the statutory rates for the reasons detailed in the table below:

                                                           March 31, 2005      March 31, 2004        March 31, 2003
                                                           --------------      --------------        --------------
      Combined basic Canadian statutory rates                      36.1%               36.5%                38.1%

      Income taxes based on the above rates                $    468,488        $ (1,858,142)           $ (218,314)
      Increase (decrease) in income taxes resulting
      from:
        Permanent differences including non-deductible
             portion of capital loss                            347,655              10,069                 1,348
        Effect of differences between Canadian and
             foreign tax rates                                   18,557            (176,278)              158,223
        Other including expiration of losses                    219,468            (117,197)               40,617

        Valuation allowance                                    (875,496)          1,913,368                    --
      --------------------------------------------------------------------------------------------------------------
                                                           $    178,672        $   (228,180)           $  (18,126)
      ==============================================================================================================

      The components of current deferred tax assets and liabilities are as follows:

                                                         2005            2004
                                                     ------------     ----------
      Deferred current tax assets

        Accrued expenses not currently deductible    $     69,290     $   56,794
      ==========================================================================

      Deferred current tax liabilities
        Drydock expenses                             $    475,243     $  144,894
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

8.    INCOME TAXES (continued)

      The significant components of long-term deferred tax assets and liabilities as at March 31, 2005 are as follows:

                                                        2005           2004
                                                    ------------   ------------

      Long-term deferred tax assets
        Operating loss carryforwards                $  4,635,859   $  4,590,937
        Compound interest                              1,898,807      1,612,781
        Unrealized foreign exchange                      347,655        407,075
      -------------------------------------------------------------------------
                                                       6,882,321      6,610,793
      Valuation allowance                             (1,198,743)    (1,913,368)
      -------------------------------------------------------------------------
      Net long-term deferred tax asset              $  5,683,578   $  4,697,425
      =========================================================================

      Long-term deferred tax
      liabilities
        Depreciation and drydock expenses           $  3,335,088   $  2,917,944
      =========================================================================

      The measurement of the aggregate deferred tax assets is adjusted by a valuation allowance to recognize tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized. Based on the weight of evidence regarding recoverability of the Company's tax assets, a valuation allowance of $1,198,743 (2004 - $1,913,368) (2003
      - $Nil) has been recorded to reduce the net long-term deferred tax assets to the estimated amount realizable.

      The Company has combined income tax loss carryforwards of approximately $12,304,000, which expire as follows:

                                  ----------------------------------------------
      Expiry year                    Canada     United States           Total
                                  ----------------------------------------------
      2009                        $  2,658,000   $        --        $  2,658,000

      2010                           4,661,000            --           4,661,000

      2011                           3,703,000            --           3,703,000

      2021                                  --       216,000             216,000

      2024                                  --       319,000             319,000

      2025                                  --       747,000             747,000
                                  ----------------------------------------------
                                  $ 11,022,000   $ 1,282,000        $ 12,304,000
                                  ----------------------------------------------

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

9.    CAPITAL ASSETS

      Capital assets are comprised of the following:

                                                    2005                2004
                                                ------------        ------------
      Cost
        Vessels                                 $ 45,791,048        $ 39,537,842
        Vessels under capital lease (Note 14)      2,200,000           2,200,000
        Leasehold improvements                     1,631,596           1,629,124
        Engine equipment                             910,653             813,174
        Furniture and equipment                       23,187              20,184
        Computer equipment                           100,106              70,950
      --------------------------------------------------------------------------
                                                $ 50,656,590        $ 44,271,274
      ==========================================================================
      Accumulated depreciation
        Vessels                                 $ 13,069,507         $ 9,568,591
        Vessels under capital lease (Note 14)        200,000              50,000
        Leasehold improvements                       544,624             425,334
        Engine equipment                             561,352             360,633
        Furniture and equipment                       16,968              13,366
        Computer equipment                            86,776              54,653
      --------------------------------------------------------------------------
                                                  14,479,227          10,472,577
      --------------------------------------------------------------------------
                                                $ 36,177,363        $ 33,798,697
      ==========================================================================

      During 2004, the Company recorded an impairment charge in the amount of $1,224,221 to write down the carrying value of two of its vessels to fair market value.

10.   DEFERRED DRYDOCK AND FINANCING COSTS

      Deferred charges are comprised of the following:

                                                   2005                2004
                                                -----------         ------------
      Cost
        Drydock expenditures                    $ 4,021,984         $  3,011,659
        Deferred financing
      costs                                       3,749,787            4,332,142
      --------------------------------------------------------------------------
                                                  7,771,771            7,343,801
      ==========================================================================
      Accumulated amortization
        Drydock expenditures                      1,492,185              760,466
        Deferred financing
      costs                                         949,835            2,865,502
      --------------------------------------------------------------------------
                                                  2,442,020            3,625,968
      --------------------------------------------------------------------------
                                                $ 5,329,751         $  3,717,833
      ==========================================================================

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

10.   DEFERRED DRYDOCK AND FINANCING COSTS (continued)

      As a result of the refinancing disclosed in Note 12, the Company incurred financing costs in the amount of $2,716,620 (2004 - $415,982). During the year, the Company wrote off deferred financing costs of $698,200 as a result of the extinguishment of the senior and subordinated debt disclosed in Note 12.

      Amortization on drydock expenditures and financing costs was $654,911 (2004 - $550,628) and $866,835 (2004 - $846,977), respectively.

11.   BANK INDEBTEDNESS

      At March 31, 2005, the Company had an authorized operating line of credit in the amount of $5,787,037 (CDN $7,000,000) (2004 - $6,482,117) with its senior lender and utilized $511,565 (2004 - $6,689,918). The line of credit bears interest at Canadian Bankers Acceptance rate plus 4% on Canadian dollar borrowings and U.S. LIBOR rate plus 4% on U.S. Dollar borrowings and is secured under the same terms and has the same financial covenants as described in Note 12.

12.   LONG-TERM DEBT

      During the year, the Company completed a group refinancing, which included agreements with a senior lender providing USD $21,489,939 (CDN $22,100,000 and U.S. $4,200,000) to the Company. These funds were applied to refinance all senior debt and the note payable and to provide operating funds. The existing subordinated debt remains subordinated to the new senior lender. In conjunction with the refinancing of the senior debt, the Company also restructured its subordinated debt. The Company's terms with subordinated lenders are effective as of April 1, 2004 and provide for a non-cash interest rate of 8% effective from that date forward, replacing various existing rates. The subordinated debt is denominated in Canadian dollars.

      The existing senior debt and subordinated debt was considered to be extinguished in accordance with Emerging Issues Task Force Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," ("EITF 96-19"). Consequently, unamortized deferred financing costs of $698,200 were expensed and presented as a loss on debt extinguishment on the consolidated statement of operations.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      Senior debt

                                                                                       2005              2004
                                                                                    ------------    --------------
      a) Term loan bearing interest at Canadian Bankers Acceptance rate plus 4%.
         The loan is repayable over a five year term with current monthly
         installments of $137,912 plus interest until September 2009.               $ 17,443,037    $           --

      b) Term loan bearing interest at a rate of prime plus 3% per annum and repayable in quarterly installments of principal of $168,365 plus
         interest until July 2007.                                                            --         2,329,601

      c) Term loan bearing interest at a rate of prime plus 3.1% per annum and repayable in quarterly installments of principal of $158,110 plus
         interest until July 2007.                                                            --         2,187,714

      d) Term loan bearing interest at a rate of prime plus 3% per annum and repayable in quarterly installments of principal of $82,672 plus
         interest until July 2007.                                                            --           686,342

      e) Term loan bearing interest at a rate of prime plus 3% per annum and
         repayable on demand.                                                                 --         1,143,903

      f) Term loan bearing interest at U.S. LIBOR plus 4%. The loan is repayable over a five year term with current monthly payments of $31,673. The term loan is secured by assets of Grand River. Subsequent to the year end, Grand River increased the original term debt by $1.6 million to
         $5.8 million in principal financing, to partially finance the refit and
         drydocking of the M/V Maumee (Note 25).                                       4,009,962                --

      g) Term loan bearing interest at a U.S. base rate plus 2% (4.00% at March
         31, 2004 (4.25% at March 31, 2003)). The loan is repayable over a six
         year period in quarterly installments of $93,750.                                    --         1,406,250
         ---------------------------------------------------------------------------------------------------------
                                                                                      21,452,999         7,753,810

         Less amounts due within 12 months                                             2,035,016         7,753,810
         ---------------------------------------------------------------------------------------------------------
                                                                                    $ 19,417,983    $           --
         =========================================================================================================

      Senior debt instrument (a) is secured by a first charge against all property, a general security agreement over inventory and equipment, marine mortgages on all vessels owned by the Company and its affiliates as well as assignment of contracts of affreightment and insurance. Senior debt instrument (f) is secured by assets of Grand River, a marine mortgage and collateral marine agreement covering the vessels owned by Grand River.

      The Company is required to comply with certain financial covenants under the senior and subordinated debt agreements. The Company was in compliance with these covenants as of March 31, 2005. As at March 31, 2004 the Company was not in compliance with covenants relating to senior debt lending agreements effective at that date. Consequently senior debt was classified as current.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      Subordinated debt

                                                                                       2005              2004
                                                                                    ------------    --------------
      a) Term loans maturing March 2008 originally bearing interest at a rate of
         11.5% per annum. Monthly payments of interest are payable until October
         2002. After October 2002 and until April 1, 2004, loans bore interest rate of 20%.

         i) 8.5% per annum on the aggregate outstanding amount from time to time, shall be calculated daily and payable monthly, added to the outstanding principal amount on the last day of each month and paid on prepayment date or any date on which the prepayment occurs.

         ii) 11.5% per annum on the aggregate outstanding amount from time to time, shall be calculated daily and payable monthly in arrears, on the last banking day of each month. After October 2002, payments of principal have to be made that are equal to the lenders' pro rata share of 25% of the excess cash flow in each financial year. Excess cash flow is defined as net income for the period plus the aggregate of 1) all amounts deducted in the calculation thereof on account of depreciation and amortization, deferred taxes, drydock provision and non cash interest expenses less the aggregate of 2) all unfunded capital expenditures during such period as permitted under the loan agreement
         3) all scheduled repayments during such period pursuant to the CIBC senior Credit Agreement and 4) any repayments at March 31, 2004 on the loans.

         As of April 1, 2004, the total interest related to this instrument accrues at a rate of 8% per annum compounded monthly and is added to
         the principal amount owing.                                                $  5,599,441    $    4,617,144

      b) Term loan originally bearing interest at a rate of 20% per annum with no payments of principal until maturity in March 2008. Prior to April
         1, 2004, interest accrued as follows:

         i) 10% per annum on the aggregate outstanding amount from time to time shall be calculated daily and payable monthly, added to the outstanding amount on the last day of each month and paid on the prepayment date or any date on which prepayment occurs.

         ii) 10% per annum on the aggregate outstanding amount from time to time shall be calculated daily and payable quarterly, in arrears, on the last banking day of each calendar quarter.

         As of April 1, 2004, the total interest related to this instrument accrues at a rate of 8% per annum compounded monthly and is added to
         the principal amount owing.                                                  14,283,352        12,977,821
         ---------------------------------------------------------------------------------------------------------
                                                                                    $ 19,882,793    $   17,594,965
         =========================================================================================================

      Subordinated debt is denominated in Canadian dollars, secured by a second charge against all property, and a second marine mortgage on all vessels owned by the Company as well as assignments of contracts of affreightment and insurance.

      During the prior year, the Company agreed with the subordinated lenders that no cash interest payments would be made effective December 31, 2003. Non-cash interest expense of $1,468,755 was recorded during the year (2004
      - $2,269,929).

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      Principal payments are due as follows (excluding future interest charges which are added to principal balances):

                     2006                                        $     2,035,016
                     2007                                              2,374,178
                     2008                                             22,901,391
                     2009                                              3,256,000
                     2010                                             10,769,207
                     -----------------------------------------------------------
                                                                 $    41,335,792
                     ===========================================================

      In the year ended March 31, 2001, the Company issued 19,524 unsecured, non-interest bearing CDN$ notes convertible into common shares for total proceeds of CDN $11,696,900. The notes currently have a stated value of USD $9,670,061 (2004 - USD $8,920,084). The notes are convertible at the option of the holder any time at varying times, the latest being March 28, 2011 at a conversion price of $495 (CDN $599) (2004 - $457) per common share. The Company is obligated to pay the principal balance of the notes, if not converted, on March 28, 2011. In addition, the Company is obligated to redeem the notes, at the holder's option, if the Company is sold or completes a distribution of shares subject to securities regulation. In 2005, the balance of the convertible notes increased by $749,977 due to the foreign exchange impact of translation using the year end exchange rate. The notes were assigned to certain of the Company's debt holders in September 2004.

13.   NOTE PAYABLE

      During the year ended March 31, 2004, the Company purchased a vessel for $4,516,129 using a vendor mortgage as consideration. The mortgage carried an interest rate of 10% per annum. The principal along with interest was to be paid at $1,000,000 per annum for six years. This transaction was not reflected in the accompanying statement of cash flows. During 2005, the Company repaid the note payable in full from proceeds of the financing disclosed in Note 12.

14.   LONG-TERM OBLIGATION - VESSEL LEASE

      In 2004, Grand River entered into a sale and bareboat charter arrangement (sale leaseback) transaction involving the M/V Manistee vessel. As the agreement includes an option by the Company to repurchase the M/V Manistee vessel and a put option by the purchaser described in Note 15, the leaseback has been classified as a capital lease under Statement of Financial Accounting Standards 13, "Accounting for Leases," ("SFAS 13"). Consistent with the requirements of Statement of Financial Accounting Standards 28, "Accounting for Sales with Leasebacks, an amendment of FASB Statement No. 13," no gain was recorded on the transaction. The leased vessel is recorded in capital assets and is being depreciated over its remaining estimated useful life (Note 9).

      The following is a schedule of the future minimum obligation payments under the terms of the leaseback determined using the implicit borrowing rate in the lease as of March 31, 2005 and assuming that the repurchases outlined in Note 15 are not completed and the vessel remains on charter hire:

            2006                                                      $  350,000
            2007                                                         350,000
            2008                                                         350,000
            2009                                                         350,000
            2010                                                         500,000
            Thereafter                                                 5,000,000
                                                                      ----------
            Total minimum payments                                     6,900,000
            Less: Amount representing imputed interest                 4,913,866
                                                                      ----------
            Present value of net minimum payments
            (see a) note below)                                       $2,136,134
                                                                      ==========

      (a) At the inception of the transaction in 2004, the present value of the minimum lease payments exceeded the fair value of the vessel asset. In accordance with SFAS 13, the amount recorded in 2004 as the asset and the obligation was determined to be the fair value of the vessel asset in the amount of $2,200,000. The balance of the obligation as at March 31, 2005 was $2,136,134.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

15.   COMMITMENTS

      As disclosed in Note 14, the Company entered into a sale and bareboat charter arrangement (sale leaseback) expiring December 31, 2014 relating to the M/V Manistee (formerly Richard Reiss) vessel.

      The Company has an option to repurchase the M/V Manistee vessel anytime after December 31, 2006 but before March 31, 2007 for the amount of $2,200,000. The owner of the M/V Manistee vessel has a put option to require the Company to repurchase the vessel at any time after December 31, 2007 for $2,200,000. In the event the put was exercised, the Company would be required to repurchase the vessel within 60 days. If the repurchase were not completed within 60 days of the put being exercised, the annual charter hire payments would increase immediately to $500,000 from the current annual amount of $350,000 and the term of the charter would be extended an additional 5 years through December 31, 2019.

      The Company has also entered into a bareboat charter agreement for the McKee Sons barge which expires in 2013. Rental payments in the amount of $675,000 (2004 - $675,000) (2003 - $600,000) have been recorded in vessel operating expenses.

      Total charter commitments for the McKee vessel for the next five years are given below.

                     2006                                             $  675,000
                     2007                                                675,000
                     2008                                                675,000
                     2009                                                775,000
                     2010                                                775,000
                     -----------------------------------------------------------
                                                                      $3,575,000
                     ===========================================================

      The Company has not entered into any other significant operating leases.

16.   CONTINGENCIES

      Several legal claims have been filed against the Company. Most of these claims are for insignificant amounts. Given management's assessment that losses were probable and reasonably estimable, and based on advice from the Company's solicitors, a provision of $150,000 has been provided for claims filed by a railroad company for damage to a bridge ($90,000) and a former employee for injury ($60,000). Management does not anticipate material variations in actual losses from the amounts accrued related to these claims. In the opinion of management and the Company's solicitor, all other claims are not likely to be successful and are insignificant to the Company.

17.   SHARE CAPITAL

      The Company is authorized to issue an unlimited number of common shares. The following details the changes in issued and outstanding common shares for the two years ended March 31, 2005:

                                                       Number
                                                     Outstanding   Stated amount
                                                     ---------------------------

      Balance as at March 31, 2003 and 2004             5,751        $ 1,068,573
      Exercise of warrants                              2,218            315,002
      --------------------------------------------------------------------------
      Balance as at March 31, 2005                      7,969        $ 1,383,575
      ==========================================================================

      In connection with the issuance of subordinated debt during the year ended March 31, 2000, the Company issued warrants which allowed the debt holders to purchase an aggregate of 2,218 common shares of the Company. The estimated fair value of the warrants was recorded as deferred financing

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

      costs and amortized over the term of the related debt. During the year ended March 31, 2005, all outstanding warrants were exercised for net proceeds of $2. The original fair value of the warrants at the grant date of $315,000 has been reclassified from additional paid in capital to share capital as a result of the warrants being exercised.

18.   RELATED PARTY TRANSACTIONS

      Prior to 2002, the Company advanced an amount of $1,720,016 to P&B Ships Limited (a shareholder) for the purchase of the Company's shares. In accordance with the Emerging Issues Task Force Issue 85-1, "Classifying Notes Received for Capital Stock" ("EITF 85-1"), the note has been presented in shareholders' deficiency.

      The note due from shareholder is non-interest bearing and has no fixed repayment terms. The parties have agreed that none of the balance outstanding will be repaid by March 31, 2006 (See Note 24).

      During the year, the Company had sales of $1,935,267 (2004 - $1,411,398) (2003 - $1,263,353) and made lease payments of $1,025,000 (2004 -
      $675,000) (2003 - $600,000) to a related company of the current 75% equity shareholder of Grand River.

19.   OUTSIDE VOYAGE CHARTER FEES

      Outside voyage charter fees relate to the subcontracting of external vessels chartered to service the Company's customers to supplement the existing shipments.

20.   INTEREST EXPENSE

      Interest expense is comprised of the following:

                                               2005                 2004              2003
                                            -----------          ----------        ----------
      Bank indebtedness                     $   325,445          $  473,506        $  250,500
      Long-term debt - senior                 1,198,318             815,350           581,071
      Long-term debt - subordinated           1,468,755           3,321,841         2,318,902

      Long-term obligation - vessel             226,134              60,000                --
      Other                                       1,525              22,585             9,835
      ---------------------------------------------------------------------------------------
                                            $ 3,220,177          $4,693,282        $3,160,308
      =======================================================================================

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

21.   SEGMENT INFORMATION

      The Company has identified only one reportable segment under Statement of Financial Accounting Standards No.131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131").

      Information about geographic operations is as follows:

                                               2005                  2004             2003
                                            ------------         ------------      -----------
      Revenues from external customers
        Canada                              $ 33,123,908         $ 23,275,608      $12,924,437
        United States                         18,986,132           15,273,936       14,302,678
      ----------------------------------------------------------------------------------------
                                            $ 52,110,040         $ 38,549,544      $27,227,115
      ========================================================================================

      Revenues from external customers are allocated based on the country of the legal entity of the Company in which the revenues were recognized.

                                                      2005              2004
                                                  ------------       -----------

      Capital assets
        Canada                                    $ 26,302,917       $25,156,415
        United States                                9,874,446         8,642,282
      --------------------------------------------------------------------------
                                                  $ 36,177,163       $33,798,697
      ==========================================================================

22.   FINANCIAL INSTRUMENTS

      Fair value of financial instruments

      Financial instruments are comprised of cash, accounts receivable, accounts payable and accrued liabilities and bank indebtedness. The estimated fair values of cash, accounts receivable, accounts payable and accrued liabilities approximate book values because of the short-term maturities of these instruments.

      The estimated fair value of senior debt approximates the carrying value as the debt bears interest at variable interest rates. The estimated fair value of convertible notes and subordinated debt instruments has not been calculated due to the lack of comparable instruments and the constraints of timeliness and cost in preparing a valuation.

      Foreign exchange risk

      Foreign currency exchange risk to the Company results primarily from changes in exchange rates between the Company's reporting currency, the U.S. Dollar, and the Canadian dollar. The Company is exposed to fluctuations in foreign exchange as a significant portion of revenue and operating expenses are denominated in Canadian dollars.

      Interest rate risk

      The Company is exposed to fluctuations in interest rates as a result of its banking facilities and senior debt bearing variable interest rates.

      Credit risk

      Accounts receivable credit risk is mitigated by the dispersion of the Company's customers among industries and the short shipping season.

LOWER LAKES TOWING LTD.
Notes to the Consolidated Financial Statements
(U.S. Dollars)
--------------------------------------------------------------------------------

23.   ECONOMIC DEPENDENCE

      The Company derived $21,489,284 (2004 - $17,250,482) (2003 - $7,178,424)
      of its revenue from two customers. The Company purchased $6,613,767 (2004
      - $5,319,991) (2003 - $3,123,046) of its fuel from one vendor.

24.   OTHER COMPREHENSIVE INCOME (LOSS)

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income (loss), which is defined as the change in equity arising from non-owner sources. Comprehensive loss is reflected in the consolidated statement of changes in shareholders' deficiency. The components of, and changes in, comprehensive loss and accumulated other comprehensive loss consist of translation adjustments arising from the translation of the parent Company accounts from Canadian dollar functional currency to U.S. Dollar reporting currency. Included in comprehensive loss and accumulated other comprehensive loss are tax effects of foreign currency translation adjustments of $161,093 (2004 - $259,450, 2003 - $nil)

25.   SUBSEQUENT EVENTS

      On April 25, 2005, the Company signed an agreement with its senior lender to increase the existing debt of $4.2 million by $1.6 million to $5.8 million of original principal (Note 12). The proceeds were used to partially fund the refit and drydock of the M/V Maumee.

      In August 2005, a vessel incurred damages after coming in contact with a dock. The total cost of the incident is expected to be $450,000 total with a net payable by the Company of $205,000 corresponding with the insurance deductible.

      The Company's shareholders entered into a Stock Purchase Agreement dated September 2, 2005 to transfer all of their shares in the Company to Rand Acquisition Corporation ("Rand"), a Delaware corporation and LL Acquisition Corp., an indirect wholly owned subsidiary of Rand. The shares currently held by P&B Ships Limited have been conditionally sold to the Company for cancellation in exchange for the cancellation of the outstanding note referred to in Note 18 upon completion of the transaction. Subsequent to the Stock Purchase Agreement, Grand River would repurchase the remaining 75% of the issued and outstanding shares presently held by Grand River Holdings, Inc.

                                                                         ANNEX A
                                                                [EXECUTION COPY]

                            STOCK PURCHASE AGREEMENT

                          Dated as of September 2, 2005

                                      Among

                          RAND ACQUISITION CORPORATION,

                              LL ACQUISITION CORP.,

                                       and

                   THE STOCKHOLDERS OF LOWER LAKES TOWING LTD.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. CLOSING; SALE AND PURCHASE..........................................1

   1.1      The Closing........................................................1
   1.2      Sale and Purchase of the Purchase Shares...........................1
   1.3      Delivery of Purchase Price and Stock Certificates..................2
   1.4      Purchase Price Adjustment..........................................2
   1.5      Section 116 Certificate............................................4
   1.6      Credit Obligations.................................................5
   1.7      Shareholder Approval...............................................6
   1.8      Actions Simultaneous...............................................7

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT
            TO THE PURCHASE SHARES.............................................7

   2.1      Authority; Execution and Delivery; Enforceability..................7
   2.2      NonContravention...................................................8
   2.3      Title to Purchase Shares...........................................8
   2.4      [Intentionally Omitted]............................................8
   2.5      Litigation and Claims..............................................8
   2.6      No Finder..........................................................9
   2.7      Residency of Sellers...............................................9


ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT
             TO THE COMPANY AND SUBSIDIARIES...................................9

   3.1      Organization; Good Standing........................................9
   3.2      Subsidiaries; Equity Interests.....................................9
   3.3      NonContravention..................................................10
   3.4      Corporate Documents...............................................10
   3.5      Capitalization; Options...........................................10
   3.6      Consents and Approvals............................................11
   3.7      Title to Assets...................................................11
   3.8      Real Property.....................................................12
   3.9      Employment and Labor Related Agreements and Actions...............13
   3.10     Contracts.........................................................17
   3.11     Intellectual Property.............................................19
   3.12     Insurance.........................................................20
   3.13     Books and Records.................................................21
   3.14     Financial Statements; Liabilities.................................21
   3.15     Tax Matters.......................................................22
   3.16     Absence of Certain Changes and Events.............................25
   3.17     Litigation and Claims.............................................26
   3.18     Governmental Permits; Compliance with Laws........................26
   3.19     Environmental Matters.............................................27
   3.20     Employee Plans....................................................28
   3.21     Maritime Matters..................................................33
   3.22     No Finder.........................................................34
   3.23     Certain Business Practices........................................34
   3.24     Accounts Receivable...............................................34
   3.25     Major Customers...................................................34

   3.26     Affiliate Transactions............................................35
   3.27     Sufficiency of Assets.............................................35
   3.28     Bank Accounts.....................................................35
   3.29     Disclosure........................................................35

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RAND..............35

   4.1      Organization; Good Standing.......................................35
   4.2      Authority; Execution and Delivery; Enforceability.................35
   4.3      NonContravention..................................................36
   4.4      Consents and Approvals............................................36
   4.5      Litigation and Claims.............................................36
   4.6      No Finder.........................................................36
   4.7      Disclosure........................................................36

ARTICLE V. ACTION PRIOR TO THE CLOSING DATE...................................37

   5.1      Conduct of Business...............................................37
   5.2      No Breach of Representations and Warranties; Notification
            of Certain Matters................................................41
   5.3      Access............................................................41
   5.4      Standstill........................................................41
   5.5      Notice of Litigation..............................................42
   5.6      Fulfillment of Conditions to Rand's and Purchaser's
            Obligations and to GR Holdings' Obligations Under the
            Redemption Agreement..............................................42
   5.7      Fulfillment of Conditions to Sellers' Obligations.................42
   5.8      Governmental Consents.............................................42
   5.9      Third Party Consents..............................................43
   5.10     Publicity.........................................................43
   5.11     Transfer of Certain Assets........................................43
   5.12     Financing.........................................................43
   5.13     Conversion of Convertible Notes...................................44
   5.14     Consolidated Financial Statements.................................44

ARTICLE VI. OTHER AGREEMENTS OF THE PARTIES...................................44

   6.1      Cooperation in Litigation.........................................44
   6.2      Confidentiality...................................................44
   6.3      Tax Matters.......................................................45
   6.4      Additional Tax Covenants of the Sellers...........................47
   6.5      Access............................................................48
   6.6      Further Assurances................................................48
   6.7      Indemnification...................................................48
   6.8      Redemption Agreement..............................................48
   6.9      Reorganization....................................................49

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF RAND AND PURCHASER........49

   7.1      Representations and Warranties....................................49
   7.2      Performance.......................................................49
   7.3      No Material Adverse Effect........................................49
   7.4      Certificates......................................................49
   7.5      No Injunction.....................................................50
   7.6      Governmental Approvals............................................50

   7.7      Third Party Consents..............................................50
   7.8      Escrow Agreement..................................................51
   7.9      Employment Agreement..............................................51
   7.10     Stock Certificates................................................51
   7.11     Good Standing.....................................................51
   7.12     Releases..........................................................51
   7.13     Liens.............................................................51
   7.14     [Intentionally Omitted]...........................................51
   7.15     Change in the Law.................................................51
   7.16     Legal Opinions....................................................51
   7.17     Section 116 Escrow Agreement......................................51
   7.18     Bonus Program Participant Agreement...............................51
   7.19     [Intentionally Omitted]...........................................51
   7.20     Financing.........................................................52
   7.21     Redemption........................................................52

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS..............52

   8.1      Representations and Warranties....................................52
   8.2      Performance.......................................................52
   8.3      Certificates......................................................52
   8.4      No Injunction.....................................................52
   8.5      Governmental Approvals............................................52
   8.6      Third Party Consents..............................................53
   8.7      Escrow Agreement..................................................53
   8.8      Good Standing.....................................................53
   8.9      [Intentionally Omitted]...........................................53
   8.10     Legal Opinions....................................................53
   8.11     Management Bonus Program..........................................53

ARTICLE IX. INDEMNIFICATION...................................................53

   9.1      Survival..........................................................53
   9.2      Indemnification by Sellers following Closing......................54
   9.3      Indemnification by Purchaser and Rand following Closing...........54
   9.4      Limitations on Indemnification....................................55
   9.5      Interest..........................................................56
   9.6      Tax Treatment of Indemnity Payments...............................56
   9.7      Notice of Claims..................................................56
   9.8      Third Party Claims................................................56

ARTICLE X. TERMINATION........................................................57

   10.1     Termination.......................................................57
   10.2     Termination Fee...................................................59
   10.3     Effects of Termination............................................59

ARTICLE XI. MISCELLANEOUS.....................................................59

   11.1     Expenses of the Transaction.......................................59
   11.2     Notices...........................................................59
   11.3     No Modification Except in Writing.................................60
   11.4     Entire Agreement..................................................60
   11.5     Severability......................................................61

   11.6     Assignment........................................................61
   11.7     Governing Law; Jurisdiction.......................................61
   11.8     Specific Performance..............................................61
   11.9     Headings; References..............................................62
   11.10    Interpretation....................................................62
   11.11    Third Parties.....................................................62
   11.12    Counterparts and Facsimile Signatures.............................62
   11.13    Time of the Essence...............................................62
   11.14    Currency..........................................................62
   11.15    Sellers' Representative...........................................62

                                   APPENDICES

APPENDIX A.  DEFINITIONS

APPENDIX B.  SELLER DISCLOSURE SCHEDULE

APPENDIX C.  PURCHASER DISCLOSURE SCHEDULE

                                    EXHIBITS

ALLOCATION AMONG SELLERS                                              EXHIBIT 1

EMPLOYMENT AGREEMENT                                                  EXHIBIT 2

ESCROW AGREEMENT                                                      EXHIBIT 3

RELEASE                                                               EXHIBIT 4

OPINION OF SELLERS' COUNSEL                                           EXHIBIT 5

OPINION OF RAND'S AND PURCHASER'S COUNSEL                             EXHIBIT 6

SECTION 116 ESCROW AGREEMENT                                          EXHIBIT 7

COMPANY INDEBTEDNESS                                                  EXHIBIT 8

SELLERS' ADDRESSES                                                    EXHIBIT 9

WORKING CAPITAL STATEMENT                                             EXHIBIT 10

MANAGEMENT BONUS PROGRAM                                              EXHIBIT 11

SELLERS SEVERAL LIABILITY ALLOCATION                                  EXHIBIT 12

FINANCING COMMITMENTS                                                 EXHIBIT 13

BONUS PROGRAM PARTICIPANT AGREEMENT                                   EXHIBIT 14

REDEMPTION AGREEMENT                                                  EXHIBIT 15

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 2, 2005, among Rand Acquisition Corporation, a Delaware corporation ("Rand"), LL Acquisition Corp., a corporation incorporated under the Canada Business Corporations Act, ("Purchaser"), and the stockholders of Lower Lakes Towing Ltd., a Canadian corporation (the "Company") listed on Exhibit 1 hereto (the "Sellers").

                              W I T N E S S E T H:

      WHEREAS, the Sellers are the owners, or through the exercise of Convertible Notes have the right to become the owners, of 23,568 shares of common stock of the Company (the "Purchase Shares"), representing all of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis;

      WHEREAS, Purchaser desires to purchase and acquire from the Sellers, and the Sellers desire to sell and transfer to Purchaser, the Purchase Shares on the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, terms used in this Agreement and not otherwise defined in this Agreement are defined in Appendix A hereto.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                           CLOSING; SALE AND PURCHASE

      1.1 The Closing. The closing (the "Closing") of the transactions contained in this Article I shall take place at 10:00 A.M., Eastern Time, on the second Business Day after all of the conditions contained in Articles VII and VIII have been satisfied or waived (other than those conditions which will be satisfied at the Closing Time), or at such other time or such other date as Purchaser and the Sellers may agree, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York (hereinafter, such date is referred to as the "Closing Date" and such time on the Closing Date is referred to as the "Closing Time.")

      1.2 Sale and Purchase of the Purchase Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, the Sellers agree to sell, convey, transfer and assign the Purchase Shares to Purchaser free and clear of all Liens, and deliver to Purchaser certificates representing the Purchase Shares, duly endorsed in blank or accompanied by stock or other appropriate powers in blank with all appropriate transfer stamps affixed thereto (the "Stock Certificates"), and Purchaser agrees to purchase the Purchase Shares from the Sellers for an aggregate cash purchase price of Fifty Three Million Seven Hundred Thirty Thousand Dollars ($53,730,000) minus (i) the Payoff Amount and
(ii) the Redemption Price (such sum, the "Purchase Price"). The Purchase Price shall be subject to adjustment in accordance with Section 1.4.

      1.3 Delivery of Purchase Price and Stock Certificates. Subject to satisfaction or waiver by the relevant party of the relevant conditions to Closing, at the Closing, (i) the Purchase Price, as adjusted by the amount by which the Estimated Net Working Capital is greater or less than the Working Capital Base Amount, less the Escrow Amount shall be paid by Purchaser to the Sellers pursuant to the allocation set forth on Exhibit 1 by wire transfer of immediately available funds to accounts designated in writing by the Sellers at least two Business Days prior to the Closing, (ii) the Escrow Amount shall be paid by Purchaser to the Escrow Agent by wire transfer of immediately available funds to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement, and (iii) the Stock Certificates shall be delivered by the Sellers to Purchaser.

      1.4 Purchase Price Adjustment. In accordance with the procedures set forth in this Section 1.4, the Purchase Price shall be adjusted as follows:

      (a) (i) No later than three (3) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Rand a balance sheet that shall set forth the assets and liabilities of the Company and Subsidiaries on a consolidated basis as of the close of business on a day that is not more than five (5) Business Days immediately preceding the Closing Date (the "Estimated Closing Date Balance Sheet"), and a statement (the "Estimated Statement") of the Net Working Capital as of the date of the Estimated Closing Date Balance Sheet derived in a manner consistent with the calculation of "Net Working Capital" on
Exhibit 10 (the "Estimated Net Working Capital"). As provided in Section 1.3, the Purchase Price shall be adjusted at Closing by the amount by which the Estimated Net Working Capital is greater or less than the Working Capital Base Amount.

            (ii) Within 90 days after the Closing Date, Rand shall prepare and deliver to Sellers' Representative a balance sheet that shall set forth the assets and liabilities of the Company and Subsidiaries on a consolidated basis as of the close of business on the day immediately preceding the Closing Date (the "Closing Date Balance Sheet"), and a statement (the "Closing Date Statement") of the Net Working Capital as of the date of the Closing Date Balance Sheet derived in a manner consistent with the calculation of "Net Working Capital" on Exhibit 10 (the "Closing Date Net Working Capital").

      (b) The term "Net Working Capital" means the Current Assets of the Company and Subsidiaries minus the Current Liabilities of the Company and Subsidiaries, as of the date of the Estimated Closing Date Balance Sheet or Closing Date Balance Sheet, as applicable, used in preparation of the Estimated Statement or Closing Date Statement, as applicable, as such items are reflected on the Estimated Closing Date Balance Sheet or Closing Date Balance Sheet, as applicable. Such Current Assets and Current Liabilities shall be determined in accordance with GAAP, using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies as were used in the determination of such items in determining "Net Working Capital" on Exhibit 10 (the "Working Capital Principles"), provided, however, for clarity (i) such Current Liabilities shall not include the Payoff Amount or the Redemption Price, (ii) any currency conversions in connection with determination of such amounts shall be done on the basis of prevailing currency conversion rates as of the date of the Estimated Closing Date Balance Sheet and (iii) to the extent not already included as accruals on Exhibit 10, all amounts in respect of bonuses, retirement plan contributions or other benefit plans for employees of the Company and the Subsidiaries, to the extent not then actually paid, shall be accrued and included as a Current Liability.

      (c) The Closing Date Balance Sheet and the Closing Date Statement shall become final and binding upon the parties on the 45th day following delivery thereof, unless Sellers' Representative gives written notice of its disagreement with any amounts or calculations set forth on the Closing Date Balance Sheet and the Closing Date Statement (a "Notice of Disagreement") to Rand prior to such date and all amounts and calculations set forth on the Closing Date Balance Sheet and the Closing Date Statement that are not the subject of a Notice of Disagreement shall become final and binding on such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Rand in a timely manner, then any amounts or calculations set forth on the Closing Date Balance Sheet and the Closing Date Statement that are subject to any such Notice of Disagreement shall become final and binding upon Sellers and Rand on the earlier of (A) the date Sellers' Representative and Rand resolve in writing any differences they have with such amounts or calculations and (B) the date any such disputed amounts or calculations are finally resolved in accordance with Section 1.4(d) below.

      (d) During the 30-day period following the delivery of a Notice of Disagreement, Sellers' Representative and Rand shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement. If, at the end of such 30-day period, such differences have not been resolved, Sellers' Representative and Rand shall, within the subsequent 30-day period, submit to an independent accounting firm (the "Accounting Firm") for arbitration, in accordance with the standards set forth in this Section 1.4, any and all matters that remain in dispute and were properly included in the Notice of Disagreement, in the form of a written brief. The Accounting Firm shall be a nationally recognized Canadian independent public accounting firm as shall be agreed upon by the Sellers' Representative and Rand in writing. Sellers' Representative and Rand shall use reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted on a timely basis to the Accounting Firm within 30 days of the receipt of such submission. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether the items in dispute were determined in accordance with the standards set forth in this Section 1.4, and the Accounting Firm is not to make any other determination, including any determination as to whether the Working Capital Base Amount is correct. The Accounting Firm's decision shall be based solely on written submissions made on a timely basis by Sellers' Representative and Rand and their respective representatives and not by independent review. The Accounting Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 1.4 shall be borne by Rand and Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

      (e) If the Closing Date Net Working Capital is greater than the Estimated Net Working Capital, Rand shall, and if the Closing Date Net Working Capital is less than the Estimated Net Working Capital, Sellers shall, within 10 Business Days after each time at which any amounts set forth on the Closing Date Statement become final and binding on the parties, make payment to the other party by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate (the "Prime Rate"), calculated on the basis of the actual number of days elapsed divided by 360, from the Closing Date to the date of payment. Rand shall pay any amount owed herein to Sellers pursuant to the allocation set forth on
Exhibit 1. Any amounts due to Rand under this Section 1.4 shall first be paid to Rand from the Escrow Amount (pursuant to the terms of the Escrow Agreement) and, upon depletion of the Escrow Amount, 67.5% from Sellers and 32.5% through reduction of the Plan Account Balance until the Plan Account Balance has been depleted, and then 100% from the Sellers.

      (f) Following the Closing, Rand shall not permit the taking of any action with respect to the accounting books and records of the Company or any Subsidiary, or the items reflected thereon, on which Net Working Capital is to be based that are not consistent with the Company's past practices unless such new practices are required by GAAP or Law. During the 45 day period following delivery of the Closing Date Balance Sheet, Rand shall afford, and shall cause the Company and each Subsidiary to afford, to Sellers' Representative and any accountants, counsel or financial advisers retained by Sellers' Representative in connection with the determination of Closing Date Net Working Capital in accordance with this Section 1.4 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Company relevant to the determination of Closing Date Net Working Capital in accordance with this Section 1.4.

      1.5 Section 116 Certificate.

      (a) If a certificate issued by the Minister of National Revenue under subsection 116(2) of the Tax Act (such certificate, a "Section 116(2) Certificate") in respect of the disposition of Purchase Shares by any Seller who is a non-resident of Canada for purposes of the Tax Act (such shares, the "Non-Resident Purchase Shares", and any such Seller, a "Non-Resident Seller"), specifying a certificate limit in an amount which is not less than the Purchase Price as determined prior to any adjustment under Section 1.4 allocable to such Non-Resident Purchase Shares (the "Non-Resident Purchase Price"), is not delivered to Purchaser on or before Closing, then Purchaser shall withhold from the payment to be made to such Non-Resident Seller under Section 1.3 an amount equal to 25% of the amount, if any, by which the Non-Resident Purchase Price exceeds such certificate limit, if any (the "Withheld Amount"). The Withheld Amount in respect of each Non-Resident Seller will be deposited by Purchaser in an interest bearing account at Ogilvy Renault LLP (the "Section 116 Escrow Agent"). Any interest or other income earned in respect of each Withheld Amount (net of any applicable Taxes) will accrue for the benefit of the applicable Non-Resident Seller.

      (b) If, prior to the 29th day after the end of the month in which the Closing occurs (the "Certificate Date"), a Non-Resident Seller delivers or causes to be delivered to Purchaser:

            (i) a Section 116(2) Certificate in respect of the disposition of the Non-Resident Purchase Shares, then the Section 116 Escrow Agent will promptly pay to the Non-Resident Seller the lesser of (1) the Withheld Amount and (2) the Withheld Amount less 25% of the amount, if any, by which the Non-Resident Purchase Price exceeds the certificate limit specified in such Section 116(2) Certificate, together with any interest or other income earned on the Withheld Amount to the date of that payment (net of any applicable Taxes), and the Section 116 Escrow Agent will promptly pay to the Receiver General for Canada 25% of the amount, if any, by which the Non-Resident Purchase Price exceeds the certificate limit specified in such Section 116(2) Certificate (and the amount so paid will be credited to Purchaser as payment on account of the amount owing to the Non-Resident Seller in respect of the Purchase Price); or

            (ii) a certificate issued under subsection 116(4) of the Tax Act (a "Section 116(4) Certificate") in respect of the disposition of the Non-Resident Purchase Shares, then the Section 116 Escrow Agent will promptly pay the Withheld Amount to the Non-Resident Seller, together with any interest or other income earned on the Withheld Amount to the date of that payment (net of any applicable Taxes).

      (c) If Purchaser has withheld any amount payable to a Non-Resident Seller under the provisions of this Section 1.5 and no Section 116(2) Certificate or
Section 116(4) Certificate has been delivered to the Purchaser by the Non-Resident Seller in accordance with Section 1.5(b), then the Withheld Amount in respect of such Non-Resident Seller will be remitted by the Section 116 Escrow Agent to the Receiver General for Canada as contemplated by Subsection 116(5) of the Tax Act on the 30th day after the end of the month in which Closing occurs (the "Remittance Date"), and the amount so remitted will be credited to Purchaser on account of the amount payable to the Non-Resident Seller by the Purchaser in respect of the Purchase Price; provided, however, that if the Canada Revenue Agency confirms in writing on or before the Remittance Date that Purchaser may continue to hold the Withheld Amount until a later date or event without adverse consequences to the Purchaser, then the
Section 116 Escrow Agent will continue to hold that amount on the terms and conditions of this Section 1.5, and on the terms outlined in the confirmation from the Canada Revenue Agency, if any, and the Certificate Date and the Remittance Date will be deemed to have been extended until that later date or event specified by the Canada Revenue Agency. Any interest or other income earned in connection with the Withheld Amount from Closing to the Remittance Date (net of any applicable Taxes) will be paid promptly by the Section 116 Escrow Agent to the Non-Resident Seller upon the release or remittance of the Withheld Amount.

      (d) If, following Closing, the Canada Revenue Agency indicates, in respect of a particular Non-Resident Seller, that a Section 116(2) Certificate with a certificate limit in an amount which is not less than the Non-Resident Purchase Price or a Section 116(4) Certificate will be issued in respect of the disposition of Non-Resident Purchase Shares upon the payment of an amount (the "Tax Amount") that does not exceed the applicable Withheld Amount, then the
Section 116 Escrow Agent will remit the Tax Amount to the Receiver General for Canada as payment of the Tax Amount (and the amount so remitted will be credited to Purchaser as payment on account of the amount owing to the applicable Non-Resident Seller in respect of the Purchase Price). Upon delivery of such certificate, the Section 116 Escrow Agent shall release the Withheld Amount to the applicable Non-Resident Seller (plus any interest or other income earned thereon, net of any applicable Taxes), less the Tax Amount.

      1.6 Credit Obligations. At the Closing, Rand shall cause, including through capital contributions or loans to the Company and/or any Subsidiaries by Purchaser or Rand, (i) an amount sufficient to pay and retire all Indebtedness of the Company and each Subsidiary to the parties listed on Exhibit 8, in each case to be paid in full in accordance with the prescribed terms thereof (the "Payoff Amount") and (ii) $750,000 to be available to Grand River to satisfy the Redemption Price.

      1.7 Shareholder Approval.

      (a) Rand shall, within ten (10) days of its receipt of (x) all required information for inclusion in the Proxy Statement (as hereinafter defined) from the Company and the Subsidiaries and (y) the consent of Deloitte & Touche LLP with respect to the inclusion in the Proxy Statement of the audited financial statements of the Company and the Subsidiaries prepared by Deloitte & Touche LLP, file with the Securities and Exchange Commission (the "SEC") a proxy statement in preliminary form or such other form, statement or report as may be required under the federal securities laws (such proxy statement or such other form, and any amendments or supplements thereto (the "Proxy Statement")) relating to a shareholders meeting (the "Shareholder Meeting") to be held by Rand to obtain Shareholder Approval (as hereinafter defined). Rand shall duly call, give notice of, convene and hold the Shareholder Meeting and solicit proxies as promptly as reasonably practicable in accordance with applicable law for the purpose of seeking Shareholder Approval. "Shareholder Approval" shall mean (i) the affirmative vote of the holders of a majority of the shares of the issued and outstanding voting stock of Rand in favor of the transactions contemplated by this Agreement and (ii) the holders of less than 20% of the common stock issued in Rand's initial public offering ("IPO Shares") shall have exercised their conversion rights with respect to their shares of common stock in connection with such vote, all in accordance with, and as required by, Rand's Certificate of Incorporation.

      (b) Rand agrees that the Proxy Statement will comply in all material respects with all of the requirements of the Exchange Act and Rand will ensure that the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Rand with respect to information supplied in writing by the Company or the Sellers expressly for inclusion in the Proxy Statement. Rand shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information becomes false or misleading and shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to its shareholders, in each case as and to the extent required by the Exchange Act. Rand shall give Sellers and their counsel a reasonable opportunity (but no more than 5 Business Days) to review and comment on the Proxy Statement, and any amendments or supplements thereto, prior to the filing of any such documents with the SEC and Rand will give due consideration to Sellers' comments. Rand will provide to Sellers and their counsel any comments that Rand or its counsel may receive from the SEC or its staff, whether written or oral, with respect to the Proxy Statement promptly after receipt of any such comments. Rand will use its reasonable best efforts to respond to any comments received from the SEC or its staff.

      (c) Sellers will cause the Company to ensure that none of the information regarding the Company or its Subsidiaries supplied by (or at the request or direction of) Sellers, the Company or any Subsidiary expressly for inclusion in the Proxy Statement (including any information included in the Seller Disclosure Schedule and the Consolidated Financial Statements (as hereinafter defined)) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. If at any time prior to Closing, a change in such information which would make the preceding sentence incorrect should be discovered by the Sellers, the Sellers will promptly notify Rand of such change and promptly cause the Company to amend any such information. Rand shall promptly correct any such information in the Proxy Statement and shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to its shareholders, in each case as and to the extent required by the Exchange Act. The Sellers shall, and shall cause the Company and Subsidiaries to, reasonably cooperate with Rand in its preparation of the Proxy Statement and the filing of the Proxy Statement with the SEC.

      (d) The Sellers will cause the Company and the Subsidiaries to use its commercially reasonable efforts to obtain the auditors' consents to the inclusion of the Consolidated Financial Statements in the Proxy Statement, and to otherwise provide as soon as reasonably practicable any information about the Company and the Subsidiaries required by the Exchange Act reasonably sufficient to permit Rand to prepare and file the Proxy Statement.

      (e) Rand acknowledges that prior to the Closing, Rand shall not publicly disclose the Seller Disclosure Schedule as part of the Proxy Statement or otherwise, subject to applicable law, and taking into account the confidentiality measures available at law.

      (f) Rand, through its board of directors, shall recommend to its shareholders that they give the Shareholder Approval and, subject to applicable Law and the exercise of its fiduciary duties (in the good faith judgment of its board of directors based on the advice of independent legal counsel), shall not withdraw or modify its recommendation. Rand shall use its reasonable best efforts to obtain the Shareholder Approval.

      1.8 Actions Simultaneous. For purposes of agreement of the parties hereto, all actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
               OF THE SELLERS WITH RESPECT TO THE PURCHASE SHARES

      Each Seller, severally but not jointly, hereby represents and warrants to Purchaser and Rand as to such Seller and the Purchase Shares owned by such Seller, and each such Seller acknowledges and confirms that Purchaser is relying upon such representations and warranties in entering into this Agreement and purchasing the Purchase Shares, as follows:

      2.1 Authority; Execution and Delivery; Enforceability. Each Seller has full power, authority and capacity to execute and deliver this Agreement and, to the extent a party thereto, the Related Agreements, to perform such Seller's respective obligations hereunder and under such Related Agreements and to consummate the transactions contemplated hereby and by such Related Agreements. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by such Seller (to the extent a party thereto), and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of such Seller (to the extent a party thereto), enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      2.2 Non-Contravention. Except as set forth in the Seller Disclosure Schedule, the execution and delivery of this Agreement and the Related Agreements by such Seller (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and by such Related Agreements and compliance with the terms hereof and of such Related Agreements, will not (or would not with the giving of notice or the passage of time):

      (a) constitute a default under or a violation or breach (with or without notice) of, result in the acceleration of any obligation under, any provision of any contract or other instrument to which such Seller is a party or result in the termination or revocation of any authorization held by any Seller necessary to the ownership of the Purchase Shares;

      (b) violate any Order or any Law affecting such Seller;

      (c) violate or contravene the terms or provisions of the articles or certificate of incorporation or amalgamation, by-laws or similar formation or organizational documents of any Seller which is not an individual;

      (d) result in the creation of any Lien on such Seller's Purchase Shares;
or

      (e) allow any other Person to exercise any rights under any of such Seller's governing documents, shareholders agreements, bylaws or resolutions of its board of directors or shareholders.

      2.3 Title to Purchase Shares. Each Seller has (or upon exercise of its conversion rights under a Convertible Note will have) good and valid title to the Purchase Shares owned (or upon conversion of Convertible Notes to be owned) by such Seller as set forth on the Seller Disclosure Schedule, free and clear of all Liens, other than as set forth in the Seller Disclosure Schedule. Upon completion of the transactions contemplated by this Agreement and the Related Agreements, Purchaser will have legal and beneficial, good and valid title to each of the Purchase Shares owned by such Seller, free and clear of all Liens, other than as set forth in the Seller Disclosure Schedule. No Seller is bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the date hereof to, any Person other than Purchaser with respect to the acquisition of any of such Seller's Purchase Shares.

      2.4 [Intentionally Omitted].

      2.5 Litigation and Claims. There is no Action pending or, to the Knowledge of such Seller, threatened, against or affecting such Seller that could reasonably be expected to affect (i) such Seller's ability to consummate the transactions contemplated hereby or by the Related Agreements (to the extent a party thereto) or (ii) Purchaser's title to the Purchase Shares acquired from such Seller.

      2.6 No Finder. Except as set forth in the Seller Disclosure Schedule, no Seller nor any party acting on such Seller's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than counsel) for or on account of the transactions contemplated hereby or by the Related Agreements.

      2.7 Residency of Sellers. The residency of each Seller as at Closing is listed on Exhibit 9.

                                  ARTICLE III.

        REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE
                            COMPANY AND SUBSIDIARIES

      Each of the Sellers, jointly and severally, hereby represents and warrants to Purchaser and Rand and each Seller acknowledges and confirms that Purchaser is relying upon such representations and warranties in entering into this Agreement and purchasing the Purchase Shares, as follows:

      3.1 Organization; Good Standing. The Company is a corporation formed by amalgamation and is duly organized, validly existing and in good standing under the Laws of Canada. The Company has full corporate power and authority to conduct all of the business and activities conducted by it, and to own or lease and operate all of the assets owned or leased by it; and is duly licensed, registered or qualified to do business and is in good standing as a foreign (or extra-provincial) corporation in all jurisdictions in which the nature of the business and activities conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or license necessary, each of which jurisdictions is listed on the Seller Disclosure Schedule.

      3.2 Subsidiaries; Equity Interests.

      (a) The Seller Disclosure Schedule contains a complete list of each of the Company's direct or indirect Subsidiaries. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, each of which is listed on the Seller Disclosure Schedule. Each Subsidiary has full corporate power and authority to conduct all of the business and activities conducted by it, and to own or lease and operate all of the assets owned or leased by it; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business and activities conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or license necessary, each of which jurisdictions is listed on the Seller Disclosure Schedule.

      (b) Except as set forth in the Seller Disclosure Schedule, neither the Company nor any Subsidiary, directly or indirectly, owns any capital stock of or other equity interests in any Person.

      (c) The representations and warranties of Grand River set forth in Article III of the Redemption Agreement are true and correct as if fully set forth herein.

      3.3 Non-Contravention. The execution and delivery of this Agreement and the Related Agreements by the Sellers does not, and the consummation of the transactions contemplated hereby and by such Related Agreements and compliance with the terms hereof and of such Related Agreements, will not (or would not with the giving of notice or the passage of time):

      (a) except as set forth in the Seller Disclosure Schedule, constitute a default under or a violation or breach (with or without notice) of, or result in the acceleration of any obligation of the Company or any Subsidiary under, or change in any right or obligation of, the Company, any Subsidiary or counterparty under, any provision of any Contract to which the Company or any Subsidiary is a party or result in the termination or revocation of any authorization held by the Company or any Subsidiary or necessary to the ownership of the Purchase Shares or the operation of the business of the Company or any Subsidiary;

      (b) violate any Order or any Law affecting the Company or any Subsidiary, or the assets of the Company or any Subsidiary;

      (c) violate or contravene the terms or provisions of the articles or certificate of incorporation or amalgamation, by-laws or similar formation or organizational documents of the Company or any Subsidiary; or

      (d) result in the creation of any Lien on any of the assets of the Company or any Subsidiary.

      3.4 Corporate Documents. The Sellers have made available to Purchaser complete and correct copies of the articles or certificate of incorporation or amalgamation, as applicable, by-laws and other organizational documents and stock transfer books of the Company and each Subsidiary. Except as set forth on the Seller Disclosure Schedule, there are no unanimous shareholder agreements or declarations affecting the Company or any Subsidiary. The Sellers have made available to Purchaser copies of all minute books and all other existing records of any meeting of the board of directors or other similar governing body (and any committee thereof) or shareholders of the Company and each Subsidiary, which minute books and records are complete and correct in all material respects.

      3.5 Capitalization; Options. The Seller Disclosure Schedule sets forth for the Company and each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the shareholders of record in respect of its outstanding capital stock. All the outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of all Liens, other than pledges set forth in the Seller Disclosure Schedule, each of which will be fully released as at the Closing. Except as set forth on the Seller Disclosure Schedule, there are no outstanding subscriptions, warrants, options, contracts, rights (preemptive or otherwise), calls, demands or commitments of any character binding on the Company or any Subsidiary relating to any authorized and issued or unissued shares of capital stock of the Company or any Subsidiary, or other instruments binding on the Company or any Subsidiary convertible into or exchangeable for such stock, or which obligate the Company or any Subsidiary to seek authorization to issue additional shares of any class of stock, nor will any be created by virtue of this Agreement or the Related Agreements or the transactions contemplated hereby or by the Related Agreements. Upon conversion of the Convertible Notes, the Purchase Shares will constitute all of the outstanding shares of capital stock of the Company. The GR Shares constitute all of the outstanding shares of capital stock of Grand River which are not owned by the Company, and upon completion of the transactions under the Redemption Agreement, the 10 common shares of Grand River owned by the Company will constitute all of the issued and outstanding shares of capital stock of Grand River. None of the Purchase Shares or the shares of capital stock of any Subsidiary were (or, with respect to Purchase Shares to be issued upon conversion of the Convertible Notes, will be) issued in violation of any applicable Laws.

      3.6 Consents and Approvals. Except as set forth in the Seller Disclosure Schedule and the requirements under the Competition Act and Investment Canada Act, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, and no consent, approval, waiver or other similar authorization of any other Person (including without limitation any Person who is a party to a Contract binding on or affecting the Company or any Subsidiary or any Seller), is required to be obtained by or on behalf of the Company or any Subsidiary or any Seller, as the case may be, as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and by such Related Agreements.

      3.7 Title to Assets.

      (a) Except as set forth in the Seller Disclosure Schedule, the Company and each Subsidiary has good and valid title to all of the properties and assets (whether tangible or intangible) that it purports to own, free and clear of all Liens (other than Permitted Liens), including, without limitation, all of the tangible assets reflected on the balance sheets included in the Financial Statements as of March 31, 2005, other than assets disposed of since such date in the ordinary course of business consistent with past practice.

      (b) Except as set forth in the Seller Disclosure Schedule, none of the Sellers or any Restricted Persons (other than the Company and the Subsidiaries) own any assets primarily used in or necessary to conduct the business of the Company or its Subsidiaries.

      (c) All of the tangible personal property of the Company and the Subsidiaries (other than the Vessels, which are covered under Section 3.21 and not this Section 3.7(c)) is in good working order and condition, reasonable wear and tear excepted and is suitable for the use to which they are being put. All of the leased personal property of the Company and its Subsidiaries is in the condition reasonably required of such property by the terms of the lease applicable thereto during the relevant term of the lease. None of such tangible personal property is in need of maintenance or repairs, except as shown in the Seller Disclosure Schedule and except for ordinary routine maintenance and repairs consistent with past practice.

      (d) Except as set forth in the Seller Disclosure Schedule, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether at law, by contract or otherwise) capable of becoming such for the purchase or other acquisition from the Company or the Subsidiaries of any assets other than in the ordinary course.

      3.8 Real Property.

      (a) Neither the Company nor any of its Subsidiaries holds the fee or the equity of redemption in, or any other power to control the disposition of, or any beneficial or other ownership interest whatsoever in any real property.

      (b) The Seller Disclosure Schedule lists all Real Property Leases, expiry dates and base rental amounts. Complete and correct copies of each Real Property Lease have been provided to Purchaser. Each Real Property Lease is in full force and effect, has not been amended and is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or its Subsidiaries and, to the Knowledge of Sellers, of each other Person that is a party thereto. Neither the Company nor any Subsidiary has received written notice of any, and to the knowledge of the Company there is no, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder which remains uncured. Neither the Company nor any Subsidiary has assigned or transferred all or any portion of its interests in the Real Property Leases. Neither the Company nor any Subsidiary has subleased to any Person any of the real property which is the subject of any Real Property Lease. There are no disputes under any of the Real Property Leases in relation to the state of repair of the premises demised or otherwise. Each Real Property Lease has not been assigned or encumbered by the Company or any Subsidiary. There are no letters or other documents signed by the Company or any of its Subsidiaries under each Real Property Lease waiving or releasing any of the tenant's material rights or making material accommodations of any kind.

      (c) To Sellers' Knowledge, there is no proceeding pending or threatened for the taking or condemnation of all or any portion of the premises demised under the Real Property Leases. The Company and its Subsidiaries hold a valid and existing leasehold interest under the Real Property Leases, free and clear of any Liens (except Permitted Liens), except for real property Taxes, if any affecting properties of which the premises demised under the Real Property Leases form a part, not yet due and payable. There is no brokerage commission or finder's fee due from the Company or any Subsidiary and unpaid with regard to any of the Real Property Leases, or which will become due at any time in the future with regard to any Real Property Lease.

      (d) Except as set forth on the Seller Disclosure Schedule, the premises demised under the Real Property Leases are adequate and sufficient for the current operations of the Company's and Subsidiaries' business.

      (e) Neither the Company nor any Subsidiary has received any written notice that any portion of any of the security deposits under the Real Property Leases has been applied or retained by the lessor or licensor or sublessor thereunder. Neither the Company nor any Subsidiary has, in the last five years, with respect to any Real Property Lease, (i) made, asserted or has any defense, set off or counterclaim, (ii) claimed or is entitled to "free" rent, rent concessions, rebates or rent abatements, or (iii) has questioned or disputed its share of any additional rent or other charges required to be paid under such Real Property Lease. Except as set forth in the Seller Disclosure Schedule, neither the Company nor any Subsidiary has exercised any option granted to it under any such

Real Property Lease to (A) cancel or terminate such Real Property Lease or lessen the term thereof, (B) renew or extend the term thereof or (C) take additional space. There are no written or oral promises, understandings or commitments between the Company or any Subsidiary, on the one hand, and each other Person that is a party to such Real Property Lease, on the other hand, other than those contained in such Real Property Lease.

      (f) Neither the Company nor any Subsidiary has received written notice that the premises demised under each of the Real Property Leases and the uses presently made thereof (including the number of parking and loading spaces, if applicable, provided on the premises) contravene any applicable Laws and, to the Knowledge of the Sellers, there are no outstanding work orders, deficiency notices, action request notices or other notifications of non-compliance or contravention of the premises or any part thereof, and to the Knowledge of the Sellers, there are no active municipal files in regard to any of the said premises and the building and other improvements upon each of the said premises have been constructed in accordance with permits issued by the local municipality.

      (g) To the Knowledge of the Sellers, the premises demised by each of the Real Property Leases is fully serviced, including storm and sanitary sewers, hydro, water, gas, telephone and paved roads, and each of the said premises has free and unfettered access to and from said roads by existing entrances and exits without requiring any permit therefor from any Governmental Authority.

      (h) Except as set forth on the Seller Disclosure Schedule, none of the Real Property Leases prohibits or requires a consent for a change in the voting control of the tenant thereunder.

      3.9 Employment and Labor Related Agreements and Actions

      (a) The Seller Disclosure Schedule contains a complete and correct list, as of the date hereof of the directors and the officers of the Company and each Subsidiary.

      (b) The Seller Disclosure Schedule contains a complete and correct list of all employees of the Company and any Subsidiary, together with the employees' titles, current wages, salaries, hourly or daily rate of pay, bonus entitlement, date of hire, primary work location and all Contracts (other than common law contracts in respect of Canadian Employees) currently in effect with current or former employees, consultants, or independent contractors of the Company and each Subsidiary, in each case which provides for payments in excess of $25,000 per annum or $100,000 in the aggregate.

      (c) All employees of the Company or any Subsidiary whose primary work location is in the United States are employees of the Subsidiaries ("US Employees") and, except as set forth in the Seller Disclosure Schedule:

            (i) none of the US Employees of the Company or any Subsidiary is represented by a labor union or organization, no labor union or organization is certified or recognized as a representative of any such employees, and neither the Company, nor any Subsidiary, is a party to or has any obligation under any collective bargaining agreement or other labor union contract or side agreement with any labor union or organization, or has any obligation to recognize or deal with any labor union or organization, with respect to any US Employees, and there are no such contracts or side agreements pertaining to or which determine the terms or conditions of employment of any US Employee;

            (ii) to the Knowledge of the Sellers, there are no pending or threatened representation campaigns, elections or proceedings or questions concerning union representation involving any US Employees;

            (iii) to the Knowledge of the Sellers, there are no present activities or efforts of any labor union or organization (or representatives thereof) to organize any US Employees, nor any demands for recognition or collective bargaining, nor any strikes, slowdowns or work stoppages of any kind or, to the Knowledge of the Sellers threats thereof, and no such activities, efforts, demands, strikes, slowdowns or work stoppages have occurred since January 1, 2003;

            (iv) neither the Company nor any Subsidiary has engaged in, admitted committing or been held in any administrative or judicial proceeding to have committed any unfair labor practice in respect of any US Employee under the National Labor Relations Act, as amended, or any other applicable Law, and there are no unfair labor practice charges or complaints pending or, to the Knowledge of the Sellers, threatened, against the Company or any Subsidiary in respect of such employees;

            (v) there are no controversies, claims, demands or grievances pending or, to the Knowledge of Sellers, threatened between the Company or any Subsidiary and any US Employees or any actual or claimed representative thereof;

            (vi) the Company and each Subsidiary has at all times complied and is in compliance with all applicable Laws respecting employment, wages, hours, compensation, occupational health and safety, and payment and withholding of Taxes in connection with employment of US Employees, and neither the Company, nor any Subsidiary, is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

            (vii) there are no claims, complaints or legal or administrative proceedings pending or, to the Knowledge of the Sellers, threatened against the Company or any Subsidiary before any federal, provincial, state or municipal court or any other Governmental Authority involving or relating to any past or present US Employees or applicants for employment of the Company or any Subsidiary, or relating to any acts, omissions or practices of the Company or any Subsidiary relating to discrimination, harassment, wage payment, overtime and hours of work, workplace safety or any other employment-related issues. Neither the Company nor any Subsidiary is a party to or bound by any Order respecting the employment or compensation of any US Employees or prospective employees of the Company or any Subsidiary, other than garnishments of employee wages obtained by third parties. There are no pending investigations or abatement orders and no citations issued within the past 3 years by the Occupational Safety and Health Administration or any other Governmental Authority relating to the Company or any Subsidiary;

            (viii) the Company and each Subsidiary has paid in full to all US Employees, or accrued on its books, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other applicable Law;

            (ix) neither the Company nor any Subsidiary is closing, or since January 1, 2003, has closed any Facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program affecting US Employees, nor has the Company or any Subsidiary planned or announced any such action or program for the future; and

            (x) the Company and each Subsidiary is in compliance with its obligations pursuant to WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement or Law.

      (d) All employees of the Company or any Subsidiary whose primary work location is in Canada are employees of the Company ("Canadian Employees"), and, except as set forth in the Seller Disclosure Schedule:

            (i) none of the Canadian Employees is represented by an employee association, labor union or other organization; no employee association, labor union or other organization has been certified or recognized as a representative of any such Canadian Employees, and neither the Company nor any Subsidiary is a party to or has any obligation under any collective bargaining agreement or other contract or side agreement with any employee association, labor union or organization, or has any obligation to recognize or deal with any employee association, labor union or organization, and there are no such contracts or side agreements pertaining to or which determine the terms or conditions of employment of any Canadian Employee;

            (ii) to the Knowledge of the Sellers, there are no pending or threatened representation campaigns, elections or proceedings concerning an employee association or union representation involving any of the Canadian Employees;

            (iii) to the Knowledge of the Sellers, there are no present activities or efforts of any employee association, labor union or organization (or representatives thereof) to organize any of the Canadian Employees, nor any demands for recognition or collective bargaining, nor any strikes, slowdowns or work stoppages or, to the Knowledge of the Sellers, threats thereof, and no such activities, efforts, demands, strikes, slowdowns or work stoppages have occurred since January 1, 2003;

            (iv) neither the Company, nor any Subsidiary, has engaged in, admitted committing or been held in any administrative or judicial proceeding to have committed any unfair labor practice in the past ten years in respect of Canadian Employees under the Canada Labour Code, as amended, or pursuant to any other applicable Law, and, to the Knowledge of the Sellers, there are no unfair labor practice charges or complaints pending or, threatened, against the Company or any Subsidiary in respect of such employees;

            (v) there are no Actions pending or, to the Knowledge of the Sellers, threatened between the Company or any Subsidiary and any of the Canadian Employees or any actual or claimed representative thereof;

            (vi) the Company and each Subsidiary has at all times complied and is in compliance with all applicable Laws respecting employment, wages, hours, compensation, human rights, employment equity, pay equity, health and safety, and payment and withholding of Taxes in connection with employment, and neither the Company, nor any Subsidiary, is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing;

            (vii) there are no Actions pending or, to the Knowledge of the Sellers, threatened against the Company or any Subsidiary before any Governmental Authority involving or relating to any Canadian Employees or applicants for employment of the Company or any Subsidiary, or relating to any acts, omissions or practices of the Company or any Subsidiary relating to discrimination, harassment, wage payment, overtime and hours of work, workplace safety or any other employment-related issues;

            (viii) neither the Company, nor any Subsidiary, is a party to or bound by any Order of any kind respecting the employment or compensation of any Canadian Employees or prospective Canadian Employees of the Company or any Subsidiary, other than garnishments of wages obtained by third parties;

            (ix) there are no pending Actions or Orders and no Orders issued within the past 6 years pursuant to any occupational health and safety or other employment-related Laws by any Governmental Authority relating to the Company or any Subsidiary;

            (x) the Company and each Subsidiary has paid in full to all of the Canadian Employees, or accrued on its books, all wages, salaries, commissions, bonuses, benefits and other compensation due to such Canadian Employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other applicable Law (but not including amounts that would be paid in the event of any termination of any Canadian Employee);

            (xi) no Canadian Employee is on short-term disability leave, long-term disability leave, any other sort of statutory leave, extended leave of absence, or is receiving benefits pursuant to workplace safety and insurance Laws;

            (xii) there are no written employment contracts, consulting agreements, independent contractor agreements or other legally binding arrangements with any Canadian Employees, there are no contracts of employment, consulting agreements, independent contractor agreements or other legally binding arrangements entered into with any Canadian Employee which are not terminable on the giving of reasonable notice in accordance with applicable Laws, and none of the Canadian Employees have any non-competition or non-solicitation or other restrictive covenant agreements;

            (xiii) there are no written employment manuals, policies, plans, guides, handbooks or instruction booklets that set out any terms or conditions of employment for any of the Canadian Employees; and

            (xiv) all current assessments pursuant to any workplace safety and insurance Laws in relation to the Company or any Subsidiary have been paid or accrued, and neither the Company nor any Subsidiary have been subject to any special or penalty assessment under any such legislation which has not been paid. No critical fatal accidents have occurred since 2000, nor have there been any increase in any assessments or surcharges since 2000 in respect of any Canadian Employees (other than periodic increases in respect of New Experimental Experience Rating ("NEER") assessments under the Workplace Safety and Insurance Act (Ontario)).

      3.10 Contracts.

      (a) The Seller Disclosure Schedule contains a complete and correct list of all Contracts that involve payments by, or to, the Company and/or any Subsidiary, of more than $50,000 per annum or $100,000 in the aggregate and all Contracts without regard to dollar amount, or such lower amount expressly set forth, in the following categories:

            (i) commitments or agreements for services for which a prepayment or advance has been made to, or by, or on behalf of, the Company or any Subsidiary in excess of $10,000 per commitment or agreement or $50,000 in the aggregate;

            (ii) partnership or joint venture Contracts or arrangements or any other agreements involving a sharing of revenue or profits;

            (iii) Contracts restricting the Company or any Subsidiary from carrying on its business or activities, as the case may be, in its usual and customary manner in any jurisdiction, including, without limitation, restricting the Company or any Subsidiary from hiring or soliciting any Person, or operating its assets at maximum capacity;

            (iv) any non-competition agreements in favor of the Company or any Subsidiary (other than employment or consulting agreements);

            (v) except as set forth in clause (xi) below, each Contract between the Company or any Subsidiary, on the one hand, and any Affiliate of the Company or any Subsidiary, on the other hand;

            (vi) any Contracts for the sale or other disposition by the Company or any Subsidiary of any of its assets, or the acquisition by the Company or any Subsidiary of any assets, in excess of $10,000 other than in the ordinary course of business, consistent with past practice, and in no event in excess of $50,000;

            (vii) any Contracts relating to the leasing or chartering of any material assets of the Company or any Subsidiary to or from any third party;

            (viii) any Contract that (a) limits or contains restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, or to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, or to incur Indebtedness, or to incur or suffer any Lien, to purchase or sell any of assets or properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, or (b) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

            (ix) any Contract relating to Indebtedness incurred or accrued by, or credit provided to, the Company or any Subsidiary;

            (x) any Contract of support, indemnification or assumption or any similar commitment with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

            (xi) any letters of credit, any currency exchange, commodities or other hedging arrangement or capitalized leases which will not be satisfied at or prior to Closing;

            (xii) each outstanding loan or advance made by the Company or any Subsidiary to any director, officer, employee, stockholder or other Affiliate of the Company or any Subsidiary (other than any intercompany indebtedness reflected in the financial statements of the Company or any Subsidiary and any business-related advances to employees made in the ordinary course of business, consistent with past practice and in an amount not in excess of $5,000 per employee or $50,000 in the aggregate); and

            (xiii) any Contract with any Restricted Person or any Contract made out of the ordinary course of business and not consistent with past practice.

      (b) Except as set forth in the Seller Disclosure Schedule, the Company and each Subsidiary has, with respect to all Contracts required to be listed in any Schedule to this Agreement, delivered to the Purchaser all copies thereof which are true, correct and complete as to all material terms and has performed all obligations required to be performed by it, and is entitled to all benefits under and is not in default under, any such Contract, and each such Contract is in full force and effect, unamended, and, to the Knowledge of the Sellers, no other party to any such Contract is in default in any material respect under any such Contract. Except as set forth in the Seller Disclosure Schedule, no event has occurred (including the performance of this Agreement) which, with the lapse of time or the giving of notice or both, would constitute a default by the Company or any Subsidiary, or, to the Knowledge of the Sellers, by any other party to any such Contract. For purposes of this Section 3.10(b), representations that are qualified by Knowledge with respect to another party's compliance shall be deemed not to include the Knowledge qualifier if such other party to the Contract is an Affiliate or GR Holdings or an Affiliate of GR Holdings.

      (c) Except as set forth in the Seller Disclosure Schedule, to the Knowledge of the Sellers, the Company and each Subsidiary has, with respect to all Contracts other than those required to be listed in any Schedule to this Agreement, performed the obligations required to be performed by it, and is entitled to all benefits under and is not in default under, any such Contract, and to the Knowledge of the Sellers each such Contract is in full force and effect, unamended, and, to the Knowledge of the Sellers, no other party to any such Contract is in default in any material respect under any such Contract. Except as set forth in the Seller Disclosure Schedule, to the Knowledge of the Sellers no event has occurred (including the performance of this Agreement) which, with the lapse of time or the giving of notice or both, would constitute a default by the Company or any Subsidiary, or, to the Knowledge of the Sellers, by any other party to any such Contract.

      (d) Except as set forth in the Seller Disclosure Schedule, all Contracts binding upon or affecting the Company or any Subsidiary have been entered into on an arm's length basis (within the meaning of the Tax Act). Other than as set forth in the Seller Disclosure Schedule, since March 31, 2005, there has been no repayment, forgiveness or other release by or in respect of the Company or any Subsidiary of debt owed by or to any Restricted Person.

      3.11 Intellectual Property.

      (a) For the purposes of this Agreement, "Intellectual Property Rights" shall mean (i) all trademarks, service marks, trade dress, design marks, logos, trade names, domain names, web-sites, brand names and corporate names, whether registered or unregistered, active or inactive, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (iii) all artwork, photographs, advertising and promotional materials and computer software and all copyright applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information), and (v) all other rights in all of the foregoing, including such rights as are provided by treaties, conventions and common law; and (vi) all rights to pursue, recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing, in each instance owned or used by the Company or any Subsidiary. Notwithstanding the foregoing, the definition of "Intellectual Property Rights" shall exclude any "off the shelf" computer software.

      (b) The Seller Disclosure Schedule sets forth a complete and correct list of all: (i) subsisting registrations and applications for registration in the name of the Company or any Subsidiary for trademarks, service marks, trade names, corporate names, brand names, logos, domain names, patents and copyrights included in the Intellectual Property Rights; (ii) material unregistered and/or common law Intellectual Property Rights and (iii) pending Actions (including, without limitation, those in Patent and Trademark Offices and courts) directly related to any Intellectual Property Rights and material Actions threatened in writing within the six years in respect of patents, and the three years in respect of any other Intellectual Property Rights, in each case, prior to the date of this Agreement (e.g., via cease-and-desist letters) directly relating to any Intellectual Property Rights.

      (c) The Company and/or a Subsidiary owns, beneficially owns and/or is licensed or otherwise have the right to use, all Intellectual Property Rights necessary to conduct, or material to, the businesses of the Company and the Subsidiaries as they are currently conducted, in each case free and clear of all Liens. All applications and registrations for Intellectual Property Rights as set forth in the Seller Disclosure Schedule, are valid, subsisting, in full force and effect; have not been assigned and have been properly maintained by the filing of all necessary declarations and renewals. Except as disclosed in the Seller Disclosure Schedule, and to the Knowledge of Sellers, there is no Intellectual Property Right necessary to conduct or material to the businesses of the Company or any Subsidiary as currently conducted whether used by the Company or any Subsidiary or any Person authorized by any of the foregoing that is not owned, or beneficially owned, by the Company or any Subsidiary or that the Company or any such Subsidiary is not properly authorized to use. Except as disclosed in the Seller Disclosure Schedule, the Company and/or a Subsidiary has taken commercially reasonable actions to maintain and protect in all material respects each material item of Intellectual Property Rights used by the Company or any Subsidiary in the ordinary course of business.

      (d) The continued operation of the business of the Company and its Subsidiaries as presently conducted does not infringe, misappropriate or make unauthorized use of any Intellectual Property Rights of third parties. Except as disclosed in the Seller Disclosure Schedule, there are no Actions pending or threatened in writing that allege that the use or exploitation of the Intellectual Property Rights infringes, misappropriates or constitutes the unauthorized use of any Intellectual Property Rights of third parties. To the Knowledge of Sellers, and except as disclosed in the Seller Disclosure Schedule, the Intellectual Property Rights are not being infringed by any Person. Except as disclosed in the Seller Disclosure Schedule, there are no Actions pending for which notice has been provided to any Seller, the Company or any Subsidiary, or Actions threatened in writing, challenging the Company's or any Subsidiary's ownership of, right to use, or the validity or enforceability or patentability of any Intellectual Property Rights.

      (e) Neither the Company nor any Subsidiary is in breach of or default, or is alleged in any written notice which it has received, to be in breach of or default under any Contract with respect to Intellectual Property Rights, nor has an event or condition occurred (or been alleged by any other party in writing to have occurred) which would constitute a breach or event of default on the part of the Company or any Subsidiary or would provide a basis for a valid claim, acceleration, additional fees or termination by any other party under any Contract with respect to Intellectual Property Rights. Except as disclosed in the Seller Disclosure Schedule, to the Knowledge of Sellers, no other party is in breach of or default, in any material respect, under any Contract with respect to Intellectual Property Rights, nor, to the Knowledge of Sellers, has any event or condition occurred (or been alleged by any other party in writing to have occurred) which would constitute a material breach or event of default on the part of such other party under any such Contract. Except as disclosed in the Seller Disclosure Schedule, no material waiver or deferral of enforcement of the rights or benefits of the Company or any Subsidiary has been provided under any Intellectual Property Rights Contract since January 1, 2002. Except as disclosed in the Seller Disclosure Schedule, the consummation of the transactions contemplated hereby and the Related Agreements shall not result in the loss or impairment of the Company's or any Subsidiary's rights in the Intellectual Property Rights.

      (f) Neither the Company nor any Subsidiary has given to any Person an indemnity in connection with any Intellectual Property Right, other than indemnities that, individually or in the aggregate, would not reasonably be expected to result in liability to the Company or any Subsidiary in excess of $50,000, except as otherwise disclosed in the Seller Disclosure Schedule.

      3.12 Insurance. All property and assets of the Company and the Subsidiaries are insured against loss or damage in accordance with the interests stated in the Seller Disclosure Schedule. The Seller Disclosure Schedule contains a complete and correct list (together with their respective termination dates) of all policies of fire, casualty, general liability, defamation, personal injury, property damage, workers' compensation and all other forms of insurance carried by the Company and each Subsidiary or pursuant to which the Company or any Subsidiary is a named beneficiary or pursuant to which the business or properties of the Company or any Subsidiary is insured, including hull and machinery policies, war risks, oil pollution liability, charterer liability, freight insurance and business interruption, complete and correct copies of which have been provided to Purchaser. All of such policies and any substantially equivalent replacement coverages are in full force and effect and no written, or to the Knowledge of the Sellers, other notice of cancellation or termination has been received with respect to such policies. The Company or the applicable Subsidiary has notified such insurers of any claim which could potentially exceed the applicable insurance policy deductible amount arising since January 1, 2001 known to it which it believes is covered by any such insurance policy and has provided Purchaser with a copy of such claim. The Company is currently considering those new insurance arrangements listed on the Seller Disclosure Schedule.

      (a) Except as set forth in the Seller Disclosure Schedule, neither the Company, any Subsidiary nor any Seller is a party to any Contract of any kind pursuant to which the Company, any Subsidiary or any Seller receives payments from an insurer or an insurance producer for purchasing insurance for the Company and/or any Subsidiary.

      (b) Except as set forth in the Seller Disclosure Schedules, the Company or each applicable Subsidiary has notified the insurers of the Company and/or such Subsidiary of all claims known to them or the Sellers which are believed to be covered by insurance. All such claims have been filed on a timely basis with insurers and pursued by cooperating with and responding to insurers' requests for documentation and/or information. To the extent any claim has been denied by insurers, information concerning such claim is set forth in the Seller Disclosure Schedule.

      (c) Except as set forth in the Seller Disclosure Schedule, there are no pending or potential claims under insurance covering the Company and/or any Subsidiary for which the Company and/or any Subsidiary are, or may be obligated to pay, a deductible.

      3.13 Books and Records. Subject to input from the Company's professional advisors, all accounting and financial Books and Records have been properly and accurately kept and are complete in all material respects. The Books and Records are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon, or held by any means (including any electronic, mechanical or photographic process, whether computerized or not), which are not or will not be available to the Company in the ordinary course of its business prior to and after the Closing, subject to the general caveat that all computerized Books and Records may be subject to electronic failure at any time.

      3.14 Financial Statements; Liabilities.

      (a) The Sellers have provided to Purchaser copies of the audited non-consolidated balance sheets and statements of operations and cash flows of the Company and the Subsidiaries for the fiscal years ended March 31, 2003, 2004 and 2005, together with the notes thereto and the opinions of Deloitte & Touche LLP thereon (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and its

Subsidiaries, and present fairly, in conformity with GAAP, the assets, liabilities, income, losses, retained earnings, financial condition, results of operations and cash flows of the Company and its Subsidiaries for the periods and dates covered thereby.

      (b) Except as set forth in the Seller Disclosure Schedule, neither the Company nor any Subsidiary has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, except liabilities, obligations and contingencies, that (i) are reflected on or accrued or reserved against in the Financial Statements for the fiscal year ended March 31, 2005, or reflected in any notes thereto, (ii) were incurred since March 31, 2005 in the ordinary course of business or (iii) with respect to liabilities and obligations of a type not required to be disclosed by GAAP in a consolidated balance sheet of the Company and its Subsidiaries, or a balance sheet of Grand River, would not reasonably be expected to have a Material Adverse Effect.

      3.15 Tax Matters. Except as set forth in the Seller Disclosure Schedule:

      (a) Neither the Company nor any Subsidiary is, or has been at any time during the period for which any Tax adjustment could be made, a member of any consolidated, combined, unitary or similar group with respect to any Taxes.

      (b) The Company and each Subsidiary has prepared and filed all Tax Returns within the prescribed period with the appropriate Tax Authority in accordance with applicable Laws. The Company and each Subsidiary has reported all income and all other amounts and information required by applicable Law to be reported on each such Tax Return. Each such Tax Return is true, correct and complete in all material respects.

      (c) The Sellers have made available to Purchaser complete and correct copies of (i) all income and franchise Tax Returns filed by the Company and each Subsidiary for the last three taxable years, and (ii) all Tax examination reports for US Taxes and statements of deficiencies assessed with respect to the Company and each of the Subsidiaries for the last five taxable years.

      (d) The Company and each Subsidiary has paid, on a timely basis, all Taxes and installments of Taxes, which are required to be paid to any Tax Authority pursuant to applicable Law. No deficiency with respect to the payment of any Taxes or Tax installments has been asserted against the Company and its Subsidiaries by any Tax Authority. Since March 31, 2005, none of the Company or its Subsidiaries has (i) incurred any liability for Taxes, (ii) engaged in any transaction or event which would result in any liability for Taxes, or (iii) realized any income or gain for tax purposes, other than, in each case, in the ordinary course. Adequate provision has been made in the books and records for all Taxes payable for all taxable periods ending on or before the Closing Date, and where no taxable period ends or is deemed to end on or immediately prior to the Closing Date, for all Taxes in respect of any time or event prior to the Closing Date.

      (e) The Company and each Subsidiary has duly and timely withheld and collected all Taxes required by applicable Law to be withheld or collected by it and has duly and timely remitted to the appropriate Tax Authority all such Taxes as and when required by applicable Law.

      (f) There are no Liens for any Taxes (other than Taxes not yet due and payable) on the assets of the Company or any Subsidiary.

      (g) There are no proceedings, investigations or audits pending or, to the Knowledge of Sellers, threatened against or affecting the Company or any of its Subsidiaries in respect of any Taxes. There are no matters under discussion, audit or appeal by the Company or any Subsidiary with any Tax Authority relating to Taxes. All Canadian federal and provincial income Tax Returns of the Company and each Canadian Subsidiary for the tax periods up to and including March 31, 2004 have been assessed by the relevant Tax Authority.

      (h) Neither the Company nor any Subsidiary has requested, entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which (i) to file any Tax Return, (ii) it is required to pay or remit any Taxes or amounts on account of Taxes, or (iii) any Tax Authority may assess or collect Taxes.

      (i) There is not, and will not be as of the Closing, any written agreement or consent made with any Tax Authority with respect to Taxes affecting the Company or any Subsidiary.

      (j) Neither the Company nor any Subsidiary has assets that constitute tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of such assets is subject to a lease, safe-harbor lease, or other arrangement as a result of which the purported owner is not treated as the owner for United States federal income Tax purposes.

      (k) Neither the Company nor any Subsidiary has entered into any agreement with, or provided any undertaking to, any Person pursuant to which it has assumed liability, or can otherwise be obligated, for the payment of Taxes (or an amount based on the Taxes) owing by such Person.

      (l) The Company is not a non-resident of Canada for purposes of the Tax Act. The Company has, at all relevant times, been and is a taxable Canadian corporation within the meaning of subsection 89(1) of the Tax Act. The Company has never been required to file any Tax Return with, and has never been liable to pay any Taxes to, any Tax Authority outside Canada. No request to file a Tax Return or for the payment of Tax has ever been made of the Company or any Subsidiary by a Tax Authority in a jurisdiction where it does not presently file Tax Returns.

      (m) Neither the Company nor any Subsidiary has claimed any reserve for Tax purposes, if as a result of such claim any amount could be included in its or the Purchaser's income for a taxation year ending after the Closing. The Company has not made any payment, nor is it obligated to make any payment, and is not a party to any agreement under which it could be obligated to make any payment, that may not be deductible by virtue of section 67 of the Tax Act, other than in the ordinary course of business.

      (n) Neither the Company nor any Subsidiary has made a material Tax election pursuant to any Law (i) for any taxable year commencing after 2000 or
(ii) that has any effect on the Taxes of the Company or any Subsidiary for any taxable year ending after the Closing. The Company has not entered into agreements contemplated by section 191.3 of the Tax Act.

      (o) Since April 1, 2000, no Person (other than the Purchaser) has acquired or had the right to acquire control of the Company or any of its Subsidiaries for purposes of Section 111 of the Tax Act or Section 382 of the Code.

      (p) There is no, and prior to the Closing there will not be, any transaction, election, or failure to take any action or make any election prior to the Closing that would restrict or limit use (for the benefit of Purchaser) of the Company's and each Subsidiary's net losses as at the Closing in a taxation year ending after the Closing and the application (for the benefit of Sellers) of any such losses to taxation years ending on or prior to the Closing, other than any limits or restrictions caused by any act, omission or failure of the Purchaser under applicable Laws, including Section 111 of the Tax Act.

      (q) None of sections 78, 80, 80.01, 80.02, 80.03 and 80.04 of the Tax Act,
or any equivalent provision of the Laws of any other jurisdiction, have applied or will apply to the Company at any time on or before the Closing Date.

      (r) Neither the Company nor any Subsidiary has acquired property from a non-arm's length Person, within the meaning of the Tax Act, for consideration, the value of which is less than the fair market value of the property, including, but not limited to, in circumstances which could subject it to a liability under section 160 of the Tax Act. The value of the consideration paid or received by the Company or its Subsidiaries for the acquisition, sale or transfer of property (including intangibles) or the provision of services (including financial transactions) from or to each other or to any other non arm's length Person is equal to the estimated fair market value of such property acquired, transferred or sold or services purchased or provided. The Company and each Subsidiary has not received any requirement pursuant to section 224 of the Tax Act which remains unsatisfied in any respect.

      (s) No circumstances exist and no transaction or event or series of transactions or events has occurred which has resulted or could result in a liability for Tax to the Company, either before, on or after Closing, under section 17 of the Tax Act. Paragraph 214(3)(a) of the Tax Act has not applied as a result of any transaction or event involving the Company. For all transactions between the Company and any Person that is a non-resident of Canada for purposes of the Tax Act with whom it was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date and to which subsection 247(3) of the Tax Act could apply, the Company and each Subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

      (t) Neither the Company nor any Subsidiary has undergone a change in accounting method that currently requires, or will require, an adjustment to taxable income under Section 481 of the Code for any period following the Closing Date.

      (u) Neither the Company nor any Subsidiary is or has been a "United States real property holding company" within the meaning of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (v) The Company is duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and the registration number is 138054291.

      (w) The Company has, as of the date hereof, and will have, as of the Closing Date, (before giving effect to the transactions contemplated hereby to occur on the Closing Date but taking into account the application of non-capital/net operating losses to Pre-Closing Tax Periods pursuant to Section 6.3(b)) at least Cdn$11,000,000 of non-capital/net operating losses available to be applied by the Company in tax periods beginning after the Closing Date, on the assumption that none of the restrictions in subsection 111(5) of the Tax Act will apply to the acquisition of control of the Company by Purchaser under this Agreement.

      3.16 Absence of Certain Changes and Events. Since March 31, 2005, except as set forth in the Seller Disclosure Schedule, the Company and each Subsidiary has conducted its business in the ordinary course thereof consistent with past practice and from such date, with respect to the Company or each Subsidiary, as the case may be, there has not been any:

      (a) change in the business, assets, liabilities, results of operations or financial condition of the Company or any Subsidiary, or any event, condition or contingency (either individually or taken together) affecting the Company or any Subsidiary directly that constitutes a Material Adverse Effect;

      (b) (A) incurrence, payment or discharge of any liability or obligation (absolute, accrued, contingent or otherwise), (B) sale or transfer of any property, or (C) acquisition or sale, lease, grant of interest in, or other disposition of, any assets or businesses, in each of clauses (A), (B) and (C), other than in the ordinary course of business, consistent with past practice;

      (c) (A) guarantee or any other assumption of the obligations of any Person, or (B) making of any Indebtedness or advance to any Person (other than business-related advances to employees in the ordinary course of business, consistent with past practice and in an amount not in excess of $5,000 per employee or $25,000 in the aggregate);

      (d) settlement or compromise of any Action if the amount of such settlement will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of the Company or any Subsidiary after the Closing;

      (e) Tax election or change in a Tax election or the filing for any change of any method of accounting with any relevant Tax Authority, except as required by any change in Law;

      (f) change in any method of accounting applied in the preparation of the Financial Statements, other than a change which is required by reason of a concurrent change in Law or GAAP;

      (g) (A) adoption of or amendment to any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of its employees, consultants or directors, or (B) grant of any increase (other than increases required under any Contract entered into before March 31, 2005 and annual or periodic increases in the ordinary course of business, consistent with past practice) in the compensation of its employees, officers or directors (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

      (h) material change, termination or modification in any of the Contracts listed in the Seller Disclosure Schedule pursuant to Section 3.10, nor has the Company or any Subsidiary entered into any Contract which, had such Contract been entered into prior to the date hereof, would have been required to have been listed in the Seller Disclosure Schedule pursuant to Section 3.10, except, in each case, in the ordinary and regular course of its business and in no event calling for annual payments by, or to, the Company or any Subsidiary in excess of $10,000;

      (i) issuance or sale by the Company or any Subsidiary of any capital stock of the Company or any Subsidiary, or any security convertible into or exchangeable for, or any right exercisable to acquire, any shares of such capital stock;

      (j) declaration, distribution or the setting aside for distribution of any property (including cash), or directly or indirectly, the redemption, purchase or other acquisition of any shares of capital stock;

      (k) amendment, termination or waiver of any rights of value to the Company or any Subsidiaries greater than $10,000;

      (l) any extraordinary loss, damage or destruction, whether or not covered by insurance;

      (m) written off as uncollectible, any Accounts Receivable or any portion thereof in amounts exceeding $25,000 in each instance, or $100,000 in the aggregate;

      (n) increase in the Company's or any Subsidiary's reserves for contingent liabilities;

      (o) making of any forward purchase commitment in excess of the requirements of the Company and its Subsidiaries for normal operating purposes or at prices higher than the current market prices; or

      (p) agreement, whether in writing or otherwise, to take any action described in this Section 3.16.

      3.17 Litigation and Claims. Except as set forth in the Seller Disclosure Schedule, there is no Action pending or, to the Knowledge of the Sellers, threatened or contemplated, against or affecting the Company or any Subsidiary or any property or assets used by them, or the Purchase Shares, and there is no Action pending or, to the Knowledge of the Sellers, threatened or contemplated, against the Company or any Subsidiary affecting the propriety or validity of the transactions contemplated hereby or by the Related Agreements. Except as set forth in the Seller Disclosure Schedule, neither the Company nor any Subsidiary is subject to or in default under or with respect to any Order.

      3.18 Governmental Permits; Compliance with Laws.

      (a) The Company and each Subsidiary owns, holds or possesses all Governmental Permits which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted.

      (b) The Seller Disclosure Schedule sets forth a complete and correct list and brief description of each Governmental Permit owned, held or possessed by the Company or any Subsidiary. Each Governmental Permit is valid, subsisting and in good standing. All Governmental Permits are renewable by their terms or in the ordinary course of business without the need for the Company or any Subsidiary to comply with any special rules or procedures, agree to any materially different terms or conditions, or pay any amounts other than routine filing fees. Except as set forth in the Seller Disclosure Schedule, (i) the Company and each Subsidiary has fulfilled and performed in all respects its obligations under each of the Governmental Permits which it owns, holds or possesses, and (ii) no written notice (or, to the Knowledge of Sellers, no threat) of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Sellers, the Company or any Subsidiary.

      (c) The Company and each Subsidiary have conducted their respective businesses and operations is in compliance, and are currently in compliance, in all material respects with all Laws which are applicable to its respective business.

      3.19 Environmental Matters. Except as set forth in the Seller Disclosure
Schedule:

      (a) The Company and each Subsidiary, and the assets of the Company and each Subsidiary (including real property) are and at all times have been in compliance in all material respects with its obligations under applicable Environmental Laws;

      (b) Neither the Company nor any Subsidiary has caused or permitted a release of a Hazardous Substance to the Environment at any of the Facilities;

      (c) There are no Environmental Conditions present at, on, or under, any Facility as a result of activities of the Company or any Subsidiary or any of their employees or agents or the Vessels, or as a result of activities of any other Person, in each case in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would reasonably be expected to result in liability under or relating to Environmental Law;

      (d) Neither the Company nor any Subsidiary has disposed of, arranged for the disposal of, released, threatened to release, or transported any Hazardous Substances in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in liability under or relating to Environmental Law;

      (e) Neither the Company nor any Subsidiary is subject to any Actions, is subject to any Order or has received any notice or other communication from any Governmental Authority or the current or prior owner or operator of any of the Facilities or any other Person, in each case with respect to any actual or potential violation or failure to comply with any Environmental Law or of any actual or threatened obligation or liability under any Environmental Law, or regarding any Hazardous Substances; and to the Knowledge of the Sellers, neither the Company nor any Subsidiary is threatened with any such Action, Order, notice or communication;

      (f) Neither the Company nor any Subsidiary has been charged with or convicted of an offence for non-compliance with any Environmental Laws;

      (g) No unbudgeted works or additional expenditure of the Company or any Subsidiary is required or planned in relation to the business of the Company or any Subsidiary or any of the Facilities to ensure compliance of the Company or any Subsidiary or any of the Facilities with any Environmental Law or Governmental Permit;

      (h) The Company and Subsidiaries have complied in all material respects with the provisions of (a) the Transportation of Dangerous Goods Act, 1992 (Canada) in handling, offering for transport, transporting or importing any Hazardous Substances which are "dangerous goods" under that Act, (b) Title 49 of the Code of Federal Regulations of the United States, and (c) any applicable Laws regarding invasive species, including without limitation Title 33, Part 151 of the Code of Federal Regulations of the United States and any other applicable Laws or regulations governing the release or discharge of ballast water;

      (i) All contractual arrangements with recognized oil response companies required to be maintained by the Company or any Subsidiary are in full force and effect;

      (j) Neither the Company nor any Subsidiary has specifically contractually assumed any liability or obligation under or relating to Environmental Laws or Hazardous Substances; and

      (k) There are no Environmental Reports prepared since June 2000 in the custody or control of the Company or any Subsidiary relating to the Facilities, business of the Company or any Subsidiary or activities of the Company or any Subsidiary that have not been made available to Purchaser.

      3.20 Employee Plans

      (a) U.S. Employee Plans

            (i) Except as set forth in the Seller Disclosure Schedule, none of the Company, any Subsidiary, the Sellers nor any other Person which together with the Company, the Subsidiaries or any of the Sellers constitutes a member of the Company's, the Subsidiaries' or such Seller's "controlled group" or "affiliated service group" (within the meaning of Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code (each such group or groups and each member thereof hereinafter referred to individually and collectively as the "Group")) has at any time adopted or maintained, has any liability or is a fiduciary with respect to or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, or (ii) any other material benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, consultants or independent contractors of the Group, or for the benefit of any other Person or Persons) including, without limitation, plans, programs, contracts or arrangements with respect to pension, retirement, profit sharing, deferred compensation, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, disability, relocation, child care, educational assistance, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance, cafeteria, pre-tax premium, flexible spending or other contribution, benefit or payment of any kind, and plans, programs, contracts or arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Group, other than any such benefit plan, program, contract or arrangement maintained outside the United States primarily for the benefit of Canadian Employees (hereinafter individually and collective called the "Canadian Plans"), (all such employee benefit plans and other benefit plans, programs, contracts or arrangements, whether written or oral, hereinafter individually and collectively called the "U.S. Employee Benefit Plans"). No member of the Group has any obligation other than as required by applicable Law, to amend any U.S. Employee Benefit Plan so as to increase benefits thereunder or otherwise or to establish any new benefit plan, program, contract or arrangement.

            (ii) No U.S. Employee Benefit Plan is subject to Title IV of ERISA,
      Section 302 of ERISA or Section 412 or 413(c) of the Code.

            (iii) Any and all amounts which any member of the Group is required to pay, deduct or remit, as contributions or otherwise, with respect to the U.S. Employee Benefit Plans, have been timely paid, deducted or remitted.

            (iv) Each of the U.S. Employee Benefit Plans (other than any Multiemployer Plans and any welfare plans (within the meaning of Section 3(1) of ERISA) maintained by a labor union (such welfare plans and Multiemployer Plans that are U.S. Employee Benefit Plans hereinafter individually and collectively called "Union Plans")) sponsored or maintained by the Company or any Subsidiary, to which the Company or any Subsidiary has any current or future obligation to contribute or under which any employee of the Company or any such Subsidiary (and/or any dependent or beneficiary of such employee) is covered or entitled to benefits by reason of employment with the Company or any such Subsidiary (such U.S. Employee Benefit Plans hereinafter individually and collectively called "US Plans") and, to the Knowledge of the Sellers, each of the Union Plans, has been established, maintained, operated and administered in all material respects in accordance with its terms and all applicable Law. Each of the US Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code (a "Qualified Plan") has been determined by the Internal Revenue Service to be so qualified and nothing has occurred since the issuance of such determination to adversely affect such qualified status. There are no pending, threatened or anticipated Actions, suits, claims, trials, demands, investigations, arbitrations or proceedings (other than routine claims for benefits) involving any of the US Plans, or, to the Knowledge of the Sellers, any of the Union Plans with respect to or affecting the Company or any Subsidiary or any current or former employee of the Company or any Subsidiary. There have been no nonexempt "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the U.S. Employee Benefit Plans.

            (v) No member of the Group has any withdrawal liability with respect to a "multiemployer plan" within the meaning of Section 3(37) of ERISA (each such plan hereinafter a "Multiemployer Plan") under Title IV of ERISA. No member of the Group is a party to, or participates in, or has any liability or contingent liability with respect to any Multiemployer Plan.

            (vi) A complete and correct copy of each of the US Plans and governing documents thereof, and all amendments thereto, whether currently effective or to become effective at a later date, and all contracts and agreements relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to Purchaser. In the case of any US Plan that is not in written form, an accurate and complete description of such US Plan has been provided to

      Purchaser. With respect to each US Plan, Purchaser has been provided with a complete and correct copy of each of (i) the three most recent annual reports (Form 5500 series), including any schedules thereto and audit reports, (ii) the most recent summary plan description (including summaries of material modification), and a copy of any other material or documents distributed to any US Employee, participant or any beneficiary in connection with any US Plan, and (iii) the most recent Internal Revenue Service determination letter and/or ruling.

            (vii) The Seller Disclosure Schedule lists termination rights and notice requirements under each US Plan. There have been no material changes in the financial condition of the respective US Plans (or other information provided hereunder) from that stated in each US Plan's most recent of such annual reports.

            (viii) Except as set forth on the Seller Disclosure Schedule, no US Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees, former employees or directors of the Company or any Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA.

            (ix) Except as set forth in the Seller Disclosure Schedules, neither the execution and delivery by the Sellers of this Agreement or the Related Agreements nor the consummation by the Sellers of the transactions contemplated hereby or by the Related Agreements shall (either alone or upon the occurrence of additional events or acts) (x) require any the Company or any Subsidiary to make any payment to, or obtain any consent or waiver from, any officer, director, employee, consultant or agent of any member of the Group (other than the Sellers) or (y) accelerate vesting or payment of any benefits or any payments, increase the amount or value of any benefit or payment or result in the payment of or obligation to pay any "excess parachute payment" (within the meaning of Section 280G of the Code).

            (x) The Seller Disclosure Schedule separately identifies each Canadian Plan as well as each severance or other post termination arrangement applicable to Canadian Employees.

            (xi) All nonqualified deferred compensation plans (within the meaning of Section 409A(d) of the Code) maintained by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any liability, contingent or otherwise, that is subject to Section 409A of the Code has, at all times since January 1, 2005, been maintained and administered in accordance with the Section 409A of the Code.

            (xii) The bonus plan underlying the arrangements described under "Other" in item 3.20(A)(I) of the Seller Disclosure Schedule shall have been terminated as of the Closing Date without any obligation of the Company or any Subsidiary continuing thereunder.

            (xiii) Neither the Company nor any Subsidiary has any liability with respect to retirement or welfare benefits for any US Employee who is not covered by a collective bargaining agreement with respect to which the Company or a Subsidiary is a party (a "Non-Union Employee"), other than with respect to contributions made to the Union Plans (the annual amount of which has been provided to Purchaser) to provide coverage thereunder (the "Non-Union Contributions"). Any coverage of a Non-Union Employee by a Union Plan is being provided to such Non-Union Employee in accordance with applicable Law. The Company may unilaterally terminate, without penalty and with no more than 15 days' notice, any arrangement under which any Union Plan covers any Non-Union Employee and, prior to any such termination, each such Union Plan will continue to provide such coverage so long as the Company or a Subsidiary continues to make Non-Union Contributions.

      (b) Canadian Employee Plans

            (i) The Seller Disclosure Schedule identifies all retirement, pension, supplemental pension, savings, retirement savings, retiring allowance, bonus, profit sharing, stock purchase, stock option, phantom stock, share appreciation rights, deferred compensation, severance or termination pay, change of control, life insurance, medical, hospital, dental care, vision care, drug, sick leave, short term or long term disability, salary continuation, unemployment benefits, incentive or other employee benefit plan, program, arrangement, policy or practice whether written or oral, formal or informal, funded or unfunded, registered or unregistered, insured or self-insured that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Company or any Subsidiary for the benefit of current or former employees, directors, officers, shareholders, independent contractors or agents of the Company or any Subsidiary who are located in Canada (collectively the "Canadian Employee Benefit Plans") other than government sponsored pension, employment insurance, workers compensation and health insurance plans.

            (ii) Neither the Company nor any Subsidiary maintains or otherwise contributes to, nor are the Company or any Subsidiary required to contribute to, any registered pension plan, by or on behalf of the Company or any Subsidiary, for the benefit of current or former employees, directors, officers, shareholders, independent contractors or agents of the Company or any Subsidiary who are located in Canada.

            (iii) Each Canadian Employee Benefit Plan has been maintained, administered and invested in compliance with its terms and with the requirements prescribed by applicable Law and is in good standing in respect of such applicable Law and each Canadian Employee Benefit Plan that is required to be registered under applicable legislation is duly registered with the relevant Governmental Authority.

            (iv) All contributions or premiums required to be paid, deducted or remitted and all obligations required to be performed by the Company or any Subsidiary pursuant to the terms of any Canadian Employee Benefit Plan or by applicable Law or otherwise, have been paid, deducted, remitted or performed in a timely fashion and there are no outstanding defaults or violations with regard to same.

            (v) There are no Actions pending or, to the Knowledge of the Sellers, threatened with respect to the Canadian Employee Benefit Plans (other than routine claims for benefits) and no circumstances or event has occurred that could result in an Action.

            (vi) There has been no judgment, order or award with respect to any of the Canadian Employee Benefit Plans.

            (vii) To the extent required by applicable law and pursuant to GAAP, the liabilities of the Company or any Subsidiary under any Canadian Employee Benefit Plan are properly accrued and reflected in the Financial Statements.

            (viii) The Company has delivered the following documents to the
      Purchaser:

                  (A) true and complete copies of all the text of the Canadian
            Employee Benefit Plans (where no text exists, a summary has been provided) and any related trust agreements, insurance contracts or other documents governing those plans, all as amended to the date hereof;

                  (B) a copy of all materials or documents distributed to new or existing members of the Canadian Employee Benefit Plans during the last three years;

                  (C) the most recent accounting and certified financial
            statement of each Canadian Employee Benefit Plan for which such statement is made;

                  (D) the most recent annual information returns filed with
            regulatory authorities in respect of each Canadian Employee Benefit Plan for which such filing is required;

      and no fact, condition or circumstances has occurred since the date of those documents which would materially affect the information contained herein.

            (ix) To the Knowledge of the Sellers, no event has occurred and there has been no failure to act on the part of either the Company or any Subsidiary that could subject either the Company or any Subsidiary or any of the Canadian Employee Benefit Plans or any successor plan to the imposition of any tax, penalty, penalty tax or other liability, whether by way of indemnity or otherwise.

            (x) No promises or commitments have been made by the Company or any Subsidiary to amend any of the Canadian Employee Benefit Plans, to provide increased benefits thereunder or to establish any new benefit plan, except as required by applicable Laws or as disclosed in the Seller Disclosure Schedule.

            (xi) The transactions contemplated in this Agreement shall not, alone or upon the occurrence of any additional or subsequent event, result in any payment, severance or otherwise, acceleration, vesting, increase in benefits or acceleration of any funding obligation under any of the Canadian Employee Benefit Plans with respect to any employees or former employees of the Company or any Subsidiary.

            (xii) No employees or former employees of the Company or any Subsidiary are entitled to post-retirement benefits.

            (xiii) None of the Canadian Employee Benefit Plans require or permit retroactive increases or assessments in premiums or payments.

            (xiv) Neither the Company nor any Subsidiary contribute or are required to contribute to any multi-employer pension or benefit plan. None of the Canadian Employee Benefit Plans are multi-employer pension or benefit plans.

      3.21 Maritime Matters.

      (a) Vessels. The Seller Disclosure Schedule lists all Vessels owned, chartered or operated by the Company and each Subsidiary, setting forth, for each Vessel, its (i) name, (ii) owner, (iii) the arrangements (including intercompany arrangements) pursuant to which such Vessel is chartered or operated by the Company (iv) official number and call sign, (v) flag, (vi) deadweight tonnage, (vii) Vessel type, (viii) class description, (ix) classification society, (x) shipyard and year in which the Vessel was constructed, (xi) date of the Vessel's last special survey, (xii) date of the Vessel's last dry-docking and (xiii) the scheduled date of the Vessel's next dry-docking for purposes of the next scheduled special survey; and Sellers shall provide, at Closing, such information for vessels, if any, acquired, chartered or operated in the period between the date hereof and Closing.

      (b) The owner of each Vessel has good marketable title, free and clear of Liens and indemnified from all Actions, including any claim other than Permitted Liens, and other than any claims, interests or demands listed in the Seller Disclosure Schedule, and that all permits, certificates and licenses required for the ownership, operation and chartering of the Vessels are in full force and effect.

      (c) Except as set forth on the Seller Disclosure Schedule, the Vessels are in good working order and, consistent with their respective ages, are without material defect or inherent vice in condition, design, operation or fitness as necessary to fulfill the ongoing requirements of the Company and its Subsidiaries when operated in a manner not inconsistent with industry practices for similar freshwater shipping fleets and for the uses currently engaged.

      (d) Each Vessel is properly documented and has been operated and equipped in accordance with and continues to comply with all applicable Laws in force at the date of this Agreement in so far as they apply to the Vessels.

      (e) There has been no change to the certification, classification or insurance coverage (other than the proposed change to insurance arrangements of which the Company has advised Rand) of the Vessels since the information pertaining to same has been furnished to Rand.

      (f) Except as set forth on the Seller Disclosure Schedule, each Vessel fully complies with all requirements of its present class and Classification Society set forth on the Seller Disclosure Schedule with all continuous or progressive survey cycles up to date.

      (g) Except as set forth on the Seller Disclosure Schedule, there is no Action pending or, to the Knowledge of the Sellers, threatened against the Company, its Subsidiaries or any of the Vessels with respect to or arising out of the ownership, use, or operation of the Vessels.

      (h) To the Knowledge of the Sellers, all facts relating specifically to the Vessels (but not including any facts generally affecting the industries or segments in which the Company or the Subsidiaries operate) which could materially affect the value of the Vessels or their operations and which would be likely to affect the decision of an intending buyer of the Vessels have been disclosed to Rand or Purchaser in writing.

      3.22 No Finder. Neither the Company nor any Subsidiary or any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than fees or commissions which shall be paid in full by the Sellers prior to the Closing) for or on account of the transactions contemplated hereby or by the Related Agreements.

      3.23 Certain Business Practices. No director, officer, member, agent, representative or employee of the Company or any Subsidiary (in their capacities as such) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada); or (iii) made any other unlawful payment.

      3.24 Accounts Receivable. Except to the extent of the amount of the reserve for doubtful accounts reflected in the balance sheets included in the Financial Statements or as set forth on the Seller Disclosure Schedule, all Accounts Receivable of the Company and each Subsidiary reflected therein and all Accounts Receivable that have arisen since March 31, 2005 (except Accounts Receivable that have been collected since such date) are valid and enforceable claims, constitute bona fide Accounts Receivable resulting from the sale of goods and services in the ordinary course of business and are fully collectable in a manner consistent with past practice. The Accounts Receivable are subject to no valid defense, offsets, returns, allowances or credits of any kind, except returns or credits which are in the ordinary course of the Company's and the Subsidiaries' business except to the extent of the amount of the reserve for doubtful accounts reflected in the balance sheets included in the Financial Statements or as set forth on the Seller Disclosure Schedule.

      3.25 Major Customers. The Seller Disclosure Schedule lists, by dollar volume paid for the year ended March 31, 2005, the 10 largest customers of the Company and Subsidiaries, taken as a whole, (collectively, the "Major Customers"). The relationships of Company and Subsidiaries with the Major Customers are reasonable commercial working relationships and: (i) all amounts owing from the Major Customers, if not in dispute, have been paid in accordance with their respective terms; (ii) none of the Major Customers within the last twelve months has threatened to cancel, or otherwise terminate, the relationship of such Major Customer with the Company or any Subsidiary; and (iii) none of the Major Customers during the last twelve months has decreased materially, or threatened to decrease or limit materially, its relationship with the Company or any Subsidiary or, to Sellers' Knowledge, intends to decrease or limit materially its relationship with the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any written or oral notice or has any other knowledge regarding the insolvency of any major customer.

      3.26 Affiliate Transactions. Except as disclosed on the Seller Disclosure Schedule, no Affiliate of the Company, any Subsidiary, any Seller or any officer, director, partner, member, consultant or employee of thereof, is a party to any transaction with the Company or any Subsidiary, including any Contract or arrangement providing for the furnishing of services (other than in their capacity as shareholder, officer, director, partner, member, consultant or employee) to or by, providing for rental of real property or other assets or rights or privileges to or from, or otherwise requiring payments to or from the Company, any Subsidiary or any Affiliate thereof.

      3.27 Sufficiency of Assets. The property and assets owned and leased by each of the Company and each Subsidiary include all material rights, assets and property necessary for the conduct of the business of the Company and each of the Subsidiaries after the Closing, substantially in the same manner as it was conducted prior to the Closing. Neither the Company nor any Subsidiary owns or possesses any property, rights or other assets which are not owned or possessed solely for the purpose of conducting the respective business of each entity as it is now being conducted.

      3.28 Bank Accounts. The Seller Disclosure Schedule sets forth a complete list of (i) all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Company or any Subsidiary showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories, and
(ii) the names of all Persons holding powers of attorney from the Company or any Subsidiary; true, correct and complete copies of all powers of attorney granted by the Company or any Subsidiary have been provided to Purchaser.

      3.29 Disclosure. No representation or warranty by Sellers in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Purchaser pursuant to the provisions hereof, when considered with all other such documents or writings, contain or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.

                                   ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RAND

      Purchaser and Rand represent and warrant, jointly and severally, to each Seller as follows:

      4.1 Organization; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the federal laws of Canada. Rand is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authority; Execution and Delivery; Enforceability. Purchaser and Rand each have full corporate power and authority to execute and deliver this Agreement and the Related Agreements (to the extent a party thereto), to perform their respective obligations hereunder and under the Related Agreements (to the extent a party thereto) and to consummate the transactions contemplated hereby and by the Related Agreements (to the extent a party thereto). Other than obtaining Shareholder Approval, all corporate acts and other proceedings required to be taken by Rand and Purchaser to authorize the execution, delivery and performance of this Agreement and the Related Agreements to which Rand or Purchaser is a party have been duly and properly taken. Each of this Agreement and (when executed) the Related Agreements to which Rand or Purchaser is a party has been (or will be) duly executed and delivered by Rand and Purchaser, and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of Rand and Purchaser, enforceable against Rand and Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      4.3 Non-Contravention. The execution and delivery of this Agreement and the Related Agreements by Rand and Purchaser (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and such Related Agreements and compliance with the terms hereof and of such Related Agreements, will not (or would not with the giving of notice or the passage of time):

      (a) constitute a violation or breach of the articles or certificate of incorporation or the amalgamation or the by-laws of Rand or Purchaser, respectively;

      (b) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any material contract or other instrument to which Rand or Purchaser is a party or by which any of the assets of Rand or Purchaser is bound; or

      (c) assuming the consents described in Section 4.4 have been received, violate any Order or any Law affecting Rand or Purchaser, or their respective assets.

      4.4 Consents and Approvals. Except as set forth in the Purchaser Disclosure Schedule, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (other than Shareholder Approval) is required to be obtained by or on behalf of Rand or Purchaser in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the Related Agreements to which Rand or Purchaser is a party or the consummation of the transactions contemplated hereby and by such Related Agreements.

      4.5 Litigation and Claims. There is no Action pending or, to the knowledge of Rand or Purchaser, threatened, against or affecting Rand or Purchaser with respect to the propriety or validity of the transactions contemplated hereby or by the Related Agreements to which Rand or Purchaser is a party.

      4.6 No Finder. Neither Rand nor Purchaser, nor any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby or by the Related Agreements.

      4.7 Disclosure. No representation or warranty by Rand or Purchaser in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Sellers pursuant to the provisions hereof, when considered with all others such documents or writings, contain or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.

                                   ARTICLE V.

                        ACTION PRIOR TO THE CLOSING DATE

      From and after the execution of this Agreement until the Closing Time (or earlier termination of this Agreement in accordance with Section 10.1):

      5.1 Conduct of Business.

      (a) Each Seller shall cause the Company and each Subsidiary to (i) continue to conduct the business of the Company and each Subsidiary in the ordinary course thereof and use its commercially reasonable efforts to maintain its business in substantially the same manner as heretofore, carry on its business practices in substantially the same manner as heretofore and keep their books of account, records and files in a manner consistent with past practice subject to changes in requirements under GAAP or applicable Law, (ii) use its commercially reasonable efforts to preserve the organization of the Company and each Subsidiary intact, to retain the services of the employees of the Company and each Subsidiary and to preserve the goodwill of the suppliers and customers of the Company and each Subsidiary and others having business relations with the Company and each Subsidiary, (iii) pay and perform all of the debts, obligations and liabilities of the Company and each Subsidiary in a manner consistent with past practice, and maintain and manage working capital of the Company and Subsidiaries, in each case consistent with past practice; (iv) maintain all material assets in a manner consistent with past practices and not take any action adverse to the preservation of such material assets, (v) fully satisfy all obligations, on a timely basis, under each employee benefit plan (as defined in Section 3(3) of ERISA) or under each Canadian Employee Benefit Plans, including, without limitation, all contribution obligations, and to administer, operate and maintain each such employee benefit plan in accordance with its terms and all applicable Laws, including with respect to any Qualified Plan, the qualification requirements of the Code; (vi) conduct the business of the Company and each Subsidiary in such a manner that, on the Closing Date, subject to circumstances which may occur in the interim period from the date hereof which are beyond the control of the Company and each Subsidiary, the representations and warranties of Sellers contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date; (vii) on a periodic basis (as reasonably determined by Rand) report to Rand concerning material matters relating to the business of the Company and each of the Subsidiaries; (viii) comply in all material respects with all Laws applicable to the Company and each Subsidiary; (ix) insure and to keep fully insured all properties, including the Vessels, but in no event to a lesser extent than existed prior to the execution of this Agreement; (x) comply strictly and in all respects with the requirements of Environmental Laws and use its reasonable best efforts to notify Rand as soon as reasonably possible in the event of any release or discovery of any Hazardous Substance or contaminant at, upon, under, over or within its property or any contiguous real property or any real property to which a contaminant could reasonably be anticipated to be released or in the event of an oil spill in the marine environment or of a situation necessitating the taking of measures to avoid oil pollution damage in the marine environment, promptly notify Rand of the same and forward to Rand copies of all Orders, notices, permits, applications or other communications and reports, provided such matters are not subject to legal privilege, in connection with any release or the presence of any contaminant or any matters relating to Environmental Laws as they affect the real property leased, used or occupied by the Company or any Subsidiary or of any oil spill or threat of oil spill for any of the Vessels; (xi) warrant and defend the title to and possession of the Vessels and every part thereof (except leased equipment), free and clear of all claims and demands of all other persons whomsoever; (xii) at all times to maintain and preserve or cause to be maintained and preserved the Vessels, their equipment and machinery in their current operating condition, subject to the remediation, repairs and improvements currently required or planned as set forth on Schedule 3.21(c); (xiii) if legal proceedings are filed against the Vessels or if any of the Vessels is otherwise attached, levied upon, taken into custody or by any proceeding arrested or detained by an court or tribunal or by any Governmental Authority or other authority, to promptly notify Rand thereof by telecopier in accordance with Section 11.2 and to take such steps as are commercially reasonable with a view to enabling such Vessel to be released from arrest or detention as quickly as possible (and in any event, such release to be effected prior to the Closing Date) and to promptly notify Rand thereof in the manner aforesaid; (xiv) in the event of the Vessel being requisitioned by the Canadian or United States government or seized or requisitioned by any subject government, to forthwith notify Rand by telecopier in accordance with Section 11.2; (xv) keep the Vessels free and clear from all claims, demands, actions or proceedings (other than Permitted Liens); and (xvii) repair or cause to be repaired, to the satisfaction of the American Bureau of Shipping and Transport Canada, the damages to the M/V Mississagi incurred in the August 9, 2005 Welland Canal incident, such repairs to be completed promptly, and, in any event, no later than the Closing Time.

      (b) Notwithstanding Section 5.1(a) hereof, each Seller shall cause the Company and each Subsidiary to not, unless otherwise expressly contemplated by this Agreement or as disclosed in the Seller Disclosure Schedule, without the prior written consent of Rand which shall not be unreasonably withheld:

            (i) make any material change in the businesses or the operations of the Company or any Subsidiary;

            (ii) other than in the ordinary course of business consistent with past practice, (A) incur, pay or discharge any liability or obligation (absolute, accrued, contingent or otherwise), (B) sell or transfer any property, or (C) acquire or sell, lease, grant an interest in or dispose of any assets or businesses, in each case in (A), (B) and (C ), for or with respect to liabilities, obligations, properties, assets or businesses valued at no more than $50,000 individually or $100,000 in the aggregate;

            (iii) (A) guarantee or assume any other obligation of any Person, or
      (B) make any loan or advance to any Person (other than in the ordinary course of business, consistent with past practice and business-related advances to employees in an amount not to exceed $5,000 per employee or $25,000 in the aggregate);

            (iv) waive any right of value owed to, cancel any debt owed to, or claims held by, the Company or any Subsidiary, except in the ordinary course of business consistent with past practice;

            (v) settle or compromise any Action, which amount of such settlement or compromise is not paid in full prior to the Closing or which settlement or compromise would have a continuing adverse impact on the business of the Company or any Subsidiary after the Closing;

            (vi) make any Tax election or change a Tax election or file for any change in any material respect of any method of accounting with the relevant Tax Authority, except as required by any change in Law;

            (vii) make any change in the methods of accounting or accounting principles applied in the preparation of the financial statements of the Company or any Subsidiary other than a change which is required by reason of a concurrent change in Law or GAAP;

            (viii) (A) adopt, terminate, amend in any material respect (except as required by this Agreement or applicable Law), fund or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of its employees, consultants or directors, (B) grant any general increase (other than increases required under a Contract) in the compensation of its employees (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment) or any increase (other than increases required under a Contract) in the compensation payable or to become payable to any officer or director, or
      (C) completely or partially withdraw (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan;

            (ix) amend or modify any Contract listed in the Seller Disclosure Schedule pursuant to Section 3.10, or enter into any Contract which, had such Contract been entered into prior to the date hereof, would have been required to have been listed in the Seller Disclosure Schedule pursuant to
      Section 3.10, except in the ordinary course of business and in no event calling for annual payments, if a new Contract, or an increase in annual payments, if an amendment or modification, by, or to, the Company or any Subsidiary in excess of $50,000 or payments in excess of $100,000 in the aggregate, other than any amendments and modifications pursuant to grace periods customary in the industry;

            (x) enter into, amend or modify any collective bargaining agreements;

            (xi) authorize, undertake, or enter into any commitment with respect to, capital expenditure projects individually in excess of $50,000 or in the aggregate in excess of $100,000 except for winter work and capital expenditures within contemplated budgeted amounts for such items provided to Purchaser;

            (xii) amend the articles or certificates of incorporation, as applicable, or by-laws or other governing documents of the Company or any Subsidiary;

            (xiii) issue, deliver, or agree (actually or contingently) to issue or deliver (whether pursuant to any option or otherwise), or grant or modify any option, warrant or other right to purchase or otherwise acquire, any shares of the capital stock of the Company or any Subsidiary, or any security convertible into or exchangeable for, any shares of such capital stock, or issue or agree to issue any bonds, notes, or other securities;

            (xiv) split, combine or reclassify any shares of the capital stock of the Company or any Subsidiary, retire, redeem or otherwise acquire any shares of the capital stock of the Company or any Subsidiary, or declare, set aside or make any distributions of property in respect of the capital stock of the Company or any Subsidiary, or agree to do any of the foregoing;

            (xv) fail to maintain in force, or make any change in (except in the ordinary course of business), the insurance coverage contemplated by
      Section 3.12 (or substantially equivalent replacement coverage) as being maintained by the Company or any Subsidiary;

            (xvi) issue any communication to employees of the Company or any Subsidiary with respect to compensation, benefits or employment continuation or opportunity following the Closing, except as required by Law;

            (xvii) enter into any partnership or joint venture agreement or arrangement or any similar agreement or arrangement;

            (xviii) enter into any Contract which would require a consent thereunder with respect to the consummation of the transactions contemplated hereby or by any Related Agreement;

            (xix) change the registry of the Vessels and not do or suffer to be done any acts or things whereby the said registry of the Vessels may be forfeited or imperiled;

            (xx) other than Permitted Liens, grant, create, assume or suffer to exist any Lien affecting any of their properties, assets, including the Vessels, or not to assign or hypothecate or attempt to hypothecate any freight or hire monies and any insurance policies or insurance claims;

            (xxi) abandon the Vessels or permit any of the Vessels to be abandoned in a foreign port;

            (xxii) allow nor permit, during the voyage, that any of the Vessels make any unlawful deviation and that nothing, at any time, be done or omitted whereby any insurance would become void or voidable in whole or in part;

            (xxiii) enter into a voluntary recognition agreement or other Contract with, or otherwise voluntarily recognize, any employee association, labor union or other similar organization in any of the Canadian employees;

            (xxiv) in the event the Company is certified by an employee association, labor union or other similar organization, pursuant to the Canada Labour Code, or any other applicable Law, the Company shall not engage in any discussions, negotiations, or bargaining in respect of a collective agreement or other Contract or side agreement without informing Rand and Purchaser in advance and providing Rand and Purchaser with an opportunity to participate in the discussions, negotiations or bargaining; or

            (xxv) agree, whether in writing or otherwise, to do any of the foregoing (other than, in the case of subsection (xiv) above, pursuant to the Redemption Agreement).

      5.2 No Breach of Representations and Warranties; Notification of Certain Matters. The Sellers, on the one hand, or Purchaser and Rand, on the other hand, will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event or condition which would result in the inability of any condition contained in Articles VII or VIII to be satisfied or would otherwise prevent it from consummating the transactions contemplated hereby or by any Related Agreement, give detailed written notice thereof to the Sellers or Purchaser, as the case may be, and each of the Sellers or Purchaser, as the case may be, shall use its reasonable best efforts to prevent or promptly to remedy such event, condition or breach. None of the disclosures pursuant to this Section 5.2 or investigations enabled or performed pursuant to Section 5.3 will be deemed to qualify, modify, or amend or supplement the representations, warranties or covenants of any party.

      5.3 Access. Subject to the terms of the Confidentiality Agreement and on reasonable notice, the Sellers shall afford Rand's and Purchaser's employees, auditors, legal counsel and other authorized representatives and advisors, as well as representatives of Rand's and Purchaser's financing sources, all reasonable opportunity and access during normal business hours to inspect, investigate and audit the assets, liabilities, Contracts, Books and Records, operations and business of the Company and each Subsidiary and to interview the officers of the Company and each Subsidiary and such other employees as the parties reasonably agree . Subject to prior discussion with the Sellers and reasonable agreement by the parties on the meeting parameters, the Sellers shall also permit Rand to meet with the customers and other business partners of the Company and each Subsidiary to discuss the business conducted between the Company and each Subsidiary and such customers and business partners. At the request of Rand, the Sellers shall execute or cause to be executed, such consents, authorizations and directions as may be necessary to enable Rand and its representatives to obtain access to all files and records maintained by Governmental Authorities in respect of the Purchase Shares, the Company, the Subsidiaries and their respective businesses, provided that Rand shall not, and shall not attempt, to access such files and records without prior written notice to Sellers and with participation by Sellers as Sellers may reasonably determine.

      5.4 Standstill. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Sellers hereby agree and shall cause the Company and its Subsidiaries, and their respective directors, officers, Affiliates, employees, attorneys, accountants, representatives, consultants and other agents (collectively, "Representatives") to agree: (i) to immediately cease any existing discussions or negotiations with any Person conducted heretofore, directly or indirectly, with respect to any Business Combination involving or with respect to the Company or any Subsidiary;
(ii) not to directly or indirectly solicit, initiate, encourage or facilitate the submission of proposals or offers from any Person other than Rand or Purchaser or their Affiliates relating to any Business Combination involving or with respect to the Company or any Subsidiary, or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish any information to any Person other than Rand or Purchaser or their Representatives in connection with, any proposed or actual Business Combination by any Person other than Rand or Purchaser or their Affiliates. Sellers shall immediately notify Rand regarding any contact with any other Person regarding any proposed Business Combination.

      5.5 Notice of Litigation. Promptly after obtaining Knowledge of the commencement of or the threatened occurrence of any Action against or with respect to the Company, any Subsidiary or the Purchase Shares, the Sellers shall, subject to legal privilege (provided that all details which can be shared without violating or jeopardizing privilege will be shared), give detailed written notice thereof to Rand.

      5.6 Fulfillment of Conditions to Rand's and Purchaser's Obligations and to GR Holdings' Obligations Under the Redemption Agreement. Each Seller agrees, and agrees to cause the Company and each Subsidiary, to use commercially reasonable efforts to fulfill the conditions contained in Article VII hereof and Article VII of the Redemption Agreement.

      5.7 Fulfillment of Conditions to Sellers' Obligations. Rand and Purchaser each agree to use commercially reasonable efforts to fulfill the conditions contained in Article VIII.

      5.8 Governmental Consents.

      (a) Each of Rand, Purchaser and the Sellers shall, and the Sellers shall cause the Company and each Subsidiary to, as promptly as practicable following the execution and delivery of this Agreement make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority in connection with the transactions contemplated hereby and by the Related Agreements. Each party will cause all documents that it is responsible for filing with any Governmental Authority under this Section 5.8 to comply in all material respects with all applicable Laws. Each such party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of such filings or submissions. Each such party shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority and shall comply promptly with any such inquiry or request. Each such party shall use its reasonable best efforts to obtain any clearance required under applicable Law for the consummation of the transactions contemplated hereby and by the Related Agreements. Filing fees attributable to the filings made pursuant to this Section 5.8 shall be borne equally by Purchaser, on the one hand, and Sellers on the other hand.

      (b) Without limiting the generality of the foregoing, each of Rand, Purchaser and the Sellers shall (i) make any filings under the Investment Canada Act, the Competition Act, or any other applicable antitrust law, required of it or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby and by the Related Agreements as soon as practicable; (ii) comply at the earliest practicable date and after consultation with the other parties with any request for additional information or documentary material received by it from the responsible Minister under the Investment Canada Act, the Commissioner of Competition or any other antitrust agency, as applicable;
(iii) cooperate with one another in connection with any filings or other submission aimed at resolving any investigation or other inquiry concerning the transactions contemplated hereby and by the Related Agreements initiated by the responsible Minister under the Investment Canada Act, the Commissioner of

Competition, or any other antitrust agency, including providing each other with copies of any notifications, filings, applications and/or other submissions in draft form for the other party to confirm that information contained within is consistent and accurate; and (iv) use commercially reasonable efforts to cause any applicable waiting periods under the Investment Canada Act, the Competition Act, or any other applicable antitrust law to terminate or expire at the earliest possible date and to obtain any necessary approvals of the transactions contemplated hereby and by the Related Agreements from the responsible Minister under the Investment Canada Act, the Commissioner of Competition, or any other antitrust agency. Notwithstanding any other term or provision of this Agreement, Purchaser and the Sellers (collectively) shall each pay one-half of any filing fee under the Competition Act.

      5.9 Third Party Consents. The Sellers shall, and shall cause the Company and each Subsidiary to, use their respective commercially reasonable efforts (without the obligation to make payment other than obligations when and as required under existing Contracts) to obtain all consents, approvals, waivers and similar authorizations from third parties (other than Governmental Authorities) which are required by the terms of any Contract or otherwise to be obtained in connection with the transactions contemplated hereby, including those identified on the Seller Disclosure Schedule in respect of Section 3.6. The Sellers shall not be in breach of the covenant contained in this Section 5.9 as a result of the failure of Sellers to obtain any consent, approval, waiver or similar authorization required by this Section 5.9 if Rand and Purchaser determine, in their sole discretion, to consummate the transactions contemplated by this Agreement notwithstanding such failure. Rand and Purchaser shall use their respective commercially reasonable efforts to cooperate in obtaining any such consents, so long as neither Rand nor Purchaser is required to make any payments with respect thereto.

      5.10 Publicity. No public release or announcement concerning the transactions contemplated hereby or by the Related Agreements shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and shall make a reasonable effort to take into account such comments.

      5.11 Transfer of Certain Assets. To the extent any of the Sellers (or any of their Affiliates, other than the Company or any Subsidiary) own any assets used in or necessary to conduct the Company's (or any Subsidiary's) business, such Seller, effective as of the Closing Time, shall (i) sell, assign, deliver and transfer to Purchaser or the Company or the relevant Subsidiary all such assets, and (ii) use its best efforts to cause such Affiliate to enter into an agreement with Purchaser to sell, assign, deliver and transfer to Purchaser or the Company or the relevant Subsidiary all of such assets, in each case for no additional consideration.

      5.12 Financing. At all times until Closing, Rand shall use its best efforts to (i) complete the financing under the Financing Commitments; or (ii) if the Financing Commitments are not able to be completed, secure commitments for, and complete, alternative financing on terms substantially similar to, and without substantially greater cost to Rand in the form of fees or other payments than the costs contemplated by, the Financing Commitments. Rand shall keep Sellers' Representative informed at all times as to the status of all ongoing financing matters. For the avoidance of doubt, "best efforts" as used in this Section shall not include commencing or threatening to commence any Action against any other Person.

      5.13 Conversion of Convertible Notes. At or prior to the Closing Time, those Sellers holding Convertible Notes shall fully exercise their rights to convert all such notes into shares of common stock of the Company. Upon the exercise of such rights (and the issuance of all shares of common stock issuable upon such exercise), all such notes shall be deemed repaid in full and cancelled, and the Company and each Subsidiary shall be deemed entirely released and discharged from any and all debts, duties or obligations thereunder.

      5.14 Consolidated Financial Statements. Prior to the Closing, Sellers shall provide to Purchaser copies of the audited consolidated balance sheets and statements of operations and cash flows of the Company and the Subsidiaries for the fiscal years ended March 31, 2003, 2004 and 2005, together with the notes thereto and the opinions of Deloitte & Touche LLP thereon (collectively, the "Consolidated Financial Statements"). The Consolidated Financial Statements will be prepared from the books and records of the Company and its Subsidiaries, and will present fairly the assets, liabilities, income, losses, retained earnings, financial condition, results of operations and cash flows of the Company and its Subsidiaries for the periods and dates covered thereby, in conformity with United States generally accepted accounting principles (consistently applied), the Exchange Act and the rules and regulations of the SEC.

                                   ARTICLE VI.

                         OTHER AGREEMENTS OF THE PARTIES

      6.1 Cooperation in Litigation. Prior to the third anniversary of the Closing Date, the Sellers shall provide to Rand and Purchaser (at Rand's sole reasonable cost and expense) such cooperation as may reasonably be requested in connection with the defense of any litigation relating to the Company or any Subsidiary whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date, provided, that such cooperation is limited to matters of which Sellers have Knowledge.

      6.2 Confidentiality.

      Each Seller agrees that, subject to any requirement of Law, such Seller will keep all Confidential Information confidential. Each Seller agrees that it will not, without the prior written consent of Rand, disclose any Confidential Information to any Person, other than such disclosures that may be required to senior management of the Company or to the Company's or any Subsidiary's accountants or legal advisors. Each Seller agrees that Rand shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 6.2. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 6.2 by any Seller but shall be in addition to all other remedies available at Law or equity. It is further understood and agreed that failure or delay by Rand in exercising any right, power or privilege under this Section 6.2 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this Agreement. Each Seller hereby waives any requirement that Rand post a bond in connection with any claim for equitable relief.

      6.3 Tax Matters.

      (a) The Sellers shall prepare or cause to be prepared in consultation with Purchaser and file or cause to be filed in a timely manner all Tax Returns for the Company and Subsidiaries for all periods ending on or prior to the Closing Date ("Pre-Closing Tax Periods") which are due prior to the Closing Date. Any such Tax Returns filed between the date hereof and the Closing Date for any Pre-Closing Tax Period shall be prepared, and each item thereon treated, in a manner consistent with past practices (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the Company and Subsidiaries), except as required by applicable Law. The Sellers shall submit such Tax Returns to the Purchaser for review and comment at least 30 days prior to filing.

      (b) Rand and Purchaser shall prepare or cause to be prepared in consultation with the Sellers and file or cause to be filed in a timely manner all Tax Returns for the Company and Subsidiaries for all periods beginning before and ending after the Closing Date ("Straddle Periods") and for all Pre-Closing Tax Periods which are due after the Closing Date. All such Tax Returns shall be prepared and filed (i) in a manner that is consistent with past practices (including, without limitation, prior Tax elections and accounting methods or conventions made or utilized by the Company and Subsidiaries, except as required by applicable Law) and (ii) with application, to the maximum extent available, of net operating losses in respect of any Pre-Closing Tax Periods. Rand and Purchaser shall submit such Tax Returns to the Sellers' Representative for review and comment at least 30 days prior to filing. However, if the Sellers' Representative disputes any item on such Tax Return, it shall promptly notify Rand of such disputed item (or items) and the basis for its objection. The parties shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Sellers and Rand. The fees and expenses of such accounting firm shall be borne equally by the Sellers and Rand. All disputes must be resolved prior to the date on which the Tax Return is required to be filed and the parties shall resolve all disputes (in the manner described herein) and the Company or the applicable Subsidiary shall sign and file the Tax Return on or before the last day on which such Tax Return is required to be filed.

      (c) The Sellers shall pay or cause to be paid when due and payable all Taxes of each of the Company and each Subsidiary, to the extent allocable for any Pre-Closing Tax Period and any pre-Closing portion of a Straddle Period in excess of the amounts specifically accrued on the Closing Date Balance Sheet and included in the computation of Closing Date Net Working Capital for purposes of adjusting the Purchase Price pursuant to Section 1.4, and Rand and Purchaser shall so pay or cause to be paid such Taxes for any Tax periods commencing on or after the Closing Date and any post-Closing portion of a Straddle Period.

      (d) Rand, Purchaser and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Company and each Subsidiary (including, without limitation, access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes as contemplated in this Section 6.3, the preparation for and conduct of any audit by any Tax Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax Authorities at the sole cost of the requesting party. If reasonably requested by Rand or Purchaser, the Sellers' Representative shall make himself available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Rand, Purchaser and the Sellers shall retain all books and records with respect to Taxes pertaining to the Company and each Subsidiary in their respective possession (which shall include, in the case of Rand and Purchaser, books and records in the possession of the Company and each Subsidiary) until the later of
(i) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods prior to such expirations, and (ii) six years following the due date (without extension) for such Tax Returns. At the end of such period, each party shall provide the others with at least ten days' prior written notice before destroying any such books and records, during which period the parties receiving such notice can elect to take possession, at their own expense, of such books and records. Rand, Purchaser and the Sellers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Company and each Subsidiary. Any information provided or obtained under this Section 6.3 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or in conducting an audit or other proceeding.

      (e) For purpose of allocating Tax between the pre- and post-Closing portion of a Straddle Period, the Tax liabilities of the Company and each Subsidiary shall be determined as follows: (i) the amount of any Tax based on or measured by income or receipts of the Company and each Subsidiary shall be apportioned between the pre-Closing period and the post-Closing period based on an interim closing of the books as of the close of the business on the Closing Date, and (ii) the amount of any other Taxes of the Company and each Subsidiary shall be apportioned to the pre-Closing period by multiplying the amount of such Taxes for the entire period by a fraction, the numerator of which is the number of days in such period ending on the Closing Date and the denominator of which is the number of days in the entire period.

      (f) All applicable transfer Taxes, sales and/or use Taxes, real property transfer or excise Taxes, recording, deed, stamp and other similar Taxes, fees and duties under applicable Law incurred in connection with the transfer of the Purchase Shares shall be borne equally by the Purchaser, on one hand, and the Sellers, on the other hand. The Sellers, Rand and Purchaser agree to jointly prepare or cause to be prepared and file or cause to be filed in a timely manner, all Tax Returns required to be filed with respect to such Taxes.

      (g) For all Tax purposes, Rand, Purchaser and the Sellers agree that they will report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, and all parties agree to file their Tax Returns accordingly.

      (h) The Company will not (and will not be required to) include any amount in computing its income for purposes of the Tax Act as a result of the purchase for cancellation by the Company of 3,925 Common Shares from P&B Ships Limited, the repayment by P&B Ships Limited to the Company of a promissory note in the amount of $2,700,000, dated June 11, 1999, (subsequently reduced to the amount of $2,603,416 on April 3, 2000) and all related and ancillary transactions. In addition, in the preparation of its financial statements for the taxation year ending on the Closing Date, the Company will not recognize any goodwill or contributed surplus on its balance sheet in accordance with GAAP as a result of the transactions described in this Section 6.3(h).

      6.4 Additional Tax Covenants of the Sellers.

      (a) Each Seller acknowledges that it understands and agrees that the Purchaser, at its own discretion, may make a ss.338 election under the Code.

      (b) Each Seller acknowledges that it understands that the intention of the Purchaser, following the acquisition by the Purchaser of the Company, is to amalgamate with the Company in a manner such that the cost to the entity formed on the amalgamation of the shares of Lower Lakes Transportation Limited will be determined in accordance with subsection 87(11) of the Tax Act, including an addition to that cost determined under paragraphs 87(11)(b) and 88(1)(d) of the Tax Act.

      (c) To assist in ensuring that the interests in the shares referred to above do not constitute "ineligible property" within the meaning of paragraph 88(1)(c) of the Tax Act, each Seller represents and covenants that, except as otherwise provided for or required in this Agreement or any Related Agreement:

            (i) the Seller and any Restricted Person will not, without the prior written consent of Rand, as part of the Series, acquire any shares of the capital stock of Rand, any debt of Rand, or any other security of Rand or its affiliates or any Substituted Property;

            (ii) the Seller and any Restricted Person will not own, after the Closing, any shares of the capital stock of Rand, any debt of Rand, or any other security of Rand or its affiliates or any Substituted Property that was acquired prior to such time as part of the Series;

            (iii) the Seller will use all reasonable efforts to ensure that any corporation, partnership or trust in which such Seller or any Restricted Person is, at any time during the course of the Series and after the Closing, a "specified shareholder" (for purposes of subparagraph 88(1)(c)(vi) of the Tax Act), and any corporation, partnership or trust in which such Seller or any Restricted Person would be, at any time during the course of the Series and after the Closing, a "specified shareholder" (for purposes of subparagraph 88(1)(c)(vi) of the Tax Act) if all the shares, partnership interests and trust interests of such corporation, partnership or trust, respectively, then owned by Sellers or any Restricted Person who acquired such shares or interests as part of the Series that were owned at that time by such Seller or any Restricted Person, will not, without the prior written consent of Rand, as part of the Series, acquire after the Closing any shares of the capital stock of Rand, any debt of Rand or any other security of Rand or its affiliates or any Substituted Property;

      (d) In addition to the representations and covenants given above, each Seller represents and covenants that, for purposes of the Tax Act, it deals at arm's length with (i) each of the other Sellers, and (ii) each Shareholder of P&B Shipping Ltd. (except if such Seller is also a shareholder of P&B Shipping Ltd.).

      6.5 Access. From and after the Closing Date, Rand and Purchaser shall and shall cause the Company and each Subsidiary to afford to the Sellers and their agents reasonable access to their properties, books, records, employees and auditors (during normal business hours and upon reasonable prior written notice) to the extent necessary to permit the Sellers to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date; provided, that any such access by the Sellers or their agents shall not unreasonably interfere with the conduct of the business of Rand, Purchaser, the Company or any Subsidiary.

      6.6 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, for no additional consideration but at the cost and expense of the requesting party (excluding any internal costs incurred, such as having any of the following reviewed by counsel) such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as the other party or its counsel may reasonably request for the effectual consummation and confirmation of this Agreement and the Related Agreements and the transactions contemplated hereby and by the Related Agreements.

      6.7 Indemnification. Purchaser agrees to cause the Company and its Subsidiaries (a) except as required by applicable Law, not to change, for three years after the Closing Time, the provisions of its certificate of incorporation and bylaws relating to indemnification of each present or former director of the Company and any Subsidiary in a manner that adversely affects the rights of such director to indemnification thereunder, and (b) to perform its obligations thereunder, or exercise any discretionary authority thereunder, to the fullest extent permitted by Law to provide such director with all rights to indemnification available thereunder. Notwithstanding the foregoing, nothing herein shall constitute a waiver of, or otherwise operation to adversely affect, the existing rights of any director of the Company and its Subsidiaries under the certificate of incorporation or bylaws of the Company and any Subsidiary in effect on the date hereof.

      6.8 Redemption Agreement. Notwithstanding anything to the contrary contained in Article VI of the Redemption Agreement, Sellers, on behalf of Grand River, agree that Rand shall have the sole and exclusive right to waive on behalf of Grand River, in Rand's sole discretion, any and all of the conditions specified in Article VI of the Redemption Agreement other than the conditions specified in Sections 6.4 and 6.6 thereof (which shall not be waived by Rand or Grand River), provided, however, that Sellers shall not be liable pursuant to
Section 9.2(b)(i) for any Damages arising as a result of the failure of any such condition to be satisfied to the extent that Rand so determines to waive any such condition. Sellers further agree that Rand shall be permitted (but not obligated) to seek to perform, and perform, any and all of Grand River's obligations under the Redemption Agreement, in the name of Grand River or otherwise, to the same effect as if the performance of such obligations was by Grand River. Without limiting the foregoing, on the Closing Date, and after the Closing Time, Rand, as the holder of the Purchased Shares, shall have the right to cause the direction of the Company and Grand River with respect to the obligations of Grand River under the Redemption Agreement. Sellers agree to cause Grand River to perform its obligations under the Redemption Agreement prior to the closing of the transactions contemplated thereby, and to cause Grand River not to terminate, or to agree to terminate, the Redemption Agreement at any time prior to the termination of this Agreement.

      6.9 Reorganization. Rand and Purchaser agree to take such actions on the Closing Date (immediately following the consummation of the transactions contemplated hereby) as are necessary to cause all equity securities of Grand River which are held by the Company to be transferred to and held by Rand or a wholly owned US subsidiary of Rand.

                                  ARTICLE VII.

            CONDITIONS PRECEDENT TO OBLIGATIONS OF RAND AND PURCHASER

      The obligation of Rand and Purchaser to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Rand and Purchaser, in their sole discretion:

      7.1 Representations and Warranties. The representations and warranties contained in Articles II and III that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). Fulfillment as of the Closing Date of the condition set forth in this subsection shall be deemed certified by each Seller unless Purchaser shall have received written notice to the contrary from Sellers' Representative on the Closing Date.

      7.2 Performance. The Sellers shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by any Seller prior to or at the Closing Time. Fulfillment as of the Closing Date of the condition set forth in this subsection shall be deemed certified by each Seller unless Purchaser shall have received written notice to the contrary from Sellers' Representative on the Closing Date.

      7.3 No Material Adverse Effect. Between the date of the execution of this Agreement and the Closing Date, the Company and the Subsidiaries shall not have suffered or experienced a Material Adverse Effect. Fulfillment as of the Closing Date of the condition set forth in this subsection shall be deemed certified by each Seller unless Purchaser shall have received written notice to the contrary from Sellers' Representative on the Closing Date.

      7.4 Certificates. Purchaser shall have received (a) evidence reasonably satisfactory to it that this Agreement, the Related Agreements and all other documents contemplated hereby and thereby, and all transactions hereby and thereby contemplated, have been adopted and approved by each party hereto and thereto other than Rand and Purchaser and (b) such other evidence with respect to the fulfillment of the conditions set forth in Sections 7.1, 7.2 and 7.3 as Purchaser may reasonably request.

      7.5 No Injunction. There shall not be pending, threatened or in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against (i) the consummation of the transactions contemplated hereby or by any Related Agreement, or (ii) the right of the Company or any of the Subsidiaries to operate their respective businesses after Closing on substantially the same basis as currently operated.

      7.6 Governmental Approvals.

      (a) The parties hereto shall have received all approvals from any applicable Governmental Authority necessary to consummate the transactions contemplated hereby and by the Related Agreements.

      (b) Investment Canada Act. Without limiting the generality of the foregoing, with respect to the Investment Canada Act, Rand and Purchaser shall have received notification from the responsible Minister under the Investment Canada Act that it is satisfied or is deemed to be satisfied that the transactions contemplated hereby and by the Related Agreements that are subject to the provisions of the Investment Canada Act are likely to be of net benefit to Canada; and any conditions sought by the Minister responsible under the Investment Canada Act as a prerequisite for certifying the transactions contemplated in this Agreement as likely to be of net benefit to Canada shall have been obtained on terms and conditions reasonably satisfactory to Rand and Purchaser.

      (c) Competition Act. Without limiting the generality of the foregoing, with respect to the Competition Act:

            (i) Rand and Purchaser shall have obtained an advance ruling certificate pursuant to Section 102 of the Competition Act; or

            (ii) the waiting period prescribed by Section 123 of the Competition Act shall have either expired or the Commissioner of Competition shall have provided the parties with a waiver from complying with Part IX of the Competition Act pursuant to subsection 113(c) of the Competition Act, and the Commissioner of Competition or his authorized representative shall have advised Rand and Purchaser in writing, on terms and in a form satisfactory to Rand and Purchaser, that the Commissioner does not intend to make an application under section 92 of the Competition Act with respect the transactions contemplated hereby and by the Related Agreements, and neither the Commissioner nor any of her representatives shall have rescinded or amended such advice.

      7.7 Third Party Consents. The Sellers shall have obtained and delivered to Purchaser all written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by Sellers, the Company or any Subsidiary in order to consummate the transactions contemplated hereby and by the Related Agreements, including those identified on the Seller Disclosure
Schedule in respect of Section 3.6, all in form and substance reasonably satisfactory to Purchaser.

      7.8 Escrow Agreement. The Sellers, Purchaser and McMillan Binch Mendelsohn LLP (as escrow agent) shall have entered into an Escrow Agreement, dated as of the Closing Date, (the "Escrow Agreement") in the form attached hereto as
Exhibit 2.

      7.9 Employment Agreement. Scott Bravener shall have executed an employment agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 3 with such substantive terms omitted therein completed to the satisfaction of Rand.

      7.10 Stock Certificates. Purchaser shall have received the Stock Certificates, together with evidence satisfactory to Purchaser that Purchaser has been entered in the corporate records of each relevant entity as the holder of record of the Purchase Shares.

      7.11 Good Standing. Rand and Purchaser shall have received long-form good standing certificates or certificates of compliance, where recognized (or the equivalent thereto in the relevant jurisdiction) relating to the Company and each Subsidiary, dated within five Business Days of the Closing Date, issued by the appropriate official of the respective jurisdictions of incorporation or organization, as the case may be, together with like certificates with respect to each jurisdiction in which the Company or any Subsidiary carries on business as listed in the Seller Disclosure Schedule in respect of Section 3.10.

      7.12 Releases. Each Seller shall have executed and delivered to Purchaser a release in substantially the form of Exhibit 4 (each, a "Release").

      7.13 Liens. Evidence satisfactory to Purchaser of the release and discharge of any Liens (other than Permitted Liens) specified in the Seller Disclosure Schedule in respect of Section 3.7.

      7.14 [Intentionally Omitted].

      7.15 Change in the Law. Since the date of this Agreement, no Law, proposed Law, any change in any Law or the interpretation or enforcement of any Law shall have been introduced, enacted or announced, which prevents Purchaser from completing the transactions contemplated in this Agreement or any of the Related Agreements or which could reasonably be expected to result in a Material Adverse Effect.

      7.16 Legal Opinions. Rand and Purchaser shall have received signed opinions from Sellers' legal counsel, dated as of the Closing Date and addressed to Rand and Purchaser, substantially in the form attached hereto as Exhibit 5.

      7.17 Section 116 Escrow Agreement. The Sellers, Purchaser and Ogilvy Renault LLP (as escrow agent) shall have entered into the Section 116 Escrow Agreement, dated as of the Closing Date, (the "Section 116 Escrow Agreement") in the form attached hereto as Exhibit 7.

      7.18 Bonus Program Participant Agreement. The agreement attached hereto as
Exhibit 14, shall have been executed and delivered to Rand by each signatory thereto.

      7.19 [Intentionally Omitted].

      7.20 Financing. Rand, Purchaser or the "Borrowers" under the Financing Commitments (or if commitments for the alternative financing contemplated under Section 5.12 shall have been obtained, the intended recipients of such alternative financing under the terms of such alternative financing commitments) shall have received the financing proceeds contemplated by the Financing Commitments (or such alternative commitments).

      7.21 Redemption. All conditions precedent to the obligations of Grand River under the Redemption Agreement shall have been fully satisfied without waiver (other than in accordance with Section 6.8), and the transactions contemplated by the Redemption Agreement shall be capable of being consummated immediately following the Closing.

                                 ARTICLE VIII.

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

      The obligation of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the
Sellers:

      8.1 Representations and Warranties. The representations and warranties contained in Article IV that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date).

      8.2 Performance. Rand and Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing Time.

      8.3 Certificates. The Sellers shall have received (a) a certificate of an executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2; (b) a certificate of the Secretary of each of Rand and Purchaser, dated the Closing Date, setting forth the resolutions of the Boards of Directors of Rand and Purchaser approving this Agreement, the Related Agreements to which Rand or Purchaser is a party and all other documents contemplated hereby and thereby, and authorizing the transactions hereby and thereby contemplated; and (c) such other evidence with respect to the fulfillment of any of said conditions as the Sellers may reasonably request.

      8.4 No Injunction. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Related Agreement.

      8.5 Governmental Approvals. The parties hereto shall have received all approvals from any applicable Governmental Authority necessary to consummate the transactions contemplated hereby and by the Related Agreements.

      8.6 Third Party Consents. Rand and Purchaser shall have obtained and delivered to Sellers any written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by Rand or Purchaser in order to consummate the transactions contemplated hereby and by the Related Agreements, including those identified on the Purchaser Disclosure Schedule in respect of Section 4.4, all in form and substance reasonably satisfactory to Sellers.

      8.7 Escrow Agreement. Purchaser, Sellers and McMillan Binch Mendelsohn LLP shall have entered into the Escrow Agreement.

      8.8 Good Standing. Sellers shall have received long-form good standing certificates, or certificates of compliance relating to Rand and Purchaser, dated within five Business Days of the Closing Date, issued by the appropriate official of their respective jurisdictions of incorporation or organization, as the case may be.

      8.9 [Intentionally Omitted]

      8.10 Legal Opinions. Sellers shall have received a signed opinion from Rand's and Purchaser's legal counsel, dated as of the Closing Date and addressed to Sellers, substantially in the form attached hereto as Exhibit 6.

      8.11 Management Bonus Program. Rand shall have adopted the Management Bonus Program, in substantially the form of Exhibit 11 hereto.

                                   ARTICLE IX.

                                 INDEMNIFICATION

      9.1 Survival

      (a) All representations and warranties made herein (or in the certificates to be delivered pursuant to Sections 7.4 or 8.3 hereof) by the parties to this Agreement and their respective covenants and agreements to be performed pursuant to the terms hereof, shall survive the Closing Time, provided, that, the representations and warranties made herein (or in such certificates or deemed certifications) by the parties shall terminate on the fifteen month anniversary of the Closing Date, except that (i) the representations and warranties set forth in Sections 2.6 (No Finder), Section 3.19 (Environmental Matters), 3.20 (Employee Plans) and 3.22 (No Finder) shall survive the Closing Time until the expiration of the period ending thirty (30) days after the earlier of (x) the applicable statute of limitations or (y) six years from the date hereof, (ii) the representations and warranties set forth in Section 3.15 (Tax Matters) shall survive the Closing Time until the expiration of the period ending thirty (30) days after the applicable statute of limitations and (iii) the representations and warranties set forth in Sections 2.1 (Authority; Execution and Delivery; Enforceability), 2.3 (Title to Purchase Shares), 3.2(c) (Subsidiaries; Equity Interests), 3.3 (Non Contravention) and 3.5 (Capitalization; Options) shall survive the Closing Time indefinitely. Notwithstanding the foregoing, if written notice of any matter setting forth in reasonable detail a claim for a breach of any representation or warranty is given to Rand or Purchaser or the applicable Sellers, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable survival period, any such representation or warranty that would otherwise terminate shall be deemed to survive solely with respect to such matter until such matter is resolved.

      (b) The parties are aware of the provisions of the Limitations Act (Ontario) and have considered the matter of the survival of their respective representations, warranties, covenants and indemnities in that context. Each of the parties waives any limitation defense inconsistent with the survival provisions of this Agreement. In addition, the obligation to answer for any breach of a representation and warranty will commence when notice of the breach is served upon the party making the representation or giving the warranty.

      9.2 Indemnification by Sellers

      (a) Each Seller, severally but not jointly, shall indemnify and hold harmless any Purchaser Group Member from and against and shall pay to the relevant Purchaser Group Member the amount of any and all Damages incurred by such Purchaser Group Member arising directly or indirectly from or in connection with any breach of any representation or warranty of such Seller contained in
Article II.

      (b) Each Seller, severally but not jointly, shall indemnify and hold harmless each Purchaser Group Member from and against any and all Damages incurred by such Purchaser Group Member arising directly or indirectly from or in connection with:

            (i) any breach or failure of (x) the Sellers to perform any covenants or other obligations of the Sellers contained in this Agreement or any Related Agreement or (y) subject to Section 6.8, any party to the Redemption Agreement to perform any of their respective covenants or other obligations under the Redemption Agreement (provided, however, that indemnification with respect to covenants or other obligations of Grand River shall be limited to breaches or failures occurring prior to the Closing);

            (ii) any breach of any representation or warranty contained in
      Article III;

            (iii) the August 9, 2005 incident in the Welland Canal involving the M/V Mississagi to the extent exceeding $50,000;

            (iv) any breach of any representation or warranty contained in
      Article II of the Redemption Agreement; and

            (v) (a) GR Holdings' failure to have good and valid title to the "Purchase Shares" (as defined in the Redemption Agreement), (b) the existence of Liens on such Purchase Shares (other than as set forth in the "Seller Disclosure Schedule", as defined in the Redemption Agreement) and
      (c) Grand River's failure to have, upon completion of the transactions contemplated by the Redemption Agreement, legal, beneficial, good and valid title to such Purchase Shares, free and clear of all Liens.

      9.3 Indemnification by Purchaser and Rand. Purchaser and Rand will jointly and severally indemnify and hold harmless each Seller Group Member from and against and shall pay to the relevant Seller Group Member the amount of any and all Damages incurred by such Seller Group Member arising directly or indirectly from or in connection with:

      (a) any failure by Rand or Purchaser to perform any of the covenants or other obligations of Rand or Purchaser contained in this Agreement or any Related Agreement; and

      (b) any breach of any representation or warranty of Rand or Purchaser contained in this Agreement or any Related Agreement.

      9.4 Limitations on Indemnification. Notwithstanding the other provisions of this Article IX:

      (a) No Purchaser Group Member shall be entitled to be indemnified pursuant to Sections 9.2(a) or 9.2(b)(ii) unless and until the Damages incurred by Purchaser Group Members shall exceed $50,000 per claim, or an aggregate of $250,000 for all such claims (the "Threshold"), and upon exceeding such per-claim or aggregate amount, the Purchaser Group Members shall be entitled to be indemnified for all Damages (including all Damages below such amounts). The maximum aggregate amount of indemnification pursuant to Section 9.2(b)(ii) that may be received by Purchaser Group Members shall not exceed the sum of $9,000,000 plus an amount equal to the Plan Account Balance (such sum, the "Cap"); provided, however, that Purchaser Group Members shall be entitled to be indemnified for all Damages on a dollar-for-dollar basis from the first dollar of Damages, without regard to the per-claim or aggregate Threshold or the Cap, incurred as a result of any breach of the representations and warranties set forth in Sections 2.1, 2.3, 2.6, 3.1, 3.2(c) (to the extent that Damages under 3.2(c) arise in connection with the breach of any section of Article III of the Redemption Agreement other than Sections 3.4 or 3.5 thereof), 3.3, 3.5 or 3.22; and provided, further, however, that Purchaser Group Members shall be entitled to be indemnified for all Damages on a dollar-for-dollar basis from the first dollar of Damages, without regard to the per-claim or aggregate Threshold but subject to the Cap, incurred as a result of any breach of the representations and warranties set forth in Sections 3.2(c) (to the extent that Damages under 3.2(c) arise in connection with the breach of Sections 3.4 or 3.5 of the Redemption Agreement), 3.15, 3.19 or 3.20; and provided, further, however, that the Purchaser Group Members shall be indemnified for all Damages in excess of $50,000, without regard to the per claim or aggregate Threshold or the Cap, incurred by the Purchaser Group Members in connection with the August 9, 2005 incident in the Welland Canal involving the M/V Mississagi.

      (b) Any amounts payable to any Purchaser Group Member pursuant to Section 9.2(b)(ii), subject to Section 9.4(a), shall be paid or otherwise satisfied first from the Escrow Amount and, upon depletion of the Escrow Amount, 67.5% from Sellers (subject to the maximum indemnification amounts for each Seller specified in Exhibit 12 and in accordance with the percentages set forth thereon) and 32.5% through reduction of the Plan Account Balance until the Plan Account Balance has been depleted, and then 100% from Sellers (subject to the maximum indemnification amounts for each Seller specified in Exhibit 12 and in accordance with the percentages set forth thereon).

      (c) The amount of any Damages for which indemnification is provided under this Article IX shall be net of any insurance proceeds available under any insurance policies as then in effect to an Indemnitee hereunder (or any Affiliate thereof) in connection with the events or circumstances giving rise to the indemnification, but only to the extent that the Indemnitee (or any Affiliate) actually receives any such insurance proceeds (or any benefits thereof). The Indemnitee (or such Affiliate) will use commercially reasonable efforts to claim and recover under such insurance policies.

      (d) The parties acknowledge and agree that after the Closing, the indemnification provisions contained in Sections 9.2 and 9.3 shall be the sole and exclusive remedy for Damages arising out of or caused by the breach of any of the representations, warranties, covenants or agreements of the parties contained in this Agreement or in any certificate delivered in connection herewith, except for any remedies that may be available under Section 6.2 or with respect to claims arising out of fraud or willful misconduct.

      (e) Notwithstanding anything to the contrary contained in this Agreement, there shall be no recovery for Damages by any Purchaser Group Member, and such Damages shall not be included in determining the Thresholds under this Section 9.4, to the extent such item has been paid by the Sellers in accordance with
Section 6.3 or accrued for on the Estimated Closing Date Balance Sheet and included in the computation of Estimated Net Working Capital for purposes of adjusting the Purchase Price pursuant to Section 1.4 (it being understood that any Purchaser Group Member's right to indemnification for any such Damages in excess of the accruals on the Company's books and records shall not be affected by this Section 9.4(e)). In addition, no Purchaser Group Member shall be entitled to indemnification in respect of a claim of breach of Section 3.3(a) to the extent that the Indemnitor can establish by a final judgment of a court of competent jurisdiction that Laurence S. Levy had knowledge (assuming for these purposes that Laurence S. Levy shall have made reasonable inquiry with respect to such matters of his legal, accounting and other representatives) on or before the Closing Date of the facts, events or circumstances that caused such breach.

      9.5 Interest. Any amount required to be paid pursuant to the indemnities set forth in this Article IX shall bear interest at the Prime Rate accruing on a daily basis from the date on which a demand for payment is made until payment in full.

      9.6 Tax Treatment of Indemnity Payments. It is the intention of the parties to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all federal, provincial, state, local and foreign Tax purposes, and the parties agree to file their Tax Returns accordingly.

      9.7 Notice of Claims. Any Purchaser Group Member or Seller Group Member seeking indemnification hereunder (an "Indemnitee") shall give to the party or parties obligated to provide indemnification to such Indemnitee (an "Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

      9.8 Third Party Claims. In the case of any third party Action as to which indemnification is sought by an Indemnitee, the Indemnitor shall have 10 Business Days after receipt of a Claim Notice to notify the Indemnitee that it elects to conduct and control such Action. If the Indemnitor elects to conduct and control such Action, the Indemnitor shall agree promptly to reimburse the Indemnitee for the full amount of any Damages resulting from such Action, except fees and expenses of counsel for the Indemnitee incurred after the assumption of the conduct and control of such Action by the Indemnitor. If the Indemnitor does not give the foregoing notice, or if the Indemnitor gives such notice but fails to prosecute vigorously and diligently or settle such Action, the Indemnitee shall have the right, at the sole expense of the Indemnitor, to defend, conduct, control and settle such Action, and the Indemnitor shall cooperate with the Indemnitee in connection therewith, provided, that (x) the Indemnitee shall permit the Indemnitor to participate in such conduct or settlement through counsel chosen by the Indemnitor, but the fees and expenses of such counsel shall be borne by the Indemnitor, and (y) the Indemnitee may not compromise or settle such Action without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed), unless (i) the sole relief provided is monetary Damages, and (ii) such settlement includes an unconditional release in favor of the Indemnitor by the third-party claimant from all liability with respect to such claim (other than liability for payment of any amounts in connection with such settlement). If the Indemnitor gives the foregoing notice, subject to the first and second sentences of this Section 9.8, the Indemnitor shall have the right, at the sole expense of the Indemnitor, to defend, conduct, control and settle such Action by all appropriate proceedings (which proceedings will be vigorously and diligently prosecuted by the Indemnitor to a final conclusion or settlement), with counsel reasonably acceptable to the Indemnitee, and the Indemnitee shall cooperate with the Indemnitor in connection therewith, provided, that (x) the Indemnitor shall permit the Indemnitee to participate in such conduct or settlement through counsel chosen by the Indemnitee, but the fees and expenses of such counsel shall be borne by the Indemnitee, and (y) the Indemnitor may not compromise or settle any such Action without the consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law by the Indemnitee or any violation by the Indemnitee of the rights of any Person, (ii) the sole relief provided is money Damages that are paid in full by the Indemnitor, (iii) the Indemnitee shall have no liability with respect to any compromise or settlement and (iv) such settlement includes an unconditional release in favor of the Indemnitee by the third-party claimant from all liability with respect to such claim. In the case of any third party Action as to which indemnification is sought by the Indemnitee which involves a claim for Damages other than solely for money Damages which could have a continuing effect on the business of the Indemnitee, the Indemnitee and the Indemnitor shall jointly control the conduct of such Action. The parties hereto shall use their commercially reasonable efforts to minimize any Damages from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability under this Article IX.

                                   ARTICLE X.

                                   TERMINATION

      10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

      (a) by mutual consent of Purchaser and the Sellers' Representative; or

      (b) by Purchaser, if there has been (i) a material breach by any Seller of the representations and warranties contained in this Agreement or (ii) a material violation by any Seller of any covenant or agreement contained in this Agreement, provided, that written notice of such violation or breach shall have been given to such Seller, as applicable, and such violation or breach shall not have been cured within ten days of receipt of such notice; or

      (c) by the Sellers' Representative, if there has been (i) a material breach by Purchaser or Rand of the representations and warranties contained in this Agreement or (ii) a material violation by Purchaser or Rand of any covenant or agreement contained in this Agreement, provided, that written notice of such violation or breach shall have been given to Purchaser and such violation or breach shall not have been cured within ten days of receipt of such notice; or

      (d) by Purchaser, on the one hand, or the Sellers' Representative, on the other hand, if the Closing shall not have occurred by January 15, 2006 (the "Outside Termination Date") (unless the Closing shall have not occurred on or before such date due to a material breach of the representations and warranties or of a covenant by such party and/or the action or failure to act of the party seeking to terminate this Agreement); or

      (e) by the Sellers' Representative if the board of directors of Rand has
(A) withdrawn or modified, in any manner adverse to Sellers, the board's recommendation required pursuant to Section 1.7(f) or (B) failed to issue to its shareholders or, at any time reasonably requested by Sellers, reissue to its shareholders the board's recommendation required pursuant to Section 1.7(f). No such termination will be effective unless and until Sellers have received the Termination Fee.

      10.2 Termination Fee If, subsequent to termination by the Sellers' Representative pursuant to Section 10.1(e), Rand or Purchaser consummates a "Business Combination" (as defined in Rand's Certificate of Incorporation), Rand shall pay to the Sellers' Representative for the account of all Sellers a termination fee in the amount of $2,000,000 (the "Termination Fee") in full satisfaction of any and all claims which any Seller may have against Purchaser, Rand or their respective officers, directors, shareholders or Affiliates as a result of or arising out of the termination of this Agreement.

      10.3 Effects of Termination. In the event of a termination of this Agreement pursuant to this Article X, other than as expressly provided in this
Article X, (i) all further obligations of the parties under this Agreement shall terminate, (ii) no party shall have any right under or in connection with this Agreement or the transactions contemplated hereby against any other party, and
(iii) each party shall bear its own costs and expenses; provided however that the termination of this Agreement under this Article X shall not relieve any party of liability for any material breach of this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

                                   ARTICLE XI.

                                  MISCELLANEOUS

      11.1 Expenses of the Transaction. Each of the parties hereto agrees to pay such party's own fees and expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and by the Related Agreements including, without limitation, legal and accounting fees and expenses.

      11.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or, as applicable, certified mail, return receipt requested, or (iii) when sent by facsimile transmission (provided, that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

If to Purchaser or Rand to:

      Rand Acquisition Corporation
      450 Park Avenue
      Suite 1001
      New York, New York 10022
      Attention: Laurence S. Levy, Chairman
      Facsimile: (212) 644-6262
      Telephone: (212) 644-3450

with a copy to:

      Katten Muchin Rosenman LLP
      575 Madison Avenue
      New York, New York 10022
      Attention:  Todd J. Emmerman, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8800

If to Sellers, to the addresses listed on Exhibit 9.

with copies to:

      McMillan Binch Mendelsohn LLP
      BCE Place, Suite 4400
      Bay Wellington Tower
      181 Bay Street
      Toronto, Ontario
      M5J 2T3
      Attention: David Dunlop
      Facsimile: (416) 865-7048
      Telephone: (416) 865-7175

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

      11.3 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      11.4 Entire Agreement. This Agreement, together with the Schedules, Appendices and Exhibits hereto, and the Related Agreements, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them with respect to such subject matter.

      11.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      11.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Sellers shall not be permitted to assign their respective rights, or delegate their respective duties, under this Agreement without the prior written consent of Purchaser. Rand and Purchaser shall not be permitted to assign their respective rights, or delegate their respective duties, under this Agreement without the prior written consent of Sellers' Representative.

      11.7 Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      (b) Each party to this Agreement irrevocably agrees that any Action concerning or arising out of the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in (i) the courts of the State of New York located in New York County or (ii) the United States District Court for the Southern District of New York.

      (c) Each party and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      11.8 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by Purchaser or Rand, on the one hand, or the Sellers, on the other hand, in accordance with their specific terms or were otherwise breached by such parties, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the non-breaching party will be entitled to specific performance of the terms hereof. The parties waive any requirement for the posting of a bond in connection with any Action seeking specific performance; provided, however, that nothing herein will affect the right of any of the parties to seek recovery against any party hereto, at Law, in equity or otherwise, with respect to any covenants, agreements or obligations to be performed by such party or parties after the Closing Date.

      11.9 Headings; References. The headings appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. Any reference in this Agreement (including in any Exhibit, Appendix or Schedule hereto) to a "Section," "Article," or "Exhibit" shall mean a Section, Article or Exhibit of or to this Agreement unless expressly stated otherwise.

      11.10 Interpretation. In this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, and
(b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also its predecessors and permitted successors and assigns.

      11.11 Third Parties. The provisions of this Agreement are solely for the benefit of the parties hereto and shall not inure to the benefit of any third party.

      11.12 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. The parties hereto agree that this Agreement and any Related Agreement or document, certificate or instrument ancillary thereto may be executed by facsimile transmission and that the reproduction of signatures by facsimile or similar device shall be treated as binding as if originals, and each party agrees and undertakes to provide the other parties with a copy of such Agreement, document, certificate or instrument bearing original signatures forthwith upon demand by the other parties.

      11.13 Time of the Essence. Time shall be of the essence of this Agreement.

      11.14 Currency. Unless otherwise specified, all dollar amounts set forth in this Agreement shall be in lawful currency of the United States.

      11.15 Sellers' Representative. Each Seller hereby appoints Royal Bank of Canada, through its operating division RBC Capital Partners, (the "Sellers' Representative") as its duly appointed representative to act on behalf of such Seller in the manner contemplated by this Agreement and any of the Related Agreements, and any act, approval or consent of the Sellers' Representative shall be deemed to be the act, approval or consent of such Seller and no Person, including, without limitation, the Purchaser, Rand, the Company or any other person dealing with the Sellers' Representative in the manner contemplated by this Agreement or any Related Agreement, shall be required to enquire into the authority of the Sellers' Representative as to such act, approval or consent, or otherwise deal with an individual Seller with respect to any such matter. The Sellers' Representative may be replaced by a successor representative only by notice to the Purchaser and Rand signed by all of the Sellers.

                            [Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first above written.

                           RAND ACQUISITION CORPORATION

                           By: /s/ Laurence S. Levy
                               -------------------------------------------------
                               Name:  Laurence S. Levy
                               Title: President


                           LL ACQUISITION CORP.

                           By: /s/ Laurence S. Levy
                               -------------------------------------------------
                               Name:  Laurence S. Levy
                               Title: President


                           ROYAL BANK OF CANADA, through its operating division, RBC CAPITAL PARTNERS

                           By: /s/ Tony Manastersky         /s/ Owen Trotter
                               -------------------------------------------------
                               Name:  Tony Manastersky          Owen Trotter
                               Title: Managing Partner          Vice President


                           CANADIAN IMPERIAL BANK OF COMMERCE

                           By: /s/ W. C. Faasen
                               -------------------------------------------------
                               Name:  W. C. Faassen
                               Title: Central Manager


                           UNIVERSAL INSULATIONS HOLDINGS LIMITED

                           By: /s/ G. M. Hogarth
                               -------------------------------------------------
                               Name:  G. M. Hogarth
                               Title: President

                           NORVEST MEZZANINE FUND LIMITED PARTNERSHIP

                           By: /s/ W. Ross Campbell
                               -------------------------------------------------
                               Name:  W. Ross Campbell
                               Title: Managing Director

                           /s/ Scott Bravener
                           -----------------------------------------------------
                           SCOTT BRAVENER

                           /s/ Judy Kehoe
                           -----------------------------------------------------
                           JUDY KEHOE

                           /s/ Mark Rohn
                           -----------------------------------------------------
                           MARK ROHN

                           /s/ Victor Roskey
                           -----------------------------------------------------
                           VICTOR ROSKEY

                           /s/ Tim Ryan
                           -----------------------------------------------------
                           TIM RYAN

                                   APPENDIX A

                                   DEFINITIONS

      Definitions. The following terms when used in the Agreement shall have the respective meanings ascribed to them below:

      "Accounting Firm" has the meaning ascribed to such term in Section 1.4
(d).

      "Accounts Receivable" means: (i) all trade accounts receivable and other rights to payment from customers of the Company or any Subsidiary and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company or any Subsidiary; (ii) all other accounts or notes receivable of the Company or any Subsidiary and the full benefit of all security for such accounts or notes; and
(iii) any Action, remedy or other right related to any of the foregoing.

      "Action" shall mean any action, suit, claim, litigation, proceeding, arbitration, audit, investigation or hearing (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, any Governmental Authority.

      "Affiliate" shall mean, with respect to a specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning ascribed to such term in the Preamble hereto and includes this Appendix A, the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and any other Appendices and Exhibits hereto.

      "Books and Records" shall mean all books of account, tax returns and other tax records, personnel records, historic documents relating to U.S. Employee Benefit Plans and Canadian Employee Benefit Plans, sales and purchase records, customer and supplier lists, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections, and all other documents, files, correspondence and other information of the Company or any of the Subsidiaries (whether in written, electronic or other form).

      "Business Combination" shall mean, with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other ownership interests of such Person, or any sale, dividend or other disposition of all or substantially all of its assets and properties of such Person.

      "Business Day" shall mean a day (other than a Saturday or Sunday), on which commercial banks are open for business in New York, New York and Toronto, Ontario.

      "Canadian Employee Benefit Plans" has the meaning ascribed to such term in
Section 3.20(b)(i).

      "Canadian Employees" has the meaning ascribed to such term in Section 3.9(d).

      "Canadian Plans" has the meaning ascribed to such term in Section 3.20(a)(i).

      "Cap" has the meaning ascribed to such term in Section 9.4(a).

      "Certificate Date" has the meaning ascribed to such term in Section
1.5(b).

      "Claim Notice" has the meaning ascribed to such term in Section 9.7.

      "Closing" has the meaning ascribed to such term in Section 1.1.

      "Closing Date" has the meaning ascribed to such term in Section 1.1.

      "Closing Date Balance Sheet" has the meaning ascribed to such term in
Section 1.4 (a)(ii).

      "Closing Date Statement" has the meaning ascribed to such term in Section 1.4(a)(ii).

      "Closing Time" has the meaning ascribed to such term in Section 1.1.

      "Closing Date Net Working Capital" has the meaning ascribed to such term in Section 1.4 (a)(ii).

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published.

      "Company" has the meaning ascribed to such term in the Recitals hereto.

      "Competition Act" means the Competition Act (Canada).

      "Confidentiality Agreement" shall mean that certain confidentiality agreement dated February 22, 2005 by Hyde Park Holdings LLC in favor of the Company.

      "Confidential Information" shall mean trade secrets, confidential or proprietary information, knowledge, or know-how pertaining primarily to the business of the Company or any Subsidiary, or any confidential or proprietary information concerning any supplier or customer of the Company or any Subsidiary, including, without limitation, customer lists, research and development information and materials, inventions, formulas, methods, techniques, processes, plans, product designs, procedures, contracts, financial information and computer models. The term Confidential Information shall not include (i) information that is generally available to the public or within the shipping or freight industry, other than as a result of a disclosure by the receiving party or its directors, officers, shareholders, partners, Affiliates, employees, agents or advisors in violation of this Agreement; (ii) information which, prior to disclosure to the receiving party by or on behalf of the disclosing party, was already in the receiving party's possession on a non-confidential basis; (iii) information that was developed without the use of Confidential Information; (iv) information that becomes available to the receiving party on a non-confidential basis from a source other than the Sellers, the Company or any Subsidiary or any of their advisors, agents or Affiliates, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or any Subsidiary or any other party; (v) information which is reasonably necessary for the purpose of the disclosing party asserting its rights in a dispute among the parties hereunder or under any Related Agreement; or (vi) information reasonably related to any Tax Returns or similar matters required to be prepared by the disclosing party or any of their representatives and filed with any Governmental Authority, provided, that, with respect to Confidential Information disclosed as a result of or in connection with clauses
(v) and (vi) herein, the disclosing party shall provide the non-disclosing party with prompt written notice of such anticipated disclosure so that the non-disclosing party may seek a protective order or other appropriate remedy in connection with such disclosure, and if such protective order or other remedy is not obtained, the disclosing party hereby agrees to furnish only that portion of the Confidential Information which it is advised by counsel is legally required and to exercise its reasonable efforts to obtain assurance that confidential treatment will be accorded to the Confidential Information.

      "Consolidated Financial Statements" has the meaning ascribed to such term in Section 5.14.

      "Contracts" shall mean all legally binding leases, including, without limitation, Real Property Leases, licenses, contracts, agreements, indentures, promissory notes, guarantees, arrangements, commitments and understandings of any kind, whether written or oral, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the assets of the Company or any Subsidiary may be bound, and all rights arising under any of them.

      "Convertible Notes" shall mean those convertible non-interest bearing promissory notes, due on March 28, 2011, issued to Citicorp North America Inc., convertible into shares of common stock of the Company at a conversion price of CDN $599 per share, and currently held by certain Sellers.

      "Current Assets" has the meaning ascribed to such term in Section 1.4 (b).

      "Current Liabilities" has the meaning ascribed to such term in Section 1.4
(b).

      "Damages" shall mean actual losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, Taxes and reasonable expenses and costs, including reasonable attorneys' and auditors' fees (and any reasonable experts' fees) and court costs, whether or not involving a third party claim but shall not include consequential, incidental or punitive damages or damages for diminution is value or lost profits, other than to the extent included in a judgment in favor of, and paid to, third parties.

      "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

      "Environmental Condition" shall mean any condition with respect to the Environment on or off any Facility caused by a release of Hazardous Substances or violation of Environmental Laws, whether or not yet discovered, which could or does result in any Damages to the Company, including, without limitation, any condition resulting from the operation of the business of the Company or any Subsidiary or the operation of the business of any subtenant or occupant of any Facility.

      "Environmental Laws" shall mean all Laws relating to the pollution of or protection of the Environment, from contamination by, or relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Governmental Authorities pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, including, without limitation, the Oil and Pollution Act of 1990, the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) of 1980, the Clean Air Act of 1990, the Canadian Environmental Protection Act, the Ontario Environmental Protection Act, the Migratory Birds Convention Act (Canada) and the Marine Liability Act (Canada).

      "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Law.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder.

      "Escrow Agent" shall mean McMillan Binch Mendelsohn LLP.

      "Escrow Agreement" shall have the meaning ascribed to such term in Section 7.8.

      "Escrow Amount" shall mean $2,000,000.

      "Estimated Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 1.4(a)(i).

      "Estimated Net Working Capital" shall have the meaning ascribed to such term in Section 1.4(a)(i).

      "Estimated Statement" shall have the meaning ascribed to such term in
Section 1.4(a)(i).

      "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued under that Act or any successor law.

      "Facility" shall mean any facility that is now or has heretofore been owned, leased or used in connection with the business of the Company or any Subsidiary.

      "Financial Statements" has the meaning ascribed to such term in Section
3.14 (a).

      "Financing Commitments" shall mean the financing commitment letters attached hereto as Exhibit 13.

      "GAAP" shall mean Canadian generally accepted accounting principles, consistently applied.

      "Governmental Authority" shall mean any (i) federal, state, local, provincial, territorial, municipal, foreign, or other government, (ii) governmental or quasi-governmental authority of any nature or (iii) other body (including privately constituted arbitral tribunals) exercising any statutory, administrative, judicial, arbitrative, legislative, police, regulatory, or taxing authority or power.

      "Governmental Permits" shall mean all licenses, franchises, registrations, permits, privileges, immunities, approvals and other authorizations from a Governmental Authority.

      "GR Holdings" means Grand River Holdings, Inc.

      "GR Shares" means the 30 common shares of Grand River Navigation Company, Inc. owned by GR Holdings.

      "Grand River" means Grand River Navigation Company, Inc.

      "Group" has the meaning ascribed to such term in Section 3.20(a)(i).

      "Hazardous Substance" shall mean any substance whether solid, liquid or gaseous in nature:

            (i) the presence of which requires or may hereafter require notification, investigation, or remediation under any Environmental Law;

            (ii) which is or becomes defined as "toxic", a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Laws;

            (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority;

            (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds and is or becomes regulated by any Governmental Authority;

            (v) which contains polychlorinated byphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

            (vi) which contains or emits radioactive particles, waves or materials, including radon gas.

      "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, or (ii) evidenced by notes, bonds, debentures or similar instruments, or (iii) for the deferred purchase price of products, goods or services (other than trade payables or accruals incurred in the ordinary course of business), or (iv) under capital leases or (v) in the nature of guarantees of any of the obligations described in clauses (i) through (iv) above of any other Person.

      "Indemnitee" has the meaning ascribed to such term in Section 9.7.

      "Indemnitor" has the meaning ascribed to such term in Section 9.7.

      "Intellectual Property Rights" has the meaning ascribed to such term in
Section 3.11(a).

      "Investment Canada Act" means the Investment Canada Act (Canada).

      "IPO Shares" has the meaning ascribed to such term in Section 1.7(a).

      "Knowledge" shall mean, with respect to the Sellers, the actual knowledge of Sellers and senior management of the Company and its Subsidiaries, or the knowledge that would be expected to have been obtained upon due inquiry and reasonable investigation by Scott Bravener, James Siddall, Mark Rohn, Jeffrey Botham and Tony Walker.

      "Law" shall mean any constitution, law, treaty, compact, directive, ordinance, principal of common law, permit, authorization, variance, regulation, rule, or statute, including, without limitation, all federal, foreign, Canadian, international, state, provincial, territorial and local laws related to Taxes, ERISA, Hazardous Substances and the Environment, zoning and land use, intellectual property, privacy, occupational safety and health, consumer protection, product quality, safety, employment and labor matters.

      "Liens" shall mean all mortgages, charges, pledges, liens, security interests, conditional sale agreements, encumbrances and similar restrictions, maritime liens, rights to detain and statutory rights of arrest.

      "Major Customer" has the meaning ascribed to such term in Section 3.25.

      "Management Bonus Program" means the "Rand Acquisition Corp. Management Bonus Program" established on or before the Closing Date for specified senior management of the Company and its Subsidiaries, in substantially the form of
Exhibit 11 hereto.

      "Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of the Company and Subsidiaries, taken as a whole, provide however, that Material Adverse Effect shall not include any such effect or change resulting from or arising in connection with (a) changes or conditions generally affecting the industries or segments in which the Company operates; (b) changes in general economic, market or political conditions; or (c) the announcement, other disclosure or completion of the transactions contemplated by this Agreement or any Related Agreement.

      "Multiemployer Plan" has the meaning ascribed to such term in Section 3.20(a)(v).

      "Net Working Capital" shall have the meaning ascribed to such term in
Section 1.4(b).

      "Non-Resident Purchase Price" has the meaning ascribed to such term in
Section 1.5(a).

      "Non-Resident Purchase Shares" has the meaning ascribed to such term in
Section 1.5(a).

      "Non-Resident Seller" has the meaning ascribed to such term in Section 1.5(a).

      "Non-Union Contributions" has the meaning ascribed to such term in Section 3.20(a)(xiii).

      "Non-Union Employee" has the meaning ascribed to such term in Section 3.20(a)(xiii).

      "Notice of Disagreement" has the meaning ascribed to such term in Section 1.4(c).

      "Order" shall mean any award, decision, injunction, decree, stipulation, determination, writ, judgment, order, ruling, or verdict ordered, issued, made or rendered by any court, administrative agency or other Governmental Authority.

      "Outside Termination Date" has the meaning ascribed to such term in
Section 10.1(d).

      "Payoff Amount" shall have the meaning ascribed to such term in Section
1.6.

      "Permitted Liens" means (i) Liens for taxes or assessments or other governmental charges not yet due and payable or which are being contested in good faith by the Company or any Subsidiary; (ii) pledges or deposits of money securing statutory obligations under workers compensation, employment insurance, social security or public liability Laws or similar legislation; (iii) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any Subsidiary is a party as lessee made in the ordinary course of business; (iv) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures, Vessels and/or premises demised under the Real Property Leases; (v) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to inventory; (vi) deposits securing, or in lieu of, surety, appeal or customs bonds in any proceedings to which Company or any Subsidiary is a party; (vii) zoning restrictions, easements, licenses, or other restrictions on the use of the premises demised under the Real Property Leases or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such premises demised under the Real Property Leases; (viii) Liens for wages claimed by masters and seamen, claims for salvage expenses, claims for damage and masters disbursements so long as such amounts owed are not past due; (ix) Liens for dock, harbor and canal charges and claims in respect of pollution damage so long as such amounts owed are not past due and (x) other maritime Liens so long as the Indebtedness to which such Liens relate are not past due.

      "Person" shall mean any individual, firm, unincorporated organization, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity as well as any syndicate or group that would be deemed to be a person under Section 13(a)(3) of the Exchange Act.

      "Plan Account Balance" shall have the meaning ascribed to such term in the Management Bonus Program.

      "Pre-Closing Tax Periods" has the meaning ascribed to such term in Section 6.3(a).

      "Prime Rate" has the meaning ascribed to such term in Section 1.4(e).

      "Proxy Statement" has the meaning ascribed to such term in Section 1.7(a).

      "Purchase Price" has the meaning ascribed to such term in Section 1.2.

      "Purchase Shares" has the meaning ascribed to such term in the Recitals hereto.

      "Purchaser" has the meaning ascribed to such term in the Preamble hereto.

      "Purchaser Group Member" shall mean each of Purchaser, Rand and their Affiliates (including, the Company and each Subsidiary as constituted after the Closing) and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

      "Qualified Plan" has the meaning ascribed to such term in Section 3.20(a)(iv).

      "Rand" has the meaning ascribed to such term in the Preamble hereto.

      "Real Property Leases" shall mean all leases, as amended, for real property to which any the Company or any Subsidiary is a party or by which it is bound.

      "Redemption Agreement" shall mean the Redemption Agreement, dated as of the date hereof, by and between Grand River and GR Holdings, in the form attached hereto as Exhibit 15.

      "Redemption Price" shall mean $750,000.

      "Related Agreements" shall mean (i) the Escrow Agreement, the Redemption Agreement and the Section 116 Escrow Agreement and (ii) those other agreements and documents entered into or delivered between Purchaser, Rand and/or the Sellers related to, ancillary to, or in connection with this Agreement or the documents listed in clause (i) hereof.

      "Release" shall have the meaning ascribed to such term in Section 7.12.

      "Remittance Date" has the meaning ascribed to such term in Section 1.5(c).

      "Representatives" shall have the meaning ascribed to such term in Section 5.4.

      "Restricted Persons" shall mean, in respect of any Seller, any Person with whom the Seller does not deal at arm's length (within the meaning of the Tax
Act).

      "SEC" has the meaning ascribed to such term in Section 1.7(a).

      "Section 116 Escrow Agreement" has the meaning ascribed to such term in
Section 7.17.

      "Section 116(2) Certificate" has the meaning ascribed to such term in
Section 1.5.

      "Section 116(4) Certificate" has the meaning ascribed to such term in
Section 1.5.

      "Seller Group Member" shall mean the Sellers and their respective Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

      "Sellers" has the meaning ascribed to such term in the Preamble hereto.

      "Seller Disclosure Schedule" shall mean that certain schedule attached hereto as Appendix B qualifying the representations and warranties contained in Articles II and III on a clause-by-clause basis in an appropriately cross-referenced manner.

      "Sellers' Representative" has the meaning ascribed to such term in Section 11.15.

      "Series" shall mean the series of transactions or events that includes the acquisition by Purchaser of the Purchase Shares.

      "Set Off Rights Agreement" shall mean the Set Off Rights Agreement between attached as Exhibit 10 to the Redemption Agreement.

      "Shareholder Approval" has the meaning ascribed to such term in Section 1.7(a).

      "Shareholder Meeting" has the meaning ascribed to such term in Section 1.7(a).

      "Stock Certificates" has the meaning ascribed to such term in Section 1.2.

      "Straddle Periods" has the meaning ascribed to such term in Section
6.3(b).

      "Subsidiary" means any Person in which the Company directly or indirectly, through another Person or otherwise, beneficially owns more than fifty percent (50%) of either the equity or economic interest in, or the voting control of, such Person. Notwithstanding the foregoing, Grand River shall be considered to be a Subsidiary of the Company for the purposes of this Agreement and the Related Agreements.

      "Substituted Property" shall mean any property "acquired in substitution for" any property of Lower Lakes Transportation Limited or Grand River, as such term is defined for purposes of paragraph 88(1)(c.3) of the Tax Act, and shall include without limitation, any property the fair market value of which is wholly or partly attributable, or determinable primarily by reference, to the shares of Lower Lakes Transportation Limited or Grand River or to any proceeds from the disposition thereof immediately prior to Closing.

      "Tax Act" shall mean the Income Tax Act (Canada).

      "Tax Amount" has the meaning ascribed to such term in Section 1.5(d).

      "Tax Authority" shall mean any foreign or domestic government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or Tax regulatory authority.

      "Tax Returns" shall mean all returns, reports, declarations, designations, elections, notices, filings, forms, statements and other documents (whether in written, electronic or other form) and any amendments, schedules, attachments, supplements, appendices and exhibits thereto, which have been prepared or filed or required to be prepared or filed in respect of Taxes.

      "Taxes" includes any taxes, duties, assessments, imposts and levies imposed by any Tax Authority and includes all interest, penalties, fines, additions to tax or other additional amounts imposed by any Tax Authority including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, property, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping and all employment insurance, health insurance and Canada, Quebec and other government pension plan and other employer plan premiums, contributions or withholdings, excluding for greater certainty any Taxes imposed on the Company or any Subsidiary on the Closing Date resulting from actions taken on the Closing Date by the Purchaser (or the Company or a Subsidiary at the request of the Purchaser) after the Closing Time.

      "Termination Fee" has the meaning ascribed to such term in Section 10.2.

      "Threshold" has the meaning ascribed to such term in Section 9.4(a).

      "Union Plans" has the meaning ascribed to such term in Section
3.20(a)(iv).

      "U.S. Employees" has the meaning ascribed to such term in Section 3.9(c).

      "U.S. Employee Benefit Plans" has the meaning ascribed to such term in
Section 3.20(a)(i).

      "US Plans" has the meaning ascribed to such term in Section 3.20(a)(iv).

      "Vessels" shall mean all vessels owned, chartered or operated by the Company and each Subsidiary, as the case may be, and listed in the Seller Disclosure Schedule.

      "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

      "Withheld Amount" has the meaning ascribed to such term in Section 1.5(a).

      "Working Capital Base Amount" shall mean $3,659,099.

      "Working Capital Principles" has the meaning ascribed to such term in
Section 1.4 (b).

                                                                         ANNEX B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          RAND ACQUISITION CORPORATION

      Rand Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      A. The name of the Corporation is Rand Acquisition Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 2, 2004 and was previously amended on June 11, 2004. The original name of the Corporation was GRAND SLAM ACQUISITION CORPORATION.

      B. Pursuant to Sections 216, 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation has been duly adopted by the majority of the stockholders of the Corporation voting at a special meeting duly held, and restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, but not the Certificates of Designation of any series of Preferred Stock of the Corporation.

      C. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

      FIRST. The name of the corporation is RAND LOGISTICS, INC. (hereinafter sometimes referred to as the "Corporation").

      SECOND. The registered office of the Corporation is to be located at 615
S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

      THIRD. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("GCL").

      FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000, of which 50,000,000 shares shall be Common Stock, par value of $.0001 per share, and 1,000,000 shares shall be Preferred Stock, par value of $.0001 per share.

      A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

      B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

      FIFTH. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation's third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

      SIXTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

      B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

      C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

      D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

      SEVENTH.

      A. Purpose and Authorization.

      1. The provisions of this Article SEVENTH are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Shipping Act, 1916, the Merchant Marine Act, 1920 and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time (collectively, the "Maritime Laws"). It is the policy of the Corporation that Non-Citizens should not Beneficially Own, individually or in the aggregate, any shares of the Corporation's Capital Stock in excess of the Permitted Amount. If the Board of Directors of the Corporation should conclude in its sole discretion at any time that Non-Citizens have become, or are expected to become, the Beneficial Owners, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount, the Board of Directors may by resolution duly adopted declare that any or all of the provisions of subparagraphs C, D, E and F of this Article SEVENTH shall apply.

      2. The Board of Directors is hereby authorized to effect any and all measures necessary or desirable (consistent with applicable law and the provisions of this Amended and Restated Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article SEVENTH, including without limitation, amending the By-Laws of the Corporation and establishing, amending or eliminating procedures from time to time that are consistent with the By-Laws that provide for, including without limitation, (i) obtaining, as a condition to recording the transfer of shares on the stock records of the Corporation, affidavits or other proof as to the citizenship of existing or prospective stockholders on whose behalf shares of the Capital Stock of the Corporation or any interest therein or right thereof are or are to be held, and
(ii) establishing and maintaining a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the Capital Stock of the Corporation are issued to Citizens or Non-Citizens.

      B. Definitions. For purposes of this Article SEVENTH, the following terms shall have the meanings specified below:

      1. A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Capital Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

      2. "Capital Stock" shall mean any class or series of capital stock of the Corporation other than any class or series of capital stock of the Corporation that is permitted by the Maritime Administration of the United States Department of Transportation ("MarAd") to be excluded from the determination of whether the Corporation is in compliance with the citizenship requirements of the Maritime Laws.

      3. "Capital Stock Register" shall mean the official and conclusive list of Beneficial Ownership of Capital Stock maintained in the Corporation's books and records or by a transfer agent duly authorized by the Corporation.

      4. "Certificate" shall mean any written or electronic representation of ownership of Capital Stock of the Corporation.

      5. "Citizen" shall mean:

      (a) any individual who is a citizen of the United States, by birth, naturalization, as a derivative citizen or as otherwise authorized by law and who is (x) free and clear of any trust or fiduciary obligation in favor of, or control, directly or indirectly, by, Non-Citizens and (y) not employed by or financially dependent on a Non-Citizen which is affiliated or associated in any manner with the Corporation;

      (b) any corporation

            (i) that is organized or incorporated under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a "State"),

            (ii) of which title to not less than 75% of its stock interest is beneficially owned by and vested in Persons who are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen," free and clear of any trust or fiduciary obligation of any Non-Citizens,

            (iii) of which not less than 75% of the voting power of the stock of such corporation entitled to vote is beneficially owned by and vested in Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen," free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens,

            (iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens,

            (v) whose chief executive officer (by whatever title), chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are Citizens, and

            (vi) of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are Non-Citizens;

      (c) any partnership

            (i) that is organized under the laws of the United States or of a State,

            (ii) all general partners of which are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (iii) of which not less than a 75% equity interest and voting power is beneficially owned by Persons who are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen," free and clear of any trust or fiduciary obligation in favor of any Non-Citizens and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens, and

            (iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens;

      (d) any association

            (i) that is organized under the laws of the United States or of a State,

            (ii) of which 100% of the members are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (iii) whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

            (iv) of which not less than 75% of the interest and voting power of such association is beneficially owned by Citizens, free and clear of any trust or fiduciary obligation in favor' of any Non-Citizens, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens,

            (v) of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are Non-Citizens, and

            (vi) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens;

      (e) any limited liability company

            (i) that is organized under the laws of the United States or of a State,

            (ii) of which 75% of the members are Citizens,

            (iii) of which not less than 75% of the membership interest is beneficially owned by Persons who are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (iv) whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

            (v) of which not less than 75% of the voting power of such company entitled to vote is vested in Citizens, free and clear of any trust or fiduciary obligation, in favor of or on behalf of any Non-Citizens, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens,

            (vi) of which the managing member or manager (or equivalent Person), if such company's management is delegated to a single manager or managing member pursuant to its organizational agreement, is a citizen of the United States, or, if such company's management is conferred by its organizational agreement on several managers, a management committee or board of directors (or equivalent governing body), each manager having general management authority is a citizen of the United States and not more than a minority of the number of management committee members or directors (or equivalent Persons) necessary to constitute a quorum of such governing body are Non-Citizens, and

            (vii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens;

            (viii) of which Non-Citizens do not have authority within a management group, whether through veto power, combined voting, or otherwise, to exercise control over the limited liability company;

      (f) any joint venture (if not an association, corporation or partnership)

            (i) that is organized under the laws of the United States or of a State,

            (ii) of which 100% of the members are, or 100% of the equity is beneficially owned by Citizens, as defined under the relevant clause
            (a)-(g) of this definition of "Citizen," free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and

            (iii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens; and

      (g) any trust

            (i) that is domiciled in and existing under the laws of the United States or a State,

            (ii) all of the trustees of which are Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (iii) of which not less than 75% of the equity interest is owned by Citizens, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (iv) of which each beneficiary with an enforceable interest in the trust is a Citizen, as defined under the relevant clause (a)-(g) of this definition of "Citizen,"

            (v) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by Non-Citizens;

      all as further defined in Subpart C (Sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as amended, modified or supplemented.

      6. "Non-Citizen" shall mean any Person other than a Citizen.

      7. "Permitted Amount" shall mean shares of Capital Stock that, individually or in the aggregate (a) have Voting Power not in excess of 23% of Total Voting Power or (b) constitute not more than 23% of the total number of the issued and outstanding shares of Capital Stock; provided that, if the Maritime Laws are amended to change the amount of Capital Stock that a Non-Citizen may own or have the power to vote, then the Permitted Amount shall be changed to a percentage that is two percentage points less than the percentage that would cause the Corporation to be no longer qualified under the Maritime Laws, after giving effect to such amendment, as a Citizen qualified to
(i) engage in coastwise trade, (ii) participate in MarAd's Title XI or comparable financing programs or (iii) participate in operating differential subsidies or similar programs.

      8. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

      9. "Record Holder" shall mean any Person whose name appears on the Capital Stock Register as an owner, beneficial or otherwise, of Capital Stock.

      10. "Total Voting Power" shall mean the total number of votes that may be cast by all outstanding shares of Capital Stock having Voting Power.

      11. "Voting Power" shall mean the power to vote with respect to the election of the Corporation's directors.

      C. Restrictions on Transfer.

      1. Any transfer, or attempted or purported transfer, of any shares of the Capital Stock of the Corporation or any interest therein or right thereof, that would result in the Beneficial Ownership by Non-Citizens, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount will, until such excess no longer exists, be void and ineffective as against the Corporation and the Corporation will not recognize, with respect to those shares that caused the Permitted Amount to be exceeded, the purported transferee as a stockholder of the Corporation for any purpose other than the transfer by the purported transferee of such excess to a person who is a Citizen or to the extent necessary to effect any other remedy available to the Corporation under this Article SEVENTH.

      2. Each Record Holder and Beneficial Owner shall advise the Corporation in writing of any change in such Record Holder's or Beneficial Owner's citizenship status.

      D. Dual Stock Certificate System.

      1. The Corporation may institute a "Dual Stock Certificate System" such that (i) each Certificate representing Capital Stock that is Beneficially Owned by a Citizen shall be marked "Citizen" and each Certificate representing Capital Stock that is Beneficially Owned by a Non-Citizen shall be marked "Non-Citizen," but with all such Certificates to be identical in all other respects and to comply with all provisions of the Delaware Act; (ii) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the Record Holders and the Beneficial Owners of such Capital Stock to confirm their citizenship status from time to time, and voting rights and distributions payable with respect to Capital Stock held by such Record Holder or Beneficially Owned by such Beneficial Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and (iii) the Capital Stock Register of the Corporation shall be maintained in such manner as to enable the percentage of Capital Stock that is Beneficially Owned by Non-Citizens and by Citizens to be confirmed.

      2. Beneficial Owners of Certificates bearing notation as Non-Citizen and Citizen shall have in all respects the same corporate status and corporate rights regarding Capital Stock of the same class or series, share for share, except that transfers of the Certificates bearing the Citizen notation to Non-Citizens shall be restricted as herein provided and violations of the provisions of this Article SEVENTH shall be dealt with in the manner set forth herein.

      3. The Board of Directors is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement this Dual Stock Certificate System in a manner consistent with the policies set forth in this Article SEVENTH.

      E. Suspension of Voting, Dividend and Distribution Rights with Respect to Excess Shares. If any shares of Capital Stock in excess of the Permitted Amount are Beneficially Owned by Non-Citizens, individually or in the aggregate, any such excess shares determined in accordance with this subparagraph E (the "Excess Shares"), shall, until such excess no longer exists, not be entitled to
(1) receive any dividends or distributions of assets declared payable or paid to the holders of the Capital Stock of the Corporation during such period or (2) vote with respect to any matter submitted to a vote of the stockholders of the Corporation, and such Excess Shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly submitted to a vote of the stockholders of the Corporation. At such time as the Permitted Amount is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been withheld shall be due and paid to the holders of such shares. If the number of shares of Capital Stock Beneficially Owned by Non-Citizens is in excess of the Permitted Amount, the shares deemed to be Excess Shares for purposes of this Article SEVENTH will be those shares Beneficially Owned by Non-Citizens that the Board of Directors determines became so Beneficially Owned most recently, and such determination shall be conclusive.

      F. Redemption Of Excess Shares. The Corporation shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

      1. The per share redemption price (the "Redemption Price") to be paid for the Excess Shares to be redeemed shall be the sum of (a) the average closing sales price of the Capital Stock and (b) any dividend or distribution declared with respect to such shares prior to the date such shares are called for redemption hereunder but which has been withheld by the Corporation pursuant to subparagraph E. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Capital Stock on a national securities exchange on which the stock is traded or listed during the 10 trading days immediately prior to the date the notice of redemption is given; except that, if the Capital Stock is not so traded or quoted, the average closing sales price shall be determined in good faith by the Board of Directors.

      2. The Redemption Price may be paid in cash or by delivery of a promissory note of the Corporation, at the election of the Corporation. Any such promissory note shall have a maturity of not more than 10 years from the date of issuance and shall bear interest at the rate equal to the then current coupon rate of a 10-year Treasury note as such rate is published in THE WALL STREET JOURNAL or comparable publication.

      3. A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state (a) the redemption date, (b) the number of shares of Capital Stock to be redeemed from such holder, (c) the Redemption Price, and the manner of payment thereof, (d) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      4. From and after the redemption date, dividends on the shares of Capital Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof.

      5. Such other terms and conditions as the Board of Directors may reasonably determine.

      EIGHTH. A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

      B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

      NINTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            (The remainder of this page is left intentionally blank.)

      IN WITNESS WHEREOF, Rand Acquisition Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Carol Zelinsky, its Secretary thereunto duly authorized, this __ day of ________, 2005.

                                                    RAND ACQUISITION CORPORATION



                                                    ----------------------------
                                                    Carol Zelinsky
                                                    Secretary

                                                                         ANNEX C

================================================================================

                                ESCROW AGREEMENT

                            Dated _____________, 2005

                                     Between

                              LL ACQUISITION CORP.
                                  ("Purchaser")

                                       and

                          RBC CAPITAL PARTNERS LIMITED,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                     UNIVERSAL INSULATION HOLDINGS LIMITED,
                   NORVEST MEZZANINE FUND LIMITED PARTNERSHIP,
                                 SCOTT BRAVENER,
                                   JUDY KEHOE,
                                   MARK ROHN,
                               VICTOR ROSKEY, and
                                    TIM RYAN

                            (collectively, "Sellers")

                                       and

                          MCMILLAN BINCH MENDELSOHN LLP
                              (the "Escrow Agent")

================================================================================

                                TABLE OF CONTENTS

RECITALS.......................................................................1

SECTION 1 - INTERPRETATION.....................................................1
     1.1    Definitions........................................................2
     1.2    Headings and Table of Contents.....................................2
     1.3    References.........................................................2
     1.4    Number and Gender..................................................2
     1.5    Time of Day........................................................2
     1.6    Business Day.......................................................3
     1.7    Severability.......................................................3
     1.8    Schedules..........................................................3

SECTION 2 - APPOINTMENT........................................................3
     2.1    Appointment........................................................3

SECTION 3 - PAYMENT INTO ESCROW AND ACKNOWLEDGEMENT............................3
     3.1    Escrow Amount......................................................3

SECTION 4 - HOLDING OF ESCROW AMOUNT...........................................3
     4.1    Escrow.............................................................3
     4.2    Investment of Escrow Amount........................................4

SECTION 5 - DISTRIBUTION OF ESCROW AMOUNT......................................4
     5.1    Distributions......................................................4
     5.2    Directions.........................................................5

SECTION 6 -  ESCROW AGENT......................................................5
     6.1    General............................................................5
     6.2    Duties and Liabilities of Escrow Agent.............................5
     6.3    Disputes...........................................................6
     6.4    Removal of Escrow Agent............................................6
     6.5    Appointment of New Escrow Agent....................................7
     6.6    Failure to Appoint Replacement Agent...............................7
     6.7    New Escrow Agent...................................................7
     6.8    No Agency..........................................................7
     6.9    Indemnity..........................................................7
     6.10   Discharge from Duties..............................................8
     6.11   Expenses...........................................................8
     6.12   Waiver of Claims...................................................8
     6.13   Consolidation of Escrow Agent......................................9

SECTION 7 - MISCELLANEOUS......................................................9
     7.1    Further Assurances.................................................9
     7.2    Notices............................................................9
     7.3    Time..............................................................10
     7.4    Governing Law.....................................................10


                                       (i)

     7.5    Entire Agreement..................................................11
     7.6    Execution in Counterparts.........................................11

Schedule "A" - Investment Direction

Schedule "B" - Payment Direction


                                      (ii)

                                ESCROW AGREEMENT

This Agreement is dated _______________, 2005, between

                              LL ACQUISITION CORP.,
                              ("Purchaser")

                                       and

                          RBC CAPITAL PARTNERS LIMITED,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                     UNIVERSAL INSULATION HOLDINGS LIMITED,
                   NORVEST MEZZANINE FUND LIMITED PARTNERSHIP,
                                 SCOTT BRAVENER,
                                   JUDY KEHOE,
                                   MARK ROHN,
                               VICTOR ROSKEY, and
                                    TIM RYAN

                            (collectively, "Sellers")

                                       and

                          MCMILLAN BINCH MENDELSOHN LLP
                          ("Escrow Agent")

RECITALS

A. Purchaser and Sellers are parties to a stock purchase agreement dated September 2, 2005 (the "Purchase Agreement") under which Purchaser agreed to acquire all of the shares of Lower Lakes Towing Ltd. from the Sellers;

B. Sellers' Representative has been appointed under Section 11.15 of the Purchase Agreement;

C. Sellers have agreed pursuant to Section 1.3 of the Purchase Agreement that a portion of the Purchase Price (as defined in the Purchase Agreement) will be held and distributed by the Escrow Agent in accordance with this Agreement; and

D. Purchaser has agreed pursuant to Section 7.8 of the Purchase Agreement to execute and deliver this Agreement and concurrently pay the Escrow Amount (as defined below) to the Escrow Agent to be held and distributed by the Escrow Agent in accordance with this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.1 Definitions.

      All capitalized terms defined in the Purchase Agreement that are not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement. In this Agreement:

(1) Agreement means this escrow agreement, all attached schedules and any agreement or schedule supplementing or amending this agreement.

(2) Business Day means a day (other than a Saturday or Sunday), on which commercial banks are open for business in New York, New York and Toronto, Ontario.

(3) Purchase Agreement has the meaning ascribed thereto in the recitals.

(4) Transmission means any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record.

1.2 Headings and Table of Contents.

      The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.3 References.

      Unless otherwise specified, all references in this Agreement to Recitals, Sections and Schedules are to the recitals to, sections of, and schedules to, this Agreement, respectively.

1.4 Number and Gender.

      Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" shall be interpreted to mean "including without limitation".

1.5 Time of Day.

      Unless otherwise specified, references to time of day or date mean local time or date in Toronto, Canada.

1.6 Business Day.

      If, under this Agreement, any payment is to be made or any other action taken, on a day which is not a Business Day, that payment is to be made, and that other action is to be taken, as applicable, on the next day that is a Business Day.

1.7 Severability.

      If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

      (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

      (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.8 Schedules.

      The following Schedules are attached to and form part of this Agreement:

      Schedule "A" - Investment Direction

      Schedule "B" - Payment Direction

SECTION 2 - APPOINTMENT

2.1 Appointment.

      Sellers and Purchaser hereby appoint the Escrow Agent to act, and the Escrow Agent agrees to act, as Escrow Agent in accordance with the terms and conditions of this Agreement.

SECTION 3 - PAYMENT INTO ESCROW AND ACKNOWLEDGEMENT

3.1 Escrow Amount.

      Purchaser herewith delivers to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of $2,000,000 US Dollars payable to McMillan Binch Mendelsohn LLP, in trust (the "Escrow Amount").

SECTION 4 - HOLDING OF ESCROW AMOUNT

4.1 Escrow.

      The Escrow Amount, together with any interest earned thereon or other proceeds therefrom, shall be held in trust by the Escrow Agent in accordance with this Agreement.

4.2 Investment of Escrow Amount.

      The Escrow Agent shall deposit the Escrow Amount together with any interest earned thereon in an interest bearing trust account or any other account as provided for herein. The Escrow Agent shall invest the Escrow Amount as directed by Sellers' Representative and Purchaser, such directions to be substantially in the form of Schedule "A". The Escrow Agent: (i) makes no representation as to the income, profit, yield or return available or to be earned upon the Escrow Amount, or as to the certainty of return of principal of amounts invested in accordance with the terms hereof; and (ii) shall bear no liability for any failure to achieve the maximum possible or desired yield or return from the Escrow Amount or for loss of principal of amounts invested in accordance with the terms hereof. Sellers shall pay all income and other taxes applicable or exigible on any interest or other income it receives on the Escrow Amount.

SECTION 5 - DISTRIBUTION OF ESCROW AMOUNT

5.1 Distributions.

(1) The Escrow Agent shall, upon receiving (a) a direction from Sellers' Representative and Purchaser to the Escrow Agent, executed by Sellers' Representative and Purchaser substantially in the form attached hereto as Schedule "B", or (b) an order, decree or judgment from a court of competent jurisdiction which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review, pay the portion Escrow Amount for which payment is directed in such direction, order, decree or judgment.

(2) At any time (and from time to time) within fifteen (15) months after the date of the Closing, either Purchaser or Sellers' Representative may give a notice ("Claim Notice") to the other party and Escrow Agent to the effect that Purchaser or Sellers' Representative, as applicable, claims all or part of the Escrow Amount pursuant to Section 1.4 or Article IX of the Purchase Agreement (a "Claim"), specifying the facts upon which such Claim is based and the section or sections of the Purchase Agreement giving rise to such Claim.

(3) In the event that the party receiving such Claim Notice (the "Receiving Party") shall fail, within ten (10) business days after the receipt by it of any Claim Notice, to deliver to the party delivering such Claim Notice (the "Claiming Party") and the Escrow Agent a notice (the "Objection Notice") denying that the Claim stated in the Claim Notice is due and payable to the Claiming Party and setting forth in reasonable detail the reasons for such denial, the Escrow Agent shall, on the twelfth (12th) business day after receipt by the Escrow Agent of such Claim Notice, withdraw from the Escrowed Funds and transfer to the Claiming Party the amount set forth in the Claim Notice (the "Claimed Amount").

(4) In the event that the Receiving Party shall, within ten (10) business days after the receipt by it of a Claim Notice, deliver an Objection Notice to the Claiming Party and the Escrow Agent, the Escrow Agent shall retain in the Escrowed Funds the amount set forth in the Objection Notice (the "Disputed Amount") until otherwise directed by a written instrument signed by the Sellers' Representative and the Purchaser or by an order, decree or judgment of a court of competent jurisdiction which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review. Escrow Agent shall, on the twelfth (12th) business day after receipt by the Escrow Agent of such Objection Notice, withdraw from the Escrow Amount and transfer to the Claiming Party the undisputed amount, if any, which equals the excess of the Claimed Amount over the Disputed Amount. In the event that the Claiming Party becomes entitled to receive any amount of the Escrow Amount in satisfaction of a Claim, subject to the terms of this Agreement, the Escrow Agent shall promptly transfer to the Claiming Party the amount then held in the Escrow Amount sufficient to comprise the amount necessary to satisfy such Claim.

(5) On the first (1st) Business Day subsequent to the date which is fifteen (15) months after the Closing, (i) the Escrow Agent shall deliver to the Sellers (in the proportions set forth on Exhibit 1 to the Purchase Agreement) the excess of the balance of the Escrowed Funds over the aggregate of any Disputed Amounts relating to any Claims made pursuant to this Escrow Agreement and (ii) the Escrow Agent shall continue to hold such Disputed Amounts in accordance with the provisions of this Escrow Agreement.

(6) Any payment of any portion of the Escrow Amount to Purchaser or Sellers shall include any interest accrued hereunder on the amount of such payment.

5.2 Directions.

      The Escrow Agent shall have no obligation to make any determination as to the validity of any direction.

SECTION 6 - ESCROW AGENT

6.1 General.

      The Escrow Agent agrees to hold and deal with the Escrow Amount in accordance with this Agreement.

6.2 Duties and Liabilities of Escrow Agent.

(1) Liability. The Escrow Agent shall not be liable or answerable for anything whatsoever in connection with this Agreement or any instrument or agreement required hereunder, including enforcement of this Agreement or any such instrument or agreement, except for its own wilful misconduct or gross negligence, and the Escrow Agent shall not have any duty or obligation other than those expressly provided herein. Notwithstanding anything contained herein or elsewhere to the contrary, the Escrow Agent shall not have any liability to Sellers or Purchaser in respect of the deposit or investment of the Escrow Amount in accordance with this Agreement, including without limitation, the nature of the deposit or investment, the income or interest received in connection therewith and the term to maturity thereof.

(2) Other Agreements. The Escrow Agent shall only be bound to act as set forth in this Agreement and the Escrow Agent shall not be bound in any way by any agreement or contract between Sellers or Sellers' Representative and Purchaser (whether or not such Escrow Agent has any knowledge thereof), including the Purchase Agreement.

(3) Directions and Court Orders. The Escrow Agent shall comply with such notices, directions and instructions as are provided for in this Agreement and any order, judgement or decree of any court of competent jurisdiction. If any part or all of the Escrow Amount held in escrow by the Escrow Agent is at any time attached or seized under any court order or in case any judicial order, judgment or decree shall be made affecting this Agreement or any part hereof then, in any such event, the Escrow Agent is authorized to rely upon and comply with such order, judgement or decree, and in the case of such compliance, the Escrow Agent shall not be liable by reason thereof to Sellers' or Purchaser or to any other person even if thereafter any such order, judgement or decree is reversed, modified, annulled, set aside or vacated. The Escrow Agent is not bound to enquire into the authority of any person signing any certificates, instructions, directions or orders hereunder.

(4) Reliance on Experts. The Escrow Agent may employ such counsel of its choosing as it may reasonably deem necessary for the proper discharge of its duties hereunder. The Escrow Agent may, in relation to its obligations hereunder, act on the opinion, advice or information obtained from such counsel, but shall not be bound to act upon such opinion, advice or information and shall not be held responsible for any loss occasioned for so acting or not so acting, as the case may be, except if such loss results from the wilful misconduct or gross negligence of the Escrow Agent. The Escrow Agent may employ such assistance as may be reasonably necessary to properly discharge its duties.

(5) Other Reliance. The Escrow Agent shall be entitled to rely upon any instrument or agreement required hereunder and upon statements and communications received jointly from Sellers' Representative and Purchaser (or from any other person) believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

6.3 Disputes.

      Should any controversy arise with respect to the Escrow Agent's duties hereunder or under any other matter related to this Agreement, the Escrow Agent may, at the expense of the other parties, apply to a Judge of a court of competent jurisdiction to determine the rights of the parties. The Escrow Agent shall be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action.

6.4 Removal or Resignation of Escrow Agent.

      Sellers' Representative and Purchaser, acting jointly, may at any time remove such Escrow Agent from its role as Escrow Agent hereunder on seven days written notice to that Escrow Agent. The Escrow Agent may resign at any time by giving fifteen (15) days notice in writing to Sellers' Representative and Purchaser.

6.5 Appointment of New Escrow Agent.

      If the Escrow Agent gives notice of resignation or is removed under
Section 6.4, Purchaser shall appoint a new Escrow Agent (providing written notice thereof to Sellers' Representative).

6.6 Failure to Appoint Replacement Agent.

      Upon the effective date of resignation or removal of an Escrow Agent pursuant to Section 6.4, if a successor Escrow Agent has not been appointed, then on notice to Sellers' Representative and Purchaser, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent; failing such application to such court within 30 days from the effective date of such resignation or removal, the Escrow Agent, on notice to Sellers' Representative and Purchaser, may deposit the Escrow Amount (or provide control thereof if invested) and all related records and documents with a court of competent jurisdiction pending the appointment of a successor Escrow Agent, and the duties and obligation of such Escrow Agent hereunder shall thereupon cease.

6.7 New Escrow Agent.

      Any new Escrow Agent shall agree in writing to be bound by this Agreement and thereupon shall be vested with the same powers and rights and shall be subject to the same duties and obligations as if it had executed this Agreement as the Escrow Agent and, unless otherwise directed in writing jointly by Sellers' Representative and Purchaser, and upon satisfaction of all of its fees and expenses, the former Escrow Agent shall cause to be delivered the Escrow Amount (or control thereof if invested) and all related records and documents to the new Escrow Agent, execute all such transfers and other documents and do all such other acts and things as the new Escrow Agent may reasonably request for the purpose of giving effect thereto.

6.8 No Agency.

      Sellers and Purchaser acknowledge that the Escrow Agent is acting solely as depositary at their request and for their convenience and, notwithstanding anything to the contrary herein contained, the Escrow Agent shall not be deemed to be the agent of Sellers, Sellers' Representative or Purchaser except as otherwise expressly provided herein. Purchaser acknowledges that Escrow Agent is legal counsel to Sellers' Representative and the other Sellers under the Purchase Agreement and that Escrow Agent shall continue as such in all circumstances.

6.9 Indemnity.

(1) Sellers, on the one hand with respect to 50% of every dollar of Losses, and Purchaser, on the other hand with respect to 50% of every dollar of Losses, agree to, severally but not jointly, indemnify and hold harmless the Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursement, including legal or adviser fees and disbursements of whatever kind and nature (collectively, "Losses") which may at any time be imposed on, incurred by or asserted against the Escrow Agent, arising from or out of any act, omission or error of the Escrow Agent made in the conduct of its duties hereunder; provided that Sellers or Purchaser shall not be required to indemnify the Escrow Agent against Losses arising out of and from the gross negligence or wilful misconduct of the Escrow Agent or any agent employed by the Escrow Agent in carrying out its obligations hereunder. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This provision shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

6.10 Discharge from Duties.

(1) Disposal of Funds. Upon disposing of all of the Escrow Amount in accordance with the provisions of this Agreement, the Escrow Agent shall be relieved and discharged from all claims and liabilities relating to the Escrow Amount and the Escrow Agent shall not be subject to any claims made by or on behalf of any party hereto except claims relating to the negligence or wilful misconduct of the Escrow Agent or any agent employed by the Escrow Agent in carrying out its obligations hereunder.

(2) Removal on Resignation. Upon resigning or being removed pursuant to Section
6.3 or 6.4, the Escrow Agent shall distribute the Escrow Amount and any interest or other income earned thereon to the new Escrow Agent appointed pursuant to
Section 6.5 and the Escrow Agent shall, upon such distribution, be discharged from all further duties and obligations hereunder and shall not be subject to any claims made by or on behalf of any party hereto except claims relating to the negligence or wilful misconduct of the Escrow Agent or any agent employed by the Escrow Agent in carrying out its obligations hereunder.

6.11 Expenses.

      The reasonable fees and expenses of the Escrow Agent shall be borne by Sellers. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Amount, with respect to its unpaid fees and non-reimbursed expenses, superior to the interests of any other persons or entities. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees and/or non-reimbursed expenses from amounts on deposit in the Escrow Amount.

6.12 Waiver of Claims.

      Each party hereto waives any claims or demands against the Escrow Agent and its principals with respect to all acts taken by such Escrow Agent in conformance with this Agreement. The Escrow Agent shall not have any duty to take any action other than as specifically provided for in this Agreement. The Escrow Agent shall not have any liability for any non-action if such action has been restrained by any order of any court or administrative agency or if, in its sole discretion, it determines that any such action would violate any law or governmental regulation.

6.13 Consolidation of Escrow Agent.

      Any corporation, partnership or other entity into which the Escrow Agent may be merged or converted shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7 - MISCELLANEOUS

7.1 Further Assurances.

      Sellers and Purchaser shall from time to take or cause to be taken such action and execute and deliver (or cause to be executed and delivered) such documents and further assurances as may, in the reasonable opinion of counsel for the other parties, be necessary or advisable to give effect to this Agreement.

7.2 Notices.

      Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if delivered in person or by courier during normal business hours of the recipient on a Business Day and left with the recipient, for notices delivered to individuals, or a receptionist or other responsible employee of the recipient at the relevant address set forth below:

      if to Sellers' Representative on behalf of each of the Sellers:

      RBC Capital Partners Limited
      200 Bay Street
      4th Floor, North Tower
      Royal Bank Plaza
      Toronto, Ontario M5J 2W7
      Attention: Tony Manastersky
      Tel: (416) 842-4054
      Fax: (416) 842-4060

      if to Purchaser:

      LL Acquisition Corp.
      c/o Hyde Park Holdings LLC
      450 Park Avenue, Suite 1001
      New York, New York  10022
      Attention: Laurence Levy
      Tel: (212) 644-3455
      Fax: (212) 644-6262

      if to the Escrow Agent:

      McMillan Binch Mendelsohn LLP
      BCE Place, Suite 4400
      Bay Wellington Tower, 181 Bay Street
      Toronto, Ontario  M5J 2T3
      Attention: David Dunlop
      Tel: (416) 865-7175
      Fax: (416) 865-7048

Any notice so given shall be deemed to have been given and to have been received on the day of delivery. Addresses for notice may be changed by giving notice in accordance with this Section.

7.3 Time.

      Time shall be of the essence of this Agreement.

7.4 Governing Law.

      This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, Canada.

7.5 Entire Agreement.

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings. No provision may be amended or waived except in writing.

7.6 Execution in Counterparts.

      This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                                  LL ACQUISITION CORP.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  RBC CAPITAL PARTNERS LIMITED

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  CANADIAN IMPERIAL BANK OF
                                                  COMMERCE

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  UNIVERSAL INSULATION HOLDINGS
                                                  LIMITED

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  NORVEST MEZZANINE FUND LIMITED
                                                  PARTNERSHIP

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

------------------------------                  --------------------------------
WITNESS                                         SCOTT BRAVENER



------------------------------                  --------------------------------
WITNESS                                         JUDY KEHOE



------------------------------                  --------------------------------
WITNESS                                         MARK ROHN



------------------------------                  --------------------------------
WITNESS                                         VICTOR ROSKEY



------------------------------                  --------------------------------
WITNESS                                         TIM RYAN


                                                  MCMILLAN BINCH MENDELSOHN LLP

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                       Schedule "A" - Investment Direction

                        Form of Direction with respect to
                           Investment of Escrow Amount

TO: McMillan Binch Mendelsohn LLP

DATE:

RE: Investment of Escrow Amount held by the Escrow Agent pursuant to an Escrow Agreement made between LL Acquisition Corp., RBC Capital Partners Limited, Canadian Imperial Bank Of Commerce, Universal Insulation Holdings Limited, Norvest Mezzanine Fund Limited Partnership, Scott Bravener, Judy Kehoe, Mark Rohn, Victor Roskey, Tim Ryan and McMillan Binch Mendelsohn LLP (the "Escrow Agent") dated as of ______________, 2005 (the "Escrow Agreement")

_______________________________________________

This direction is given pursuant to Section 5.1 of the Escrow Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Escrow Agreement.

The undersigned hereby jointly authorize and direct the Escrow Agent to invest the following Escrow Amount as follows as soon as is practicable:

INVESTMENT: RBC GIC

TERM:

TOTAL AMOUNT: $2,000,000 US Dollars

and this shall be your good, sufficient and irrevocable authority to do so.


                                                  LL ACQUISITION CORP.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  RBC CAPITAL PARTNERS LIMITED,
                                                  in its capacity as Sellers'
                                                  Representative under the
                                                  Escrow Agreement

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                      "A"-1

                        Schedule "B" - Payment Direction

                        Form of Direction with respect to
                          Disbursement of Escrow Amount

TO: McMillan Binch Mendelsohn LLP

RE: Escrow Agreement made between LLAcquisition Corp., RBC Capital Partners Limited, Canadian Imperial Bank Of Commerce, Universal Insulation Holdings Limited, Norvest Mezzanine Fund Limited Partnership, Scott Bravener, Judy Kehoe, Mark Rohn, Victor Roskey, Tim Ryan and McMillan Binch Mendelsohn LLP and dated as of _____________, 2005 (the "Escrow Agreement")

________________________________________________

This direction is given pursuant to Section 5.1 of the Escrow Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Escrow Agreement.

You are hereby irrevocably authorized and directed to pay out of the Escrow Amount the sum of $_________________________(1) to _________________________(2)
on ____________________(3), all in accordance with the detailed instructions attached hereto as Appendix 1(4) and this shall be your good, sufficient and irrevocable authority to do so.

                                                  LL ACQUISITION CORP.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  RBC CAPITAL PARTNERS LIMITED,
                                                  in its capacity as Sellers'
                                                  Representative under the
                                                  Escrow Agreement

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

----------

(1)   Insert amount (inclusive of interest, if any).

(2) Insert name of payees (if payable to Sellers, in accordance with Allocation Exhibit to the Purchase Agreement).

(3)   Insert date of distribution. Three Business Days notice must be given.

(4) Appendix to contain account, wire transfer, method of payment instructions etc., as appropriate for each payee.


                                      "B"-1

                        Appendix 1 - Account Particulars

In Respect of US$2,000,000 Escrow Amount:

Bank Name:

Bank Address:

Bank No.:

Transit No.:

Account No.:

Account Name:

Swift Code:

A.B.A. No.:


                                     "B"-2

                                                                         ANNEX D

                              EMPLOYMENT AGREEMENT

BETWEEN:

                             LOWER LAKES TOWING LTD.

                                 (the "Company")

                                     - and -

                                 SCOTT BRAVENER

                                (the "Executive")

                   (collectively referred to as the "Parties")

RECITALS:

A. The Executive has been employed with the Company in the position of President and Chief Executive Officer since August 1, 1995.

B. The Executive has specialized knowledge and valuable skills and experience, which are critical to the management of the Company and its affiliates, Lower Lakes Transportation Company and Grand River Navigation Company, Inc. (each a "Member Company"), and to the continuing success of the business of the Company and the Member Companies.

C.    The Company wishes to secure the continued services of the Executive.

NOW THEREFORE, for value received the Parties agree as follows:

1. DUTIES AND RESPONSIBILITIES

1.1 Positions, Duties and Responsibilities

      (a) The Company confirms the continuing appointment of the Executive in the position of President and recognizes for all purposes the Executive's past service with the Company. The Executive will be responsible for the general supervision and control over the day to day operations of the Company and each Member Company (to the extent permissible under laws and regulations applicable to the business of each such Member Company), and shall have such duties and responsibilities consistent therewith, including those duties and responsibilities set out in Schedule A to this Agreement. All senior management of the Company and each Member Company (to the extent permissible under laws and regulations applicable to the business of each such Member Company) will report directly to the Executive. The

            Executive will report to the Board of Directors of the Company (and the board of directors of each such Member Company, as applicable) which shall have overall decision making authority for the Company (or for such Member Company). The Company will appoint the Executive to the Board of Directors of the Company effective on the date of this Agreement. The Executive will also serve as the President of Lower Lakes Transportation Company, and as an officer and director of each such other Member Company and of Rand Acquisition Corporation ("Rand") to the extent desired by the Board of Directors of each such other Member Company or Rand, in each case without additional compensation therefor.

      (b) The Executive shall devote all of his business time, attention and energies, on a full time and exclusive basis, to the business and affairs of the Company and the Member Companies, shall use his best efforts to advance the best interests of the Company and the Member Companies, and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage, without approval of the Board of Directors of the Company; provided, however, that, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees or (ii) manage passive personal investments, in either case so long as any such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or adversely affect or negatively reflect upon the Company or the Member Companies.

1.2 Reassignment

The Company shall not reassign the Executive to another position within the Company or within a Member Company, or alter the duties, responsibilities, title, or reporting lines of the Executive in a manner inconsistent with this Agreement or past practice. The Company shall not change the location of the Executive's employment unless the Executive agrees to such change.

1.3 Travel

The Executive shall be employed at the Company's location in Port Dover, Ontario. The Executive shall be available for such business-related travel as may be required for the purposes of carrying out the Executive's duties and responsibilities.

2. TERM OF EMPLOYMENT

This Agreement will commence on the closing of the Purchase Agreement and will continue for an initial term of two years therefrom (the "Term") subject to section 9. The Term may be extended upon mutual written agreement of the Parties.

3. BASE SALARY

The Executive will be paid an annual salary in the amount of Cdn $190,000, subject to applicable statutory deductions and discretionary annual increases to the extent determined by the Board of Directors of the Company (the "Base Salary"). The Executive's Base Salary will be payable in accordance with Company practices and procedures as they may exist from time to time. Base Salary will be reviewed on an annual basis by the Board of Directors of the Company, with input from the Executive.

4. BONUS

4.1 Bonus Plan

The Executive shall be a "Participant" in the Management Bonus Program attached as Schedule B to this Agreement (the "Bonus Plan").

4.2 Performance Bonus

In addition to, and separate from, any awards granted to the Executive under the Bonus Plan, for each fiscal year commencing after the date hereof, the Executive will be entitled to a bonus (the "Performance Bonus") pursuant to a bonus plan (the "Performance Bonus Plan") to be adopted by the Company or a Member Company and in which the Executive shall be entitled to participate. The Performance Bonus Plan shall be adopted no later than the three month anniversary of the date of this Agreement, and shall be in form and substance acceptable to the Company or Member Company and reasonably satisfactory to the Executive. In the event that the Company or a Member Company fails to adopt a Performance Bonus Plan that is reasonably satisfactory to the Executive on or prior to the three month anniversary of the date hereof, the Company or Member Company, as applicable, shall be obligated to retain, at its expense, the services of a reputable and recognized executive compensation consultant, which consultant shall, within mutually agreeable parameters and objectives established by the Company or Member Company and the Executive (which shall include a bonus plan structure that (i) provides for the commencement of bonus payments upon achievement of 100% of targeted EBITDA to be determined with the Executive's input, (ii) appropriately recognizes operational factors such as vessel accidents, capital expenditure levels, fuel and other operating costs and efficiencies) and (iii) provides for the ratable accrual of entitlements over the relevant fiscal year), recommend the terms of the Performance Bonus Plan for adoption by the Company or Member Company, which recommendation shall be adopted by the Company or Member Company.

5. RETIREMENT PLANS AND PENSION

The Company will make annual contributions to the Executive's Registered Retirement Savings Plan in amounts not less than Cdn$11,500 per calendar year.

6. OTHER BENEFITS

The Executive shall be entitled to participate in or receive benefits under any health and accident plan or any other employee benefit plan or arrangement made available now or in the future by the Company to its executives and key management personnel, as determined by the Board of Directors of the Company.

7. VACATION

The Executive will be entitled to four weeks paid (at then current Base Salary) vacation per calendar year commencing with the 2006 calendar year. Unused vacation days may not be carried over from one calendar year to the next, and any unused vacation days as of the end of a calendar year shall be forfeited by the Executive. The Executive will arrange vacation time to suit the essential business needs of the Company.

8. PERQUISITES AND EXPENSES

8.1 Automobile

The Company will continue to lease an automobile for the Executive (the "Lease") to be used at the Executive's discretion at a maximum monthly cost to the Company of not more than Cdn$860.00. In addition to the Lease, the Company will pay all related expenses (maintenance and repair, service, insurance, gasoline, etc.) related to the business user of such automobile.

8.2 Reimbursement of Expenses

The Company recognizes that the Executive will incur expenses in the performance of the Executive's duties. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in the course of employment.

9. TERMINATION OF EMPLOYMENT; NON-COMPETITION; NON- SOLICITATION

9.1 Terminations Resulting in No Further Obligation to the Company

The Company shall have no further obligations to the Executive hereunder, or under statute, common law or otherwise, in the event of the following terminations of employment:

      (a)   Voluntary Resignation Without Notice

      In the event the Executive voluntarily resigns without Good Reason without at least sixty (60) days advance written notice to the Company.

      (b)   Cause

      In the event the Executive's employment is terminated for Cause, which term for the purposes of this Agreement shall mean (i) conviction of the Executive of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty; (ii) receipt by or on behalf of Executive or any member of Executive's immediate family of any personal profit arising out of in connection with a transaction to which the Company or a Member Company is party without making full prior disclosure to the Company or such Member Company; (iii) any misfeasance, nonfeasance or malfeasance by Executive which causes material harm to the Company or a Member Company; (iv) breach by the Executive of any material term of this Agreement, or failure of the Executive to follow and carry out the lawful instructions of the Board of Directors of the Company or of a Member Company, in each case after notice and reasonable opportunity for the Executive to cure such breach or failure; (v) the Executive having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties under this Agreement (it being understood that the Executive will attend industry functions at which alcohol will be consumed by the Executive), or while otherwise under the influence of drugs or alcohol, engages in inappropriate conduct; or (vi) the Executive having engaged in behavior that would constitute grounds for liability for sexual harassment or discrimination.

9.2 Termination by the Company without Cause or Failure to Renew upon Expiry of the Term.

      The Company may terminate the Executive's employment without Cause at any time prior to the expiry of the Term, or, upon each successive expiry of the Term where the Company determines not to renew this Agreement, in each case by providing the Executive with (A) any then accrued but unpaid Base Salary and Performance Bonus as of the date of termination or non-renewal and any outstanding reimbursable expenses incurred by the Executive prior to the date of termination or non-renewal, (B) payment, in equal monthly payments, of the Executive's Base Salary in effect at the time of termination or non-renewal for a period of twenty four (24) months, and
      (C) continuation of benefits provided pursuant to Sections 5 and 6 for such payment period (the foregoing clause (A), (B) and (C) being referred to as the "Separation Package").

9.3 Termination by the Executive for Good Reason

Should the Executive terminate his employment for Good Reason, as hereinafter defined, he shall receive the Separation Package set out in section 9.2. Failure of the Executive to terminate his employment on the occurrence of any event which would constitute Good Reason shall not constitute waiver of his right under this section 9.2 should Good Reason continue. "Good Reason" is defined as the occurrence of any of the following without the Executive's express written consent:

      a) the Company assigning to the Executive duties or responsibilities inconsistent with or inappropriate for his position as President with the Company, after notice to the Company of, and reasonable opportunity of the Company to cure, such alleged Good Reason;

      b) failure by the Company to continue the Bonus Plan in effect in accordance with its terms or to provide the Executive with benefits and other pension or retirement plans in accordance with Sections 5 and 6 substantially consistent with those plans in which the Executive has participated in periods immediately prior to the Term;

      c) the Company relocating the Executive's principal office outside of Port Dover;

      d) a sale to a person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) or group of persons not affiliated with the Company of all or substantially all of the assets of the Company;

      e) any person or group of persons acting in concert not affiliated with the Company, becomes the beneficial owner, directly or indirectly, of voting securities of the Company and/or securities convertible into or exchangeable for voting securities of the Company, in aggregate representing directly, or following conversion or exchange thereof, fifty percent (50%) or more of the combined voting power of the Company or of any successor to the Company (in each case on a fully-diluted basis) in any manner whatsoever, including, without limitation, as a result of a take-over bid, reorganization of capital, share exchange, arrangement, merger, amalgamation or other combination of the Company with any other entity;

      f) any breach by the Company of any material term of this Agreement after notice to the Company of such breach and reasonable opportunity to cure such breach.

9.4 Disability and Death

The Executive shall, upon his Disability (as defined below), have the right to receive the Separation Package and upon his death any then accrued but unpaid Base Salary and Performance Bonus and any outstanding reimbursable expenses incurred by the Executive prior to the date of death. For purposes of this Agreement, a "Disability" shall occur: (i) immediately after the Company has provided a written termination notice to the Executive supported by a written statement from a reputable independent physician selected by the Company to the effect that the Executive shall have become so incapacitated as to be unable to resume, within 90 days, his employment hereunder by reason of physical or mental illness or injury; or (ii) upon rendering of a written termination notice by the Company after the Executive has been unable to substantially perform his duties hereunder for 90 consecutive days (exclusive of any vacation permitted under Section 7 hereof) or for 120 days in any 360 day period by reason of any physical or mental illness or injury. The Executive agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician selected by the Company for the purposes of a determination of Disability pursuant to this Section 9.4.

9.5 Non-Competition

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, within Canada or the United States serve as an executive, officer, director, employee or in any advisory capacity with or to any competitor, in whole or in part, of the Company or any Member Companies, or either individually or in partnership or jointly or in conjunction with any person, firm, trust, partnership, association, syndicate or company, as principal, agent, shareholder, trustee or in any other manner whatsoever otherwise carry on or be engaged in or be concerned with any person, firm, trust, partnership, association, syndicate or company which is a competitor, in whole or in part, of the Company or any Member Company, except as a shareholder holding less than 5% of the outstanding shares of any such corporation whose shares are listed and posted for trading on a recognized stock exchange.

9.6 Non-Solicitation of Customers

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly, solicit any customer of the Company or any Member Company in order to attempt to direct any such customer away from, or to do less business with, the Company or any Member Company.

9.7 Non-Solicitation of Employees

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly recruit, solicit or endeavour to entice away from the Company or any Member Company any individual who is an employee of, or service provider to, the Company or any Member Company.

10. CHANGES TO AGREEMENT

Any modifications or amendments to this Agreement must be in writing and signed by all Parties or else they shall have no force and effect.

11. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Executive's heirs, executors, administrators and personal representatives.

12. GOVERNING LAW, VENUE

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (without giving effect to the principles of conflicts of law). Each party to this Agreement irrevocably agrees that any action or proceeding concerning or arising out of the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts located in the Province of Ontario. Each party and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

13. NOTICES

13.1 Notice to Executive

Any notice required or permitted to be given to the Executive shall be deemed to have been received if delivered personally to the Executive or sent by courier to the Executive's home address last known to the Company.

13.2 Notice to Company

Any notice required or permitted to be given to the Company shall be deemed to have been received if delivered personally to, sent by courier, or sent by facsimile to:

      Rand Acquisition Corporation
      450 Park Avenue
      Suite 1001
      New York, New York 10022
      Attention: Laurence S. Levy, Chairman
      Facsimile: (212) 644-6262
      Telephone: (212) 644-3450

with a copy to:

      Katten Muchin Rosenman LLP
      575 Madison Avenue
      New York, New York  10022
      Attention: Todd J. Emmerman, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8800

14. CURRENCY

All dollar amounts set forth or referred to in this Agreement refer to Canadian currency.

15. WITHHOLDING

All payments made by the Company to the Executive or for the benefit of the Executive shall be less applicable withholdings and deductions.

16. SAVINGS CLAUSE

The parties hereto agree that if, in any judicial proceeding, a court finds any portion of this Agreement unenforceable, such portion shall be interpreted to the maximum extent enforceable and the remainder of this Agreement shall be unaffected and enforced with its terms or to the maximum extent permitted by law.

17. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements.

      IN WITNESS WHEREOF the Parties have duly executed this Agreement this day of , 2005.


--------------------------                     ---------------------------------
         Witness                                        SCOTT BRAVENER


                                               LOWER LAKES TOWING LTD.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE A

Operations

o     Oversee all aspects of operations.
o     Evaluation of vessels.
o     Oversee labour negotiations.
o Review and approval of monthly equipment, maintenance and capital expenditures.
o     Problem solving.

Sales & Marketing

o     Lead business development effort and sales team.
o     Customer relationship management and development.
o     Pricing for all products, customers and profitability management.
o     Contract negotiations with new and existing customers.
o     Troubleshooting and problem solving.
o     Direct responsibility for key accounts.
o     Hire of new personnel.

Administration & Finance

o     Delegation of duties to senior management.
o     Strategic planning and implementation.
o     Oversee accounting functions and IT systems.
o     Accounts payable and cheque approvals.
o     Budgeting.
o     Legal, accounting and professional services assistance.
o Hiring and firing of employees and determination of responsibilities of employees.
o Corporate finance - oversee all dealings with Company's bankers and other lenders.

                              EMPLOYMENT AGREEMENT

BETWEEN:

                             LOWER LAKES TOWING LTD.

                                 (the "Company")

                                     - and -

                                  JAMES SIDDALL

                                (the "Executive")

                   (collectively referred to as the "Parties")

RECITALS:

A. The Executive has been employed with the Company in the position of Vice President - Operations since August 1, 1995.

B. The Executive has specialized knowledge and valuable skills and experience, which are critical to the management of the Company and its affiliates, Lower Lakes Transportation Company and Grand River Navigation Company, Inc. (each a "Member Company"), and to the continuing success of the business of the Company and the Member Companies.

C. The Company wishes to secure the continued services of the Executive.

NOW THEREFORE, for value received the Parties agree as follows:

1. DUTIES AND RESPONSIBILITIES

1.1 Positions, Duties and Responsibilities

      (a) The Company confirms the continuing appointment of the Executive in the position of Vice President - Operations and recognizes for all purposes the Executive's past service with the Company. The Executive shall have such duties and responsibilities that are consistent with such position, including those duties and responsibilities set out in Schedule A to this Agreement, both in relation to the Company and, to the extent permissible under laws and regulations applicable to the business of the Member Companies, each Member Company. The Executive will report to the President of the Company and, to the extent performing services for a Member Company, the President of such Member Company. The Executive will serve in such capacity for the Member Companies, and, to the extent requested by the Board of Directors of the Company, as a director of the Company, each Member Company and of Rand Acquisition Corporation ("Rand"), in each case without additional compensation therefor.

      (b) The Executive shall devote all of his business time, attention and energies, on a full time and exclusive basis, to the business and affairs of the Company and the Member Companies, shall use his best efforts to advance the best interests of the Company and the Member Companies, and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage, without approval of the Board of Directors of the Company; provided, however, that, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees or (ii) manage passive personal investments, in either case so long as any such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or adversely affect or negatively reflect upon the Company or the Member Companies.

1.2 Reassignment

The Company shall not reassign the Executive to another position within the Company or within a Member Company, or alter the duties, responsibilities, title, or reporting lines of the Executive in a manner inconsistent with this Agreement or past practice. The Company shall not change the location of the Executive's employment unless the Executive agrees to such change.

1.3 Travel

The Executive shall be employed at the Company's location in Port Dover, Ontario. The Executive shall be available for such business-related travel as may be required for the purposes of carrying out the Executive's duties and responsibilities.

2. TERM OF EMPLOYMENT

This Agreement will commence on the closing of the Purchase Agreement and will continue for an initial term of two years therefrom (the "Term") subject to section 9. The Term may be extended upon mutual written agreement of the Parties.

3. BASE SALARY

The Executive will be paid an annual salary in the amount of Cdn $163,000, subject to applicable statutory deductions and discretionary annual increases to the extent determined by the Board of Directors of the Company (the "Base Salary"). The Executive's Base Salary will be payable in accordance with Company practices and procedures as they may exist from time to time. Base Salary will be reviewed on an annual basis by the Board of Directors of the Company, with input from the Executive.

4. BONUS

4.1 Bonus Plan

The Executive shall be a "Participant" in the Management Bonus Program attached as Schedule B to this Agreement (the "Bonus Plan").

4.2 Performance Bonus

In addition to, and separate from, any awards granted to the Executive under the Bonus Plan, for each fiscal year commencing after the date hereof, the Executive will be entitled to a bonus (the "Performance Bonus") pursuant to a bonus plan (the "Performance Bonus Plan") to be adopted by the Company or a Member Company no later than the three month anniversary of the date of this Agreement, and in which the Executive shall be entitled to participate.

5. RETIREMENT PLANS AND PENSION

The Company will make annual contributions to the Executive's Registered Retirement Savings Plan in amounts not less than Cdn$9,800 per calendar year.

6. OTHER BENEFITS

The Executive shall be entitled to participate in or receive benefits under any health and accident plan or any other employee benefit plan or arrangement made available now or in the future by the Company to its executives and key management personnel, as determined by the Board of Directors of the Company.

7. VACATION

The Executive will be entitled to four weeks paid (at then current Base Salary) vacation per calendar year commencing with the 2006 calendar year. Unused vacation days may not be carried over from one calendar year to the next, and any unused vacation days as of the end of a calendar year shall be forfeited by the Executive. The Executive will arrange vacation time to suit the essential business needs of the Company.

8. PERQUISITES AND EXPENSES

8.1 Automobile

The Company will continue to lease an automobile for the Executive (the "Lease") to be used at the Executive's discretion at a maximum monthly cost to the Company of not more than Cdn$860. In addition to the Lease, the Company will pay all related expenses (maintenance and repair, service, insurance, gasoline, etc.) related to the business user of such automobile.

8.2 Reimbursement of Expenses

The Company recognizes that the Executive will incur expenses in the performance of the Executive's duties. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in the course of employment.

9. TERMINATION OF EMPLOYMENT; NON-COMPETITION; NON- SOLICITATION

9.1 Terminations Resulting in No Further Obligation to the Company

The Company shall have no further obligations to the Executive hereunder, or under statute, common law or otherwise, in the event of the following terminations of employment:

      (a)   Voluntary Resignation Without Notice

      In the event the Executive voluntarily resigns without Good Reason without at least sixty (60) days advance written notice to the Company.

      (b)   Cause

      In the event the Executive's employment is terminated for Cause, which term for the purposes of this Agreement shall mean (i) conviction of the Executive of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty; (ii) receipt by or on behalf of Executive or any member of Executive's immediate family of any personal profit arising out of in connection with a transaction to which the Company or a Member Company is party without making full prior disclosure to the Company or such Member Company; (iii) any misfeasance, nonfeasance or malfeasance by Executive which causes material harm to the Company or a Member Company; (iv) breach by the Executive of any material term of this Agreement, or failure of the Executive to follow and carry out the lawful instructions of the Board of Directors of the Company or of a Member Company, in each case after notice and reasonable opportunity for the Executive to cure such breach or failure; (v) the Executive having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties under this Agreement (it being understood that the Executive will attend industry functions at which alcohol will be consumed by the Executive), or while otherwise under the influence of drugs or alcohol, engages in inappropriate conduct; or (vi) the Executive having engaged in behavior that would constitute grounds for liability for sexual harassment or discrimination.

9.2 Termination by the Company without Cause or Failure to Renew upon Expiry of the Term.

      The Company may terminate the Executive's employment without Cause at any time prior to the expiry of the Term, or, upon each successive expiry of the Term where the Company determines not to renew this Agreement, in each case by providing the Executive with (A) any then accrued but unpaid Base Salary and Performance Bonus as of the date of termination or non-renewal and any outstanding reimbursable expenses incurred by the Executive prior to the date of termination or non-renewal, (B) payment, in equal monthly payments, of the Executive's Base Salary in effect at the time of termination or non-renewal for a period of twenty four (24) months, and
      (C) continuation of benefits provided pursuant to Sections 5 and 6 for such payment period (the foregoing clause (A), (B) and (C) being referred to as the "Separation Package").

9.3 Termination by the Executive for Good Reason

Should the Executive terminate his employment for Good Reason, as hereinafter defined, he shall receive the Separation Package set out in section 9.2. Failure of the Executive to terminate his employment on the occurrence of any event which would constitute Good Reason shall not constitute waiver of his right under this section 9.2 should Good Reason continue. "Good Reason" is defined as the occurrence of any of the following without the Executive's express written consent:

      a) the Company assigning to the Executive duties or responsibilities inconsistent with or inappropriate for his position as Vice President - Operations of the Company, after notice to the Company of, and reasonable opportunity of the Company to cure, such alleged Good Reason;

      b) failure by the Company to continue the Bonus Plan in effect in accordance with its terms or to provide the Executive with benefits and other pension or retirement plans in accordance with Sections 5 and 6 substantially consistent with those plans in which the Executive has participated in periods immediately prior to the Term;

      c) the Company relocating the Executive's principal office outside of Port Dover;

      d) a sale to a person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) or group of persons not affiliated with the Company of all or substantially all of the assets of the Company;

      e) any person or group of persons acting in concert not affiliated with the Company, becomes the beneficial owner, directly or indirectly, of voting securities of the Company and/or securities convertible into or exchangeable for voting securities of the Company, in aggregate representing directly, or following conversion or exchange thereof, fifty percent (50%) or more of the combined voting power of the Company or of any successor to the Company (in each case on a fully-diluted basis) in any manner whatsoever, including, without limitation, as a result of a take-over bid, reorganization of capital, share exchange, arrangement, merger, amalgamation or other combination of the Company with any other entity;

      f) any breach by the Company of any material term of this Agreement after notice to the Company of such breach and reasonable opportunity to cure such breach.

9.4 Disability and Death

The Executive shall, upon his Disability (as defined below), have the right to receive the Separation Package and upon his death any then accrued but unpaid Base Salary and Performance Bonus and any outstanding reimbursable expenses incurred by the Executive prior to the date of death. For purposes of this Agreement, a "Disability" shall occur: (i) immediately after the Company has provided a written termination notice to the Executive supported by a written statement from a reputable independent physician selected by the Company to the effect that the Executive shall have become so incapacitated as to be unable to resume, within 90 days, his employment hereunder by reason of physical or mental illness or injury; or (ii) upon rendering of a written termination notice by the Company after the Executive has been unable to substantially perform his duties hereunder for 90 consecutive days (exclusive of any vacation permitted under Section 7 hereof) or for 120 days in any 360 day period by reason of any physical or mental illness or injury. The Executive agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician selected by the Company for the purposes of a determination of Disability pursuant to this Section 9.4.

9.5 Non-Competition

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, within Canada or the United States serve as an executive, officer, director, employee or in any advisory capacity with or to any competitor, in whole or in part, of the Company or any Member Companies, or either individually or in partnership or jointly or in conjunction with any person, firm, trust, partnership, association, syndicate or company, as principal, agent, shareholder, trustee or in any other manner whatsoever otherwise carry on or be engaged in or be concerned with any person, firm, trust, partnership, association, syndicate or company which is a competitor, in whole or in part, of the Company or any Member Company, except as a shareholder holding less than 5% of the outstanding shares of any such corporation whose shares are listed and posted for trading on a recognized stock exchange.

9.6 Non-Solicitation of Customers

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly, solicit any customer of the Company or any Member Company in order to attempt to direct any such customer away from, or to do less business with, the Company or any Member Company.

9.7 Non-Solicitation of Employees

The Executive shall not, during his employment or within 24 months following the termination of his employment for any reason, directly or indirectly recruit, solicit or endeavour to entice away from the Company or any Member Company any individual who is an employee of, or service provider to, the Company or any Member Company.

10. CHANGES TO AGREEMENT

Any modifications or amendments to this Agreement must be in writing and signed by all Parties or else they shall have no force and effect.

11. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Executive's heirs, executors, administrators and personal representatives.

12. GOVERNING LAW, VENUE

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (without giving effect to the principles of conflicts of law). Each party to this Agreement irrevocably agrees that any action or proceeding concerning or arising out of the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts located in the Province of Ontario. Each party and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

13. NOTICES

13.1 Notice to Executive

Any notice required or permitted to be given to the Executive shall be deemed to have been received if delivered personally to the Executive or sent by courier to the Executive's home address last known to the Company.

13.2 Notice to Company

Any notice required or permitted to be given to the Company shall be deemed to have been received if delivered personally to, sent by courier, or sent by facsimile to:

      Rand Acquisition Corporation
      450 Park Avenue
      Suite 1001
      New York, New York 10022
      Attention: Laurence S. Levy, Chairman
      Facsimile: (212) 644-6262
      Telephone: (212) 644-3450

with a copy to:

      Katten Muchin Rosenman LLP
      575 Madison Avenue
      New York, New York  10022
      Attention: Todd J. Emmerman, Esq.
      Facsimile: (212) 940-8776
      Telephone: (212) 940-8800

14. CURRENCY

All dollar amounts set forth or referred to in this Agreement refer to Canadian currency.

15. WITHHOLDING

All payments made by the Company to the Executive or for the benefit of the Executive shall be less applicable withholdings and deductions.

16. SAVINGS CLAUSE

The parties hereto agree that if, in any judicial proceeding, a court finds any portion of this Agreement unenforceable, such portion shall be interpreted to the maximum extent enforceable and the remainder of this Agreement shall be unaffected and enforced with its terms or to the maximum extent permitted by law.

17. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements.

      IN WITNESS WHEREOF the Parties have duly executed this Agreement this day of , 2005.


--------------------------                     ---------------------------------
         Witness                                        JAMES SIDDALL


                                               LOWER LAKES TOWING LTD.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE A

Operations

o     Report to the President on all operational matters
o     Oversee hiring of Officers and unlicenced personnel (operational)
o     Oversee Health & Safety Program, liase with government entities.
o     Oversee Security Requirements, programs as CSO
o     Create Wage scales, costing for operational employees
o     Oversee ongoing HR efforts for operational employees
o     Assess evaluations of all employees
o     Assess bonus evaluation of all employees
o     Develop, maintain policies and procedures (operational)
o     Primary assist, manage coatings programs.
o     Oversee many aspects of operations, liase with President on others.
o     Assist with evaluation of vessels.
o     Daily charge of labour management.
o     Assess vessel performance on a monthly, quarterly basis.
o First point of contact for ships on all operational matters during shipping season.
o     Problem solving.

Sales & Marketing

o Daily charge of vessel dispatch, customer requirements through operation season.
o     Monitor ytd customer service vs. contractual requirements.
o     Liase with marketing team on most contracts as part of that team.
o     Customer relationship management and development.
o Assist, negotiate pricing for contract, spot market customers, assess profitability.
o     Troubleshooting and problem solving.
o     Front line, daily responsibility to all accounts during operation season.

Administration & Finance

o     Do profitability analysis on prospect vessels for purchase, lease.
o     Business analysis/profitability for major contracts.
o     Assess vessel scheduling for best profitability on a monthly basis.
o Adjust schedules to real situation problems in most profitable manner on a daily basis
o Provide Accounting with monthly freight revenue numbers for check against receivables, provide MNSF accruals, other operational accruals
o     Assist with IT systems assessment
o     Assist as required with budgeting, forecasting of revenues
o Oversee admin. area for Customs / Immigration compliance of vessels / cargo / personnel
o     Liase with legal counsel on any and all labour related matters.

                                                                         ANNEX E
                                                                  Execution Copy

                       PREFERRED STOCK PURCHASE AGREEMENT

                             Dated September 2, 2005

                                 by and between

         KNOTT PARTNERS LP, MATTERHORN OFFSHORE FUND LTD., ANNO LP, GOOD STEWARD FUND LTD., BAY II RESOURCE PARTNERS, BAY RESOURCE PARTNERS L.P., BAY RESOURCE PARTNERS OFFSHORE FUND LTD., THOMAS E. CLAUGUS

                                       and

                          RAND ACQUISITION CORPORATION

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS.........................................................1

1.1      Definitions..........................................................1
1.2      Knowledge............................................................4
1.3      Interpretation.......................................................4

ARTICLE II CLOSING; PURCHASE AND SALE.........................................4

2.1      The Closing..........................................................4
2.2      Issuance and Delivery of the Purchase Shares.........................4
2.3      The Purchase Price...................................................4
2.4      Delivery of Purchase Price...........................................5
2.5      Use of Proceeds......................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5

3.1      Organization; Good Standing..........................................5
3.2      Subsidiaries.........................................................5
3.3      Authority; Execution and Delivery; Enforceability....................5
3.4      Non-Contravention....................................................6
3.5      Corporate Documents..................................................6
3.6      Capitalization; Options..............................................6
3.7      Consents and Approvals...............................................7
3.8      SEC Reports and Financial Statements.................................7
3.9      Litigation and Claims................................................8
3.10     No Finder............................................................8
3.11     Exempt Offering......................................................8
3.12     Agreements; Action...................................................9
3.13     Related-Party Transactions...........................................9
3.14     Title to Property and Assets.........................................9
3.15     Employee Benefit Plans...............................................9
3.16     Tax Returns, Payments and Elections..................................9
3.17     Insurance............................................................10
3.18     Disclosure...........................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYERS.......................10

4.1      Organization and Good Standing.......................................10
4.2      Corporate Authority; Execution and Delivery; Enforceability..........10
4.3      Non-Contravention....................................................11
4.4      Consents and Approvals...............................................11

4.5      Litigation and Claims................................................11
4.6      No Finder............................................................11
4.7      Investment Representations...........................................11
4.8      Accredited Investor..................................................12

ARTICLE V COVENANTS...........................................................12

5.1      Restrictive Legends..................................................12
5.2      Change in Condition..................................................12
5.3      Subordination........................................................12
5.4      Limitation on Affiliate Transactions.................................12

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.................13

6.1      Conditions to obligations of the Buyers..............................13
6.2      Conditions to obligations of the Company.............................14

ARTICLE VII MISCELLANEOUS.....................................................14

7.1      Survival; Certain Other Matters......................................14
7.2      Further Assurances...................................................15
7.3      Expenses of the Transaction..........................................15
7.4      Notices..............................................................15
7.5      No Modification Except in Writing....................................16
7.6      Entire Agreement.....................................................16
7.7      Severability.........................................................17
7.8      Assignment...........................................................17
7.9      Governing Law; Jurisdiction..........................................17
7.10     Captions.............................................................17
7.11     Counterparts.........................................................17
7.12     Delays or Omissions..................................................18

Annex I       Company Disclosure Schedule
Annex II      Allocation among Buyers

Exhibit A     Certificate of Designations
Exhibit B     Registration Rights Agreement
Exhibit C     Form of legal opinion

                       PREFERRED STOCK PURCHASE AGREEMENT

      PREFERRED STOCK PURCHASE AGREEMENT ("Agreement"), made and entered into this 2nd day of September, 2005, by and between KNOTT PARTNERS LP, MATTERHORN OFFSHORE FUND LTD., ANNO LP, GOOD STEWARD FUND LTD., BAY II RESOURCE PARTNERS, BAY RESOURCE PARTNERS L.P., BAY RESOURCE PARTNERS OFFSHORE FUND LTD., THOMAS E. CLAUGUS (each, a "Buyer" and collectively, "Buyers"), and RAND ACQUISITION CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Buyers desire to purchase and acquire from the Company, and the Company desires to issue and deliver to the Buyers, an aggregate of 300,000 shares (the "Purchase Shares") of the Company's Series A Convertible Preferred Stock, par value $0.0001 ("Series A Preferred Stock"), free and clear of all claims, liens, options, charges and encumbrances of any kind other than restrictions on transfer as provided under applicable securities laws ("Liens"), on the terms and subject to the conditions hereinafter set forth and as allocated among Buyers as set forth on Annex II to this Agreement; and

      WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

      "Action" has the meaning ascribed to such term in Section 3.9.

      "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning ascribed to such term in the Preamble.

      "Business Day" means any day (other than Saturday or Sunday) on which banking institutions in the State of New York are not authorized or obligated by law to close.

      "Buyer" or "Buyers" has the meaning ascribed to such term in the Preamble.

      "Certificate of Designations" shall mean the Certificate of Designations of the Preferred Stock, attached hereto as Exhibit A.

      "Closing" has the meaning ascribed to such term in Section 2.1.

      "Closing Date" has the meaning ascribed to such term in Section 2.1.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

      "Common Stock" has the meaning ascribed to such term in Section 3.6.

      "Company" has the meaning ascribed to such term in the Preamble.

      "Company Disclosure Schedule" shall mean that certain schedule attached hereto as Annex I qualifying the representations and warranties contained in
Article III.

      "Company Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, provided, however, that a Company Material Adverse Effect shall not include any such effect resulting from or arising in connection with (a) changes or conditions generally affecting the industries or segments in which the Company operates; (b) changes in general economic, market or political conditions; or
(c) the announcement, other disclosure or completion of the transactions contemplated by the Lower Lakes Acquisition Documents.

      "Conversion Shares" has the meaning ascribed to such term in Section
3.6(b).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all regulations promulgated thereunder.

      "Financial Statements" has the meaning ascribed to such term in Section
3.8.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

      "Governmental Authority" shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

      "Governmental Rules" shall mean all laws, statutes, rules, regulations, codes, ordinances, writs, orders or decrees of any Governmental Authority.

      "Lien" has the meaning ascribed to such term in the Preamble.

      "Lower Lakes Acquisition" shall mean the transactions contemplated by the Lakes Acquisition Documents.

      "Lower Lakes Acquisition Documents" shall mean the Stock Purchase Agreement, dated September 2, 2005, among the Company, LL Acquisition Corp. and the stockholders of Lower Lakes Towing Ltd. and the other agreements contemplated thereby or ancillary thereto.

      "Maritime Laws" means the Shipping Act, 1916, Merchant Marine Act, 1920, and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder, collectively.

      "Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

      "Preferred Stock" has the meaning ascribed to such term in the Recitals.

      "Purchase Price" has the meaning ascribed to such term in Section 2.3.

      "Purchase Shares" has the meaning ascribed to such term in the Recitals.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement, by and between the Company and the Buyers, in the form of Exhibit B hereto.

      "SEC" shall mean the Securities and Exchange Commission.

      "SEC Reports" has the meaning ascribed to such term in Section 3.8.

      "Section 203" has the meaning ascribed to such term in Section 5.14.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and all regulations promulgated thereunder

      "Subsidiary" shall mean, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.

      "Survival Period" has the meaning ascribed to such term in Section 7.1.

      "Transaction Documents" shall mean (i) the Registration Rights Agreement and the Certificate of Designations and (ii) those other agreements, certificates and documents entered into or delivered between the Buyers and the Company related to, ancillary to, or in connection with this Agreement, the Registration Rights Agreement or the Certificate of Designations.

      1.2 Knowledge. As used in the Agreement, "to the Company's knowledge" or "to the knowledge of the Company" or words of similar import shall mean the actual knowledge of Laurence S. Levy, the Chief Executive Officer of the Company.

      1.3 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

      The parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement or of any of the Transaction Documents.

                                   ARTICLE II

                           CLOSING; PURCHASE AND SALE

      2.1 The Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the transactions set forth in this Article II shall take place concurrently with the closing of the Lower Lakes Acquisition, or at such other time or such other date as Buyers and the Company may agree, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York (such date upon which the Closing occurs is referred to as the "Closing Date").

      2.2 Issuance and Delivery of the Purchase Shares. At the Closing, the Company shall issue and deliver to each Buyer certificates for the number of Purchase Shares set forth on Annex II hereto and each Buyer shall purchase such Purchase Shares from the Company.

      2.3 The Purchase Price. At the Closing, the Buyers shall purchase the Purchase Shares for a purchase price equal to Fifty Dollars ($50.00) per Purchase Share (the "Purchase Price"), which shall be paid to the Company by each Buyer in the amounts set forth on Annex II hereto.

      2.4 Delivery of Purchase Price. At the Closing, the aggregate Purchase Price shall be paid by the Buyers to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at least two Business Days prior to the Closing.

      2.5 Use of Proceeds. The Company shall use the net proceeds from the issuance of the Purchase Shares for the purposes of (a) funding the purchase price and other obligations of the Company and its Subsidiaries under the Lower Lakes Acquisition Documents, as well as payment of related fees and expenses, and (b) for general working capital purposes following consummation of the Lower Lakes Acquisition.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyers as of the date hereof and as of the Closing Date as follows:

      3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.2 Subsidiaries. All of the outstanding shares of the capital stock of each Subsidiary of the Company are owned by the Company free and clear of all Liens. Each of the Company's Subsidiaries is set forth on Section 3.2 of the Company Disclosure Schedule and is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company's Subsidiaries has the power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.3 Authority; Execution and Delivery; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Company), this Agreement and the Transaction Documents constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      3.4 Non-Contravention. Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement and the Transaction Documents by the Company, nor the consummation of the transactions hereby and thereby contemplated by the Company, will:

            (i) constitute any violation or breach of the certificate of incorporation or the by-laws (or comparable organizational documents in the case of Subsidiaries) of the Company or any of its Subsidiaries;

            (ii) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any Contract to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries or the Purchase Shares may be affected;

            (iii) assuming the consents and approvals described in Section 3.7 have been received, violate any Governmental Rules affecting the Company or any of its Subsidiaries; or

            (iv) result in the creation of any Lien on any of the assets of the Company or any of its Subsidiaries.

other than, in the case of foregoing clauses (ii), (iii), and (iv), those defaults, violations, breaches, accelerations and Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.

      3.5 Corporate Documents. The Company has filed as exhibits to its SEC Reports true and complete copies of the Certificate of Incorporation, as amended, and By-Laws of the Company.

      3.6 Capitalization; Options. (a) The Company is authorized to issue 20,000,000 shares of Common Stock, 5,600,000 of which are issued and outstanding as of the date hereof, ("Common Stock") and 1,000,000 shares of Preferred Stock, none of which are issued and outstanding as of the date hereof (prior to giving effect to the transactions contemplated by this Agreement).

      (b) All of the Purchase Shares when issued to Buyers in accordance with the terms of this Agreement shall be legally and validly issued, fully paid and non-assessable, free and clear of all Liens. The shares of Common Stock issuable upon conversion of the Purchase Shares (the "Conversion Shares") have been duly and validly reserved on the books and records of the Company and, when issued upon conversion of the Purchase Shares in accordance with the terms of the Certificate of Designations and applicable Governmental Rules, shall be legally and validly issued, fully paid and nonassessable, free and clear of all Liens.

      (c) Other than the Common Stock and the Preferred Stock, there are no other series or classes of capital stock of the Company authorized or issued and outstanding. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, there are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or other instruments convertible into or exchangeable for shares of capital stock of the Company or any of the Company's Subsidiaries, in each such case, to which the Company or any of Company's Subsidiaries is a party and which relates to the sale or issuance of shares of capital stock of the Company or of any of Company's Subsidiaries (collectively, the "Company Instruments") As of the date hereof, there are 10,100,000 shares of Common Stock reserved on the Company's books and records for issuance upon exercise of redeemable warrants and an option held by the underwriter of the Company's initial public offering. Except as set forth on
Section 3.6(c) of the Company Disclosure Schedule or as contemplated by this Agreement and the Transaction Documents, (i) the Company has not agreed to register any shares of its capital stock under the Securities Act or granted registration rights with respect to shares of its capital stock to any Person and (ii) there are no voting trusts, stockholders agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the voting or transfer of any shares of Common Stock. Except as disclosed in the SEC Reports or any exhibit thereto, to the extent any such Company Instruments are outstanding as of the date hereof, neither the issuance and sale of the Purchase Shares nor the issuance of the Conversion Shares in accordance with its terms will result in an adjustment of the exercise or conversion price of, or number of shares issuable upon the exercise or conversion of any such, Company Instruments.

      (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. All outstanding Common Stock, options and other securities of the Company were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws (including, without limitation, anti-fraud provisions) or, subject in part to the truth and accuracy of each purchaser's representations to the Company at the time of the purchase thereof, pursuant to valid exemptions therefrom.

      3.7 Consents and Approvals. Except as set forth in Section 3.7 of the Company Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required on behalf of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

      3.8 SEC Reports and Financial Statements.

      (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2004 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any form, report or other document with the SEC.

      (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (the "Financial Statements") (i) was prepared from the books of account and other financial records of the Company,
(ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company as at the respective dates thereof and the results of its operations and its cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect).

      (c) Except for liabilities and obligations reflected on the March 31, 2005 balance sheet of the Company included in the SEC Reports (including the notes thereto), liabilities and obligations disclosed in the SEC Reports (including exhibits thereto) filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since March 31, 2005, neither the Company nor any of the Company's Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which, individually or in the aggregate, would cause a Company Material Adverse Effect.

      3.9 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. Neither the Company nor any of its Subsidiaries is subject to or in default under any judgment, order, writ, agreement, injunction or decree of any court or Governmental Authority.

      3.10 No Finder. Neither the Company, nor any of its Subsidiaries, nor any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      3.11 Exempt Offering. Subject in part to the truth and accuracy of each Buyer's representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Purchase Shares and the Conversion Shares, as contemplated by and in conformity with this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of

Regulation D thereunder, and from the registration or qualification requirements of any other applicable federal or state securities laws, and the issuance of the Conversion Shares in accordance with the Company's Certificate of Incorporation and the Certificate of Designations will be exempt from such registration and qualification requirements, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      3.12 Agreements; Action. Other than (i) the Lower Lakes Acquisition Documents, (ii) contracts in respect of services being provided to the Company by third parties in connection with the Lower Lakes Acquisition and (iii) as attached as an exhibit to the Company's filing on Form S-1 (as amended) with the SEC (File no. 333-117051), the Company is not a party to, and none of its properties, rights or assets are bound by, any material contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, whether written or oral.

      3.13 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in the Company's SEC filings, none of such persons and no "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had any direct or indirect ownership interest in, or other material interest in the Company, or any firm or corporation (i) with which the Company is affiliated, (ii) with which the Company has a business relationship, (iii) that competes with the Company, (iv) which purchases from or sells, licenses or furnishes to the Company any goods, property or services; or (v) which is a party to any contract or agreement to which the Company is a party or by which it may be bound or affected; provided, however that no representation or warranty is made with respect to stock in publicly traded companies that may compete with the Company owned by employees, officers or directors of the Company and members of their immediate families.

      3.14 Title to Property and Assets. Company has good and marketable title to all of its properties and assets, in each case, except as set forth in the SEC filings and except for liens arising from current taxes not yet due and payable, free and clear of any mortgages, pledges, liens, encumbrances, security interests or charges of any kind (collectively, "Encumbrances").

      3.15 Employee Benefit Plans. Neither the Company, nor any member of a controlled group (within the meaning of Sections 414(b), (c), (m) and (o) of the Code)) of employers that include the Company (collectively, the "Company Group"), maintains any "employee benefit plan" within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) nor any other severance, bonus, incentive stock option, stock appreciation, stock purchase, retirement, insurance, profit sharing, deferred compensation welfare or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of the Company or members of the Company Group (including such arrangements contained within the provisions of an individual employment or consulting agreement).

      3.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in Section 3.16 of the Company Disclosure Schedule. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a Subchapter S corporation pursuant to
Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities, and no such audits are pending or, to the Company's knowledge, threatened. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      3.17 Insurance. Other than directors' and officers' liability insurance policies, the Company does not maintain any insurance policies. All insurance policies maintained by the Company are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such insurance policies of its intention to cancel or refusal to renew any policy issued by it.

      3.18 Disclosure. None of this Agreement or any other statements or certificates made or delivered in connection herewith or therewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

      Each Buyer, severally and not jointly, represents and warrants to the Company as of the date hereof and the Closing Date as follows:

      4.1 Organization and Good Standing. Such Buyer (if not an individual) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

      4.2 Corporate Authority; Execution and Delivery; Enforceability. Such Buyer has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. The execution and delivery by such Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by such Buyer of the transactions hereby and thereby contemplated have been authorized by all necessary action (corporate or otherwise). Such Buyer has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than such Buyer), this Agreement and the Transaction Documents to which it is a party constitute valid and binding obligations of such Buyer and are enforceable against such Buyer in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      4.3 Non-Contravention. Neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party by such Buyer, nor the consummation of the transactions hereby or thereby contemplated by such Buyer, will:

            (i) constitute any violation or breach of the organizational documents of such Buyer (if not an individual); or

            (ii) violate any Government Rule affecting such Buyer, other than any such violations which, individually or in the aggregate, would not prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of such Buyer in connection with the execution, delivery or performance of this Agreement or the Transaction Documents to which it is a party and all documents contemplated hereby or thereby or the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.5 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of such Buyer, threatened against or affecting such Buyer with respect to the propriety or validity of the transactions contemplated hereby.

      4.6 No Finder. Neither such Buyer nor any party acting on such Buyer's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      4.7 Investment Representations. Such Buyer hereby acknowledges and agrees that the Purchase Shares, and, if and when issued, the Conversion Shares, will not be registered under the Securities Act or any state securities laws and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act and all applicable state securities laws. In this connection, such Buyer understands Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      4.8 Accredited Investor. Such Buyer represents that: (i) such Buyer is an "accredited investor" (as such term is defined in Regulation D under the Securities Act) and is acquiring the Purchase Shares for its own account, for investment purposes only, and not with a view to the resale or offer for sale thereof or with any present intention of distributing or selling or offering for sale any of such securities; and (ii) such Buyer is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Purchase Shares.

                                   ARTICLE V

                                    COVENANTS

      5.1 Restrictive Legends. None of the Purchase Shares or the Conversion Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to each transferring Buyer shall advise the Company in writing that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT, OR (II) UPON RECEIPT BY ISSUER OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

      The Company shall remove or cause its registrar and transfer agent to remove such legend at the time such Purchase Shares or Conversion Shares are transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

      5.2 Change in Condition. Prior to the Closing, the Company shall promptly advise each Buyer in writing of any material change in the condition (financial or otherwise), operations or properties or businesses of the Company, Lower Lakes, or any of their respective Subsidiaries.

      5.3 Subordination. The Company and each Buyer hereby agree that the form of subordinated promissory note attached as Exhibit A to the Certificate of Designations shall be amended to expressly subordinate the indebtedness represented thereby, and the rights of the holder thereunder, to the senior indebtedness to be incurred by the Company on the Closing Date in accordance with the commitment letter in respect thereof attached at Exhibit 14 to the Stock Purchase Agreement included in the Lower Lakes Acquisition Documents, all to the reasonable satisfaction of the holders of such senior indebtedness.

      5.4 Limitation on Affiliate Transactions. Notwithstanding the inapplicability of Section 203 of the Delaware General Corporation Law ("Section 203") to the Company, the Buyers and the transactions contemplated hereby, each Buyer hereby agrees that, from and after the Closing and until the eighteen month anniversary thereof, the Company shall be prohibited from engaging in any "business combination" (as defined in Section 203) with such Buyer unless such business combination is approved by the holders of a majority of Common Stock of the Company, other than Buyers, entitled to vote at a meeting in respect thereof.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

      The obligation of the parties to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the party whose obligation is subject to such conditions, in their sole discretion; provided, however, that a waiver by a Buyer of a condition to the obligations of any such Buyer will not be effective unless such condition is also waived by each other Buyer with respect to each such other Buyer's obligations.

      6.1 Conditions to obligations of the Buyers.

      (a) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Transaction Document.

      (b) The Lower Lakes Acquisition shall be completed concurrently with the Closing in accordance with the terms of the Lower Lakes Acquisition Documents, without waiver by the Company or its Affiliates party thereto of any material term or condition thereof (including, without limitation, waiver of any event, condition or contingency that would constitute a Material Adverse Effect (as defined in the Lower Lakes Acquisition Documents)).

      (c) The Company shall have executed and delivered the Registration Rights Agreement, dated as of the Closing Date.

      (d) The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

      (e) The Buyers shall have received a short-form good standing certificate relating to the Company, dated within ten Business Days of the Closing Date (with a bring down certificate dated as of the Closing), issued by the Secretary of State of the State of Delaware.

      (f) The representations and warranties of the Company contained in Article III that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      (g) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      (h) The Chief Executive Officer of the Company shall deliver to each Buyer at the Closing a certificate stating that the conditions specified in Sections 6.1(d), 6.1(f), and 6.1(g) have been fulfilled and stating that there shall have been no event which has resulted in a Company Material Adverse Effect since the date of the Financial Statements.

      (i) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      (j) All corporate and other proceedings in connection with the transactions contemplated hereby at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyers' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Company's Certificate of Incorporation, the Certificate of Designations and By-laws and Board of Director and stockholder resolutions, if any, relating to this Agreement and the transactions contemplated hereby.

      (k) The Buyers shall have received from Katten Muchin Rosenman LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

      6.2 Conditions to obligations of the Company.

      (a) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Transaction Document.

      (b) The Lower Lakes Acquisition shall be completed concurrently with the Closing in accordance with the terms of the Lower Lakes Acquisition Documents.

      (c) The Buyers shall have executed and delivered the Registration Rights Agreement.

      (d) The Buyers shall have provided evidence reasonably satisfactory to the Company that issuance of the Purchase Shares to the Buyers will not result in the failure of the Company to be in continuous compliance with the U.S. citizenship requirements of the Maritime Laws and any provisions of the certificate of incorporation or by-laws of the Company adopted from time to time to ensure such compliance .

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 Survival; Certain Other Matters.

      (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the second anniversary of the date hereof, after which time such representations and warranties shall terminate and have no further force or effect; provided, however, that the representations and warranties contained in

Sections 3.6, 3.13, 4.6, 4.7 and 4.8 hereof shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations, after which time such representations and warranties shall terminate and have no further force or effect. The period during which any such representation or warranty survives is the "Survival Period" for such representation or warranty. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to, and only with respect to, any matter of which notice is given to Company or Buyers, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable Survival Period until such matter is resolved, after which time such representation and warranty shall terminate and have no further force or effect. The representations, warranties and covenants of the Company contained in or made pursuant to this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Buyer or the Company.

      (b) The covenants and agreements of the parties contained in this Agreement shall survive the Closing as to each Buyer until such Buyer no longer owns any Purchase Shares or Conversion Shares.

      (c) Each party hereto may assert a claim or cause of action under this Agreement with respect to (i) any breach of one or more of the representations and warranties contained in Articles III and IV hereof, as the case may be, provided that such claim or cause of action is asserted within the applicable time period specified in Section 7.1(a) hereof and (ii) subject to Section 7.1(b) hereof, a breach of any one or more of the covenants or agreements contained in this Agreement. Except as provided for in the immediately preceding sentence, the parties to this Agreement agree that no claims or causes of action on any basis (including in contract or tort, under federal or state securities laws or otherwise), other than for fraud, may be brought against the Company or any Buyer or any of their respective directors, officers, employees, Affiliates, shareholders, successors, permitted assigns, agents, or representatives based upon, directly or indirectly, any of the representations or warranties contained in Articles III and IV of this Agreement or any misstatement or failure to state any fact made by Company in connection with such Buyer's purchase of the Purchase Shares or the Conversion Shares.

      7.2 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments and agreements, and take or cause to be taken all such actions as counsel for the other party may reasonably request for the effectual consummation of this Agreement and the transactions hereby contemplated.

      7.3 Expenses of the Transaction. The Company shall pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated and the reasonable fees and expenses of the Buyers incurred in connection with this Agreement and the transactions hereby contemplated, including, without limitation, reasonable legal and accounting fees and expenses, in each case of one such professional services firm; provided, however, that the Company's obligations under this Section 7.3 to pay Buyers' reasonable fees and expenses shall not exceed $15,000 in the aggregate unless the Closing shall have occurred.

      7.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

      If to the Buyers, to the addresses set forth on Annex II hereto.

      With a copy to:

                  DLA Piper Rudnick Gray Cary LLP
                  1251 Avenue of the Americas
                  New York, New York  10020
                  Attention:  William N. Haddad, Esq.
                  Telecopy:    (212) 884-8498
                  Telephone:  (212) 835-6198

      If to the Company to:

            Rand Acquisition Corporation
            450 Park Avenue, Suite 1001
            New York, New York 10022
            Telecopy:  (212) 644-6262
            Telephone: (212) 644-3450

      With a copy to:

            Katten Muchin Rosenman LLP
            575 Madison Avenue
            New York, New York 10022
            Attention: Todd Emmerman, Esq.
            Telecopy:  (212) 940-8776
            Telephone: (212) 940-8873

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

      7.5 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      7.6 Entire Agreement. This Agreement, together with any Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

      7.7 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      7.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Company or a Buyer without the prior written consent of the other party; provided, however, that, prior to Closing, each Buyer may assign its rights under this Agreement to any Affiliate of such Buyer that agrees in favor of the Company in writing to the assumption of the assigning Buyer's obligations under this Agreement. No such assignment and assumption shall relieve the assigning Buyer of its obligations under this Agreement.

      7.9 Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      (b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

      (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

      7.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

      7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Buyer, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or any Buyer nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Buyer of any breach of default under this Agreement, or any waiver on the part of the Company or any Buyer of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any Buyer, shall be cumulative and not alternative.

                            [Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Preferred Stock Purchase Agreement on the day and year first above written.


                                RAND ACQUISITION CORPORATION

                                By: /s/ Laurence S. Levy
                                    ---------------------------
                                    Name:  Laurence S. Levy
                                    Title: President


                                KNOTT PARTNERS LP

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                MATTERHORN OFFSHORE FUNDS LTD.

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                GOOD STEWARD FUND LTD.

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                ANNO LP

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner

                                BAY II RESOURCE PARTNERS

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           General Partner


                                BAY RESOURCE PARTNERS L.P.

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           General Partner


                                BAY RESOURCE PARTNERS OFFSHORE FUND
                                    LTD.

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           Manager, GMT Capital Offshore
                                           Management, LLC, Investment Manager


                                /s/ Thomas E. Claugus    /s/ George E. Case, III
                                ------------------------------------------------
                                           THOMAS E. CLAUGUS
                                           BY: GEORGE E. CASE, III

                                                                         ANNEX F

                           CERTIFICATE OF DESIGNATIONS
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                          RAND ACQUISITION CORPORATION

      RAND ACQUISITION CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

      Pursuant to authority conferred upon the Corporation's Board of Directors (the "Board") by Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of ss.151 of the Delaware General Corporation Law, the Board adopted and approved the following resolution providing for the designations, preferences and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock.

            WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $0.0001 par value per share (the "Common Stock"), and preferred stock, $0.0001 par value per share (the "Preferred Stock"); and

            WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

            NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series A Convertible Preferred Stock as follows:

            1. Designation. The shares of such series of Preferred Stock shall be designated "Series A Convertible Preferred Stock" (referred to herein as the "Series A Stock").

            2. Authorized Number. The number of shares constituting the Series A Stock shall be 300,000.

            3. Ranking. The Series A Stock shall rank, as to dividends and upon Liquidation (as defined in Section 5(a) hereof), senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. All equity securities of the Corporation to which the Series A Stock ranks prior, with respect to dividends and upon Liquidation, including, without limitation, the Common Stock, are collectively referred to herein as "Junior Securities."

            4. Dividends.

                  (a) Dividend Accrual and Payment. (i) The holders of the Series A Stock shall be entitled to receive, when and if declared by the board, out of funds legally available for the payment therefor, cash dividends per share equal to the product of (x) the Dividend Rate (as defined below) and (y) the Series A Base Price (as defined below) (hereinafter referred to as "Dividends"). Dividends shall be payable quarterly on the first day immediately following the end of the Corporation's fiscal quarter, or, if any such date is a Saturday, Sunday or legal holiday, then on the next day which is not a Saturday, Sunday or legal holiday (each a "Dividend Payment Date") and to the extent not paid, shall accrue.

                        (ii) The "Series A Base Price" means, for each share of Series A Stock, the sum of (x) the Series A Issue Price (as defined below) of such share and (y) any Accrued Dividends (as defined below) with respect to such share.

                        (iii) The "Series A Issue Price" of each share of Series A Stock means $50.00 (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series A Stock).

                        (iv) "Accrued Dividends" means, with respect to each share of Series A Stock, any accrued and unpaid Dividends on such share.

                        (v) "Dividend Rate" means the rate of 7.75% per annum, provided, however, that in the event that Dividends shall have accrued but remain unpaid for two consecutive fiscal quarters, the Dividend Rate shall, as of the end of such two-fiscal quarter period, prospectively increase by 0.5% per annum, and the Dividend Rate shall further increase prospectively by 0.5% per annum as of the end of each subsequent two-fiscal quarter period with respect to which Dividends shall have accrued but remain unpaid, provided, further, however, that under no circumstances shall the Dividend Rate exceed 12% per annum, and provided, further, however, that upon payment by the Corporation of all Accrued Dividends, the Dividend Rate shall thereupon automatically be reduced prospectively to 7.75% per annum, subject to successive increases and reductions as provided hereby.

                        (vi) If any shares of Series A Stock are issued on a date which does not coincide with a Dividend Payment Date, then the initial Dividend accrual period applicable to such shares shall be the period from the date of issuance thereof (the "Original Issue Date") through the last day of the Corporation's fiscal quarter in which such shares are issued. If the date fixed for redemption of or payment of a final liquidating distribution on any shares of Series A Stock, or the date on which any shares of Series A Stock are converted into Common Stock, does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such redemption, payment or conversion, the final Dividend accrual period applicable to such shares shall be the period from the first day of the Corporation's fiscal quarter during which such redemption, payment or conversion occurs through the redemption, payment or conversion date.


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

                  (b) Dividend Limitation on Junior Securities. For so long as any Dividends shall have accrued but remain unpaid, the Corporation shall not declare, pay or set apart for payment, any dividend on any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property.

            5. Liquidation.

                  (a) Liquidation Procedure. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Series A Stock shall be entitled, before any distribution or payment is made upon any Junior Securities, to be paid an amount per share equal to the sum of (i) the Series A Issue Price and
(ii) any Accrued Dividends with respect to such share through the date of Liquidation (such sum, the "Liquidation Preference"). If upon Liquidation, the assets to be distributed among the holders of Series A Stock shall be insufficient to permit payment in full to the holders of Series A Stock of the Liquidation Preference, then the entire assets of the Corporation shall be distributed ratably among such holders in proportion to the full respective Liquidation Preference to which they are entitled.

                  (b) Remaining Assets. Upon Liquidation, after the holders of Series A Stock shall have been paid in full the Liquidation Preference, the remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Junior Securities then outstanding, or in accordance with any priorities or other terms of such Junior Securities.

                  (c) Mergers, Reorganizations, Etc. The merger, reorganization or consolidation of the Corporation into or with another corporation or other similar transaction or series of related transactions, or the sale of all or substantially all the assets of the Corporation (the foregoing being referred to collectively as an "Acquisition") shall not be considered a Liquidation.

            6. Conversion. The Series A Stock shall be convertible into shares of Common Stock of the Corporation in accordance with the following terms:

                  (a) Right to Convert.

                        (i) By the Holders of the Series A Stock. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date to and including the Cash Redemption Date, at the office of the Corporation or its transfer agent, into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 6(b) below. In order to convert shares of the Series A Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Series A Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation.

                        (ii) By the Corporation. If at any time after the third anniversary of the Original Issue Date, the Market Price (as defined below) on the OTC Bulletin Board (or on a national securities market on which the Common Stock is quoted for trading) of the Common Stock for 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of the Company Conversion is given equals or exceeds $8.50 per share (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) (the "Conversion Threshold"), the Corporation shall have the right, at its option, and without any action on the part of the holders of the Series A Stock, to convert each share of Series A Stock into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 6(b) below, by delivery of written notice of such conversion to the holders of the Series A Stock (the "Company Conversion"). The Company Conversion shall be deemed to occur on the date set forth in such notice, which shall be no less than three and no more than ten business days after the date of such notice, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation. The Conversion Threshold shall be adjusted in accordance with
Section 6(d) in the event of a subdivision of the Common Stock or a dividend in Common Stock or other securities convertible into or exchangeable for Common Stock, and in the event of a Reorganization (as defined below), appropriate adjustment shall be made in the Conversion Threshold such that the Conversion Threshold thereafter shall be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series A Stock.

                  (b) Conversion of the Series A Stock; Accrued Dividends.

                        (i) Each share of Series A Stock converted by the holder thereof pursuant to Section 6(a)(i) or by the Corporation pursuant to Section 6(a)(ii) shall be converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (x) the Series A Issue Price divided by (y) the Conversion Price (as defined below). No shares of Common Stock shall be issued on account of Accrued Dividends with respect to shares of Series A Stock being converted (and the holder of such converted shares of Series A Stock shall have no further right thereto or interest therein), and in lieu thereof, the Corporation shall issue to the holder of such converted shares of Series A Stock a subordinated promissory note, in substantially the form of Exhibit A hereto, with a principal amount equal to the amount of such Accrued Dividends as of the date of such conversion.


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

                        (ii) No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock. All shares of Common Stock issuable upon conversion of more than one share of Series A Stock of a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of conversion.

                        (iii) The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Series A Stock for conversion at the office of the Corporation or its transfer agent, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Series A Stock which are not converted.

                        (iv) "Market Price" for any day means, with respect to the shares of Common Stock, the last sale price as reported by Bloomberg (or if such information is not available from Bloomberg, from another nationally recognized independent pricing source) for such day. If there is no publicly traded market for the shares of Common Stock, pricing information will be obtained directly from broker/dealers and active market makers such as banks and securities firms. In instances where there is no readily available pricing information, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation.

                  (c) Conversion Price. The conversion price per share for the Series A Stock shall initially be $6.20 (the "Conversion Price") and shall be subject to adjustment from time to time as provided herein.

                  (d) Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Corporation, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased.

                  (e) Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation or merger of the Corporation with or into another Person (collectively referred to hereinafter as "Reorganizations"), upon conversion of the Series A Stock, the holders of the Series A Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or other corporation resulting from such consolidation or surviving such merger, which would have been due in connection with such Reorganization to a holder of the number of shares of the Common Stock of the Corporation to which the Series A Stock entitled the holder thereof to convert; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series A Stock. The provisions of this Section 6(e) shall similarly apply to successive Reorganizations.

                  (f) Sale of Additional Shares.

                        (i) If at any time or from time to time the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined), or is deemed by the express provisions of this subsection (f) to issue or sell Additional Shares of Common Stock, other than as a subdivision or combination of shares of Common Stock as provided in Section 6(d) above, for a consideration per share less than the then existing Conversion Price, then the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by dividing (A) an amount equal to the sum of (1) the applicable Conversion Price immediately prior to such issuance or sale multiplied by the number of shares of Common Stock deemed outstanding at the close of business on the day before the date of such issuance or sale, plus (2) the aggregate consideration, if any, received or to be received by the Corporation upon such issuance or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock deemed outstanding immediately prior to such issuance or sale, plus (2) the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (i) the number of shares of Common Stock actually outstanding, and (ii) the number of shares of Common Stock into which the then outstanding shares of Series A Stock could be converted if fully converted on the day immediately preceding the given date.

                        (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Stock, as provided above, the following provisions shall be applicable:

                        (A) In case of the issuance of Common Stock for consideration in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as determined in accordance with clause (B) below.

                        (B) In case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board.


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

                        (C) In case of the issuance of (x) options, warrants, or other rights to acquire or to purchase or to subscribe for Common Stock (whether or not at the time exercisable), (y) securities convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities (whether or not at the time so convertible or exchangeable): (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants, or other rights to acquire or to purchase, or to subscribe for Common Stock (whether or not at the time exercisable) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the purchase or exercise price provided in such options, warrants or rights for the shares of Common Stock covered thereby; (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (determined in the manner provided in clauses
      (A) and (B) above); and (3) on the expiration of any warrant, right or option or on the termination of any right to convert or exchange any convertible or exchangeable securities, (whether or not at the time so convertible or exchangeable), the Conversion Price then in effect shall thereupon be readjusted to the Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such warrants, rights or options or convertible or exchangeable securities (whether or not at the time so convertible or exchangeable) been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights or upon the conversion or exchange of such convertible or exchangeable securities. No readjustment pursuant to clause (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                  (g) Additional Shares of Common Stock. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued or issuable by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon the conversion of the Series A Stock, (ii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Corporation, (iii) shares of Common Stock issuable upon the exercise of stock options or settlement of other awards made under any compensatory or incentive


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stock, bonus, option or similar plan for the benefit of the officers, directors or employees of the Company or its subsidiaries in effect or adopted as of or after the Original Issue Date with respect to, in the aggregate, no more than ten percent (10%) of the Common Stock issued and outstanding on the Original Issue Date, as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations or similar events, (iv) shares of Common Stock issued upon settlement of awards under the Rand Management Bonus Program adopted as of the Original Issue Date, (v) shares of Common Stock issuable upon (a) exercise of any warrants to purchase Common Stock issued in the Corporation's initial public offering, (b) exercise of options to purchase "Units" of Common Stock and warrants to purchase Common Stock issued in connection with the Corporation's initial public offering to the underwriter(s) thereof or any representatives of such underwriters, and (c) exercise of the warrants included in the "Units" referred to in clause (b) above (such warrants, referred to in clauses (a) and (c) above, "IPO Warrants") and (vi) shares of Common Stock issued pursuant to an acquisition of a business (including, without limitation, by way of an acquisition of capital stock) or the assets of a business (which assets do not consist primarily of cash or cash equivalents) approved by the Board.

                  (h) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Stock, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment or readjustment in accordance with this Certificate of Designations and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Series A Stock at the holder's address as shown on the Corporation's stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold,
(ii) the Conversion Price at the time in effect for the Series A Stock, and
(iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Stock.

                  (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series A Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (j) Payment of Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Stock; provided that, the Corporation shall not


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pay any taxes or other governmental charge, imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that of which the shares of Series A Stock so converted were registered.

                  (k) Minimum Adjustment. No adjustment of the Conversion Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

                  (l) Certain Adjustments. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to Section 6(f)(ii)(C)(3).

                  (m) No Impairment, other actions. The Corporation will not, by amendment of its Certificate of Incorporation (including this Certificate of Designations) or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock, including the conversion rights of the holders of Series A Preferred Stock, against impairment. If the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described herein, which would have an inequitable effect on the holders of the Series A Preferred Stock, then the Conversion Price shall be adjusted in such manner and at such times as the Board on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

            7. Redemption.

                  (a) (i) Cash Redemption. Concurrently with (i) the consummation of a merger, reorganization or consolidation of the Corporation into or with another corporation (A) immediately following which the holders of Common Stock immediately prior to the consummation of such merger, reorganization or consolidation do not hold 50% or more of the voting securities of the surviving entity or (B) in which more than 50% of the voting power of the Corporation is disposed of in exchange for property, rights or securities distributed to the holders thereof by the acquiring person, firm or entity, (ii) a similar transaction or series of transactions which has the effect referred to in clause (A) or (B) above, or (iii) the consummation of a sale of all or substantially all the assets of the Corporation (any such transaction referred to in (i), (ii) or (iii), a "Change of Control", and the date of the consummation of any Change of Control, the "Cash Redemption Date"), each share of Series A Stock shall be automatically (and without further action by the Board or the holders of the Series A Stock) redeemed by the Corporation at a price per share equal to the sum of (x) one hundred and five percent (105%) of the Series A Issue Price and (y) any Accrued Dividends with respect to such share through the Cash Redemption Date (such sum, the "Cash Redemption Price").


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

                  (ii) Redemption Procedure. On or prior to the Cash Redemption Date, the Corporation shall deposit an amount equal to the aggregate Cash Redemption Price with a bank or trust corporation reasonably acceptable to the Board as a trust fund for the benefit of the holders of the shares of Series A Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Cash Redemption Price for such shares to such holders on or after the Cash Redemption Date upon receipt of the certificate or certificates of the shares of Series A Stock to be redeemed. From and after the Cash Redemption Date, unless there shall have been a default in payment of the Cash Redemption Price, all rights of the holders of shares of Series A Stock as holders of Series A Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series A Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Cash Redemption Date the funds of the Corporation legally available for redemption of shares of Series A Stock are insufficient to redeem the total number of shares of Series A Stock to be redeemed on such date, then the Corporation will use those funds which are legally available therefor to redeem the maximum possible number of shares of Series A Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series A Stock. Payments shall first be applied against Accrued Dividends and thereafter against the remainder of the Cash Redemption Price. The shares of Series A Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Stock such funds will immediately be used to redeem the balance of the shares of Series A Stock. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation unless the Cash Redemption Price of all shares shall have been paid in full. Until the Cash Redemption Price for each share of Series A Stock elected to be redeemed shall have been paid in full, such share of Series A Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that Dividends thereon shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Cash Redemption Price as provided in this
Section 7(a)(ii).

                  (iii) Notice of Change of Control. The Corporation shall deliver written notice of a contemplated Change of Control to the holders of Series A Stock not less than ten (10) business days prior to a prospective Cash Redemption Date. Such notice shall contain a description of the material terms of the proposed Change of Control and may be satisfied by delivery to the holders of Series A Stock of any proxy statement or other notice delivered to the holders of Common Stock in connection with such Change of Control. Any notice of conversion delivered by a holder of Series A Stock pursuant to Section 4(a)(i) after the delivery of a notice of a Change of Control and before or on the Cash Redemption Date specified in such notice of Change of Control may, at the option of such holder of Series A Stock, specify that the conversion election specified therein is subject to, and conditioned upon, consummation of the Change of Control described in such notice, and any such conditional conversion notice shall be null and void in the event that such Change of Control is not consummated.

            (b) Prohibited Redemption. Except as set forth in this Section 7, the Corporation shall not have the right to redeem any shares of the Series A Stock.

            8. Voting Rights.

                  (a) General. In addition to those rights set forth in Section 9 herein, each holder of Series A Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote. In addition to those voting rights of holders of Series A Stock set forth in Section 9 herein or as required by law, the holders of Series A Stock shall vote together with the holders of Common Stock and not as separate classes.

                  (b) Series A Stock. On all matters put to a vote to the holders of Common Stock, each holder of shares of Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Stock could be converted pursuant to the provisions of Section 6 above at the record date for the determination of the stockholders entitled to vote or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

            9. Protective Provisions. For so long as at least 50% of the shares of Series A Stock remain outstanding, the Corporation will not, without first obtaining the written consent or affirmative vote of holders of at least two-thirds of the shares of Series A Stock then outstanding, voting separately as a class, take any action with respect to any of the matters set forth in Sections 9(a) through 9(f).

                  (a) Change the Series A Stock. Amend, alter, repeal, impair or change, in any material respect, the rights, preferences, powers, privileges, restrictions, qualifications or limitations of the Series A Stock.

                  (b) Create New Stock. Authorize, establish, create (by reclassification or otherwise) or issue any additional series of Preferred Stock or any other new class or series of equity securities or any securities convertible into equity securities of the Corporation, in each case which would have a preference over, or be on a parity with, the Series A Stock with respect to dividends or upon Liquidation.

                  (c) Amend Charter or Bylaws. Amend, alter, repeal or waive any provision of this Certificate of Designations, the Certificate of Incorporation of the Corporation or bylaws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series A Stock or the holders thereof.

                  (d) Purchase of Shares. Purchase, repurchase or redeem shares of (i) Common Stock or other Junior Securities or (ii) securities or rights of any kind convertible into or exercisable or exchangeable for Common Stock or other Junior Securities, except (a) in each case, upon termination of an employee, in which case the Corporation may purchase, repurchase or redeem such shares of Common Stock, Junior Securities or securities held by such employee pursuant to any agreement or plan under which such shares of Common Stock, Junior Securities or securities were issued and (b) in the case of clause (ii) above, the IPO Warrants.

                  (e) Authorized Shares. Increase the authorized number of shares of Series A Preferred Stock.

                  (f) Change of Control. Effect, or agree to effect, any transaction which will result in a Change of Control.

                  No change of the shares of Series A Preferred Stock, pursuant to subsection (a) above, authorized by the requisite vote of holders of Series A Stock pursuant to this Section 9, shall become effective until at least five business days after notice of such authorization has been delivered to each holder of Series A Stock.

            10. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities (including the Series A Stock) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 5(c)), or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into, any other corporation, or any Liquidation, or any other action of the type or types requiring an adjustment to the Conversion Price or the number or character of the Series A Stock as set forth herein or any action described in Section 7 herein, the Corporation shall mail to each holder of Series A Stock at least thirty (30) days prior to the record date specified therein a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Liquidation, or other action is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, Liquidation, or other action. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind, or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A Stock.

            11. No Reissuance of the Preferred Stock. No share or shares of Series A Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued. The Corporation may from time to time to take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Stock.

            12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this day of , 2005.

                                            RAND ACQUISITION CORPORATION


                                            By:
                                                ------------------------
                                            Name:
                                            Title:

                                                                         ANNEX G

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into as of ____________,2005, by Rand Acquisition Corporation, a Delaware corporation (the "Company"), in favor of each of the investors listed on Exhibit A (each, an "Investor").

      A. Pursuant to that certain Preferred Stock Purchase Agreement (the "Purchase Agreement") dated of even date herewith, by and between the Company and Investor, the Investor has purchased shares (the "Purchase") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred)".

      B. Pursuant to the Purchase Agreement, the Company is required to provide the Investor certain registration rights with respect to the shares of the Company's Common Stock issuable upon conversion of the Series A Preferred.

      1. REGISTRATION RIGHTS.

            1.1 Definitions. For purposes of this Section 1:

                  (a) Common Stock. The term "Common Stock" means the Company's common stock, $0.0001 par value per share.

                  (b) Registration. The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (c) Registrable Securities. The term "Registrable Securities" means (i) the Common Stock issuable upon conversion of the Series A Preferred and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i).

                  (d) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the conversion of the Series A Preferred or other convertible securities.

                  (e) Holder. The term "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Series A Preferred convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that Holders of Registrable Securities will not be required to convert their Series A Preferred into shares of Common Stock in order to exercise the registration rights granted hereunder.

                  (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

            1.2 Demand Registrations.

                  (a) Request by Holders. If the Company shall receive at any time after the three month anniversary of the date hereof, a written request from the Holders of at least fifty percent (50%) of the then outstanding Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act of 1933, as amended, (the "Securities Act") and, if by means of an underwriting, covering the registration of Registrable Securities pursuant to this Section 1.2, with an anticipated aggregate offering price of at least $7,500,000 (net of underwriting discounts and commissions), then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request (the "Request Notice") to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1. The Company may, if permitted by law, effect any registration pursuant to this Section 1.2 by the filing of a registration statement on Form S-3. Any registration statement filed pursuant to this Section 1.2(a) may, subject to Section 1.2(c), include shares of Common Stock with respect to which the Company has registration obligations pursuant to written contractual arrangements ("Other Registrable Securities") including, if applicable, by post-effective amendment to any "shelf" registration filed with respect to any Registrable Securities.

                  (b) Mandatory Shelf Registration. The Company agrees to file with the SEC, in no event later the six month anniversary of the date hereof (provided, that if the Company is eligible to file a registration statement on Form S-3, then such filing shall be made no later than the three month anniversary of the date hereof), a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "Mandatory Shelf Registration Statement"). The Company shall use its commercially reasonable efforts to cause such Mandatory Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable following such filing. Any Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the Internet) by the Holders of any and all Registrable Securities.

                  (c) Underwriting. If the Holders initiating the registration request under this Section 1.2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection Section 1.2(a). In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the

Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that, subject to the rights of the holders of securities issued or issuable upon exercise of those certain Unit Purchase Options issued to EarlyBirdCapital, Inc. or its designees in connection with the Company's initial public offering in November 2004, the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                  (d) Maximum Number of Demand Registrations. The Company is obligated to effect only two such registrations pursuant to Section 1.2(a).

                  (e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  (f) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single counsel for all Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to a demand registration pursuant to this Section 1.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 1.2.

                  1.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2, any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, subject to the rights of the holders of securities issued or issuable upon exercise of those certain Unit Purchase Options issued to EarlyBirdCapital, Inc. or its designees in connection with the Company's initial public offering in November 2004, first, to the Company or, if applicable, to the holders of Other Registrable Securities which, pursuant to written contractual arrangements, has demanded such registration, and second to Holders requesting inclusion of their Registrable Securities in such registration statement and any holders of Other Registrable Securities requesting inclusion of their Other Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities and Other Registrable Securities, as applicable, each such person has requested to be included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section
3.1 hereof, to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.3 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

            1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.4(f) below, as expeditiously as reasonably possible:

                  (a) Use its best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such registration statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement. In the case of amendments and supplements to a registration statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall have incorporated such report by reference into such registration statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such registration statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and enter into such other customary agreements and take all such actions as such underwriter reasonably requests in order to expedite or facilitate the disposition of such shares. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request).

                  (g) The Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any registration statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  (h) The Company shall use its commercially reasonable efforts either to cause all the Registrable Securities covered by a registration statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(h).

                  (i) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

                  (j) If requested by a Holder, the Company shall use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any registration statement if reasonably requested by a Holder holding any Registrable Securities.

                  (k) Use commercially reasonable efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any "bring-downs" related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters.

                  (l) Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days. From and after the date of a notice of suspension under this Section 1.4(l), each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension.

                  (m) Cause the principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include participation in meetings with underwriters, attorneys, accountants and potential investors.

                  (n) Make available for inspection by the Holders included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder included in such registration statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of them in connection with such registration statement.

            1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 or 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

            1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 or 1.3:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the "Violations" and, individually, a "Violation"):

                        (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

                        (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will promptly reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; promptly after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. If the indemnification provided for in this
Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                  (g) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Section 1.2 or 1.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
1.2 or 1.3 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

            1.10 Limitation on Sale of Registrable Securities. Notwithstanding the Holders' rights pursuant to Section 1.2 and 1.3 hereof (but without prejudice thereto), each Holder jointly and severally covenants and agrees that
(i) no Registrable Securities may be sold pursuant to any registration statement filed under the Securities Act prior to the six month anniversary of the date hereof and (ii) no more than one half of all Registrable Securities held by all Holders as a group may be sold pursuant to any registration statement filed under the Securities Act prior to the twelve month anniversary of the date hereof.

      2. ASSIGNMENT AND AMENDMENT.

            2.1 Assignment. Notwithstanding anything herein to the contrary:

                  (a) Registration Rights. The registration rights of a Holder under Section 1 hereof may be assigned; provided, however that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

            2.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders (and/or any of their permitted successors or assigns) holding Series A Preferred representing and/or convertible into a majority of all the Holders' Shares (as defined below); provided, further, that the grant to third parties of piggyback registration rights under Section 1.2 hereof on a pari passu basis with the piggyback registration rights of the Holders under Section 1.2 shall not be deemed to be a material and adverse change to the piggyback registration rights of the Holders under this Agreement and shall not require the consent of Holders. As used herein, the term "Holders' Shares" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding Series A Preferred. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

      3. GENERAL PROVISIONS.

            3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                  (a) if to a Holder, at such Holder's address as set forth on Exhibit A hereto.

                  (b) if to the Company, marked "Attention: President", at 450 Park Avenue, Suite 1001, New York, New York 10022; Facsimile: (212) 644-6262.

            3.2 Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

            3.3 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York , without giving effect to that body of laws pertaining to conflict of laws. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the Second Department of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

            3.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

            3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            3.6 Successors And Assigns. Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

            3.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

            3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

            3.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            3.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

            3.11 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

RAND ACQUISITION CORPORATION

Name:
       ---------------------------

By:    Laurence Levy
       ---------------------------

Title: Chief Executive Officer
       ---------------------------


       ___________________________              ________________________________

       ___________________________              ________________________________

       ___________________________


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                       List of Series A Preferred Holders

                                                     Number of Shares
                                            of Common Stock Underlying Series A
          Name and Address                            Preferred Held
-----------------------------------------   ------------------------------------

                                                                         ANNEX H

[LETTERHEAD OF HOULIHAN SMITH & COMPANY INC.]

August 30, 2005

Board of Directors
Rand Acquisition Corporation
450 Park Avenue, 10th Floor
New York, NY 10022

Gentlemen:

You have informed us that Rand Acquisition Corporation, a Delaware corporation ("Rand" or the "Company"), is considering the purchase of all of the outstanding stock of Lower Lakes Towing Ltd. ("Lower Lakes") for a total purchase price (the "Purchase Price") equal to $56.7 million less the amount of Lower Lakes indebtedness to be refinanced at closing, payable in part through the establishment of a $3.0 million bonus plan for certain selling shareholders who will continue to be employed by Lower Lakes following the transaction (hereinafter, the "Transaction"). We understand that Rand will finance the Transaction and related acquisition expenses with approximately (i) $24 million of cash from Rand, (ii) $22.5 million of senior debt to be provided by a third-party lender, and (iii) the sale and issuance (the "Issuance") by Rand of 300,000 shares of its Series A Convertible Preferred Stock ("Preferred Stock") to a third party investor that is also a shareholder of Rand (the "Investor") for a purchase price of $50 per share (the "Issuance Price").

Rand's Board of Directors has engaged Houlihan Smith & Company, Inc. ("Houlihan") to perform an independent analysis and to provide its opinion (the "Opinion") as to (A) the fairness of (i) the Purchase Price and (ii) the Issuance Price, in each case, from a financial point of view, to the Rand shareholders (other than, with respect to the fairness of the Issuance Price, the Investor, both in its capacity as the holder of the Preferred Stock and as a common shareholder of Rand) and (B) that the fair market value of Lower Lakes is at least equal to 80% of Rand's net assets at the time of the Transaction. In performing our analysis and for purposes of our Opinion set forth herein, we have, among other things:

a. Reviewed a draft stock purchase agreement among Rand, LL Acquisition Corp and the stockholders of Lower Lakes. Hereafter, the draft stock purchase agreement, which is dated August 26, 2005, is referred to as the "Stock Purchase Agreement".

b. Reviewed a draft Redemption Agreement between Grand River Holdings, Inc. and Grand River Navigation Company, Inc., dated August 24, 2005;

c. Reviewed Lower Lakes' (and Lower Lakes Transportation Company's) audited financial statements prepared by Deloitte & Touche LLP for the three fiscal years ending March 31, 2003, March 31, 2004, and March 31, 2005;

Board of Directors
Rand Acquisition Corp
Fairness Opinion
August 30, 2005                                                           Page 2

d. Reviewed unaudited financial statements prepared by Lower Lakes management for the interim three-month period ending June 30, 2005. We also reviewed Lower Lakes' trailing twelve-month consolidated income statements for the period ending June 30, 2005;

e. Reviewed certain of Rand's public filings with the United States Securities and Exchange Commission, including Rand's registration statement on Form S-1 and its most recent filings on Form 10-KSB and Form 10-QSB;

f. Reviewed a draft of the Preferred Stock Purchase Agreement, dated August 30, 2005, between Rand and Investor and a draft of the Certificate of Designations, dated August 31, 2005, with respect to the Preferred Stock;

g. Reviewed various publications and research reports relating to the bulk freight shipping and marine transportation industries;

h. Held discussions with members of Lower Lakes' executive management with respect to the historical and current financial condition and operating results of Lower Lakes, as well as the historical business and future prospects of Lower Lakes following the Transaction;

i. Compared Lower Lakes from a financial point of view with certain other guideline public companies in the bulk freight and transportation industries that we deemed to be relevant;

j. Conducted due diligence discussions with third parties, including investment bankers familiar with marine towing and transportation industries and the public and private debt/equity markets;

k. Compared the proposed financial terms of the Preferred Stock and the Issuance, with the financial terms of certain financial restructurings and equity and subordinated debt issuances that we deemed relevant; and

l. Conducted such other studies, analyses, inquiries, and investigations as we deemed relevant and appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by executive management of Rand. We have further relied upon the assurances of the management of Rand that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. We have assumed that any financial model reviewed by us in connection with the rendering of this Opinion was reasonably prepared on a basis reflecting the best currently available estimates and information at the date of this Opinion. We also assumed that any draft Transaction documents which we reviewed reflect all material economic terms of the final executed Transaction documents.

Board of Directors
Rand Acquisition Corp
Fairness Opinion
August 30, 2005                                                           Page 3

Our Opinion is necessarily based upon information made available to us, as well as the economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the Board of Directors of Rand or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Issuance in developing our Opinion. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses, taken as a whole, support its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

Our Opinion does not constitute a recommendation to the Board of Directors of Rand or to Rand's shareholders to proceed with, or vote in favor of, the Issuance or the Transaction. This Opinion relates solely to the question of (A) fairness of (i) the Purchase Price and (ii) the Issuance Price, in each case, from a financial point of view, to the Rand shareholders (other than, with respect to the fairness of the Issuance Price, the Investor, both in its capacity as the holder of the Preferred Stock and as a common shareholder of
Rand) and (B) whether the fair market value of Lower Lakes is at least equal to 80% of Rand's net assets at the time of the Transaction. We express no opinion as to the structure, terms or effect of any other aspect of the Transaction or Issuance, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving Lower Lakes and/or Rand. We are also expressing no opinion as to the income tax consequences of the Transaction and/or Issuance.

It is understood that this Opinion may be included in its entirety in one or more filings with the United States Securities and Exchange Commission. Houlihan, a National Association of Securities Dealers shareholder, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Houlihan has received a non-contingent fee from Rand relating to its services in providing this Opinion and has obtained the agreement of Rand to indemnify Houlihan under certain circumstances.

Board of Directors
Rand Acquisition Corp
Fairness Opinion
August 30, 2005                                                           Page 4

Based upon and subject to the foregoing, we are of the opinion that, as of the date of this Opinion:

1. The Purchase Price is fair, from a financial point of view, to the shareholders of Rand;

2. The Issuance Price is fair, from a financial point of view, to the shareholders of Rand (other than the Investor, both in its capacity as the holder of the Preferred Stock and as a common shareholder of Rand); and

3. The fair market value of Lower Lakes is at least equal to 80% of Rand's net assets as of the date hereof.

Very truly yours,


/s/ Houlihan Smith & Company, Inc.

Houlihan Smith & Company, Inc.

                                                                         ANNEX I

================================================================================

                          SECTION 116 ESCROW AGREEMENT

                             Dated ___________, 2005

                                     Between

                              LL ACQUISITION CORP.
                                  ("Purchaser")

                                       and

                       JUDY KEHOE, MARK ROHN AND TIM RYAN
                     (collectively, "Non-Resident Sellers")

                                       and

                               OGILVY RENAULT LLP
                          ("Section 116 Escrow Agent")

================================================================================

                                TABLE OF CONTENTS

RECITALS.......................................................................1

SECTION 1 - INTERPRETATION.....................................................1
      1.1   Definitions........................................................1
      1.2   Headings and Table of Contents.....................................2
      1.3   References.........................................................2
      1.4   Number and Gender..................................................2
      1.5   Time of Day........................................................2
      1.6   Business Day.......................................................2
      1.7   Severability.......................................................2
      1.8   Schedules..........................................................3

SECTION 2 - APPOINTMENT........................................................3
      2.1   Appointment........................................................3

SECTION 3 - PAYMENT INTO ESCROW AND ACKNOWLEDGEMENT............................3
      3.1   Withheld Amount....................................................3

SECTION 4 - HOLDING OF WITHHELD AMOUNT.........................................3
      4.1   Escrow.............................................................3
      4.2   Investment of Withheld Amount......................................3

SECTION 5 - DISTRIBUTION OF WITHHELD AMOUNT....................................4
      5.1   Distributions......................................................4

SECTION 6 - SECTION 116 ESCROW AGENT...........................................5
      6.1   General............................................................5
      6.2   Duties and Liabilities of Section 116 Escrow Agent.................5
      6.3   Disputes...........................................................6
      6.4   Resignation of Section 116 Escrow Agent............................6
      6.5   Removal of Section 116 Escrow Agent................................6
      6.6   Appointment of New Section 116 Escrow Agent........................7
      6.7   Failure to Appoint Replacement Agent...............................7
      6.8   New Section 116 Escrow Agent.......................................7
      6.9   No Agency..........................................................7
      6.10  Indemnity..........................................................7
      6.11  Discharge from Duties..............................................8
      6.12  Expenses...........................................................8
      6.13  Waiver of Claims...................................................8
      6.14  Consolidation of Section 116 Escrow Agent..........................9

SECTION 7 - MISCELLANEOUS.............................................. .......9
      7.1   Further Assurances.................................................9
      7.2   Notices............................................................9
      7.3   Time..............................................................10
      7.4   Governing Law.....................................................10


                                      (i)

      7.5   Entire Agreement..................................................11
      7.6   Execution in Counterparts.........................................11

Schedule "A" - Investment Direction


                                      (ii)

                          SECTION 116 ESCROW AGREEMENT

This Agreement is dated ____________, 2005, between

                       LL ACQUISITION CORP.
                       ("Purchaser")

                                       and

                       JUDY KEHOE, MARK ROHN AND TIM RYAN
                       (collectively, "Non-Resident Sellers")

                                       and

                       OGILVY RENAULT LLP
                       ("Section 116 Escrow Agent")

RECITALS

A. Purchaser and Non-Resident Sellers are parties to a stock purchase agreement dated September 2, 2005 (the "Purchase Agreement") under which Purchaser agreed to acquire all of the shares in Lower Lakes Towing Ltd. from the parties thereto, including the Non-Resident Sellers;

B. Non-Resident Sellers have agreed pursuant to Section 1.5 of the Purchase Agreement that the Withheld Amount (as defined in the Purchase Agreement) will be held and distributed by the Section 116 Escrow Agent in accordance with this Agreement; and

C. Purchaser has agreed pursuant to Section 7.8 of the Purchase Agreement to deliver the Withheld Amount to the Section 116 Escrow Agent to be held and distributed by the Section 116 Escrow Agent in accordance with this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.1 Definitions.

      All capitalized terms defined in the Purchase Agreement that are not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement. In this Agreement:

(1) Agreement means this escrow agreement, all attached schedules and any agreement or schedule supplementing or amending this agreement.

(2) Business Day means a day (other than a Saturday or Sunday), on which commercial banks are open for business in New York, New York and Toronto, Ontario.

(3) Deadline means the 29th day after the last day of the month in which the Closing Date falls or such later date or event provided, in writing, by the Canada Revenue Agency prior to which no amount of the Withheld Amount is required to be remitted under S.116(5) of the Income Tax Act (Canada).

(4) Purchase Agreement has the meaning ascribed thereto in the recitals.

(5) Transmission means any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record.

1.2 Headings and Table of Contents.

      The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.3 References.

      Unless otherwise specified, all references in this Agreement to Recitals, Sections and Schedules are to the recitals to, sections of, and schedules to, this Agreement, respectively.

1.4 Number and Gender.

      Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" shall be interpreted to mean "including without limitation".

1.5 Time of Day.

      Unless otherwise specified, references to time of day or date mean local time or date in Toronto, Canada.

1.6 Business Day.

      If, under this Agreement, any payment is to be made or any other action taken, on a day which is not a Business Day, that payment is to be made, and that other action is to be taken, as applicable, on the next day that is a Business Day.

1.7 Severability.

      If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

      (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

      (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.8 Schedules.

      The following Schedules are attached to and form part of this Agreement:

      Schedule "A" - Investment Direction

      Schedule "B" - Payment Direction

SECTION 2 - APPOINTMENT

2.1 Appointment.

      Purchaser and Non-Resident Sellers hereby appoint the Section 116 Escrow Agent to act, and the Section 116 Escrow Agent agrees to act, as Section 116 Escrow Agent in accordance with the terms and conditions of this Agreement.

SECTION 3 - PAYMENT INTO ESCROW AND ACKNOWLEDGEMENT

3.1 Withheld Amount.

      Purchaser herewith delivers to the Section 116 Escrow Agent, and the
Section 116 Escrow Agent hereby acknowledges receipt of the Withheld Amount of US$___________ payable to Ogilvy Renault LLP, in trust.

SECTION 4 - HOLDING OF WITHHELD AMOUNT

4.1 Escrow.

      The Withheld Amount, together with any interest earned thereon or other proceeds therefrom, shall be held in trust by the Section 116 Escrow Agent in accordance with this Agreement.

4.2 Investment of Withheld Amount.

      The Section 116 Escrow Agent shall deposit the Withheld Amount together with any interest earned thereon in an interest bearing trust account or any other account as provided for herein. The Section 116 Escrow Agent shall invest the Withheld Amount as directed by Non-Resident Sellers and Purchaser, such directions to be substantially in the form of Schedule "A". The Section 116 Escrow Agent: (i) makes no representation as to the income, profit, yield or return available or to be earned upon the Withheld Amount, or as to the certainty of return of principal of amounts invested in accordance with the terms hereof; and (ii) shall bear no liability for any failure to achieve the maximum possible or desired yield or return from the Withheld Amount or for loss of principal of amounts invested in accordance with the terms hereof. Non-Resident Sellers shall pay all income and other taxes applicable or exigible on any interest or other income it receives on the Withheld Amount.

SECTION 5 - DISTRIBUTION OF WITHHELD AMOUNT

5.1 Distributions.

(1) If, prior to the Deadline, a Non-Resident Seller delivers or causes to be delivered to Purchaser:

      (a) a Section 116(2) Certificate in respect of the disposition of the Non-Resident Purchase Shares, then the Section 116 Escrow Agent will promptly pay to such Non-Resident Seller the lesser of (1) the Withheld Amount and (2) the Withheld Amount less 25% of the amount, if any, by which the Non-Resident Purchase Price exceeds the certificate limit specified in such Section 116(2) Certificate, together with any interest or other income earned on the Withheld Amount to the date of that payment (net of any applicable Taxes), and the Section 116 Escrow Agent will promptly pay to the Receiver General for Canada 25% of the amount, if any, by which the Non-Resident Purchase Price exceeds the certificate limit specified in such Section 116(2) Certificate (and the amount so paid will be credited to Purchaser as payment on account of the amount owing to such Non-Resident Seller in respect of the Purchase Price); or

      (b) a certificate issued under subsection 116(4) of the Tax Act (a "Section 116(4) Certificate") in respect of the disposition of such Non-Resident Purchase Shares, then the Section 116 Escrow Agent will promptly pay the Withheld Amount to such Non-Resident Seller, together with any interest or other income earned on the Withheld Amount to the date of that payment (net of any applicable Taxes).

(2) If no Section 116(2) Certificate or Section 116(4) Certificate has been delivered to the Purchaser by a Non-Resident Seller by the Deadline, then the Withheld Amount in respect of such Non-Resident Seller will be remitted by the
Section 116 Escrow Agent to the Receiver General for Canada as contemplated by Subsection 116(5) of the Tax Act on the 30th day after the end of the month in which Closing occurs (the "Remittance Date"), and the amount so remitted will be credited to Purchaser on account of the amount payable to such Non-Resident Seller by the Purchaser in respect of the Purchase Price; provided, however, that if the Canada Revenue Agency confirms in writing on or before the Remittance Date that Purchaser may continue to hold the Withheld Amount until a later date or event without adverse consequences to the Purchaser, then the
Section 116 Escrow Agent will continue to hold that amount on the terms and conditions of this Section 5.1, and on the terms outlined in the confirmation from the Canada Revenue Agency, if any, and the Deadline and the Remittance Date will be deemed to have been extended until that later date or event specified by the Canada Revenue Agency. Any interest or other income earned in connection with the Withheld Amount from Closing to the Remittance Date (net of any applicable Taxes) will be paid promptly by the Section 116 Escrow Agent to the Non-Resident Seller upon the release or remittance of the Withheld Amount.

(3) If, following Closing, the Canada Revenue Agency indicates, in respect of a particular Non-Resident Seller, that a Section 116(2) Certificate with a certificate limit in an amount which is not less than the Non-Resident Purchase Price or a Section 116(4) Certificate will be issued in respect of the disposition of Non-Resident Purchase Shares upon the payment of an amount (the "Tax Amount") that does not exceed the applicable Withheld Amount, then the
Section 116 Escrow Agent will remit the Tax Amount to the Receiver General for Canada as payment of the Tax Amount (and the amount so remitted will be credited to Purchaser as payment on account of the amount owing to the applicable Non-Resident Seller in respect of the Purchase Price). Upon delivery of such certificate, the Section 116 Escrow Agent shall release the Withheld Amount to the applicable Non-Resident Seller (plus any interest or other income earned thereon, net of any applicable Taxes), less the Tax Amount.

SECTION 6 - SECTION 116 ESCROW AGENT

6.1 General.

      The Section 116 Escrow Agent agrees to hold and deal with the Withheld Amount in accordance with this Agreement.

6.2 Duties and Liabilities of Section 116 Escrow Agent.

(1) Liability. The Section 116 Escrow Agent shall not be liable or answerable for anything whatsoever in connection with this Agreement or any instrument or agreement required hereunder, including enforcement of this Agreement or any such instrument or agreement, except for its own wilful misconduct or gross negligence, and the Section 116 Escrow Agent shall not have any duty or obligation other than those expressly provided herein. Notwithstanding anything contained herein or elsewhere to the contrary, the Section 116 Escrow Agent shall not have any liability to Purchaser in respect of the deposit or investment of the Withheld Amount in accordance with this Agreement, including without limitation, the nature of the deposit or investment, the income or interest received in connection therewith and the term to maturity thereof.

(2) Other Agreements. The Section 116 Escrow Agent shall only be bound to act as set forth in this Agreement and the Section 116 Escrow Agent shall not be bound in any way by any agreement or contract between Purchaser and Non-Resident Sellers (whether or not such Section 116 Escrow Agent has any knowledge thereof), including the Purchase Agreement.

(3) Directions and Court Orders. The Section 116 Escrow Agent shall comply with such notices, directions and instructions as are provided for in this Agreement and any order, judgement or decree of any court of competent jurisdiction. If any part or all of the Withheld Amount held in escrow by the Section 116 Escrow Agent is at any time attached or seized under any court order or in case any judicial order, judgement or decree shall be made affecting this Agreement or any part hereof then, in any such event, the Section 116 Escrow Agent is authorized to rely upon and comply with such order, judgment or decree, and in the case of such compliance, the Section 116 Escrow Agent shall not be liable by reason thereof to Non-Resident Sellers or Purchaser or to any other person even if thereafter any such order, judgement or decree is reversed, modified, annulled, set aside or vacated. The Section 116 Escrow Agent is not bound to enquire into the authority of any person signing any certificates, instructions, directions or orders hereunder.

(4) Reliance on Experts. The Section 116 Escrow Agent may employ such counsel of its choosing as it may reasonably deem necessary for the proper discharge of its duties hereunder. The Section 116 Escrow Agent may, in relation to its obligations hereunder, act on the opinion, advice or information obtained from such counsel, but shall not be bound to act upon such opinion, advice or information and shall not be held responsible for any loss occasioned for so acting or not so acting, as the case may be, except if such loss results from the wilful misconduct or gross negligence of the Section 116 Escrow Agent. The
Section 116 Escrow Agent may employ such assistance as may be reasonably necessary to properly discharge its duties.

(5) Other Reliance. The Section 116 Escrow Agent shall be entitled to rely upon any instrument or agreement required hereunder and upon statements and communications received jointly from Non-Resident Sellers and Purchaser (or from any other person) believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

6.3 Disputes.

      Should any controversy arise with respect to the Section 116 Escrow Agent's duties hereunder or under any other matter related to this Agreement, the Section 116 Escrow Agent may, at the expense of the other parties, apply to a Judge of a court of competent jurisdiction to determine the rights of the parties. The Section 116 Escrow Agent shall be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action.

6.4 Resignation of Section 116 Escrow Agent.

      The Section 116 Escrow Agent may resign at any time by giving fifteen (15) days notice in writing to Non-Resident Sellers and Purchaser.

6.5 Removal of Section 116 Escrow Agent.

      Non-Resident Sellers and Purchaser, acting jointly, may at any time remove such Section 116 Escrow Agent from its role as Section 116 Escrow Agent hereunder on seven days written notice to that Section 116 Escrow Agent.

6.6 Appointment of New Section 116 Escrow Agent.

      If the Section 116 Escrow Agent gives notice of resignation under Section
6.4 or is removed under Section 6.5, Purchaser shall appoint a new Section 116 Escrow Agent (providing written notice thereof to Non-Resident Sellers).

6.7 Failure to Appoint Replacement Agent.

      Upon the effective date of resignation or removal of an Section 116 Escrow Agent pursuant to Section 6.4 or 6.5, as the case may be, if a successor Section 116 Escrow Agent has not been appointed, then on notice to Non-Resident Sellers and Purchaser, the Section 116 Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Section 116 Escrow Agent; failing such application to such court within 30 days from the effective date of such resignation or removal, the Section 116 Escrow Agent, on notice to Non-Resident Sellers and Purchaser, may deposit the Withheld Amount (or provide control thereof if invested) and all related records and documents with a court of competent jurisdiction pending the appointment of a successor Section 116 Escrow Agent, and the duties and obligation of such Section 116 Escrow Agent hereunder shall thereupon cease.

6.8 New Section 116 Escrow Agent.

      Any new Section 116 Escrow Agent shall agree in writing to be bound by this Agreement and thereupon shall be vested with the same powers and rights and shall be subject to the same duties and obligations as if it had executed this Agreement as the Section 116 Escrow Agent and, unless otherwise directed in writing jointly by Non-Resident Sellers and Purchaser, and upon satisfaction of all of its fees and expenses, the former Section 116 Escrow Agent shall cause to be delivered the Withheld Amount (or control thereof if invested) and all related records and documents to the new Section 116 Escrow Agent, execute all such transfers and other documents and do all such other acts and things as the new Section 116 Escrow Agent may reasonably request for the purpose of giving effect thereto.

6.9 No Agency.

      Non-Resident Sellers and Purchaser acknowledge that the Section 116 Escrow Agent is acting solely as depositary at their request and for their convenience and, notwithstanding anything to the contrary herein contained, the Section 116 Escrow Agent shall not be deemed to be the agent of Non-Resident Sellers or Purchaser except as otherwise expressly provided herein. Purchaser acknowledges that Section 116 Escrow Agent is legal counsel to Non-Resident Sellers under the Purchase Agreement and that Escrow Agent shall continue as such in all circumstances.

6.10 Indemnity.

(1) Purchaser and Non-Resident Sellers agree to, severally but not jointly, indemnify and hold harmless the Section 116 Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursement, including legal or adviser fees and disbursements of whatever kind and nature (collectively, "Losses") which may at any time be imposed on, incurred by or asserted against the Section 116 Escrow Agent, arising from or out of any act, omission or error of the Section 116 Escrow Agent made in the conduct of its duties hereunder; provided that Purchaser shall not be required to indemnify the Section 116 Escrow Agent against Losses arising out of and from the gross negligence or wilful misconduct of the Section 116 Escrow Agent or any agent employed by the Section 116 Escrow Agent in carrying out its obligations hereunder. IN NO EVENT SHALL THE SECTION 116 ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE
SECTION 116 ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE
SECTION 116 ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This provision shall survive the resignation or removal of the Section 116 Escrow Agent or the termination of this Agreement.

6.11 Discharge from Duties.

(1) Disposal of Funds. Upon disposing of all of the Withheld Amount in accordance with the provisions of this Agreement, the Section 116 Escrow Agent shall be relieved and discharged from all claims and liabilities relating to the Withheld Amount and the Section 116 Escrow Agent shall not be subject to any claims made by or on behalf of any party hereto except claims relating to the negligence or wilful misconduct of the Section 116 Escrow Agent or any agent employed by the Section 116 Escrow Agent in carrying out its obligations hereunder.

(2) Removal on Resignation. Upon resigning or being removed pursuant to Section
6.4 or 6.5, the Section 116 Escrow Agent shall distribute the Withheld Amount and any interest or other income earned thereon to the new Section 116 Escrow Agent appointed pursuant to Section 6.6 and the Section 116 Escrow Agent shall, upon such distribution, be discharged from all further duties and obligations hereunder and shall not be subject to any claims made by or on behalf of any party hereto except claims relating to the negligence or wilful misconduct of the Section 116 Escrow Agent or any agent employed by the Section 116 Escrow Agent in carrying out its obligations hereunder.

6.12 Expenses.

      The reasonable fees and expenses of the Section 116 Escrow Agent shall be borne by the Purchaser.

6.13 Waiver of Claims.

      Each party hereto waives any claims or demands against the Section 116 Escrow Agent and its principals with respect to all acts taken by such Section 116 Escrow Agent in conformance with this Agreement. The Section 116 Escrow Agent shall not have any duty to take any action other than as specifically provided for in this Agreement. The Section 116 Escrow Agent shall not have any liability for any non-action if such action has been restrained by any order of any court or administrative agency or if, in its sole discretion, it determines that any such action would violate any law or governmental regulation.

6.14 Consolidation of Section 116 Escrow Agent.

      Any corporation, partnership or other entity into which the Section 116 Escrow Agent may be merged or converted shall succeed to all the Section 116 Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7 - MISCELLANEOUS

7.1 Further Assurances.

      Non-Resident Sellers and Purchaser shall from time to take or cause to be taken such action and execute and deliver (or cause to be executed and delivered) such documents and further assurances as may, in the reasonable opinion of counsel for the other parties, be necessary or advisable to give effect to this Agreement.

7.2 Notices.

      Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(1) delivered in person during normal business hours of the recipient on a Business Day and left with the recipient, for notices delivered to individuals, or a receptionist or other responsible employee of the recipient at the relevant address set forth below;

(2) except during any period of actual or imminent interruption of postal services due to strike, lockout or other cause, sent by registered mail;

      sent by Transmission, charges prepaid and confirmed by registered mail as provided in Subsection (2), as follows:

      if to Purchaser:

      LL Acquisition Corp.
      c/o Hyde Park Holdings LLC
      450 Park Avenue, Suite 1001
      New York, New York  10022
      Attention:  Laurence Levy
      Tel: (212) 644-3455
      Fax: (212) 644-6262
      if to Judy Kehoe:

      43423 Turnberry Isle Ct.
      Leesburg, Virginia  20176

      if to Mark Rohn:

      162 Moore Road
      Avon Lake, Ohio 44012

      if to Tim Ryan:

      1737 Warrington Drive
      Henderson, Nevada 89053

      if to the Section 116 Escrow Agent:

      Ogilvy Renault LLP
      Royal Bank Plaza, South Tower
      200 Bay Street, P.O. Box 84
      Toronto, Ontario, Canada
      Attention:  Barry N. Segal
      Tel: 416.216.4861
      Fax: 416.216.3930

Any notice so given shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day that notice was sent by Transmission, provided such day is a Business Day and the message is delivered during business hours on the same Business Day and if not, during business hours on the first Business Day thereafter. Addresses for notice may be changed by giving notice in accordance with this Section.

7.3 Time.

      Time shall be of the essence of this Agreement.

7.4 Governing Law.

      This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, Canada.

7.5 Entire Agreement.

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings. No provision may be amended or waived except in writing.

7.6 Execution in Counterparts.

      This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                                  LL ACQUISITION CORP.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:



--------------------------                            --------------------------
WITNESS                                               JUDY KEHOE



--------------------------                            --------------------------
WITNESS                                               MARK ROHN



--------------------------                            --------------------------
WITNESS                                               TIM RYAN


                                                  OGILVY RENAULT LLP

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                       Schedule "A" - Investment Direction

                        Form of Direction with respect to
                          Investment of Withheld Amount

RE: Investment of Witheld Amount held by the Section 116 Escrow Agent pursuant to the Section 116 Escrow Agreement made between LL Acquisition Corp., Judy Kehoe, Mark Rohn, Tim Ryan and Ogilvy Renault LLP (the "Section 116 Escrow Agent") and dated as of ______________, 2005 (the "Section 116 Escrow Agreement")

_______________________________________________

This direction is given pursuant to Section 4.1 of the Section 116 Escrow Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Section 116 Escrow Agreement.

The undersigned hereby jointly authorize and direct the Section 116 Escrow Agent to invest the following Withheld Amount as follows as soon as is practicable:

INVESTMENT:

TERM:

TOTAL AMOUNT: US Dollars

and this shall be your good, sufficient and irrevocable authority to do so.


                                                  LL ACQUISITION CORP.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:



--------------------------                            --------------------------
WITNESS                                               JUDY KEHOE



--------------------------                            --------------------------
WITNESS                                               MARK ROHN



--------------------------                            --------------------------
WITNESS                                               TIM RYAN

                                                                         ANNEX J

                          RAND ACQUISITION CORPORATION

                            MANAGEMENT BONUS PROGRAM

                          RAND ACQUISITION CORPORATION
                            MANAGEMENT BONUS PROGRAM

1. ESTABLISHMENT AND PURPOSE

The Rand Acquisition Corporation Management Bonus Program (the "Plan") is established by Rand Acquisition Corporation (the "Company") to retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants' interests with those of the Company's stockholders. The Plan is adopted as of , , 2005 (the "Effective Date").

2. DEFINITIONS

For purposes of this Plan, the following terms are defined as set forth below:

      (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and 424(f) of the Code.

      (b) "Audited EBITDA" means the actual EBITDA as determined after each Fiscal Year in accordance with GAAP.

      (c) A Participant's "Award" means an amount equal to such Participant's Vested Share multiplied by such Participant's Plan Account Balance.

      (d) A Participant's "Base Amount" means the opening balance of such Participant's Plan Account Balance, as specified in "Attachment A".

      (e)   "Board" means the Board of Directors of the Company.

      (f) "Budgeted EBITDA" means the anticipated EBITDA determined by the Board prior to each Fiscal Year.

      (g) "Cause" means (i) conviction of the Participant of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty; (ii) receipt by or on behalf of the Participant or any member of the Participant's immediate family of any personal profit arising out of in connection with a transaction to which the Company or an Affiliate is party without making full prior disclosure to the Company or such Affiliate; (iii) any misfeasance, nonfeasance or malfeasance by the Participant in the performance of his or her duties which causes material harm to the Company or an Affiliate; (iv) failure of the Participant to follow and carry out the lawful instructions of his superior after notice and reasonable opportunity for the Participant to cure such failure;
            (v) the Participant having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his or her duties (it being understood that the Participant may attend industry functions at which alcohol will be consumed by the Participant), or while otherwise under the influence of drugs or alcohol, engages in inappropriate conduct; or (vi) the Participant having engaged in behavior that would constitute grounds for liability for sexual harassment, discrimination. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term "Cause" (or a similar term), such definition shall govern for purposes of determining whether such Participant has incurred a Separation of Service for Cause for purposes of this Plan.

      (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (i) "Commission" means the Securities and Exchange Commission or any successor agency.

      (j) "Committee" means a committee of Directors appointed by the Board to administer this Plan.

      (k) "Company" means Rand Acquisition Corporation, a Delaware corporation.

      (l)   "Director" means a member of the Company's Board of Directors.

      (m) "Disability" means: (1) the Company has provided a written notice to the Participant supported by a written statement from a reputable independent physician selected by the Company to the effect that the Participant shall have become so incapacitated as to be unable to resume, within 90 days, his or her employment with the Company or an Affiliate by reason of physical or mental illness or injury; or (ii) the Company has provided written notice to the Participant that the Participant has been unable to substantially perform his or her duties to the Company or an Affiliate for 90 consecutive days (exclusive of any permitted vacation days) or for 120 days in any 360 day period by reason of any physical or mental illness or injury.

      (n) "EBITDA" or "Earnings Before Interest Taxes Depreciation and Amortization" means the sum, without duplication, of the net income of the Company determined in accordance with GAAP (consistently applied to the extent past practice qualifies as GAAP), as: (1) reduced by the amount of any (i) extraordinary income, (ii) net gains resulting from the sale or other disposition of assets not in the ordinary course of business and (iii) income attributable to adjustments relating to prior periods; all as the foregoing items are included in connection with the determination of net income and determined on a consolidated basis and in accordance with GAAP (consistently applied to the extent past practice qualifies as

            GAAP); and as (2) increased by the amount of any (i) interest expense, (ii) taxes, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary losses, (vi) net losses resulting from the sale or other disposition of assets not in the ordinary course of business, (vii) deductions or losses attributable to adjustments relating to prior periods; all as the foregoing items are deducted in connection with the determination of net income and determined on a consolidated basis and in accordance with GAAP (consistently applied to the extent past practice qualifies as GAAP).

      (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (p) "Fiscal Year" means the twelve month period ended March 31 of each year.

      (q) "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances from time to time.

      (r)   "Participant" means a person designated as such in accordance with
            Section 3.

      (s) A Participant's "Plan Account Balance" means the Base Amount for such Participant, as adjusted in accordance with Section 5.

      (t) "Representative" means (i) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; or (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant's death.

      (u) "Separation from Service" is given the same meaning as such term is defined under Section 409A of the Code and any regulation promulgated, or any guidance released, thereunder. A Participant shall not be considered to have incurred a Separation from Service on account of a transfer (i) from employment with the Company to employment with an Affiliate, (ii) from employment with an Affiliate to employment with the Company, or (iii) from employment with an Affiliate to employment with another Affiliate.

      (v) "Stock" means a share of the common stock, par value $.0001 per share, of the Company.

      (w) A Participant's "Vested Share" means the portion of the Plan Account Balance for such Participant in which such Participant is vested as provided in Section 6.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

3. ELIGIBILITY

Participation in the Plan shall be limited to the individuals listed on "Attachment A" hereto (the "Participants").

4. AWARDS

Subject to Section 8(a), the Award granted to a Participant under this Plan shall be equal to such Participant's Vested Share multiplied by such Participant's Plan Account Balance as of the Payment Date.

5. PLAN ACCOUNT BALANCE

Following the Effective Date, each Participant's Plan Account Balance will be adjusted as follows:

      As of March 31, 2007 and 2008, each Plan Account Balance will be increased or decreased pursuant to the following formula:

                                   Audited EBITDA for the Fiscal Year then ended
      Plan Account Balance at      ---------------------------------------------
      the time of adjustment   X   Audited EBITDA for the immediately preceding
                                   Fiscal Year

6. VESTING

Subject to the provisions of Section 8, on each of March 31, 2006, 2007 and 2008, each Participant then employed by the Company or an Affiliate shall vest into one-third of such Participant's Plan Account Balance (such vested portion thereafter being referred to as such Participant's "Vested Share").

7. DISTRIBUTION; REGISTRATION RIGHTS

All Awards under the Plan will be settled on July 31, 2008 (the "Payment Date"). All Awards may be settled in cash and/or in Stock (valued at the Stock's volume weighted average price for the 20 trading days preceding March 31, 2008), or any combination thereof, all in the discretion of the Administrator. Notwithstanding any other provision of the Plan, if, as of the Payment Date, a Participant's Plan Account Balance is greater than would result pursuant to the following formula, such Participant's Plan Account Balance shall be reduced to the amount determined pursuant to the following formula prior to the settlement of an Award under the Plan:

                                   Stock's volume weighted average price for the
                                   20 trading days preceding the Payment Date
      Base Amount              X   ---------------------------------------------
                                   Stock's volume weighted average price for the 20 trading days preceding the Effective Date

The Company shall enter into the Registration Rights Agreement attached as "Attachment B" hereto with any Participant that is issued Stock in settlement of an Award under the Plan.

8. SEPARATION FROM SERVICE

The provisions of this Section 8 shall apply in the event a Participant incurs a Separation from Service from the Company or an Affiliate at any time prior to the date on which the Participant shall become fully vested in its Plan Account Balance as set forth in Section 6:

      (a) Should a Participant incur a Separation from Service from the Company or an Affiliate by reason of death, Disability or termination by the Company or an Affiliate without Cause (which shall include for Participants with whom the Company or an Affiliate is party to an employment or services agreement, a termination by the Participant for "Good Reason" (as defined in any such agreement) at any time prior to the date on which the Participant shall become fully vested in its Plan Account Balance as set forth in Section 6, then (i) such Participant shall, as of the effective date of such Separation from Service, become fully vested in its Plan Account Balance and (ii) such Participant (or such Participant's legal representative) shall have the option, exercisable by written notice to the Company within fourteen (14) days of the effective date of such Separation from Service, to elect to freeze the amount of such Participant's Award at an amount equal to the Award to which such Participant would be entitled if the Payment Date were the effective date of such Separation from Service (calculated in accordance with Section 7, including the limiting formula therein, and based on such Participant's Plan Account Balance as of the effective date of such Separation from Service). A Participant who does not timely deliver the notice referred to in this Section 8(a) shall be deemed to have elected not to have frozen an Award hereunder, and such Participant's Award shall be calculated in accordance with Section 4 and settled in accordance with Section 7. All Awards, whether or not frozen pursuant to this Section 8(a), shall be settled on the Payment Date in accordance with Section 7.

      (b) Should a Participant incur a Separation from Service from the Company or an Affiliate for Cause, or incur a Separation from Service from the Company or an Affiliate voluntarily (other than for Good Reason, if applicable, which shall be deemed a termination without Cause and be treated in the manner set forth in clause (a) of this Section 8) without providing the Company or the Affiliate, as applicable, 60 days advance notice of such voluntary Separation from Service, then such Participant's rights to its Plan Account Balance, including with respect to its Vested Share, shall be forfeited, and such Participant shall no longer have any rights in or to its Plan Account Balance or under the Plan.

      (c) A Participant that incurs a voluntary Separation from Service from the Company or an Affiliate (other than for Good Reason, if applicable, which shall be deemed a termination without Cause and be treated in the manner set forth in clause (a) of this Section 8) and who does provide the Company or such Affiliate, as applicable, with 60 days advance notice of such voluntary Separation from Service, shall retain its Vested Share as of the effective date of such Separation from Service (and shall receive an Award based on such Vested Share on the Payment Date in accordance with Section 7) but shall, as of such effective date, cease to further vest in such Participant's Plan Account Balance.

      (d) Any unvested portion of a Participant's Plan Account Balance resulting from a Separation from Service described in Section 8(c) shall be added to the Plan Account Balances of each then remaining Participant (other than Participants that have elected to freeze their Award pursuant to Section 8(a)) in proportion to the respective Plan Account Balance of each such remaining Participant, and with respect to each such remaining Participant, in proportion to each such Participant's vested and unvested Plan Account Balance.

9. ADMINISTRATION

The Plan shall be administered by a Committee; provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. As used herein, the term "Administrator" means the Board or any of its Committees as shall be administering the Plan. The Administrator will enforce the Plan in accordance with its terms and will have all powers necessary to accomplish that purpose, including, but not limited to, the following discretionary authority:

      (a)   to make determinations as to any Award granted under this Plan;

      (b) to make such adjustments as are reasonably necessary to account for extraordinary or special events or circumstances, including adjustments to Budgeted EBITDA on account of acquisitions of assets or businesses out of the ordinary course of business or other extraordinary transactions not contemplated in estimating Budgeted EBITDA;

      (c) to determine the amount and the permissible methods of payment under the Plan;

      (d)   to construe and interpret the Plan and the terms hereof;

      (e) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties and the administration of the Plan;

      (f) to authorize all distributions in accordance with the provisions of the Plan;

      (g) to keep records relating to the Participants and other matters applicable to the Plan;

      (h) to prescribe procedures to be followed by the Participant in claiming benefits; and

      (i) to prescribe and adopt the use of necessary forms including the forms to be utilized in connection with this Plan.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan and to otherwise supervise the administration of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual's own willful misconduct or as expressly provided by law.

10. MISCELLANEOUS

      (a) Amendment. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the vested or unvested rights of a Participant without the Participant's consent. No such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.

      (b) Unfunded Status of Plan. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan. The Plan is intended to be maintained primarily for a select group of management or highly compensated employees, and shall be construed and administered in accordance with such intention.

      (c) Non-transferability of Awards. Except as provided herein, the Awards payable hereunder, and any interest therein, shall not be transferable by a Participant, and a Participant shall not be permitted to anticipate, alienate, sell, assign, transfer, pledge or otherwise encumber his or her rights to an Award. Any attempted anticipation, alienation, sale, assignment, pledge or encumbrance shall be null and void ab initio. Except as provided in Section 10(d)(vi), no interest or right to any Award may be taken for the satisfaction of debts of, or other obligations or claims against, a Participant.

      (d)   General Provisions.

            (i) All certificates for shares of Stock or other securities delivered under the Plan, if any, shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, including, but not limited to the Exchange Act, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

            (iii) The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

            (iv) All Awards payable under the Plan shall be subject to withholding by the Company on account of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations on account of an Award settled in Stock may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

            (v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

            (vi) Any amounts owed to the Company or an Affiliate by a Participant of whatever nature including, without limitation, pursuant to that certain letter agreement dated the Effective Date and executed by each Participant in favor of the Company (the "Letter Agreement"), may be offset by the Company from the value of any shares of Stock, cash or other thing of value under this Plan, whether or not vested, including by proportionate reduction of each Participant's Plan Account Balance with respect to amounts owed pursuant to the Letter Agreement, and no shares of Stock, cash or other thing of value under this Plan shall be transferred to a Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and its Affiliate.

            (vii) The grant of Stock shall in no way affect the right of the
                  Company or an Affiliate to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            (viii) If any payment or right accruing to a Participant under this
                  Plan (without the application of this Section 10(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Agreement or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 10(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

            (ix) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

            (x) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

            (xi) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, Representatives and successors.

            (xii) In the event there is an effective registration statement pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received pursuant to an Award.

           (xiii) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt of Stock under this Plan.

            (xvi) This Plan shall be governed by, and construed in accordance with, the laws of the state of New York.

           (xvii) This Plan constitutes the entire agreement of the Company and the Participants with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this Plan.

                                            RAND ACQUISITION CORPORATION


                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into as of ____________, 2008, by Rand Acquisition Corporation, a Delaware corporation (the "Company"), and those individual signatories hereto _____________(each, an "Investor" and collectively, the "Investors").

      A. Pursuant to that certain Management Bonus Program (the "Bonus Program") adopted by the Company as of date herewith, each Investor may receive shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock") in lieu of cash payments due under the Bonus Program.

      B. The Company has agreed to provide the Investors certain registration rights with respect to the shares of the Company's Common Stock issuable in lieu of such cash payments.

      1. REGISTRATION RIGHTS.

            1.1 Definitions. For purposes of this Section 1:

                  (a) Common Stock. The term "Common Stock" means the Company's common stock, $0.0001 par value per share.

                  (b) Registration. The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.

                  (c) Registrable Securities. The term "Registrable Securities" means (i) the Common Stock issuable in lieu of cash payments under the Bonus Program and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i).

                  (d) Holder. The term "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

                  (e) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

            1.2 Registration.

                  (a) Registration. As soon as reasonably practicable (but in no event more than 20 business days) after the Company shall have determined to issue Common Stock to the Investors in lieu of cash payments due under the Bonus Plan, the Company shall prepare and file with the SEC a registration statement on such form as the Company may elect in its reasonable discretion covering all of the Registrable Securities (or amend a registration statement which has been filed by the Company with the SEC to include the Registrable Securities therein)

(the "Registration Statement") and shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 30 days after the issuance of the Registrable Securities (the "Required Effective Date"). Any Registration Statement filed or amended pursuant to this Section 1.2 shall be considered to have been demanded by the Holders, solely for the purpose of triggering piggyback registration rights to which the Company may then be subject, and may include shares of Common Stock held by other parties with respect to which the Company has registration obligations pursuant to written contractual arrangements ("Other Registrable Securities"); provided that no registration pursuant to this Section 1.2 shall be subject to the terms or conditions of any such other contractual arrangements, including without limitation any cutback requirement. Unless otherwise agreed in the sole discretion of the Company, no Registration Statement pursuant to this Section
1.2 shall provide for an underwritten offering.

                  (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single counsel for all Holders (but excluding underwriters' discounts and commissions, if applicable), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts, if any, payable to underwriters in connection with such offering.

            1.3 Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for a Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than ninety
(90) days from the Required Effective Date; provided, however, that the Company may not utilize this right more than once.

            1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.4(f) below, as expeditiously as reasonably possible:

                  (a) Use its best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and to cause such Registration Statement to become effective, and use its commercially reasonable efforts to cause such Registration Statement to remain effective for a period of one year from the date the applicable Registrable Securities were issued by the Company pursuant to the Bonus Program.

                  (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable

Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Use reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and enter into such other customary agreements and take all such actions as such underwriter reasonably requests in order to expedite or facilitate the disposition of such shares. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request).

                  (g) The Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  (h) The Company shall use its commercially reasonable efforts either to cause all the Registrable Securities covered by a Registration Statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(h).

                  (i) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

                  (j) If requested by a Holder, the Company shall use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities..

                  (k) Use commercially reasonable efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any "bring-downs" related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters.

                  (l) Notwithstanding any other provision of this Agreement, from and after the time a Registration Statement covering Registrable Securities is declared effective, the Company shall have the right to suspend the Registration Statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days. From and after the date of a notice of suspension under this Section 1.4(l), each Holder agrees not to use the Registration Statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension.

                  (m) Cause the principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include participation in meetings with underwriters, attorneys, accountants and potential investors.

                  (n) Make available for inspection by the Holders included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder included in such Registration Statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

            1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

            1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 1.2:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the "Violations" and, individually, a "Violation"):

                        (1) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

                        (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement.

The Company will promptly reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; promptly after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. If the indemnification provided for in this
Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in an underwriting agreement will control.

                  (g) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

            1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Section 1.2 with respect to any Registrable Securities proposed to be sold by a particular Holder in a registration pursuant to Section 1.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by that particular Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

      2. ASSIGNMENT AND AMENDMENT.

            2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned; provided, however that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

            2.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders (and/or any of their permitted successors or assigns) holding a majority of all Registrable Securities Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

      3. GENERAL PROVISIONS.

            3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

            All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

                  (a) if to a Holder, at such Holder's last address on file with the Company.

                  (b) if to the Company, marked "Attention: President", at 450 Park Avenue, Suite 1001, New York, New York 10022; Facsimile: (212) 644-6262.

            3.2 Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

            3.3 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the Second Department of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

            3.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this

Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

            3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            3.6 Successors And Assigns. Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

            3.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

            3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

            3.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            3.10 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

RAND ACQUISITION CORPORATION

Name:
       ----------------------------------

By:
       ----------------------------------

Title:
       ----------------------------------



---------------------------                          ---------------------------
SCOTT BRAVENER                                       ROBERT PIERSON



---------------------------                          ---------------------------
JAMES SIDDALL                                        FRANK BRAVENER



---------------------------                          ---------------------------
MARK ROHN                                            DAVE SCRUTON



---------------------------                          ---------------------------
JEFFREY BOTHAM                                       JOHN CARLSON



---------------------------
ANTHONY WALKER

                                                                         ANNEX K

                              REDEMPTION AGREEMENT

                             Dated September 2, 2005

                                     Between

                      GRAND RIVER NAVIGATION COMPANY, INC.

                                       and

                           GRAND RIVER HOLDINGS, INC.

                                TABLE OF CONTENTS

                                                                            Page

REDEMPTION AGREEMENT...........................................................1

ARTICLE I. CLOSING; SALE AND PURCHASE..........................................1

1.1      The Closing...........................................................1
1.2      Sale and Purchase of the Purchase Shares..............................1
1.3      Delivery of Purchase Price and Stock Certificates.....................1
1.4      Actions Simultaneous..................................................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER...........................2

2.1      Authority; Execution and Delivery; Enforceability.....................2
2.2      Non-Contravention.....................................................2
2.3      Title to Purchase Shares..............................................3
2.4      Consents and Approvals................................................3
2.5      Litigation and Claims.................................................3
2.6      No Finder.............................................................3
2.7      No Other Representations and/or Warranties............................3

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................3

3.1      Organization; Good Standing...........................................3
3.2      Authority; Execution and Delivery; Enforceability.....................4
3.3      Non-Contravention.....................................................4
3.4      Consents and Approvals................................................4
3.5      Litigation and Claims.................................................4
3.6      No Finder.............................................................4

ARTICLE IV. ACTION PRIOR TO THE CLOSING DATE...................................4

4.1      No Breach of Representations and Warranties;
         Notification of Certain Matters.......................................5
4.2      Standstill............................................................5
4.3      Notice of Litigation..................................................5
4.4      Fulfillment of Conditions to Purchaser's Obligations..................5
4.5      Fulfillment of Conditions to Seller's Obligations.....................5
4.6      Publicity.............................................................5

ARTICLE V. OTHER AGREEMENTS OF THE PARTIES.....................................6

5.1      Cooperation in Litigation.............................................6
5.2      Confidentiality.......................................................6
5.3      Further Assurances....................................................6
5.4      Indemnification.......................................................6
5.5      Company Actions.......................................................6

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER...................7

6.1      Representations and Warranties........................................7
6.2      Performance...........................................................7

6.3      Certificates..........................................................7
6.4      No Injunction.........................................................7
6.5      Third Party Consents..................................................7
6.6      Concurrent Transactions...............................................7
6.7      Legal Opinion.........................................................8
6.8      Releases..............................................................8
6.9      Option Agreement......................................................8
6.10     Shareholder Agreement Termination.....................................8
6.11     Resignations..........................................................8
6.12     Name Change...........................................................8
6.13     Charter Party Agreement...............................................8
6.14     Contracts of Affreightment............................................8
6.15     Liens.................................................................8
6.16     Set Off Rights Agreement..............................................8

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....................8

7.1      Representations and Warranties........................................9
7.2      Performance...........................................................9
7.3      Certificates..........................................................9
7.4      No Injunction.........................................................9
7.5      Concurrent Transactions...............................................9
7.6      Lower Lakes Consent...................................................9
7.7      Charter Party Agreement...............................................9
7.8      Contracts of Affreightment............................................9
7.9      Liens.................................................................9

ARTICLE VIII. INDEMNIFICATION..................................................9

8.1      Survival..............................................................9
8.2      Indemnification by Seller.............................................9
8.3      Indemnification by Purchaser.........................................10
8.4      Limitations on Indemnification.......................................10
8.5      Interest.............................................................10
8.6      Notice of Claims.....................................................10
8.7      Third Party Claims...................................................11
8.8      Tax Treatment of Indemnity Payments..................................12

ARTICLE IX. TERMINATION.......................................................12

9.1      Termination..........................................................12
9.2      Effects of Termination...............................................12

ARTICLE X. MISCELLANEOUS......................................................12

10.1     Expenses of the Transaction..........................................12
10.2     Notices..............................................................12
10.3     No Modification Except in Writing....................................13
10.4     Entire Agreement.....................................................13
10.5     Severability.........................................................14
10.6     Assignment...........................................................14
10.7     Governing Law; Jurisdiction..........................................14
10.8     Specific Performance.................................................14
10.9     Headings; References.................................................15

10.10    Interpretation.......................................................15
10.11    Third Parties........................................................15
10.12    Counterparts and Facsimile Signatures................................15
10.13    Time of the Essence..................................................15
10.14    Currency.............................................................15

                                   APPENDICES

APPENDIX A. DEFINITIONS

APPENDIX B. SELLER DISCLOSURE SCHEDULE

APPENDIX C. PURCHASER DISCLOSURE SCHEDULE

                                    EXHIBITS

RELEASE                                                               EXHIBIT 1

ESCROW AGREEMENT                                                      EXHIBIT 2

OPINION OF COUNSEL TO SELLER                                          EXHIBIT 3

IRREVOCABLE LETTER OF DIRECTION                                       EXHIBIT 4

OPTION AGREEMENT                                                      EXHIBIT 5

SHAREHOLDER AGREEMENT TERMINATION                                     EXHIBIT 6

RESIGNATION                                                           EXHIBIT 7

BAREBOAT CHARTER                                                      EXHIBIT 8

CONTRACTS OF AFFREIGHTMENT                                     EXHIBIT 9A and 9B

SET OFF RIGHTS AGREEMENT                                              EXHIBIT 10

                              REDEMPTION AGREEMENT

      REDEMPTION AGREEMENT ("Agreement"), dated September 2, 2005, between Grand River Navigation Company, Inc., a Delaware corporation ("Purchaser" or the "Company") and Grand River Holdings, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

      WHEREAS, Seller is the owner of 30 shares of common stock (the "Purchase Shares") of the Company, representing 75% of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, Purchaser desires to purchase and acquire from Seller, and Seller desires to sell and transfer to Purchaser, the Purchase Shares on the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, terms used in this Agreement and not otherwise defined in this Agreement are defined in Appendix A hereto.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                           CLOSING; SALE AND PURCHASE

      1.1 The Closing. The closing (the "Closing") of the transactions contained in this Article I shall take place at 10:00 A.M., Eastern Time, on the second Business Day after all of the conditions contained in Articles VII and VIII have been satisfied or waived (other than those conditions which will be satisfied at the Closing Time), or at such other time or such other date as Purchaser and Seller may agree, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York (hereinafter, such date is referred to as the "Closing Date" and such time on the Closing Date is referred to as the "Closing Time").

      1.2 Sale and Purchase of the Purchase Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, Seller agrees to sell, convey, transfer and assign the Purchase Shares to Purchaser free and clear of all Liens, and deliver to Purchaser certificates representing the Purchase Shares, duly endorsed in blank or accompanied by stock or other appropriate powers in blank with all appropriate transfer stamps affixed thereto (the "Stock Certificates and Stock Power"), or, in lieu of the Stock Certificates and Stock Power, the Irrevocable Letter of Direction (as hereinafter defined), and Purchaser agrees to purchase the Purchase Shares from Seller for cash in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Purchase Price").

      1.3 Delivery of Purchase Price and Stock Certificates. Upon the execution and delivery of this Agreement by all of the parties hereto, the Stock Certificates and Stock Power, or the Irrevocable Letter of Direction delivered in lieu thereof, shall be delivered by Seller to the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. At the Closing, (i) the Purchase Price shall be paid by Purchaser to Seller by wire transfer of immediately available funds to an account designated by Seller in writing and (ii) the Stock Certificates and Stock Power, or Irrevocable Letter of Direction delivered in lieu thereof, shall be delivered by the Escrow Agent to Purchaser in accordance with the terms of the Escrow Agreement.

      1.4 Actions Simultaneous. For purposes of agreement of the parties hereto, all actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as follows:

      2.1 Authority; Execution and Delivery; Enforceability. Seller has the full corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been duly executed and delivered by Seller and each constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      2.2 Non-Contravention. Except as noted in the Seller Disclosure Schedule, the execution and delivery of this Agreement and the Escrow Agreement by Seller does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof, will not (or would not with the giving of notice or the passage of time):

      (a) constitute a default under or a violation or breach (with or without notice) of, result in the acceleration of any obligation under, any provision of any material contract or other instrument to which Seller is a party or result in the termination or revocation of any authorization held by Seller necessary to the ownership of the Purchase Shares;

      (b) violate any Order or any Law affecting Seller;

      (c) violate or contravene the terms or provisions of the articles or certificate of incorporation or by-laws of Seller;

      (d) result in the creation of any Lien on the Purchase Shares; or

      (e) allow any other Person to exercise any rights under any of its governing documents, shareholders agreements, bylaws or resolutions of its board of directors or shareholders.

      2.3 Title to Purchase Shares. Seller has good and valid title to each of the Purchase Shares, which, other than as set forth in the Seller Disclosure Schedule, are free and clear of all Liens. Upon completion of the transactions contemplated by this Agreement, Purchaser will have legal and beneficial, good and valid title to each of the Purchase Shares, free and clear of all Liens. Other than as set forth in the Seller Disclosure Schedule, Seller is not currently bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the date hereof to, any Person other than Purchaser with respect to the acquisition of any of the Purchase Shares.

      2.4 Consents and Approvals. Except as set forth in the Seller Disclosure Schedule, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, and no consent, approval, waiver or other similar authorization of any other Person (including, without limitation, any Person who is a party to a Contract binding on or affecting the Company), is required to be obtained by or on behalf of the Seller as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

      2.5 Litigation and Claims. There is no Action pending or, to the knowledge of Seller, threatened, against or affecting Seller that could reasonably be expected to affect (i) Seller's ability to consummate the transactions contemplated hereby or by the Escrow Agreement or (ii) Purchaser's title to the Purchase Shares acquired from Seller.

      2.6 No Finder. Except as set forth in the Seller Disclosure Schedule, neither Seller nor any party acting on Seller's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than counsel) for or on account of the transactions contemplated hereby.

      2.7 No Other Representations and/or Warranties. Except as set forth in this Article II, Seller does not make any representation and/or warranty with respect to the Purchase Shares and Seller hereby disclaims any and all representations and/or warranties of any nature with respect to the Company or the operation of its business.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represent and warrant to Seller as follows:

      3.1 Organization; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

      3.2 Authority; Execution and Delivery; Enforceability. Purchaser has the full corporate power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly executed and delivered by Purchaser, and each constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      3.3 Non-Contravention. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby and by the Escrow Agreement and compliance with the terms hereof and thereof, will not (or would not with the giving of notice or the passage of time):

      (a) constitute a violation or breach of the articles or certificate of incorporation of Purchaser;

      (b) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any material contract or other instrument to which Purchaser is a party or by which any of the assets of Purchaser is bound; or

      (c) violate any Order or any Law affecting Purchaser, or its assets, including, without limitation, Section 27 of the Merchant Marine Act, 1920 (46 App. USC ss.883), commonly known as the Jones Act.

      3.4 Consents and Approvals. Except as set forth in the Purchaser Disclosure Schedule, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained by or on behalf of Purchaser in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

      3.5 Litigation and Claims. There is no Action pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser with respect to the propriety or validity of the transactions contemplated hereby.

      3.6 No Finder. Neither Purchaser nor any party acting on Purchaser's behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

                                  ARTICLE IV.

                        ACTION PRIOR TO THE CLOSING DATE

      From and after the execution of this Agreement until the Closing Time (or earlier termination of this Agreement in accordance with Section 9.1):

      4.1 No Breach of Representations and Warranties; Notification of Certain Matters. The Seller on the one hand, and Purchaser on the other hand, will, in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event or condition which would result in the inability of any condition contained in Articles VI or VII to be satisfied or would otherwise prevent it from consummating the transactions contemplated hereby, give detailed written notice thereof to the other party and shall use reasonable best efforts to prevent or promptly to remedy such event, condition or breach. None of the disclosures pursuant to this Section 4.1 will be deemed to qualify, modify, or amend or supplement the representations, warranties or covenants of any party.

      4.2 Standstill. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Seller hereby agrees: (i) to immediately cease any existing discussions or negotiations with any Person conducted heretofore, directly or indirectly, with respect to any Business Combination involving or with respect to the Company; (ii) not to directly or indirectly solicit, initiate, encourage or facilitate the submission of proposals or offers from any Person relating to any Business Combination involving or with respect to the Company; or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish any information to any Person in connection with, any proposed or actual Business Combination by any Person. Seller shall immediately notify the Purchaser regarding any contact with any other Person regarding any proposed Business Combination involving or with respect to the Company.

      4.3 Notice of Litigation. Promptly after obtaining knowledge of the commencement of or the threatened occurrence of any Action against or with respect to the Company or the Purchase Shares, Seller shall give detailed written notice thereof to Purchaser.

      4.4 Fulfillment of Conditions to Purchaser's Obligations. Seller shall use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill the conditions contained in Article VI which are within the Seller's control; provided, however, that the cost and expense to Seller of such efforts shall be reasonable, as determined by Seller in its reasonable discretion.

      4.5 Fulfillment of Conditions to Seller's Obligations. Purchaser agrees to use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill the conditions contained in Article VII.

      4.6 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States or foreign securities exchange.

                                   ARTICLE V.

                         OTHER AGREEMENTS OF THE PARTIES

      5.1 Cooperation in Litigation. Prior to the first anniversary of the Closing Date, Seller shall provide to Purchaser (at Purchaser's sole reasonable cost and expense) such cooperation as may reasonably be requested in connection with the defense of any litigation relating to the Purchase Shares whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date, provided, that such cooperation is limited to matters of which Seller has knowledge.

      5.2 Confidentiality. Seller agrees that subject to any requirement of Law, Seller will keep all Confidential Information confidential. Seller will not, without the prior written consent of the Company, disclose any Confidential Information to any Person other than such disclosure that may be required to senior management of the Company or to the Company's or Seller's accountants or attorneys. Seller agrees that Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section 5.2. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 5.2 by Seller but shall be in addition to all other remedies available at Law or equity. It is further understood and agreed that failure or delay by Purchaser in exercising any right, power or privilege under this Section 5.2 shall not operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this Agreement. Seller hereby waives any requirement that Purchaser post a bond in connection with any claim for equitable relief.

      5.3 Further Assurances. From and after the Closing Date, each party shall from time to time make, execute and deliver, or cause to be made, executed and delivered, for no additional consideration but at the cost and expense of the requesting party such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as the other party or its counsel may reasonably request for the effectual consummation and confirmation of this Agreement and the transactions contemplated hereby.

      5.4 Indemnification. Purchaser agrees (a) except as required by applicable Law, not to change, for three years after the Closing Time, the provisions of its certificate of incorporation and bylaws relating to indemnification of each present or former director of the Company in a manner that adversely affects the rights of such director to indemnification thereunder, and (b) to perform its obligations thereunder, or exercise any discretionary authority thereunder, to the fullest extent permitted by Law to provide such director with all rights to indemnification available thereunder. Notwithstanding the foregoing, nothing herein shall constitute a waiver of, or otherwise operation to adversely affect, the existing rights of any director of the Company under the certificate of incorporation or bylaws of the Company in effect on the date hereof.

      5.5 Company Actions. Seller agrees that, notwithstanding anything to the contrary contained in any shareholder or similar agreement applicable to the Company or ownership of Company capital stock, only Mark Rohn, in his capacity as an officer of the Company not affiliated with Seller, shall have the power to act for the Company in connection with any and all matters under this Agreement.

                                  ARTICLE VI.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

      The obligation of Purchaser to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser, in its sole discretion. Notwithstanding the foregoing, Seller acknowledges that Purchaser has agreed with Rand that Rand has the sole and exclusive right to waive any or all of the conditions specified in this Article VI on behalf of the Purchaser other than the conditions specified in Sections 6.4 and 6.6 hereof (which shall not be waivable by Purchaser or Rand), and Seller agrees that (i) any waiver in writing by Rand of any such condition shall be deemed to be a waiver by Purchaser for purposes of this Agreement and (ii) a purported waiver by Purchaser without the written consent of Rand shall be without force and effect.

      6.1 Representations and Warranties. The representations and warranties contained in Article II that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the Closing Date as though each such representation or warranty were made on and as of the Closing Date, except to the extent such representations or warranties expressly relate to a specified date (in which case such representation and warranties qualified as to materiality shall be true and correct, and those not qualified shall be true and correct in all material respects, on and as of such specified date).

      6.2 Performance. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to or at the Closing Time.

      6.3 Certificates. Purchaser shall have received (a) a certificate of an executive officer of Seller certifying to the fulfillment on the part of Seller of the conditions specified in Sections 6.1 and 6.2; (b) a certificate of the Secretary or Assistant Secretary of Seller dated the Closing Date, setting forth the resolutions of the Board of Directors of Seller adopting and approving this Agreement and all other documents contemplated hereby and authorizing the transactions hereby contemplated; and (c) such other evidence with respect to the fulfillment of said conditions as Purchaser may reasonably request.

      6.4 No Injunction. There shall not be pending, threatened or in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby.

      6.5 Third Party Consents. The Seller shall have obtained all written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by Seller in order to consummate the transactions contemplated hereby, including those identified on the Seller Disclosure Schedule in respect of Section 3.6, all in form and substance reasonably satisfactory to Purchaser.

      6.6 Concurrent Transactions. The transactions contemplated by the Lower Lakes Stock Purchase Agreement to be consummated at the "Closing" thereunder shall have been consummated and the shares of Common Stock of Purchaser owned by Lower Lakes Towing, Ltd. shall have been transferred to and held by Rand or a wholly US subsidiary of Rand.

      6.7 Legal Opinion. Purchaser shall have received a signed opinion from Seller's legal counsel, dated as of the Closing Date and addressed to Purchaser, substantially in the form attached hereto as Exhibit 3.

      6.8 Releases. Seller shall have executed and delivered to Purchaser a release in the form of Exhibit 1.

      6.9 Option Agreement. The agreement attached hereto as Exhibit 5 shall have been executed and delivered by Sand Products Corporation ("Sand").

      6.10 Shareholder Agreement Termination. The agreement attached as Exhibit 6 shall have been executed and delivered by Seller.

      6.11 Resignations. A resignation and release in the form of Exhibit 7 shall have been executed and delivered by each Seller nominated member of the board of directors of the Company.

      6.12 Name Change. Seller shall concurrently with the Closing change its name to a name which does not include the words "Grand River" or any component thereof.

      6.13 Charter Party Agreement. Lake Service Shipping Company ("Lake Service") shall have executed and delivered the Charter Party Agreement in the form of Exhibit 8 hereto (the "Bareboat Charter").

      6.14 Contracts of Affreightment. Sand shall have executed and delivered the Contracts of Affreightment (the "Contracts of Affreightment") in the form of Exhibits 9A and 9B hereto.

      6.15 Liens. General Electric Capital Corporation shall have released its Lien on the Purchase Shares.

      6.16 Set Off Rights Agreement. The Set Off Rights Agreement attached hereto as Exhibit 10 (the "Set Off Rights Agreement") shall have been executed and delivered by Lake Service.

                                  ARTICLE VII.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

      The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Seller. Seller agrees that the conditions specified in Sections 7.1, 7.2 and 7.5 shall be deemed to be satisfied upon delivery to the Escrow Agent of the certificate specified in Section 7.3, and that the conditions specified in Sections 7.3, 7.6, 7.7 and 7.8 shall be deemed to be satisfied upon delivery of the documents specified therein to the Escrow Agent.

      7.1 Representations and Warranties. The representations and warranties contained in Article III shall be true and correct as of the Closing Time as though each such representation or warranty were made on and as of the Closing Time, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct on and as of such earlier date.

      7.2 Performance. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing Time.

      7.3 Certificates. Seller shall have received a certificate of an executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.5 and (b) a certificate of the Secretary of Purchaser, dated the Closing Date, setting forth the resolutions of the Boards of Directors of Purchaser approving this Agreement, and authorizing the transactions hereby contemplated.

      7.4 No Injunction. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby.

      7.5 Concurrent Transactions. The transactions referred to in the Lower Lakes Stock Purchase Agreement shall be completed immediately prior to the transactions under this Agreement.

      7.6 Lower Lakes Consent. Lower Lakes Towing Ltd. shall have consented to the transfer of the Purchase Shares hereunder.

      7.7 Charter Party Agreement. The Bareboat Charter shall have been executed and delivered by Purchaser and Lower Lakes Towing Ltd.

      7.8 Contracts of Affreightment. The Contracts of Affreightment shall have been executed and delivered by Lower Lakes Towing, Ltd., and Lower Lakes Transportation Company, Inc.

      7.9 Liens. General Electric Capital Corporation shall have released its Lien on the Purchase Shares.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

      8.1 Survival. All representations and warranties made herein (or in the certificates to be delivered pursuant to Sections 6.3 or 7.3 hereof) by the parties to this Agreement and their respective obligations, covenants and agreements to be performed pursuant to the terms hereof, shall survive the Closing Time.

      8.2 Indemnification by Seller. Seller shall indemnify and hold harmless any Purchaser Group Member from and against and shall pay to the relevant Purchaser Group Member the amount of any and all Damages incurred by such Purchaser Group Member arising directly or indirectly from or in connection with:

      (a) any failure by Seller to perform any of the covenants or other obligations of Seller in this Agreement; and

      (b) any breach of any representation or warranty of Seller contained in this Agreement.

      8.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless each Seller Group Member from and against and shall pay to the relevant Seller Group Member the amount of any and all Damages incurred by such Seller Group Member arising directly or indirectly from or in connection with:

      (a) any failure by Purchaser to perform any of the covenants or other obligations of Purchaser in this Agreement; and

      (b) any breach of any representation or warranty of Purchaser contained in this Agreement.

      8.4 Limitations on Indemnification. Notwithstanding the other provisions of this Article VIII:

      (a) The Purchaser Group Members shall not be entitled to indemnification pursuant to this Article VIII in excess of the sum of $750,000 (the "Cap"). Any amounts payable to any Purchaser Group Member pursuant to this Article VIII shall be paid in accordance with the Set Off Rights Agreement, to the extent that such agreement remains in effect at the time of any indemnification claim under this Agreement.

      (b) The amount of any Damages for which indemnification is provided under this Article VIII shall be net of any insurance proceeds available under any insurance policies as then in effect to an Indemnitee hereunder (or any Affiliate thereof) in connection with the events or circumstances giving rise to the indemnification, but only to the extent that the Indemnitee (or any Affiliate) actually receives any such insurance proceeds (or any benefits thereof). The Indemnitee (or such Affiliate) will use commercially reasonable efforts to claim and recover under such insurance policies.

      (c) The parties acknowledge and agree that the indemnification provisions contained in Sections 8.2 and 8.3 shall be the sole and exclusive remedy for Damages arising out of or caused by the breach of any of the representations, warranties, covenants or agreements of the parties contained in this Agreement or in any certificate delivered in connection herewith and that the maximum amount of Damages to be paid by Seller hereunder cannot exceed the Cap.

      8.5 Interest. Any amount required to be paid pursuant to the indemnities set forth in this Article VIII shall bear interest at the Prime Rate accruing on a daily basis from the date on which a demand for payment is made until payment in full.

      8.6 Notice of Claims. Any Purchaser Group Member or Seller Group Member seeking indemnification hereunder (an "Indemnitee") shall give to the party or parties obligated to provide indemnification to such Indemnitee (an "Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

      8.7 Third Party Claims. In the case of any third party Action as to which indemnification is sought by an Indemnitee, the Indemnitor shall have 10 Business Days after receipt of a Claim Notice to notify the Indemnitee that it elects to conduct and control such Action. If the Indemnitor elects to conduct and control such Action, the Indemnitor shall agree promptly to reimburse the Indemnitee for the full amount of any Damages resulting from such Action, except fees and expenses of counsel for the Indemnitee incurred after the assumption of the conduct and control of such Action by the Indemnitor. If the Indemnitor does not give the foregoing notice, or if the Indemnitor gives such notice but fails to prosecute vigorously and diligently or settle such Action, the Indemnitee shall have the right, at the sole expense of the Indemnitor, to defend, conduct, control and settle such Action, and the Indemnitor shall cooperate with the Indemnitee in connection therewith, provided, that (x) the Indemnitee shall permit the Indemnitor to participate in such conduct or settlement through counsel chosen by the Indemnitor, but the fees and expenses of such counsel shall be borne by the Indemnitor, and (y) the Indemnitee may not compromise or settle such Action without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed), unless (i) the sole relief provided is monetary Damages, and (ii) such settlement includes an unconditional release in favor of the Indemnitor by the third-party claimant from all liability with respect to such claim (other than liability for payment of any amounts in connection with such settlement). If the Indemnitor gives the foregoing notice, subject to the first and second sentences of this Section 8.7, the Indemnitor shall have the right, at the sole expense of the Indemnitor, to defend, conduct, control and settle such Action by all appropriate proceedings (which proceedings will be vigorously and diligently prosecuted by the Indemnitor to a final conclusion or settlement), with counsel reasonably acceptable to the Indemnitee, and the Indemnitee shall cooperate with the Indemnitor in connection therewith, provided, that (x) the Indemnitor shall permit the Indemnitee to participate in such conduct or settlement through counsel chosen by the Indemnitee, but the fees and expenses of such counsel shall be borne by the Indemnitee, and (y) the Indemnitor may not compromise or settle any such Action without the consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law by the Indemnitee or any violation by the Indemnitee of the rights of any Person, (ii) the sole relief provided is money Damages that are paid in full by the Indemnitor, (iii) the Indemnitee shall have no liability with respect to any compromise or settlement and (iv) such settlement includes an unconditional release in favor of the Indemnitee by the third-party claimant from all liability with respect to such claim. In the case of any third party Action as to which indemnification is sought by the Indemnitee which involves a claim for Damages other than solely for money Damages which could have a continuing effect on the business of the Indemnitee, the Indemnitee and the Indemnitor shall jointly control the conduct of such Action. The parties hereto shall use their reasonable best efforts to minimize any Damages from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability under this Article VIII.

      8.8 Tax Treatment of Indemnity Payments. It is the intention of the parties to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all federal, provincial, state, local and foreign Tax purposes, and the parties agree to file their Tax returns accordingly.

                                   ARTICLE IX.

                                   TERMINATION

      9.1 Termination. This Agreement shall be terminated at any time prior to the Closing Date:

      (a)   By mutual consent of Purchaser and Seller; or

      (b)   If the Lower Lakes Stock Purchase Agreement is terminated.

      9.2 Effects of Termination. In the event of a termination of this Agreement pursuant to this Article IX (i) all further obligations of the parties under this Agreement shall terminate, (ii) no party shall have any right under or in connection with this Agreement or the transactions contemplated hereby against any other party, and (iii) each party shall bear its own costs and expense; provided, however, that the termination of this Agreement under this
Article IX shall not relieve any party of liability for any material breach of this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

                                   ARTICLE X.

                                  MISCELLANEOUS

      10.1 Expenses of the Transaction. Each of the parties hereto agrees to pay such party's own fees and expenses in connection with this Agreement and the transactions contemplated hereby including, without limitation, legal and accounting fees and expenses.

      10.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by facsimile transmission (provided, that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

If to Purchaser to:

                  Grand River Navigation Company, Inc.
                  515 Moore Road, Suite 2
                  Avon Lake, Ohio 44012
                  Attention: Mark Rohn
                  Fax: (440) 930-2099

with a copy to:

                  Ray, Robinson, Carle & Davies P.L.L.
                  1717 E. 9th St., Suite 1650
                  Cleveland, Ohio 44114
                  Attention: Thomas M. Wynne, Esq.
                  Fax: (216) 861-4568

If to Seller to:

                  Grand River Holdings Inc.
                  63 Kerchival Street
                  Suite 200
                  Grosse Pointe Farms, Michigan  48236
                  Attention: Thomas Burton
                  Fax: (313) 885-7263

with a copy to:

                  Ulmer & Berne LLP
                  1300 East Ninth Street, Suite 900
                  Cleveland, Ohio 44114
                  Attention: Douglas K. Sesnowitz, Esq.
                  Fax: (216) 931-6145

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

      10.3 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      10.4 Entire Agreement. This Agreement, together with the Appendices and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them with respect to such subject matter.

      10.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      10.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Seller shall not be permitted to assign their respective rights, or delegate their respective duties, under this Agreement without the prior written consent of Purchaser. Rand and Purchaser shall not be permitted to assign their respective rights, or delegate their respective duties, under this Agreement.

      10.7 Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      (b) Each party to this Agreement irrevocably agrees that any Action concerning or arising out of the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) governed by another jurisdiction shall be commenced exclusively in (i) the courts of the State of New York located in New York County and (ii) the United States District Court for the Southern District of New York.

      (c) Each party and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      10.8 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by Purchaser, on the one hand, or Seller, on the other hand, in accordance with their specific terms or were otherwise breached by such parties, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the non-breaching party will be entitled to specific performance of the terms hereof. The parties waive any requirement for the posting of a bond in connection with any Action seeking specific performance; provided, however, that nothing herein will affect the right of any of the parties to seek recovery against any party hereto, at Law, in equity or otherwise, with respect to any covenants, agreements or obligations to be performed by such party or parties after the Closing Date.

      10.9 Headings; References. The headings appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. Any reference in this Agreement (including in any Exhibit, Appendix or Schedule hereto) to a "Section," "Article," or "Exhibit" shall mean a Section, Article or Exhibit of or to this Agreement unless expressly stated otherwise.

      10.10 Interpretation. In this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, and
(b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also its predecessors and permitted successors and assigns.

      10.11 Third Parties . The provisions of this Agreement are solely for the benefit of the parties hereto and shall not inure to the benefit of any third party other than (i) Rand , which shall be a third party beneficiary of each and every right of Purchaser hereunder prior to and at the Closing and (ii) the sellers under the Lower Lakes Stock Purchase Agreement, which shall be third party beneficiaries of each and every right of Purchaser hereunder from and after the Closing.

      10.12 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. The parties hereto agree that this Agreement or document, certificate or instrument ancillary thereto may be executed by facsimile transmission and that the reproduction of signatures by facsimile or similar device shall be treated as binding as if originals, and each party agrees and undertakes to provide the other parties with a copy of such Agreement, document, certificate or instrument bearing original signatures forthwith upon demand by the other parties.

      10.13 Time of the Essence. Time shall be of the essence of this Agreement.

      10.14 Currency. All dollar amounts set forth in this Agreement shall be in lawful currency of the United States.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first above written.

                                            GRAND RIVER NAVIGATION COMPANY, INC.

                                            By: /s/ Mark Rohn
                                                -----------------------------
                                                Name:  Mark Rohn
                                                Title: President


                                            GRAND RIVER HOLDINGS INC.

                                            By: /s/ Gregory A. Canestraight
                                                -----------------------------
                                                Name:  Gregory A. Canestraight
                                                Title: President

                                   APPENDIX A

                                   DEFINITIONS

      Definitions. The following terms when used in the Agreement shall have the respective meanings ascribed to them below:

      "Action" shall mean any action, suit, claim, litigation, proceeding, arbitration, audit, investigation or hearing (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, any Governmental Authority.

      "Affiliate" shall mean, with respect to a specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning ascribed to such term in the Preamble hereto and includes this Appendix A, the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and the Exhibits hereto.

      "Business Combination" shall mean, with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other ownership interests of such Person, or any sale, dividend or other disposition of all or substantially all of its assets and properties of such Person.

      "Business Day" shall mean a day (other than a Saturday or Sunday), on which commercial banks are open for business in New York, New York.

      "Claim Notice" has the meaning ascribed to such term in Section 8.6.

      "Closing" has the meaning ascribed to such term in Section 1.1.

      "Closing Date" has the meaning ascribed to such term in Section 1.1.

      "Closing Time" has the meaning ascribed to such term in Section 1.1.

      "Company" has the meaning ascribed to such term in the Recitals hereto.

      "Confidential Information" shall mean trade secrets, confidential or proprietary information, knowledge, or know-how pertaining primarily to the business of the Company, or any confidential or proprietary information concerning any supplier or customer of the Company.

      "Damages" shall mean actual losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, Taxes and reasonable expenses and costs, including reasonable attorneys' and auditors' fees (and any reasonable experts' fees) and court costs, whether or not involving a third party claim but shall not include consequential, incidental or punitive damages or damages for diminution is value or lost profits, other than to the extent included in a judgment in favor of, and paid to, third parties.

      "Escrow Agent" shall mean Ulmer & Berne LLP.

      "Escrow Agreement" shall mean that certain Escrow Agreement, dated as of even date herewith, by and among Seller, Purchaser and Escrow Agent, in the form attached hereto as Exhibit 2.

      "Exchange Act" means the U.S Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued under that Act or any successor law.

      "Governmental Authority" shall mean any (i) federal, state, local, provincial, territorial, municipal, foreign, or other government, (ii) governmental or quasi-governmental authority of any nature or (iii) other body exercising any statutory, administrative, judicial, arbitrative, legislative, police, regulatory, or taxing authority or power.

      "Indemnitee" has the meaning ascribed to such term in Section 8.6.

      "Indemnitor" has the meaning ascribed to such term in Section 8.6.

      "Irrevocable Letter of Direction" means that certain letter of direction executed by Seller concurrently herewith in the form attached hereto as Exhibit 4.

      "Law" shall mean any constitution, law, treaty, compact, directive, ordinance, principal of common law, permit, authorization, variance, regulation, rule, or statute in each case having the force of law.

      "Liens" shall mean all mortgages, charges, pledges, liens, security interests, conditional sale agreements, encumbrances or similar restrictions.

      "Lower Lakes Stock Purchase Agreement" means the stock purchase agreement of even date herewith among Rand, LL Acquisition Corp. and the stockholders of Lower Lakes Towing Ltd.

      "Order" shall mean any award, decision, injunction, decree, stipulation, determination, writ, judgment, order, ruling, or verdict ordered, issued, made or rendered by any court, administrative agency or other Governmental Authority.

      "Person" shall mean any individual, firm, unincorporated organization, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity as well as any syndicate or group that would be deemed to be a person under Section 13(a)(3) of the Exchange Act.

      "Prime Rate" means the prime rate of interest from time to time announced publicly by Citibank, N.A. as its prime rate.

      "Purchase Price" has the meaning ascribed to such term in Section 1.2.

      "Purchase Shares" has the meaning ascribed to such term in the Recitals hereto.

      "Purchaser" has the meaning ascribed to such term in the Preamble hereto.

      "Purchaser Disclosure Schedule" means that certain schedule attached hereto as Appendix C qualifying the representations and warranties contained in
Article III on a clause-by-clause basis in an appropriately cross-referenced manner.

      "Purchaser Group Member" shall mean each of Purchaser, Rand and their Affiliates (including, the Company as constituted after the Closing) and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

      "Rand" shall mean Rand Acquisition Corporation, a Delaware corporation.

      "Representatives" means the Company and its directors, officers, Affiliates, employees, attorneys, accountants, representatives, consultants and other agents.

      "Seller Group Member" means Seller and its Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

      "Seller" has the meaning ascribed to such term in the Preamble hereto.

      "Seller Disclosure Schedule" means that certain schedule attached hereto as Appendix B qualifying the representations and warranties contained in Article II on a clause-by-clause basis in an appropriately cross-referenced manner.

      "Tax Authority" shall mean any foreign or domestic government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or Tax regulatory authority.

      "Taxes" includes any taxes, duties, assessments, imposts and levies imposed by any Tax Authority and includes all interest, penalties, fines, additions to tax or other additional amounts imposed by any Tax Authority including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, property, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping and all employment insurance, health insurance and other government pension plan and other employer plan premiums, contributions or withholdings, excluding for greater certainty any Taxes imposed on the Company on the Closing Date resulting from actions taken on the Closing Date by the Purchaser (or the Company at the request of the Purchaser) after the Closing Time.

               V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V
================================================================================

PROXY

                          Rand Acquisition Corporation
                                 450 Park Avenue
                                   10th Floor
                            New York, New York 10022

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF RAND ACQUISITION CORPORATION

      The undersigned appoints Laurence S. Levy and Isaac Kier, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Rand Acquisition Corporation held of record by the undersigned on January 31, 2006, at the Special Meeting of Stockholders to be held on February 28, 2006, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE ACQUISITION PROPOSAL, THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2 & 3. THE RAND BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      RAND ACQUISITION CORPORATION MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE RAND BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

================================================================================

                                        Please mark votes as in this example |X|

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2 & 3. THE RAND BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. To adopt, and approve the transactions contemplated by, the Stock Purchase Agreement, dated as of September 2, 2005, among Rand, LL Acquisition Corp., an indirect wholly-owned subsidiary of Rand, and the stockholders of Lower Lakes Towing Ltd., as amended, and to adopt amendments to the certificate of incorporation of Rand designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws after completion of the acquisition.

      FOR                             AGAINST                      ABSTAIN

      |_|                               |_|                          |_|

      Only if you voted "AGAINST" Proposal Number 1 and you hold shares of Rand common stock issued in the Rand initial public offering, you may exercise your conversion rights and demand that Rand convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Rand common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and the tender of your stock certificate to Rand.

EXERCISE CONVERSION RIGHTS |_|

2. To adopt additional amendments to the certificate of incorporation of Rand to increase the number of shares of common stock which Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares and to change the name of Rand to Rand Logistics Inc.

      FOR                             AGAINST                      ABSTAIN

      |_|                               |_|                          |_|

3. To adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal or the amendment proposal.

      FOR                             AGAINST                      ABSTAIN

      |_|                               |_|                          |_|

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT. |_|

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _____________________ Signature ____________________ Date ____________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.

================================================================================